Filed Pursuant to Rule 424(b)(5)
Registration Statement Nos. 333-224598 and 333-224598-01

Prospectus

$1,600,000,000
Verizon Owner Trust 2018-A
 Issuing Entity or Trust
(CIK Number: 0001754377)
Verizon ABS LLC Depositor (CIK Number: 0001737286)	Cellco Partnership d/b/a Verizon Wireless Sponsor and Servicer (CIK Number: 0001175215)
Before you purchase any notes, be sure you understand the structure and the risks.  You should review carefully the risk factors beginning on page 31 of this prospectus.
The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the originators, the master trust, the servicer, the depositor, the parent support provider, the marketing agent or any of their respective affiliates.  The issuing entity will also issue certificates, which represent the equity interest in the issuing entity.  The certificates are not offered by this prospectus and will be retained by the depositor and by Verizon DPPA True-up Trust.

The trust will issue	Initial Note Balance	Interest Rate	Accrual Method	Final Maturity Date
Class A-1a notes	$1,226,000,000	3.23%	30/360	April 20, 2023
Class A-1b notes	$200,000,000	One-month LIBOR + 0.24%(1)	Actual/360	April 20, 2023
Class B notes	$98,000,000	3.38%	30/360	April 20, 2023
Class C notes	$76,000,000	3.55%	30/360	April 20, 2023
Total	$1,600,000,000

	Initial Public Offering Price	Underwriting Discounts and Commissions		Proceeds to Depositor(2)
Class A-1a notes	$1,225,980,874.40	0.250%		$1,222,915,874.40
Class A-1b notes	$200,000,000.00	0.250%		$199,500,000.00
Class B notes	$97,975,117.80	0.350%		$97,632,117.80
Class C notes	$75,986,228.80	0.450%		$75,644,228.80
Total	$1,599,942,221.00			$1,595,692,221.00
__________________
(1)              If the sum of one-month LIBOR and the applicable spread set forth above is less than 0.00% for any interest accrual period, then the interest rate for the Class A-1b notes for that interest accrual period will be deemed to be 0.00%.  See “Description of the Notes—Payments of Interest.”
(2)          Before deducting expenses estimated to be $2,275,000.
•	The notes will be backed by a revolving pool of device payment plan agreements originated by Cellco Partnership d/b/a Verizon Wireless and certain other affiliates of Verizon Communications Inc.
•	The trust will pay interest on the notes on the 20th day of each month (or if not a business day, the next business day). The first payment date will be December 20, 2018.
•
No principal will be paid on the notes before the amortization period begins.  The notes will be subject to optional redemption with a make-whole payment on any payment date on and after the payment date in November 2019.  See “Description of the Notes—Optional Redemption.”  Make-whole payments may also be paid on the notes after the notes have been paid in full following the occurrence of certain amortization events.  See “Description of the Notes—Make-Whole Payments.”

•
The credit and payment enhancement for the notes will consist of a negative carry account, a reserve account, an interest rate cap agreement, subordination of the Class B and Class C notes, overcollateralization and the yield supplement overcollateralization amount.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The trust is not registered or required to be registered as an “investment company” under the Investment Company Act of 1940, as amended, and in making this determination, the trust will be relying on the definition of “investment company” in Section 3(c)(5) of the Investment Company Act of 1940, as amended, although there may be additional exemptions or exclusions available to the trust.  The trust is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
The notes will be delivered in book-entry form through the facilities of The Depository Trust Company to purchasers on or about October 10, 2018, which is the “closing date.”

JOINT BOOKRUNNERS

BofA Merrill Lynch (sole structurer)	Barclays	Citigroup	TD Securities
Co-Managers
BNP Paribas	Mizuho Securities		MUFG

The date of this prospectus is October 2, 2018

TABLE OF CONTENTS
Important Notice About Information in this Prospectus	5
Reading this Prospectus	5
Forward-Looking Statements	6
Copies of the Documents	6
Note Legend	6
Notice to Residents of the United Kingdom	7
Notice to Residents of the European Economic Area	7
Transaction Structure Diagram	8
Transaction Credit and Payment Enhancement Diagram	9
Transaction Parties and Documents Diagram	10
Transaction Payments Diagram	11
Summary	12
Risk Factors	31
Transaction Parties	58
Trust	58
Capitalization of the Trust	59
Depositor	60
Owner Trustee	60
Indenture Trustee	61
Asset Representations Reviewer	65
General	65
Fees and Expenses	66
Resignation and Removal	66
Indemnity and Liability	66
The Cap Counterparty	67
Sponsor, Servicer, Custodian, Marketing Agent and Administrator	67
General	67
Sponsor	67
Servicer, Custodian, Marketing Agent and Administrator	68
U.S. Credit Risk Retention	69
The Parent Support Provider	70
The Originators	71
The Master Trust	72
Origination and Description of Device Payment Plan Agreement Receivables	72
Wireless Devices and Wireless Device Marketing and Sales	72
Wireless Device Payment Plan Agreements	73
Insurance on Wireless Devices	74
Underwriting Criteria	74
Upgrade Offers	76
Account Credits	76
Transfer of Service	77
Origination Characteristics	77
Servicing the Receivables and the Securitization Transaction	79
General	79
Servicing Duties	79
Collections and Other Servicing Procedures	80
Delinquency and Write-Off Experience	81
Servicing Fees	83
Servicer Modifications and Obligation to Acquire Receivables	83
Trust Bank Accounts	84
Deposit of Collections	84
Custodial Obligations of Cellco	85
Servicing Obligations of Cellco	85
Limitations on Liability	86
Amendments to Transfer and Servicing Agreement	86
Resignation and Termination of Servicer	87
Notice Obligations of Cellco	88
Receivables	88
Receivables and Other Trust Assets	88
Description of the Receivables	89
Criteria for Selecting the Receivables	90

Composition of the Initial Receivables	91
Additional Receivables	95
Pool Composition and Credit Enhancement Tests	96
Representations About the Receivables	97
Asset Representations Review	98
Delinquency Trigger	101
Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments	101
Dispute Resolution	103
Review of Receivables	104
Static Pool Information	106
Description of the Notes	106
Available Funds	106
Payments of Interest	108
Payments of Principal	109
Revolving Period	111
Amortization Period	111
Optional Acquisition of Receivables; Clean-up Redemption of the Notes	112
Optional Redemption of the Notes	112
Make-Whole Payments	113
Final Maturity Dates	114
Expected Final Maturity Dates	114
Priority of Payments	114
Post-Acceleration Priority of Payments	118
Events of Default	118
Notes Owned by Transaction Parties	121
List of Noteholders	121
Noteholder Communications	121
Satisfaction and Discharge of Indenture	122
Amendments to Indenture	122
Equity Interest; Issuance of Additional Securities	123
Book-Entry Registration	123
Definitive Securities	125
Computing the Outstanding Note Balance of the Notes	126
Credit and Payment Enhancement	126
Negative Carry Account	126
Reserve Account	127
Subordination	127
Overcollateralization	128
Yield Supplement Overcollateralization Amount	130
The Cap Agreement	130
Modifications and Amendment of the Cap Agreement	131
Defaults Under the Cap Agreement	131
Termination Date	132
Early Termination of the Cap Agreement	132
Credit Risk Retention	132
EU Risk Retention	135
EU Risk Retention and Due Diligence Requirements	135
EU Retention Holders	137
Undertaking of EU Retention Holders	137
Maturity And Prepayment Considerations	138
General	138
Weighted Average Life	138
Some Important Legal Considerations	146
Matters Relating to Bankruptcy	146
Security Interests in Receivables	151
Realization on the Receivables	151
Use of Proceeds	153
Transaction Fees and Expenses	153
Fees and Expenses for the Notes	153
Monthly Investor Reports	154
Annual Compliance Reports	156
Tax Consequences	156
Tax Characterization of the Trust	157

Tax Consequences to Owners of the Notes	157
Material State Tax Consequences	162
Certain Considerations for ERISA and Other Benefit Plans	162
General Investment Considerations for Fiduciaries Investing Plan Assets	162
Prohibited Transactions	163
Benefit Plans Not Subject to ERISA or the Code	164
Additional Considerations	164
Affiliations and Relationships and Related Transactions	165
Where You Can Find More Information About Your Notes	165
The Trust	165
The Depositor	165
Static Pool Data	166
Legal Proceedings	166
Underwriting	167
Legal Opinions	169
Available Information	169
Index of Defined Terms in this Prospectus	170
Schedule I: Cap Notional Amount Schedule	S‑I-1
Annex A: Static Pool Data—Vintage Pools	A‑1
Annex B: Static Pool Data—Prior Securitized Pools	B‑1

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

This prospectus has been prepared by Verizon ABS LLC, as depositor, and Cellco Partnership d/b/a Verizon Wireless, as sponsor. The U.S. Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” information filed with it by the trust or by the depositor on behalf of the trust, which means that we can disclose important information to you by referring you to those documents.  Verizon ABS LLC has met the registrant requirements of General Instruction I.A.1 of Form SF-3.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus.  We incorporate by reference any current reports on Form 8-K filed with the SEC by or on behalf of the trust pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before the termination of the offering of the notes.
In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus.  We and the underwriters have not authorized anyone to provide you with any other information.  If you receive any other information, you should not rely on it.
We and the underwriters are offering to sell the notes only in places where offers and sales are permitted.
You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of such information.
READING THIS PROSPECTUS
This prospectus begins with the following brief introductory sections:
•	Transaction Structure Diagram – illustrates the structure of this securitization transaction and the credit and payment enhancement available for the notes,
•
Transaction Credit and Payment Enhancement Diagram – illustrates the credit and payment enhancement available for the notes on the closing date and how credit and payment enhancement is used to absorb losses on the receivables,

•	Transaction Parties and Documents Diagram – illustrates the role of each transaction party and the obligations that are governed by each transaction document relating to the notes,
•	Transaction Payments Diagram – illustrates how available funds will be paid on each payment date,
•
Summary – describes the transaction parties, the main terms of the issuance of and payments on the notes, the assets of the trust, the cash flows in this securitization transaction and the credit and payment enhancement available for the notes, and

•	Risk Factors – describes the most significant risks of investing in the notes.
The other sections of this prospectus contain more detailed descriptions of the parties to this securitization transaction, the assets of the trust and the servicing of the assets, the notes and the structure of this securitization transaction.  Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus.  The Table of Contents contains references to key topics.  The information set forth in Schedule I, Annex A and Annex B is deemed to be a part of this prospectus.

An index of defined terms is at the end of this prospectus.
FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, contains both historical and forward-looking statements. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “intend,” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements.  These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated.  Factors that could materially affect these forward-looking statements can be found in this prospectus and our periodic reports filed with the SEC.
Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements.  The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise, except as and to the extent required by the federal securities laws.  In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.
COPIES OF THE DOCUMENTS
If you have received a copy of this prospectus, you may request a copy of any information that we have incorporated by reference in this prospectus, excluding any exhibit to that information unless the exhibit is specifically incorporated by reference in that information, at no cost by contacting Verizon ABS LLC at the following address or telephone number:
Verizon ABS LLC
One Verizon Way
Basking Ridge, New Jersey 07920
Telephone number: 212-395-1525
 Attention: Investor Relations
NOTE LEGEND
Each note will bear the following legend:
“EACH HOLDER OF THIS NOTE (OR OF AN INTEREST OR PARTICIPATION IN THIS NOTE) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A “SIMILAR LAW”), AND ANY FIDUCIARY ACTING ON BEHALF OF THE HOLDER, BY ACCEPTING THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE), IS DEEMED TO REPRESENT THAT ITS PURCHASE, HOLDING AND DISPOSITION OF THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE) DOES NOT AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE DUE TO THE APPLICABILITY OF A STATUTORY OR ADMINISTRATIVE EXEMPTION FROM THE PROHIBITED TRANSACTION RULES

(OR, IF THE HOLDER IS SUBJECT TO ANY SIMILAR LAW, THE PURCHASE, HOLDING OR DISPOSITION DOES NOT AND WILL NOT RESULT IN A NON-EXEMPT VIOLATION OF ANY SIMILAR LAW).”
NOTICE TO RESIDENTS OF THE UNITED KINGDOM
THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19(5) (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER “), OR TO PERSONS FALLING WITHIN ARTICLE 49(2) (A)-(D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, PARTNERSHIPS OR TRUSTEES) OF THE ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS “). NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO PERSONS IN THE UNITED KINGDOM WHO ARE NOT RELEVANT PERSONS AND THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON IN THE UNITED KINGDOM BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE NOTES, IS AVAILABLE IN THE UNITED KINGDOM ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN THE UNITED KINGDOM ONLY WITH RELEVANT PERSONS.  THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM WHO IS NOT A RELEVANT PERSON IS UNAUTHORIZED AND MAY CONTRAVENE THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”).
NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA
THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU, AS AMENDED (“MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE 2002/92/EC, AS AMENDED, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN DIRECTIVE 2003/71/EC (AS AMENDED) (THE “PROSPECTUS DIRECTIVE”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EUROPEAN ECONOMIC AREA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

TRANSACTION STRUCTURE DIAGRAM
The following diagram provides a simplified overview of the structure of this securitization transaction and the credit and payment enhancement available for the notes.  You should read this prospectus in its entirety for a more detailed description of this securitization transaction.

Cellco Partnership d/b/a Verizon Wireless and certain other affiliates of Verizon Communications Inc.
(originators)
and
Verizon DPPA Master Trust
(master trust)
certificates(1)
receivables
net proceeds
VERIZON ABS LLC
(depositor)
notes
net proceeds
Underwriters
$1,226,000,000 Class A-1a notes
$200,000,000 Class A-1b notes
$98,000,000 Class B notes
$76,000,000 Class C notes
certificates(1)
receivables
notes
Verizon Owner Trust 2018-A
(trust)
Bank Accounts
- Collection Account
- Reserve Account(2)
- Acquisition Account(3)
- Negative Carry Account(4)
Credit and Payment Enhancement
- Negative Carry Account(4)
- Reserve Account(2)
- Subordination(5)
- Overcollateralization(6)
- Yield Supplement Overcollateralization Amount(7)
- Interest Rate Cap Agreement(8)

(1)
The certificates will initially be held by the depositor and Verizon DPPA True-up Trust, as nominee of the originators and equityholder of Verizon DPPA Master Trust, another Delaware statutory trust similar to the trust, which is beneficially owned by the originators.  The certificates represent the right to all funds not needed to make required payments on the notes, pay fees, expenses and indemnities of the trust or make deposits into the reserve account, the acquisition account or the negative carry account.

(2)
On the closing date, the reserve account will be fully funded by the depositor with an amount equal to $17,877,097.75 (which is expected to be approximately 1% of the adjusted pool balance as of the initial cutoff date).  The “adjusted pool balance” is the pool balance reduced by the yield supplement overcollateralization amount.  The “pool balance” is the aggregate principal balance of the receivables, other than any temporarily excluded receivables.

(3)
The acquisition account will be funded by the depositor on the closing date to the extent, if necessary, to satisfy the overcollateralization target amount on the closing date. Amounts on deposit in the acquisition account may be used periodically by the trust during the revolving period to acquire additional receivables from the depositor who will acquire them from the originators or Verizon DPPA Master Trust.  It is expected that any funds deposited into the acquisition account on the closing date will be completely utilized on the first payment date.

(4)
If the depositor funds the acquisition account on the closing date, it will also make a corresponding deposit into the negative carry account in an amount equal to the required negative carry amount for the amount on deposit in the acquisition account, which will be calculated as set forth under “Summary—Credit and Payment Enhancement—Negative Carry Account.” Thereafter, the negative carry account will be funded by the trust from available funds on each payment date during the revolving period on which amounts are on deposit in the acquisition account, in an amount equal to the required negative carry amount as described under “Summary—Credit and Payment Enhancement—Negative Carry Account.”

(5)
All notes other than the Class C notes benefit from subordination of more junior classes to more senior classes.  The order of subordination varies depending on whether interest or principal is being paid and whether an event of default that results in acceleration has occurred.  For more details about subordination, you should read “Description of the Notes—Priority of Payments,” “—Post-Acceleration Priority of Payments” and “Credit and Payment Enhancement—Subordination.”

(6)
Overcollateralization is the amount by which, on any date of determination (x) the sum of (i) the adjusted pool balance as of the last day of the related collection period and (ii) the amount on deposit in the acquisition account after giving effect to the acquisition of receivables on that date exceeds (y) the aggregate note balance.  The initial amount of overcollateralization for the notes on the closing date (inclusive of any deposit into the acquisition account on the closing date) will be approximately 10.50% of the adjusted pool balance as of the initial cutoff date, and thereafter, the overcollateralization target amount will be calculated as described under “Summary—Credit and Payment Enhancement—Overcollateralization.”

(7)
The yield supplement overcollateralization amount is calculated as described under “Summary—Credit and Payment Enhancement—Yield Supplement Overcollateralization Amount.”  A portion of the yield supplement overcollateralization amount may be a source of funds to absorb losses on the receivables and to maintain overcollateralization.

(8)
The Class A-1b notes bear interest based on the one-month London Interbank Offered Rate (“LIBOR”) as described under “Description of the Notes—Payments of Interest.”  Although the initial receivables are non-interest bearing and the additional receivables may also be non-interest bearing, the receivables are discounted at a fixed rate, thereby creating basis risk between the receivables and the floating rate Class A-1b notes.  To mitigate this basis risk and the impact of fluctuations in one-month LIBOR, the trust will enter into an interest rate cap agreement on the terms described under “The Cap Agreement.”

TRANSACTION CREDIT AND PAYMENT ENHANCEMENT DIAGRAM
This diagram is a simplified overview of the credit and payment enhancement available for the notes on the closing date and how credit and payment enhancement is used to absorb losses on the receivables.  If losses on the receivables and other shortfalls in cash flows exceed the amount of available credit and payment enhancement, the amount available to make payments on the notes will be reduced to the extent of these losses.  The risk of loss will be borne first by the Class C notes, then the Class B notes, and finally, the Class A notes.  You should read this prospectus completely, including “Credit and Payment Enhancement,” for more details about the credit and payment enhancement available for the notes.  The percentages listed below assume that no deposit is made into the acquisition account on the closing date by the depositor.

________________________
(1)
The Class A notes consist of the Class A-1a and Class A-1b notes, which notes rank pari passu.  All notes other than the Class C notes benefit from subordination of more junior classes to more senior classes.  The order of the subordination varies depending on whether interest or principal is being paid and whether an event of default that results in acceleration has occurred.  For more details about subordination, you should read “Description of the Notes—Priority of Payments,” “—Post-Acceleration Priority of Payments” and “Credit and Payment Enhancement—Subordination.”

(2)
On the closing date, the reserve account will be fully funded by the depositor with an amount equal to $17,877,097.75 (which is expected to be approximately 1% of the adjusted pool balance as of the initial cutoff date).

(3)
Overcollateralization is the amount by which, on any date of determination (x) the sum of (i) the adjusted pool balance as of the last day of the related collection period and (ii) the amount on deposit in the acquisition account after giving effect to the acquisition of receivables on that date exceeds (y) the aggregate note balance. The initial amount of overcollateralization for the notes on the closing date (inclusive of any deposit into the acquisition account on the closing date) will be approximately 10.50% of the adjusted pool balance as of the initial cutoff date, and thereafter, the overcollateralization target amount will be calculated as described under “Summary—Credit and Payment Enhancement—Overcollateralization.”

(4)	Excess spread is the portion of the yield supplement overcollateralization amount that provides a source of funds to absorb losses on the receivables and to maintain overcollateralization.

TRANSACTION PARTIES AND DOCUMENTS DIAGRAM
The following diagram shows the role of each transaction party and the obligations that are governed by each transaction document relating to the notes.

TRANSACTION PAYMENTS DIAGRAM
This diagram shows how available funds will be paid on each payment date.  The priority of payments shown in this diagram will apply unless the notes are accelerated after an event of default under the indenture.  You should read this prospectus completely, including “Description of the Notes—Priority of Payments” and “—Post-Acceleration Priority of Payments,” for more details about the priority of payments for the notes.

Available Funds for the Payment Date
To the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer fees and expenses and indemnities due up to a maximum aggregate amount of $400,000 per year (so long as no Event of Default has occurred, other than an Event of Default set forth in the third bullet under "*Description of the Notes—Events of Default*" below)
To the Servicer, Servicing Fees and to any successor Servicer, a one-time successor servicing engagement fee equal to $150,000 payable on the first Payment Date after the successor Servicer assumes such role
Interest due on the Class A notes, distributed to each class of Class A notes pro rata based on the amount of interest due to each such class of notes
During the Amortization Period, to the noteholders, First Priority Principal Payment, if any
Interest due on the Class B notes
During the Amortization Period, to the noteholders, Second Priority Principal Payment, if any
Interest due on the Class C notes
During the Amortization Period, to the noteholders, Third Priority Principal Payment, if any
During the Amortization Period, to the noteholders, Regular Priority Principal Payment, if any
If an Amortization Event has occurred and is continuing, to the noteholders, sequentially by class, remaining amounts due on the notes until paid in full
To the successor servicer, the excess, if any, of $425,000 over the Servicing Fee
Amount, if any, required to replenish the reserve account
During the Revolving Period, to the acquisition account, the Acquisition Deposit Amount
During the Revolving Period, the amount, if any, required to replenish the negative carry account
To the noteholders, any Make-Whole Payments due on the notes, sequentially by class
To the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer all amounts due to the extent not paid above and to the Administrator, reimbursement of all such amounts, to the extent paid on behalf of the Trust
Additional fees and expenses of the Trust
Remaining available funds to the certificateholders
Principal payments on the notes will be made in the following order of priority:
First, to pay principal on the Class A-1a and Class A-1b notes, pro rata, based on the Note Balance of each such class until the Class A-1a and Class A-1b notes are paid in full
Second, to pay principal on the Class B notes until paid in full
Third, to pay principal on the Class C notes until paid in full

SUMMARY
This summary describes the transaction parties, the main terms of the issuance of and payments on the notes, the assets of the trust, the cash flows in this securitization transaction and the credit and payment enhancement available for the notes.  It does not contain all of the information that you should consider in making your investment decision.  To understand fully the terms of the notes and the transaction structure, you should read this prospectus, especially “Risk Factors” beginning on page 31, in its entirety, including any documents incorporated by reference herein.
Transaction Overview
On the closing date, each of the originators and/or Verizon DPPA Master Trust, a Delaware statutory trust beneficially owned by the originators and which was formed to acquire and finance device payment plan agreements originated by the originators (the “master trust”), will transfer all of its right, title and interest in an initial pool of device payment plan agreements, including all amounts received and applied on those device payment plan agreements after the end of the calendar day on the initial cutoff date, and all payments on or under and all proceeds of the device payment plan agreements, to the depositor, who will transfer all of its right, title and interest in them to the trust.  We refer to these device payment plan agreements as the “initial receivables.”  On the closing date, the trust will issue the notes and the certificates to the depositor in exchange for the initial receivables, and the depositor will sell the notes to the underwriters who will sell them to investors.  The depositor will distribute the net proceeds from the offering to the originators and the master trust, pro rata based on the value of the related initial receivables transferred by the originators and the master trust, and will transfer certain of the certificates to the true-up trust, a majority owned affiliate of the sponsor, which is owned by the originators and is the equityholder of the master trust.
On any day during the revolving period, but no more than five times during any calendar month, the depositor may acquire additional device payment plan agreements (the “additional receivables”) from the originators and/or the master trust, and in turn transfer them to the trust.  The trust may acquire the additional receivables from the depositor using cash in the acquisition account and by increasing the value of certain of the certificates, if necessary, as described under “—Revolving Period; Additional Receivables” below.  The depositor will use the amounts so received from the trust during the revolving period to acquire the additional receivables from the originators and/or the master trust.
The initial receivables and the additional receivables are collectively referred to as the “receivables.”
Transaction Parties
Sponsor, Servicer, Custodian, Marketing Agent and Administrator
Cellco Partnership d/b/a Verizon Wireless (“Cellco”), a Delaware general partnership, is a subsidiary of Verizon Communications Inc., a Delaware corporation (“Verizon”).
Cellco will be the sponsor of the securitization transaction in which the notes will be issued.   As sponsor, Cellco will be responsible for structuring the securitization transaction, selecting the initial pool of receivables and each additional pool of receivables, selecting the transaction parties and paying the costs and expenses of forming the trust, legal fees of some of the transaction parties, rating agency fees for rating the notes and other transaction expenses.
Cellco will also be the servicer, the custodian and the marketing agent and the administrator for the trust.
As servicer, Cellco is responsible for collecting payments on the receivables and administering payoffs, prepayments, defaults and delinquencies, as further described under “Servicing the Receivables and the Securitization Transaction—Servicing Obligations of Cellco.”  Cellco will also act as custodian and maintain custody of the receivable files, as further described under “Servicing the Receivables and the Securitization Transaction—Custodial Obligations of Cellco.”

Cellco, in its capacity as marketing agent, will, or will cause the originators to, make certain prepayments, apply certain credits on the receivables and manage certain account transfers, as further described under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”
Cellco, in its capacity as administrator of the trust, will perform certain administrative duties of the trust pursuant to the terms of the administration agreement, as further described under “Sponsor, Servicer, Custodian, Marketing Agent and Administrator.”
Although Cellco is responsible for the performance of its obligations as sponsor, servicer, custodian, marketing agent and administrator, certain affiliates or third parties may undertake the actual performance of those obligations, as permitted by the terms of the transaction documents.
For more information about the sponsor, servicer, custodian, marketing agent and administrator, you should read “Sponsor, Servicer, Custodian, Marketing Agent and Administrator.”
Verizon Wireless
As used in this prospectus, “Verizon Wireless” refers to the wireless business segment of Verizon, operated by Cellco and various other indirect subsidiaries of Verizon, including the originators.
Depositor
Verizon ABS LLC, or the “depositor,” is a Delaware limited liability company and a special purpose company wholly owned by Cellco.
Issuing Entity
Verizon Owner Trust 2018-A (“VZOT 2018-A” or the “trust”) is a Delaware statutory trust governed by a trust agreement between the depositor and the owner trustee and will be the issuer of the notes.
The Master Trust
Verizon DPPA Master Trust, or the “master trust,” is a Delaware statutory trust beneficially owned by the originators.  All receivables owned by the master trust and subsequently transferred to the trust were originated by the originators.  For additional information regarding the master trust, see “The Master Trust.”
Originators
Cellco and certain other affiliates of Verizon are the “originators” who have originated or will originate the receivables under contracts entered into by Verizon Wireless Services, LLC, as agent of each originator or another affiliated agent as may be appointed by the originators from time to time.  All of the originators are either wholly owned by, or are affiliates of, the sponsor and originate the receivables under the same underwriting guidelines as determined by the sponsor.  For additional information regarding the originators, see “The Originators.”
Parent Support Provider
Under the parent support agreement, Verizon, or the “parent support provider,” will guarantee the payment obligations of the originators, and Cellco, in its capacities as servicer and marketing agent, including, but not limited to, their respective reacquisition, acquisition and prepayment obligations.  The parent support provider will not guarantee any payments on the notes or any payments on the receivables.  For additional information regarding the obligations of the parent support provider, see “The Parent Support Provider,” “Origination and Description of Device Payment Plan Agreement Receivables—Upgrade Offers,” “—Account Credits” and “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”
Owner Trustee
Wilmington Trust, National Association, a national banking association.
Indenture Trustee and Paying Agent
U.S. Bank National Association, a national banking association.
Asset Representations Reviewer
Pentalpha Surveillance LLC, a Delaware limited liability company.
True-up Trust
Verizon DPPA True-up Trust, or the “true-up trust,” is a Delaware statutory trust beneficially owned by the originators.  The true-up trust is also the equityholder of the master trust.

Cap Counterparty

Bank of America, National Association, a national banking association.

Calculation Agent

The “calculation agent” will be the indenture trustee.  The calculation agent will calculate one-month LIBOR and calculate the interest rate for the Class A-1b notes, as set forth under “Description of the Notes—Payments of Interest.”

Closing Date

The trust expects to issue the notes on or about October 10, 2018, or the “closing date.”

Cutoff Date

The trust will be entitled to collections (a) with respect to the initial receivables, received after the end of the calendar day on September 30, 2018, or the “initial cutoff date,” and (b) with respect to the additional receivables, received after the end of the calendar day on the last day of the month immediately preceding the month in which that acquisition date occurs, each a “cutoff date.”

Collection Period

The period commencing on the first day of the applicable month and ending on the last day of the applicable month (or in the case of the first collection period, from the end of the calendar day on the initial cutoff date to the last day of the month immediately preceding the first payment date); provided that, for any payment date, the applicable month will be the immediately preceding calendar month.

Notes

The trust will issue the following classes of notes:

	Initial Note Balance	Interest Rate
Class A-1a notes	$1,226,000,000	3.23%
Class A-1b notes	$200,000,000	one-month LIBOR + 0.24%
Class B notes	$98,000,000	3.38%
Class C notes	$76,000,000	3.55%

The Class A-1a and Class A-1b notes are referred to collectively as the “Class A notes.”  The Class A, Class B and Class C notes will be offered and are referred to collectively as the “notes.”  The equity interest in the trust will be represented by one or more classes of certificates, which are not offered by this prospectus.  The depositor and the true-up trust will initially hold the certificates.  The equity interest holders will be referred to collectively as the “certificateholders” and individually as a “certificateholder.”  The certificates will not have an interest rate.

Final Maturity Dates

The final maturity date for each class of notes is the date on which the remaining aggregate outstanding principal balance of the notes as of the related date of determination (the “note balance”) of that class of notes is due and payable.  Any failure to pay the note balance of a class of notes in full on its final maturity date constitutes an event of default under the indenture.

Class A-1a notes: April 20, 2023.
Class A-1b notes: April 20, 2023.
Class B notes: April 20, 2023.
Class C notes: April 20, 2023.

Expected Final Maturity Dates

The expected final maturity date for each class of notes is the date by which, based on the assumptions set forth under “Maturity and Prepayment Considerations,” using a prepayment assumption percentage of 100% and assuming exercise of the optional acquisition on the earliest applicable payment date, it is expected that the note balance of that class of notes will have been paid in full.  Any failure to pay the note balance of a class of notes in full by its expected final maturity date will not constitute an event of default under the indenture.

Class A-1a notes: November 22, 2021.
Class A-1b notes: November 22, 2021.
Class B notes: December 20, 2021.
Class C notes: December 20, 2021.

Form and Minimum Denomination

The notes will be issued in book-entry form and will be available in minimum denominations of $1,000 and in multiples of $1,000 in excess thereof.

Payment Dates

The trust will pay interest on the notes, and during the amortization period, interest on and principal of the notes, on “payment dates,” which will be the 20th day of each month (or, if not a business day, the next business day).  The first payment date will be on December 20, 2018.

Interest Payments

The trust will pay interest on the notes on each payment date.  Interest will be paid, first, to the Class A notes, pro rata based on the amount of interest due to the Class A-1a and Class A-1b notes, then to the Class B notes and then to the Class C notes.

With respect to each payment date, interest on the Class A-1a, Class B and Class C notes will accrue on a “30/360” day basis from and including the 20th day of the calendar month immediately preceding that payment date to but excluding the 20th day of the calendar month in which that payment date occurs (or from and including the closing date to but excluding December 20, 2018 for the first payment date).

With respect to each payment date, interest on the Class A-1b notes will accrue on an “actual/360” basis from and including the immediately preceding payment date to but excluding the current payment date (or, in the case of the first payment date, from and including the closing date to but excluding December 20, 2018).  This means that the interest due on the Class A-1b notes on each payment date will be the product of: (i) the note balance of the Class A-1b notes on that payment date, before giving effect to any payments made on that date; (ii) the interest rate on the Class A-1b notes for that payment date; and (iii) the actual number of days since the previous payment date (or, in the case of the first payment date, from and including the closing date to but excluding December 20, 2018) divided by 360.

If the sum of one-month LIBOR and the applicable spread set forth on the front cover of this prospectus is less than 0.00% for any interest accrual period, then the interest rate for the Class A-1b notes for that interest accrual period will be deemed to be 0.00%.

For a more detailed description of the payment of interest on the notes, you should read “Description of the Notes—Payments of Interest.”

Principal Payments

No principal will be paid on the notes before the amortization period begins.  Instead, prior to the beginning of the amortization period and to the extent of available funds, funds in an amount equal to the acquisition deposit amount will be deposited into the acquisition account on each payment date and will be available for the acquisition of additional receivables by the trust.  See “—Revolving Period; Additional Receivables” below.

During the amortization period, to the extent of available funds, principal will be payable on the notes on each payment date generally in an amount sufficient to reduce the balance of the notes to the adjusted pool balance less the overcollateralization target amount.  These principal payments will be applied sequentially to the Class A notes (with any principal payments applied to the Class A notes allocated to the Class A-1a and Class A-1b notes, pro rata, based on the note balance of the Class A-1a and Class A-1b notes on the related payment date, before giving effect to any payments made on that date), the Class B notes and the Class C notes, in that order until the note balance of each class of notes is reduced to zero.  See “—Priority of Payments” below.

For a more detailed description of the payment of principal of the notes, you should read “Description of the Notes—Payments of Principal.”  For more information about the amortization events, you should read “Description of the Notes—Amortization Period.”

Optional Acquisition of Receivables; Clean-up Redemption of Notes

Certificateholders representing 100% of the voting interests of the certificates held by the originators or affiliates of the originators have the right to acquire the receivables on any payment date when the pool balance as of the last day of the related collection period is equal to or less than 10% of the pool balance on the closing date (an “optional acquisition”).  Upon the exercise of this right, the trust will redeem the notes, in whole but not in part (a “clean-up redemption”), without a make-whole payment (other than any make-whole payments already due and payable on that date).

In order for an optional acquisition to occur, 100% of these certificateholders must elect to exercise the option and the administrator, on behalf of the trust, must agree.  The certificateholders must provide to the trust an amount equal to the fair market value of the receivables; provided, that the transfer may only occur if that amount, together with amounts on deposit in the reserve account, the collection account, the acquisition account and the negative carry account, is sufficient to pay off all principal of, and accrued and unpaid interest on, the notes, pay any applicable make-whole payments already due and payable on that date, and pay any remaining obligations of the trust in full.

Optional Redemption of the Notes

Certificateholders representing 100% of the voting interests of the certificates held by the originators or affiliates of the originators have the right to redeem the notes, in whole but not in part, on any payment date on and after the payment date in November 2019 (an “optional redemption”), with a make-whole payment, as described below.

In order for an optional redemption to occur, 100% of these certificateholders must elect to exercise the option and the administrator, on behalf of the trust, must agree.

In connection with an optional redemption, the trust may offer to transfer the receivables to another Verizon special purpose entity and/or a third-party purchaser for an amount equal to the fair market value of the receivables; provided that the transfer may only occur if that amount, together with amounts on deposit in the reserve account, the collection account, the acquisition account and the negative carry account, is sufficient to pay off all principal of, and accrued and unpaid interest on, the notes, pay any applicable make-whole payments due and payable on that date, and pay any remaining obligations of the trust in full.

Make-Whole Payments

A make-whole payment will be due in connection with the optional redemption of the notes.  A make-whole payment will also be due on each principal payment made prior to the payment date in November 2020 as a result of the occurrence of an amortization event resulting from either (i) the failure to fund the negative carry account to the required negative carry amount or (ii) the adjusted pool balance declining to less than 50.00% of the initial aggregate note balance.

No make-whole payment will be payable in connection with any principal payment on the notes resulting from the amortization events described above after the payment date in November 2020 or as a result of a clean-up redemption, as described under “Description of the Notes—Optional Acquisition of Receivables; Clean-up Redemption of Notes,” other than any make-whole payment already due and payable on that date.

Make-whole payments will only be made once the notes have been paid in full and to the extent funds are available therefor.  Any unpaid make-whole payments will be payable on the final maturity date, the clean-up redemption date or the optional redemption date on which the notes are required to be paid in full.

For a description of the make-whole payments, you should read “Description of the Notes—Make-Whole Payments.”

Trust Assets

The trust assets will include:

•
the receivables and collections on the receivables received after the end of the calendar day on the applicable cutoff date (other than net recoveries on written-off receivables (including any proceeds from the sale of a wireless device securing a device payment plan agreement), which will be retained by the servicer as a supplemental servicing fee, and collections on temporarily excluded receivables),

•	rights to funds in the reserve account, collection account, acquisition account and negative carry account,

•	rights to payments received under the interest rate cap agreement,

•	rights of the trust under the transfer and servicing agreement, the receivables transfer agreements and the other transaction documents,

•
rights to funds from (i) the reacquisition by originators of receivables that, as of the applicable cutoff date, are not eligible receivables, (ii) the acquisition by the servicer of receivables that breach certain covenants or that were transferred by the master trust and, as of the applicable cutoff date, are not eligible receivables, (iii) the acquisition by the marketing agent or an originator of receivables that are subject to certain transfers, (iv) credit payments and upgrade prepayments made by the marketing agent or an originator, and (v) any amounts remitted by the parent support provider under the parent support agreement, and

•	all proceeds of the above.

Servicing Fees

On each payment date, the trust will pay the servicer a servicing fee equal to 1/12 of 0.75% of the adjusted pool balance at the beginning of the full calendar month immediately preceding that payment date, provided that the servicing fee for the initial payment date will equal the product of (i) a fraction, the numerator of which is the number of days from and including the closing date to and including the last day of the first collection period and the denominator of which is 360, and (ii) 0.75% of the adjusted pool balance as of the closing date.  In addition, the servicer will be entitled to retain as a supplemental servicing fee any net recoveries on written-off receivables (including any proceeds from the sale of a wireless device securing a device payment plan agreement), late fees, if any, and certain other administrative and similar fees and charges on the receivables.

Also, any successor servicer is entitled to (i) a one-time successor servicer engagement fee of $150,000, payable on the first payment date after it assumes its duties as successor servicer, and (ii) a monthly supplemental successor servicing fee equal to the excess, if any, of (x) $425,000 over (y) the servicing fee.

Trustee Fees

Each of the indenture trustee and the owner trustee will be entitled to a fee in connection with the performance of its respective duties under the applicable transaction documents.  The trust will pay (i) the indenture trustee a monthly fee equal to $1,000 and (ii) the owner trustee a monthly fee equal to $1,250.  Each of the indenture trustee and the owner trustee will also be entitled to reimbursement or payment by the trust for all fees, expenses and indemnification amounts incurred by it in connection with the performance of its respective duties under the applicable transaction documents.

Asset Representations Reviewer Fees

The asset representations reviewer will be entitled to a fee in connection with the performance of its duties under the asset representations review agreement.  The trust will pay the asset representations reviewer an annual fee equal to $5,000 and, in the event an asset representations review occurs, the asset representations reviewer will be entitled to a fee of $50,000, as described under “Asset Representations Reviewer.”  The asset representations reviewer will also be entitled to reimbursement or payment by the trust for all fees, expenses and indemnification amounts incurred by it in connection with the performance of its duties under the asset representations review agreement.

Collections and Other Deposits

Unless Cellco meets certain requirements as specified under “Servicing the Receivables and the Securitization Transaction—Deposit of Collections,” Cellco will deposit all collections into the collection account within two business days after identification by Cellco of receipt of good funds.

In addition, as described under “Origination and Description of Device Payment Plan Agreement Receivables—Upgrade Offers,” “—Account Credits,” “Servicing the Receivables and the Securitization Transaction—Servicer Modifications and Obligation to Acquire Receivables,” and  “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments,” under the circumstances specified therein, an originator, the servicer or the marketing agent, as applicable, will be required to remit certain amounts from time to time to the collection account with respect to upgrades, credit payments, account transfers, reacquisitions of receivables and acquisitions of receivables, as applicable.

Initial Receivables

The receivables that will be transferred to the trust are device payment plan agreements for wireless devices sold or financed by the originators.  These wireless devices include smartphones, basic phones, tablets and watches and may in the future include other devices that utilize a wireless connection.  Each initial receivable is required to be an “eligible receivable” as described under “Receivables—Criteria for Selecting the Receivables.”

As of the initial cutoff date, the aggregate principal balance of the eligible receivables less the aggregate principal balance of any receivables deemed to be temporarily excluded receivables (the “pool balance”) was $1,926,312,751.06.  As of the initial cutoff date, the “adjusted pool balance,” which is an amount equal to the pool balance less the yield supplement overcollateralization amount, was $1,787,709,774.71.  The acquisition account will be funded by the depositor on the closing date to the extent, if necessary, to satisfy the overcollateralization target amount on the closing date.

The information concerning the receivables presented throughout this prospectus is based on the initial receivables as of the initial cutoff date.

Below is a summary of the characteristics of the initial receivables as of the initial cutoff date.  All percentages and averages are based on the aggregate principal balance of the initial receivables as of the initial cutoff date unless otherwise stated.

Number of receivables	3,425,673
Aggregate principal balance	$1,926,312,751.06
Average principal balance	$562.32
Average monthly payment	$30.69
Weighted average remaining installments (in months)(1)	19
Weighted average FICO® Score(1)(2)(3)	711
Percentage of receivables with obligors without a FICO® Score(3)	4.23%
Geographic concentration (Top 3 States)(4)
California	10.92%
New York	6.03%
Florida	5.59%
Weighted average customer tenure (in months)(1)(5)	96
Percentage of receivables with obligors with smartphones	97.41%
Percentage of receivables with obligors with basic phones, tablets or watches	2.59%
___________________

(1)	Weighted averages are weighted by the aggregate principal balance of the initial receivables as of the initial cutoff date.
(2)	Excludes receivables that have obligors who did not have FICO® Scores because they are individuals with minimal or no recent credit history.
(3)	This FICO® Score reflects the FICO® Score 8 of the related obligor. The FICO® Score is calculated with respect to each obligor on or about the date on which such receivable was originated.
(4)	Based on the billing addresses of the obligors.
(5)	For a complete description of the calculation of customer tenure included in this summary, see “Origination and Description of Device Payment Plan Agreement Receivables—Origination Characteristics.”

All receivables acquired by the trust must satisfy the eligibility criteria specified under “Receivables—Criteria for Selecting the Receivables.”

For more information about the characteristics of the receivables as of the initial cutoff date, you should read “Receivables—Composition of the Initial Receivables.”

Cellco does not consider any of the initial receivables to have been originated pursuant to exceptions to its underwriting criteria.  For more information regarding Verizon Wireless’ underwriting criteria see “Origination and Description of Device Payment Plan Agreement Receivables—Underwriting Criteria.”

Revolving Period; Additional Receivables

The “revolving period” will begin on the closing date and end when the amortization period begins.  On each payment date during the revolving period, the trust will deposit collections on the receivables into the acquisition account, to the extent of available funds, in an amount equal to the acquisition deposit amount for the payment date.

Amounts in the acquisition account may be used by the trust to acquire additional eligible receivables from the depositor, but only if the credit enhancement test and pool composition tests would be satisfied immediately following that acquisition.  The characteristics (as of the applicable cutoff date) of the receivables sold to the trust during the revolving period will not differ materially from those of the initial receivables as of the initial cutoff date.

The “acquisition deposit amount” for any payment date during the revolving period is the required acquisition account amount, less any amounts on deposit in the acquisition account immediately prior to any deposit into the acquisition account on that payment date, where the “required acquisition account amount” for any payment date during the revolving period will equal the excess, if any, of (a) the aggregate note balance over (b) the adjusted pool balance as of the last day of the related collection period less the overcollateralization target amount.  The acquisition account will be funded by the depositor on the closing date to the extent, if necessary, to satisfy the overcollateralization target amount on the closing date.  It is expected that any funds on deposit in the acquisition account on the closing date will be completely utilized on the first payment date to acquire additional receivables.

For a more detailed description of the revolving period and the acquisition of additional receivables by the trust, you should read “Receivables—Additional Receivables” and “Description of the Notes—Revolving Period.”

Credit Enhancement Test and Pool Composition Tests

The “credit enhancement test” must be satisfied on the closing date and on each date on which additional receivables are acquired by the trust.  The credit enhancement test will be satisfied on these dates if, after giving effect to all payments required to be made and the acquisition of receivables on that date, the adjusted pool balance as of the end of the immediately preceding collection period plus any amounts on deposit in the acquisition account minus the overcollateralization target amount, is equal to or greater than the aggregate note balance.

In addition, the pool of receivables must satisfy all of the pool composition tests on the closing date, on each payment date and on each date on which additional receivables are acquired by the trust.  Subject to the requirements set forth under “Receivables—Pool Composition and Credit Enhancement Tests,” if the pool of receivables does not pass all of the tests, the administrator may, but is not obligated to, identify receivables in the pool as “temporarily excluded receivables,” so that the remaining receivables in the pool will satisfy all of the pool composition tests.  The administrator may also deem temporarily excluded receivables to no longer be temporarily excluded receivables from time to time, as described under “Receivables—Pool Composition and Credit Enhancement Tests.”

The “pool composition tests” are:

•	the weighted average FICO® Score of the obligors with respect to the receivables is at least 685 (excluding receivables with obligors for whom FICO® Scores are not available),

•	receivables with obligors for whom FICO® Scores are not available represent no more than 5.00% of the pool balance,

•	receivables with obligors that have less than 12 months of customer tenure with Verizon Wireless represent no more than 28.00% of the pool balance,

•	receivables with obligors that have 7 months or more, but less than 24 months of customer tenure with Verizon Wireless represent no more than 15.00% of the pool balance,

•	receivables with obligors that have 60 months or more of customer tenure with Verizon Wireless represent at least 50.00% of the pool balance,

•
receivables with obligors that have less than 12 months customer tenure with Verizon Wireless and (i) for whom FICO® Scores are not available or (ii) that have FICO® Scores below 650, represent no more than 10.00% of the pool balance,

•	receivables with obligors that have 12 months or more, but less than 60 months of customer tenure with

Verizon Wireless and (i) for whom FICO® Scores are not available or (ii) that have FICO® Scores below 650, represent no more than 55.00% of the aggregate principal balance of all receivables with obligors that have 12 months or more, but less than 60 months of customer tenure with Verizon Wireless, and

•
receivables with obligors that have 60 months or more of customer tenure with Verizon Wireless and (i) for whom FICO® Scores are not available or (ii) that have FICO® Scores below 650, represent no more than 30.00% of the aggregate principal balance of all receivables with obligors that have 60 months or more of customer tenure with Verizon Wireless.

The FICO® Score used for purposes of the pool composition tests above refers to an obligor’s FICO® Score 8 and is calculated on or about the date on which the receivable was originated.  For a description of the calculation of each obligor’s customer tenure, see “Origination and Description of Device Payment Plan Agreement Receivables—Origination Characteristics.”

Below are statistics relevant to the pool composition tests.  All percentages and averages are based on the aggregate principal balance of the initial receivables as of the initial cutoff date unless otherwise stated.

Weighted average FICO® Score(1)(2)(3)	711
Percentage of receivables with obligors without a FICO® Score(3)	4.23%
Percentage of receivables with obligors with:
Less than 12 months of customer tenure with Verizon Wireless(4)	16.43%
7 months or more, but less than 24 months of customer tenure with Verizon Wireless(4)	8.08%
60 months or more of customer tenure with Verizon Wireless(4)	60.50%
Percentage of receivables with obligors (i) for whom FICO® Scores are not available or (ii) that have FICO® Scores below 650 and with:
Less than 12 months of customer tenure with Verizon Wireless(3)(4)	7.91%
12 months or more, but less than 60 months of customer tenure with Verizon Wireless(3)(4)(5)	38.47%
60 months or more of customer tenure with Verizon Wireless(3)(4)(6)	22.21%
_________________
(1)	Weighted averages are weighted by the aggregate principal balance of the initial receivables as of the initial cutoff date.
(2)	Excludes receivables that have obligors who did not have FICO® Scores because they are individuals with minimal or no recent credit history.
(3)	This FICO® Score reflects the FICO® Score 8 of the related obligor. The FICO® Score is calculated with respect to each obligor on or about the date on which such receivable was originated.
(4)	For a complete description of the calculation of customer tenure, see “Origination and Description of Device Payment Plan Agreement Receivables—Origination Characteristics.”
(5)	As a percentage of the aggregate principal balance for receivables with obligors with 12 months or more, but less than 60 months of customer tenure with Verizon Wireless.
(6)	As a percentage of the aggregate principal balance for receivables with obligors with 60 months or more of customer tenure with Verizon Wireless.

Amortization Period

The “amortization period” will begin on the payment date occurring on the earlier of (i) the payment date occurring in November 2020, or (ii) the payment date on or immediately following the occurrence of an amortization event, and will continue until the final maturity date or an earlier payment date on which the notes are paid in full.  During the amortization period, (a) the trust will be prohibited from purchasing additional receivables and (b) the notes will receive payments of principal in the amounts and priorities applicable during an amortization period, as set forth under “—Priority of Payments” below.

For a more detailed description of the amortization period, you should read “Description of the Notes—Amortization Period.”

The following will be “amortization events” for the notes:

•
on any payment date during the revolving period (a) interest due is not paid on the notes, (b) the required reserve amount is not on deposit in the reserve account or (c) the required negative carry amount is not on deposit in the negative carry account,

•
for any payment date, the sum of the fractions, expressed as percentages, for each of the three collection periods immediately preceding that payment date, calculated by dividing the aggregate principal balance of all receivables which are written-off during each of the three prior collection periods by the pool balance as of the first day of each of those collection periods, multiplied by four, exceeds 10.00%,

•	for any payment date, the sum of the fractions, expressed as percentages, for each of the three collection periods immediately preceding that payment date, calculated by dividing the aggregate principal balance of all receivables that are 91 days or more delinquent at the end of each of the three prior collection periods by the pool balance as of the last day of each of those collection periods, divided by three, exceeds 2.00%,

•	the adjusted pool balance is less than 50.00% of the aggregate note balance,

•
on any payment date, after giving effect to all payments to be made and the acquisition of receivables on that date, the amount of “overcollateralization” for the notes is not at least equal to the overcollateralization target amount (as defined under “—Credit and Payment Enhancement—Overcollateralization” below); provided, that if the overcollateralization target amount is not reached on any payment date solely due to a change in the percentage used to calculate the overcollateralization target amount as described under “—Credit and Payment Enhancement—Overcollateralization” below, that event will not constitute an “amortization event” unless the overcollateralization target amount is not reached by the end of the third month after the related payment date,

•	a servicer termination event has occurred and is continuing, or

•	an event of default has occurred and is continuing.

For purposes of the amortization event listed in the second bullet point above, “receivables which are written-off” means any receivable that, in accordance with the servicer’s customary servicing practices, has been charged off or written-off by the servicer.

If an amortization event occurs on a payment date, the amortization period will begin on that payment date.  If an amortization event occurs on any date that is not a payment date, the amortization period will begin on the following payment date.

For a more detailed description of the amortization events, you should read “Description of the Notes—Amortization Period.”

Each of the following events will be an “event of default” under the indenture:

•	failure to pay interest due on any class of notes of the controlling class within five days after any payment date,

•	failure to pay the note balance of, or any make-whole payments due on, any class of notes in full by its final maturity date,

•
failure by the trust to observe or perform any material covenant or agreement made in the indenture, or any representation or warranty of the trust made in the indenture or in any officer’s certificate delivered under the indenture is incorrect in any material respect when made, and, in either case, is not cured for a period of 60 days after written notice was given to the trust by the indenture trustee (after receipt of written notice or actual knowledge thereof by a responsible officer of the indenture trustee) or to the trust and the indenture trustee by the holders of at least 25% of the note balance of the controlling class, or

•	a bankruptcy or dissolution of the trust.

For a more detailed description of the events of default, you should read “Description of the Notes—Events of Default.”

Each of the following events will be a “servicer termination event” under the transfer and servicing agreement:

•
failure by (i) the servicer to deposit, or to deliver to the owner trustee or indenture trustee for deposit, any collections or payments, (ii) so long as Cellco is the servicer, the marketing agent to deposit, or to cause the related originators to deposit, any prepayments required by upgrade contracts under an upgrade program, or (iii) so long as Cellco is the servicer, the parent support provider to make the payments set forth in clause (i) or clause (ii) above to the extent the servicer or marketing agent or any related originator, respectively, fails to do so, in each case, which failure continues for five business days after the servicer, marketing agent or parent support provider, as applicable, receives written notice of the failure from the owner trustee or the indenture trustee, or a responsible person of the servicer, the marketing agent, or the parent support provider, as applicable, obtains actual knowledge of the failure,

•
failure by the servicer (including in its capacity as custodian) to fulfill its duties under certain transaction documents (other than pursuant to the immediately preceding bullet point or the immediately following bullet point), which failure has a material adverse effect on the noteholders and continues for 90 days after the servicer receives written notice of the failure from the owner trustee, the indenture trustee or the holders of at least a majority of the note balance of the controlling class,

•
so long as Cellco is the servicer, failure by (i) the marketing agent to make, or to cause the related originator to make, any payments required to be paid by the marketing agent, including without limitation credit payments or payments relating to the acquisition by the marketing agent or the related originator of receivables that are subject to certain transfers, but not including prepayments required by upgrade contracts under an upgrade program, or (ii) the parent support provider to make any payments set forth in clause (i) above, to the extent that the marketing agent or the related originator fails to do so, in either case, that continues for ten business days after the marketing agent or parent support provider, as applicable, receives written notice of the failure from the owner trustee or the indenture trustee, or a responsible person of the marketing agent or the parent support provider, as applicable, obtains actual knowledge of the failure, or

•	bankruptcy of the servicer;

provided, however, that a delay or failure of performance referred to under the first, second or third bullet point above for an additional period of 60 days will not constitute a servicer termination event if that delay or failure was caused by force majeure or other similar occurrence.

For a more detailed description of the servicer termination events you should read “Servicing the Receivables and the Securitization Transaction—Resignation and Termination of Servicer.”

Priority of Payments

On each payment date, the servicer will instruct the paying agent to use available funds to make payments and deposits in the order of priority listed below.  Available funds for a payment date will include all amounts collected on the receivables or otherwise deposited into the collection account in the related collection period, any transfer from the reserve account and negative carry account for that payment date and, on the first payment date during the amortization period, all amounts in the acquisition account and the negative carry account.  This priority will apply unless the notes are accelerated after an event of default.

(1)
Transaction Fees and Expenses — to the indenture trustee, the owner trustee and the asset representations reviewer, (x) fees and (y) expenses and indemnities due up to a maximum aggregate amount, in the case of clause (y), of $400,000 per year; provided that after the occurrence of an event of default (other than an event of default set forth in the third bullet point of the definition thereof set forth under “Description of the Notes—Events of Default”), this cap will not apply,

(2)
Servicing Fee — to the servicer, the servicing fee, and to any successor servicer, a one-time successor servicer engagement fee of $150,000, payable on the first payment date following its assumption of duties as successor servicer,

(3)	Class A Note Interest — to the Class A-1a and Class A-1b noteholders, the aggregate amount of interest due on the Class A notes, distributed pro rata based on the amount of interest due to the Class A-1a and Class A-1b notes,

(4)
First Priority Principal Payment — during the amortization period, to the noteholders, sequentially by class, in the order set forth under “—Principal Payments” above, the amount equal to the greater of (a) an amount (not less than zero) equal to the aggregate note balance of the Class A notes as of the immediately preceding payment date (or, for the initial payment date, as of the closing date) minus the adjusted pool balance as of the last day of the related collection period and (b) on and after the final maturity date for the Class A notes, the aggregate note balance of the Class A notes until the Class A-1a and Class A-1b notes are paid in full,

(5)	Class B Note Interest — to the Class B noteholders, interest due on the Class B notes,

(6)
Second Priority Principal Payment — during the amortization period, to the noteholders, sequentially by class, in the order set forth under “—Principal Payments” above, the amount equal to the greater of (a) an amount (not less than zero) equal to the aggregate note balance of the Class A and Class B notes as of the immediately preceding payment date (or, for the initial payment date, as of the closing date) minus the sum of the adjusted pool balance as of the last day of the related collection period and any first priority principal payment and (b) on and after the final maturity date for the Class B notes, the note balance of the Class B notes until paid in full,

(7)	Class C Note Interest — to the Class C noteholders, interest due on the Class C notes,

(8)
Third Priority Principal Payment —during the amortization period, to the noteholders, sequentially by class, in the order set forth under “—Principal Payments” above, the amount equal to the greater of (a) an amount (not less than zero) equal to the aggregate note balance of the Class A, Class B and Class C notes as of the immediately preceding payment date (or, for the initial payment date, as of the closing date) minus the sum of the adjusted pool balance as of the last day of the related collection period and any first priority principal payment and second priority principal payment and (b) on and after the final maturity date for the Class C notes, the note balance of the Class C notes until paid in full,

(9)
Regular Priority Principal Payment — during the amortization period, to the noteholders, sequentially by class, in the order set forth under “—Principal Payments” above, the amount equal to the greater of (A) an amount (not less than zero) equal to the excess, if any, of (a) the aggregate note balance of the Class A, Class B and Class C notes as of the immediately preceding payment date (or for the initial payment date, as of the closing date) minus the sum of any first priority principal payment, second priority principal payment and third priority principal payment for the current payment date, over (b) the adjusted pool balance as of the last day of the related collection period minus the overcollateralization target amount for the current payment date, and (B) on and after the final maturity date for any class of notes, the amount that is necessary to reduce the note balance of each class, as applicable, to zero (after the application of any first priority principal payment, second priority principal payment and third priority principal payment),

(10)
Accelerated Principal Payments — solely if an amortization event has occurred and is continuing, to the noteholders, sequentially by class, in the order set forth under “—Principal Payments” above, remaining amounts due on the notes until the note balance of each class of notes is paid in full,

(11)	Supplemental Successor Servicing Fee – to any successor servicer, the excess, if any, of (x) $425,000 over (y) the servicing fee,

(12)	Reserve Account — to the reserve account, the amount, if any, necessary to cause the amount in the reserve account to equal the required reserve amount,

(13)	Acquisition Deposit Amount — during the revolving period, to the acquisition account,

an amount equal to the acquisition deposit amount for the payment date,

(14)	Negative Carry Account — during the revolving period, to the negative carry account, an amount equal to the required negative carry amount less the amount on deposit in the negative carry account,

(15)	Make-Whole — to the noteholders, any make-whole payments due on the notes, payable sequentially by class, in the order set forth under “—Principal Payments” above,

(16)
Additional Fees and Expenses — (A) to the indenture trustee, the owner trustee and the asset representations reviewer, all amounts due to the extent not paid in priority (1) above, and (B) to the administrator, reimbursement of fees and expenses of the indenture trustee, the owner trustee and the asset representations reviewer paid by the administrator on behalf of the trust pursuant to the administration agreement,

(17)	Additional Trust Expenses — any remaining expenses of the trust identified by the administrator on behalf of the trust, and

(18)	Equity Interest — to the certificateholders, all remaining available funds.

For a more detailed description of the priority of payments on each payment date, you should read “Description of the Notes—Priority of Payments.”

Following the acceleration of the notes after the occurrence of an event of default, the priority of payments will be as described under “Description of the Notes—Post-Acceleration Priority of Payments.”

Credit and Payment Enhancement

Credit and payment enhancement provides protection against losses on the receivables and potential shortfalls in the amount of cash available to the trust to make required payments.  If losses on the receivables and other shortfalls in cash flows exceed the amount of available credit and payment enhancement, the amount available to make payments on the notes will be reduced to the extent of these losses.  The risk of loss will be borne first by the Class C notes, then the Class B notes, and finally, the Class A notes.

The following credit and payment enhancement will be available to the trust.

Negative Carry Account

On the closing date, if the depositor funds the acquisition account, it will also make a corresponding deposit into the negative carry account in an amount equal to the required negative carry amount.  Thereafter, on each payment date during the revolving period, available funds will be deposited into the negative carry account to cover the negative carry associated with holding funds in the acquisition account.  This negative carry occurs because, unlike the receivables, the values of which are being discounted when transferred to the trust to create amounts available to pay interest on the notes and to pay certain expenses of the trust, the money on deposit in the acquisition account does not bear sufficient interest to pay interest on the notes and to pay certain expenses of the trust. The certificateholders may also deposit funds into the negative carry account on any date in order to cause the amount on deposit therein to equal the required negative carry amount.

The “required negative carry amount” for any payment date during the revolving period, will equal the product of (a) the amount in the acquisition account on that payment date (after giving effect to any acquisition of receivables by the trust on that payment date), (b) the weighted average interest rate on the notes and (c) 1/12.

During the revolving period, if available funds are insufficient to cover the fees, expenses and indemnities payable pursuant to priorities (1) and (2) under “—Priority of Payments” above (collectively, the “senior fees and expenses of the trust”), interest payments on the notes and required deposits to the reserve account and the acquisition account, the servicer will direct the paying agent to withdraw funds from the negative carry account to cover the shortfall and treat those funds as available funds.  On each payment date, the servicer will direct the paying agent to withdraw any amount in the negative carry account above the required negative carry amount and apply those funds as available funds.

For more information about the negative carry account, you should read “Credit and Payment Enhancement—Negative Carry Account.”

Reserve Account

On the closing date, the reserve account will be funded by the depositor with an amount equal to $17,877,097.75 (which is expected to be approximately 1% of the adjusted pool balance as of the initial cutoff date) from the net proceeds from the sale of the notes.     Thereafter, the amount required to be on deposit in the reserve account on each payment date (the “required reserve amount”) will equal $17,877,097.75 (which is expected to be approximately 1% of the adjusted pool balance as of the initial cutoff date).

If available funds (including amounts withdrawn from the negative carry account) are insufficient to cover the senior fees and expenses of the trust, interest and, during the amortization period, any first priority principal payment, second priority principal payment and third priority principal payment on the notes, the servicer will direct the paying agent to withdraw funds from the reserve account to cover the shortfall and treat those funds as available funds.  On each payment date, the servicer will direct the paying agent to withdraw any amount in the reserve account above the required reserve amount and apply those funds as available funds.

If amounts are withdrawn from the reserve account, on subsequent payment dates, available funds will be deposited into the reserve account according to the priority of payments in an amount, which is referred to as the “reserve deposit amount,” necessary to cause the amount in the reserve account to equal the required reserve amount.

For more information about the reserve account, you should read “Credit and Payment Enhancement—Reserve Account.”

Subordination

On each payment date, the trust will pay interest on the Class A notes, pro rata based on amounts due, and then sequentially to the other classes of notes in order of seniority, as set forth under “—Priority of Payments” above.  The trust will not pay interest on any subordinated class of notes until all interest payments due on all more senior classes of notes are paid in full.  On each payment date during the amortization period, the trust will pay principal on the notes in the order set forth under “—Principal Payments” above.  The trust will not pay principal of any subordinated class of notes until the note balances of all more senior classes of notes are paid in full.

In addition, if a priority principal payment is required (other than a regular priority principal payment) on any payment date during the amortization period, the trust will pay principal to the senior classes of notes outstanding prior to the payment of interest on the more subordinated notes on that payment date, as set forth under “—Principal Payments” above.

For a more detailed description of the priority of payments, including changes to the priority after an event of default and acceleration of the notes, you should read “Description of the Notes—Priority of Payments,” “—Post-Acceleration Priority of Payments” and “Credit and Payment Enhancement—Subordination.”

Overcollateralization

Overcollateralization is, for any date of determination other than the closing date, the amount by which (x) the sum of (i) the adjusted pool balance as of the last day of the related collection period and (ii) the amount on deposit in the acquisition account after giving effect to the acquisition of receivables on that date exceeds (y) the aggregate note balance.  Overcollateralization means there will be excess receivables in the trust generating collections that will be available to cover shortfalls in collections resulting from losses on the other receivables in the trust.  The initial amount of overcollateralization for the notes on the closing date (inclusive of any deposit into the acquisition account on the closing date) will be equal to approximately $187,709,774.71, which is approximately 10.50% of the adjusted pool balance as of the initial cutoff date.

For any date of determination during the revolving period, other than the closing date, on which the pool of receivables meets all of the floor credit enhancement composition tests described under “Credit and Payment Enhancement—Overcollateralization,” the “overcollateralization target amount” will equal the greater of (x) the difference between (a)(i) the aggregate note balance, divided by (ii) 1 minus 0.1050, and (b) the aggregate note balance, and (y) 1.00% of the adjusted pool balance as of the closing date.  However, if on any date of determination during the revolving period, other than the closing date, the pool of receivables does not meet all of the floor credit enhancement composition tests described under “Credit and Payment Enhancement—Overcollateralization,” the overcollateralization target amount will equal the greater of (x) the difference between (a)(i) the aggregate note balance, divided by (ii) 1 minus 0.1350, and (b) the aggregate note balance, and (y) 1.00% of the adjusted pool balance as of the closing date.

For any date of determination during the amortization period on which the pool of receivables meets all of the floor credit enhancement composition tests described under “Credit and Payment Enhancement—Overcollateralization,” the “overcollateralization target amount” will equal the greater of (x) 14.50% of the adjusted pool balance as of the last day of the related collection period, and (y) 1.00% of the adjusted pool balance as of the closing date.  However, if on any date of determination during the amortization period, the pool of receivables does not meet all of the floor credit enhancement composition tests described under “Credit and Payment Enhancement—Overcollateralization,” the overcollateralization target amount will equal the greater of (x) 17.50% of the adjusted pool balance as of the last day of the related collection period, and (y) 1.00% of the adjusted pool balance as of the closing date.

The application of funds according to priorities (9) and (13) under “—Priority of Payments” above is designed to achieve and maintain the level of overcollateralization as of any payment date at the applicable overcollateralization target amount.

For a more detailed description of overcollateralization, you should read “Credit and Payment Enhancement—Overcollateralization.”

Yield Supplement Overcollateralization Amount

All of the receivables in the initial pool of receivables have annual percentage rates or “APRs” of 0.00%.  Although the additional receivables acquired by the trust may also have APRs of 0.00%, some may have APRs that are greater than 0.00%.  To compensate for the APRs on the receivables that are lower than the highest interest rate paid on the notes, the notes are structured with a type of overcollateralization known as yield supplement overcollateralization.  The yield supplement overcollateralization amount approximates the present value of the amount by which future payments on receivables with APRs below a stated rate of 9.10% are less than the future payments on those receivables had their APRs been equal to the stated rate.

The yield supplement overcollateralization amount for the closing date will be calculated for the pool of initial receivables.  When additional receivables are acquired by the trust, the yield supplement overcollateralization amount for each remaining month will be recalculated for the entire pool of receivables, after giving effect to the acquisition of those additional receivables.

The yield supplement overcollateralization amount will be calculated on the closing date and for each date on which additional receivables are transferred to the trust, as the sum of the yield amounts for all eligible receivables owned by the trust with an APR as stated in the related device payment plan agreement of less than 9.10%.  The “yield amount” with respect to a receivable will equal the amount by which (x) the principal balance as of the last day of the related collection period or as of the applicable cutoff date, as applicable, of that receivable exceeds (y) the present value, calculated using a discount rate equal to the greater of (1) the APR with respect to that receivable and (2) 9.10%, of the remaining scheduled payments for that receivable.  For purposes of the preceding sentence, future scheduled payments on the receivables are assumed to be made at the end of each month without any delay, defaults or prepayments.

For any payment date, to the extent that the yield supplement overcollateralization amount is greater than the sum of the senior fees and expenses of the trust, the interest on the notes and any required deposits into the reserve account, the excess amounts will be available to absorb losses on the receivables and, during the amortization period, to increase overcollateralization.

For a more detailed description of the calculation of the yield supplement overcollateralization amount and its effect on the payment of principal, you should read “Credit and Payment Enhancement—Yield Supplement Overcollateralization Amount.”

Interest Rate Cap Agreement

The trust will enter into an interest rate cap agreement with the cap counterparty to hedge the basis risk that results from the required payment of interest on the Class A-1b notes at a rate based on one-month LIBOR.  Under the interest rate cap agreement, the cap counterparty will be required to make a cap payment into the collection account with respect to any payment date if one-month LIBOR for the related interest accrual period of the Class A-1b notes exceeds 2.75%.  In this event, the amount the cap counterparty is required to pay to the trust will equal the product of (x) the excess of one-month LIBOR for the related interest accrual period of the Class A-1b notes over 2.75%, (y) the related cap notional amount for that payment date, which is set forth on Schedule I attached to this prospectus, and (z) the actual number of days since the previous payment date (or, in the case of the first payment date, from and including the closing date to but excluding the first payment date) divided by 360.

The interest rate cap agreement will terminate on the termination date set forth in the interest rate cap agreement, unless either the trust or the cap counterparty designates an earlier termination date for the interest rate cap agreement following the occurrence of certain “events of default,” “termination events” or “additional termination events” (each as defined in the interest rate cap agreement) under the interest rate cap agreement.

If the cap counterparty’s long-term or short-term ratings cease to be at the levels required by the relevant rating agencies, the cap counterparty will be obligated to assign the interest rate cap agreement, provide an eligible guarantee, post collateral or establish other arrangements satisfactory to the relevant rating agencies to secure its obligations under the interest rate cap agreement, arrange for an eligible substitute cap counterparty satisfactory to the trust or perform a combination of the aforementioned actions.

Acquisitions or Reacquisitions of Receivables; Credit Payments and Upgrade Prepayments
Each originator will severally represent and warrant that the receivables originated by it and transferred by it to the depositor are “eligible receivables.”  In addition, the servicer will represent and warrant that the receivables transferred by the master trust to the depositor are “eligible receivables.”  If any eligibility representation or warranty with respect to a receivable is later discovered to have been untrue when made, then that receivable was not eligible to be transferred to the depositor or the trust.  If the breach has a material adverse effect on the trust (a “material breach”), the related originator or the servicer, as applicable, will have the option to cure the breach. If the breach is not cured in all material respects by the end of the applicable grace period, then the related originator or originators or the servicer, as applicable, must reacquire or acquire all receivables for which this eligibility representation or warranty has been breached.  For more information about the representations and reacquisition obligations, see “Receivables—Representations About the Receivables” and “—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”  If any of the eligibility representations or warranties made by an originator or the servicer (in the case of receivables transferred by the master trust) about a receivable was inaccurate when made but such inaccuracy does not affect the ability of the trust to receive and retain payment in full on the related receivable on the terms and conditions and within the timeframe set forth in the underlying device payment plan agreement, such inaccuracy will not constitute a breach of the representations or warranties of the related originator or the servicer and the related originator or the servicer, as applicable, will not be required to reacquire or acquire the related receivable.

Under the transfer and servicing agreement, if, with respect to a receivable, the servicer (x) materially breaches a covenant related to the receivable, (y) makes certain modifications including if it (i) grants payment extensions resulting in the final payment date of the receivable being later than the collection period immediately preceding the final maturity date of the latest maturing class of notes, (ii) cancels a receivable or reduces or waives (including with respect to any upgrade offer) the remaining balance of the receivable or any portion thereof and/or as a result the monthly payment due thereunder or (iii) modifies, supplements, amends or revises a receivable to grant the obligor thereunder a contractual right to upgrade the related wireless device, or (z) impairs in any material respect the rights of the trust or the noteholders in the receivable (other than as permitted by the terms of the transfer and servicing agreement) and fails to correct the impairment in all material respects by the end of the relevant grace period, the servicer must acquire the receivable from the trust.

If an originator or the servicer allows a device payment plan agreement to be transferred to a different obligor, any receivable so transferred will be required to be acquired or reacquired from the trust by the marketing agent or the related originator.  For a more detailed description of the acquisition obligations of the servicer and the marketing agent, you should read “Servicing the Receivables and the Securitization Transaction—Servicer Modifications and Obligation to Acquire Receivables.”

The reacquisition amount to be paid by an originator, the servicer or the marketing agent in connection with the reacquisition or acquisition of a receivable set forth in the immediately preceding three paragraphs will be an amount equal to the present value of any remaining amounts due under the related receivable at the end of the calendar month immediately preceding the date of the reacquisition or acquisition, as applicable (calculated using a discount rate equal to the greater of (1) the APR with respect to the receivable and (2) 9.10%), reduced by the amount of any related collections on the receivable received by the trust since the end of the calendar month immediately preceding the date of the reacquisition or acquisition, as applicable.
In addition, if an obligor accepts an upgrade offer and satisfies the terms and conditions of the resulting upgrade contract, the marketing agent will be required to prepay, or cause the related originator to prepay, the remaining balance on the obligor’s original device payment plan agreement included as part of the assets of the trust (after giving effect to any prepayments made by the related obligor in connection with the upgrade).  See “Origination and Description of Device Payment Plan Agreement Receivables—Upgrade Offers” and “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”  Also, if an obligor is granted a credit (whether as a one-time credit or a contingent, recurring credit), including the application of a returned security deposit, and the application of the credit in accordance with the priorities described under “Servicing the Receivables and the Securitization Transaction—Collections and Other Servicing Procedures” results in a reduction in the amount owed by an obligor under a device payment plan agreement owned by the trust, the marketing agent will be required to make, or to cause the related originator to make, a “credit payment” to the trust in the amount of the reduction.  See “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”
Under the parent support agreement, the parent support provider will guarantee amounts due with respect to the reacquisition, acquisition, prepayment and other payment obligations of the originators, the marketing agent and the servicer, and collections to be deposited during each collection period by the servicer.  See “The Parent Support Provider.”
For a more detailed description of the representations made about the receivables and the acquisition or reacquisition obligations if these representations are breached, you should read “Receivables—Representations About the Receivables” and “—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”  For a more detailed description of servicer modified receivables and the acquisition obligation for these receivables, you should read “Servicing the Receivables and the Securitization Transaction—Servicer Modifications and Obligation to Acquire Receivables.”
Asset Representations Review
The asset representations reviewer will perform a review of all receivables that are 60 or more days delinquent for compliance with the eligibility representations made with respect to those receivables if:

•	a delinquency trigger for the receivables is reached, and
•	a required amount of noteholders vote to direct the review.
The asset representations reviewer is not and will not be affiliated with any of the sponsor, the depositor, the servicer, the marketing agent, the originators, the master trust, the parent support provider, the cap counterparty, the indenture trustee, the owner trustee or any of their respective affiliates, and has not performed, and is not affiliated with any party hired by the sponsor or any underwriter to perform, pre-closing due diligence work on the receivables.

For more information regarding the asset representations review and the delinquency trigger with respect to an asset representations review, see “Receivables—Asset Representations Review.”
Dispute Resolution
If a request is made for the acquisition or reacquisition of a receivable, as applicable, due to a breach of a representation or warranty with respect to that receivable, and the request is not resolved within 180 days of receipt of that request, the party submitting the request will have the right to refer the matter to either mediation (including non-binding arbitration) or binding arbitration.

For more information regarding dispute resolution see “Receivables—Dispute Resolution.”
Controlling Class
Holders of the controlling class will control some decisions regarding the trust, including whether to declare or waive events of default and servicer termination events, accelerate the notes, cause a sale of the receivables (in some circumstances) or direct the indenture trustee to exercise other remedies following an event of default.  Holders of notes that are not part of the controlling class will not have these rights.
The “controlling class” will be the Class A notes, voting together as a single class, as long as any Class A notes are outstanding.  After the Class A notes are paid in full, the most senior class of notes outstanding will be the controlling class.
Ratings
The depositor expects that the notes will receive credit ratings from three nationally recognized statistical rating organizations, or “rating agencies.”
The ratings on the notes will reflect the likelihood of the timely payment of interest and the ultimate payment of principal of the notes according to their terms.  The ratings of the notes will not address the likelihood of payment of make-whole payments on the notes.  Each rating agency rating the notes will monitor the ratings using its normal surveillance procedures.  Cellco has agreed to provide ongoing information about the notes and the receivables to each rating agency.  Any rating agency may change or withdraw an assigned rating at any time.  Any rating action taken by one rating agency may not necessarily be taken by any other rating agency.  No transaction party will be responsible for monitoring any changes to the ratings on the notes.
Tax Status
Subject to important considerations described under “Tax Consequences” and “Material State Tax Consequences,” Morgan, Lewis & Bockius LLP, special tax counsel to the trust, will deliver its opinion that:
•	the notes held by parties unaffiliated with the trust will be classified as debt for U.S. federal income tax purposes; and
•	the trust will not be classified as an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.
If you purchase the notes, you will agree to treat the notes as debt for federal and state income tax, franchise tax and any other tax measured in whole or in part by income.  You should consult your own tax advisor regarding the federal tax consequences of the purchase, ownership and disposition of the notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction.
For additional information regarding the application of federal and state income tax laws to the trust and the notes, you should refer to

“Tax Consequences” and “Material State Tax Consequences.”
ERISA Considerations
The notes generally will be eligible for purchase by employee benefit plans.
For more information about the treatment of the notes under ERISA, you should read “Certain Considerations for ERISA and Other Benefit Plans.”
Investment Considerations
The trust is not registered or required to be registered as an “investment company” under the Investment Company Act of 1940, as amended, and in making this determination is relying on the definition in Section 3(c)(5) of the Investment Company Act of 1940, as amended, although other exclusions or exemptions may also be available to the trust.  The trust is structured so as not to be a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” commonly known as the “Volcker Rule.”
U.S. Credit Risk Retention Requirements
The true-up trust, which is a majority owned affiliate of the sponsor, will initially retain the certificates.  The certificates represent the ownership interest in the trust and the right to all funds not needed to make required payments on the notes, pay fees, expenses and indemnities of the trust or make deposits into the reserve account, the acquisition account and the negative carry account.  The retention of the certificates represents a horizontal interest in the securitization transaction.  The certificates represent a first-loss interest in the securitization transaction.
The risk retention regulations in Regulation RR of the Exchange Act require the sponsor, either directly or through one or more of its majority-owned affiliates, to retain an economic interest in the credit risk of the securitized receivables.  The sponsor, the other originators, the master trust and the true-up trust are under the common control of Verizon, and therefore, the true-up trust is a majority-owned affiliate of the sponsor.  The true-up trust, as a majority-owned affiliate of the sponsor, will retain the required economic interest in the credit risk of the securitized receivables in satisfaction of the sponsor’s obligations under Regulation RR.  None of the sponsor, the depositor, the originators, the master trust, the true-up trust or any of their affiliates may hedge, sell or transfer the required retention except to the extent permitted by Regulation RR.
For more information regarding the risk retention regulations and the sponsor’s method of compliance with those regulations, see “Credit Risk Retention.”
EU Risk Retention Requirements
For purposes of risk retention requirements applicable to certain European Union investors, the originators will undertake that they will maintain a material net economic interest in the securitization transaction described in this prospectus, in the form of certificates to be retained by or on behalf of the originators through the true-up trust.  See “EU Risk Retention.”
Contact Information for the Depositor
Verizon ABS LLC
One Verizon Way
Basking Ridge, New Jersey 07920
Telephone number: 212-395-1525
 Attention: Investor Relations
Contact Information for the Servicer
Cellco Partnership d/b/a Verizon Wireless
One Verizon Way
Basking Ridge, New Jersey 07920
Telephone number: 212-395-1525
 Attention: Investor Relations
CUSIP Numbers
CUSIP
Class A-1a notes	92348X AA3
Class A-1b notes	92348X AB1
Class B notes	92348X AC9
Class C notes	92348X AD7

RISK FACTORS

Investing in the notes involves risks.  You should carefully consider the following risk factors in deciding whether to purchase any of the notes.

The assets of the trust are limited and are the only source of payment for your notes, and if they are not sufficient, you will incur losses on your notes
The trust will not have any assets or sources of funds other than the receivables (but not including recoveries on written-off receivables or collections on temporarily excluded receivables), which, in the case of all of the initial receivables, are, and in the case of the additional receivables, may be unsecured assets, and related property it owns.  In addition, any credit or payment enhancement is limited.  Your notes will not be insured or guaranteed by the sponsor, the originators, the master trust, the servicer, the depositor, the parent support provider, the marketing agent, any of their respective affiliates or any other person.  Therefore, if the assets of the trust, sources of funds or credit and payment enhancement are insufficient to pay your notes in full, you will incur losses on your notes.  See also “—Payment priorities increase the risk of loss by, or delay in payment to, holders of certain classes of notes” below.

Recoveries on defaulted receivables may be limited, and recoveries on written-off receivables will be unavailable to make payments on the notes, and you may incur losses on your notes
If an obligor defaults on a receivable, the servicer may be unable to collect the remaining amount due under that receivable.  In addition, recoveries on written-off receivables, including any proceeds from the sale of a wireless device securing a device payment plan agreement, will be retained by the servicer as additional servicing compensation. Therefore, noteholders should not rely on any recoveries on defaulted or written-off device payment plan agreements as a source of funds available to make payments on the notes.  Depending on the amount, rate and timing of defaults and write-offs on receivables, you may incur losses on your notes.

Payment priorities increase the risk of loss by, or delay in payment to, holders of certain classes of notes
Based on the priorities described under “Description of the Notes—Priority of Payments,” classes of notes that receive principal payments before other classes will be repaid more rapidly than the other classes.  Because principal of the notes will be paid sequentially, classes of notes lower in payment priority will be outstanding longer, and therefore, will be exposed to the risk of losses on the receivables during periods after other classes have received most or all amounts payable on their notes, and after which a disproportionate amount of credit and payment enhancement may have been applied and not replenished.

Because of the priority of payment on the notes, the yields of the classes of notes lower in payment priority will be more sensitive to losses on the receivables and the timing of these losses than the classes of notes higher in payment priority.  Accordingly, the Class B notes will be relatively more sensitive to losses on the receivables and the timing of these losses than the Class A notes; and the Class C notes will be relatively more sensitive to losses on the receivables and the timing of these losses than the Class A and Class B notes.  If the actual rate and amount of losses exceed expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls on any payment date, it may adversely affect the yield on your notes, and you may incur losses on your notes.

In addition, the notes are subject to risk because payments of principal (during the amortization period) and interest on the notes on each payment date are subordinated to the payment of the servicing fee, certain amounts payable to the indenture trustee, the owner trustee and the asset representations reviewer in respect of fees, expenses and indemnification amounts and certain amounts payable to the successor servicer in respect of a one-time engagement fee.  As a result, payments on your notes may be delayed or you may incur losses on your notes.

For additional information, you should refer to “—The assets of the trust are limited and are the only source of payment for your notes, and if they are not sufficient, you will incur losses on your notes” above.

Holders of Class B and Class C notes will be subject to greater risk of loss because of subordination
The Class B notes bear a greater risk of loss than the Class A notes and the Class C notes bear a greater risk of loss than the Class A and Class B notes because of the subordination features of the transaction.  Payment of principal of the Class B notes is subordinated to payment of interest on and principal of the Class A notes.  Payment of principal of the Class C notes is subordinated to payment of interest on and principal of the Class A and Class B notes.

If any class or classes of notes with a higher payment priority are undercollateralized, interest on each class of notes subordinated to that class of notes will be subordinated to the payment of principal of the class or classes of notes with a higher payment priority until the aggregate note balance of the class or classes of notes with a higher payment priority equals the adjusted pool balance.

In addition, so long as any Class A notes are outstanding, failure to pay interest on the Class B notes will not be an event of default.  So long as any Class A or Class B notes are outstanding, failure to pay interest on the Class C notes will not be an event of default.

In addition, in the event the notes are accelerated and declared to be due and payable following the occurrence of an event of default, no interest or principal will be paid to the Class B notes until the Class A notes have been paid in full, and no interest or principal will be paid to the Class C notes until the Class A and Class B notes have been paid in full.  Only the most senior class of notes outstanding, as the controlling class, may declare an event of default or cause the sale of the collateral in certain circumstances.  Because of the subordination provisions of the transaction, the controlling class may have an incentive to accelerate the notes and/or to cause the sale of the trust assets, since the controlling class must be paid in full before any of the more junior classes are entitled to any payments.  The Class C notes, as the most subordinated class of notes, bear the greatest risk of loss.

Payments on the notes may be dependent on payments made by the cap provider under the interest rate cap agreement, and if available funds are not adequate, you may incur losses on your notes
The Class A-1b notes bear interest based on one-month LIBOR as described under “Description of the Notes—Payments of Interest.”  The trust will enter into an interest rate cap agreement with the cap counterparty to hedge the basis risk that results from the required payment of interest on the Class A-1b notes at a rate based on one-month LIBOR on the terms described under “The Cap Agreement.”  The trust’s ability to protect itself from shortfalls in cash flow caused by increases in one-month LIBOR above 2.75% will depend to a large extent on the terms of the interest rate cap agreement and whether the cap counterparty performs its obligations under the interest rate cap agreement.  If one-month LIBOR increases above 2.75% and the trust does not receive the payments it expects from the cap counterparty, the trust may not have adequate funds to make all payments to noteholders when due, and you may incur losses on your notes.

In addition, on any payment date, the cap notional amount may be lower than the actual note balance of the Class A-1b notes on that payment date.  Therefore, the amount of interest paid on the Class A-1b notes on that payment date under the interest rate cap agreement may be less than the amount of interest that would have been paid under the interest rate cap agreement if the cap notional amount was equal to the actual note balance of the Class A-1b notes on that payment date.

Termination of the interest rate cap agreement and the inability to locate a replacement cap counterparty would expose the trust and the noteholders to interest rate risk and you may incur losses on your notes

The interest rate cap agreement may be terminated if particular events occur.  Most of these events are generally beyond the control of the trust or the cap counterparty.  If a termination event under the interest rate cap agreement occurs and the administrator, on behalf of the trust, is unable to assign the interest rate cap agreement to another party, obtain an interest rate cap agreement on substantially the same terms or establish any other arrangement consistent with the rating agencies’ criteria, the trust’s exposure to interest rate fluctuations may no longer be hedged.  Exposure of the trust to interest rate risk may reduce amounts available to pay noteholders, and payments on your notes may be delayed or you may incur losses on your notes.

An event of default and acceleration of the notes or the continuation of an amortization event may result in losses on your notes or earlier than expected payment of your notes, which may result in reinvestment risk

An event of default may result in an acceleration of payments on your notes.  You will incur losses on your notes if collections on the receivables, other amounts deposited into the collection account with respect to the receivables and the proceeds of any sale of receivables are insufficient to pay the amounts owed on your notes.  In addition, after the occurrence of an amortization event, after the payment of the senior fees and expenses of the trust, and interest and principal due on the notes, the notes are required to be paid in full, sequentially by class, so long as the amortization event is continuing.  As a result, the yield on your notes may be adversely affected.  You will bear all reinvestment risk resulting from principal payments on your notes occurring earlier than expected.

For a more detailed description of events of default and acceleration of the notes, you should read “Description of the Notes—Events of Default.”  For a more detailed description of the priority of payments, you should read “Description of the Notes—Priority of Payments” and “—Post-Acceleration Priority of Payments.”

Failure to pay principal of the notes on any payment date will not be an event of default until the final maturity date, which may result in reinvestment risk
The trust does not have an obligation to pay a specified amount of principal of any class of notes on any date other than the remaining outstanding amount of that class of notes on its final maturity date.  Failure to pay principal of any class of notes on any payment date, including the expected final maturity date, will not be an event of default until the final maturity date of that class.  If principal of your notes is paid later than expected, it may adversely affect the yield on your notes.  You will bear all reinvestment risk resulting from principal payments on your notes occurring later than expected.

Make-whole payments will not be paid until the note balance of all of the notes is paid in full, which may result in reinvestment risk
Make-whole payments will not be paid on any class of notes until the note balance of each class of notes is paid in full.  However, there may not be sufficient funds available for make-whole payments on any payment date.  Failure to pay make-whole payments on any class of notes on any payment date will not be an event of default until the final maturity date of that class of notes.  If make-whole payments on your notes are paid later than expected, it may adversely affect the yield on your notes.  You will bear all reinvestment risk resulting from make-whole payments on your notes occurring later than expected.

Because you have limited control over actions of the trust, and conflicts between classes of notes may occur, you may incur losses on your notes
The trust will pledge the receivables to the indenture trustee to secure payment of the notes.  The controlling class will be entitled to declare an event of default relating to a breach of a material covenant, accelerate the notes after an event of default, and waive events of default (other than failure to pay principal or interest or for a breach of a covenant or term that can only be amended with the consent of all noteholders).  The controlling class may, in some circumstances, direct the indenture trustee to sell the receivables after an acceleration of the notes even if the proceeds would not be sufficient to pay all of the notes in full.  In this event, if your notes cannot be paid in full with the proceeds of a sale of the receivables, you will incur a loss on your notes.

Noteholders that are not part of the controlling class will have no right to take any of these actions, or to terminate the servicer or waive servicer termination events.  Only the controlling class will have these rights.  The controlling class may have different interests from the noteholders of other classes and will not be required to consider the effect of its actions on the noteholders of other classes, which may adversely affect your rights under your notes.

For a more detailed description of the actions that the controlling class may direct, you should read “Description of the Notes—Events of Default—Remedies Following Acceleration” and “Servicing the Receivables and the Securitization Transaction—Resignation and Termination of Servicer.”

The timing of principal payments on the notes is uncertain, which may result in reinvestment risk
It is expected that principal of the notes will not be paid until the amortization period begins, which is expected to be on the payment date in November 2020.  However, if an amortization event occurs, the amortization period will begin earlier than anticipated and the trust will pay principal of your notes earlier than expected.  For a full description of the circumstances giving rise to an amortization event, see “Description of the Notes—Amortization Period.”  See also “—An event of default and acceleration of the notes or the continuation of an amortization event may result in losses on your notes or earlier than expected payment of your notes, which may result in reinvestment risk” above.

On the first payment date during the amortization period, there may be a significantly larger principal payment than expected, because any amounts on deposit in the acquisition account on that payment date will be distributed as available funds.  In addition, if the overcollateralization target amount increases on any payment date as described under “Credit and Payment Enhancement—Overcollateralization,” to the extent of available funds, there will be higher principal payments on your notes. Conversely, if the amortization period were to begin because of the occurrence of an amortization event, or the certificateholders elect to exercise their right to effect an optional acquisition resulting in a clean-up redemption or an optional redemption of the notes, then payments of principal will be made on the notes earlier than expected.  See also “—The notes may be redeemed at the direction of the certificateholders, which may result in reinvestment risk” below.

During the amortization period, the rate of payment on the notes will also depend on the rate of payment on the receivables, including prepayments.  Faster than expected rates of prepayments on the receivables will cause the trust to pay principal of your notes earlier than expected, shortening the maturity of your notes.  Prepayments on the receivables will occur if:

•	obligors prepay all or a portion of their receivables, including in connection with entering into an upgrade contract,
•	the servicer acquires modified or impaired receivables or receivables transferred by the master trust that were not eligible receivables when acquired by the trust,
•	an originator reacquires receivables transferred by that originator that were not eligible receivables when acquired by the trust,
•
the marketing agent acquires, or causes the related originator to acquire, a transferred receivable, or the marketing agent makes certain payments, or requires the related originator to make certain payments, with respect to credits granted to an obligor under a receivable, or

•	the marketing agent prepays, or causes the

related originator to prepay, a receivable under the terms of an upgrade contract.

A variety of economic, social and other factors will influence the rate of prepayments on the receivables, including individual obligor circumstances, the types of Verizon Wireless marketing programs and those of its competitors, changes in technology, changes in consumer preferences for certain wireless devices, the release of new versions of certain manufacturer’s wireless devices and changes in the demand for wireless devices in general during celebration seasons that occur during the calendar year, and changes made by the servicer to the order in which the servicer applies payments and credits to an obligor’s account.  For a discussion of risks related to certain economic, social and other factors affecting individual obligors, see “—Performance of the receivables is uncertain and depends on many factors and may worsen in an economic downturn, which may increase the likelihood that payments on your notes will be delayed or that you will incur losses on your notes” below.  Verizon Wireless has permitted, and may permit in the future, cancellations of device payment plan agreements for specified periods of time during holiday periods.  No prediction can be made about the actual prepayment rates that will occur for the receivables.  For a discussion of additional risks related to upgrade offers, see “—Verizon Wireless’ upgrade offers may adversely impact collections on the receivables and the timing of principal payments, which may result in reinvestment risk” below.

You will bear all reinvestment risk resulting from principal payments on your notes occurring earlier than expected due to the occurrence of an amortization event, increases in the overcollateralization target amount, faster rates of prepayments on the receivables or for other reasons.

Decreases in one-month LIBOR rates will reduce the rate of interest on the Class A-1b notes
The Class A-1b notes bear interest based on one-month LIBOR.  As a result, changes in one-month LIBOR will affect the amount of interest payable on the Class A-1b notes. To the extent that one-month LIBOR decreases for any interest accrual period, the rate at which the Class A-1b notes accrue interest for that interest accrual period will be reduced, provided that the interest rate on the Class A-1b notes for any interest accrual period will not be less than 0.00%.  A negative one-month LIBOR rate could result in the interest applied to the Class A-1b notes decreasing to 0.00% for the related interest accrual period.

Ongoing investigations into LIBOR and the possible elimination of LIBOR as a benchmark rate may have an adverse impact on the notes
The Class A-1b notes bear interest based on one-month LIBOR.  As described under “Description of the Notes—Payments of Interest,” if one-month LIBOR is not available, LIBOR may be determined on alternative bases, some of which may also be unavailable or adversely affected due to the decline of the relevant interbank market activity.  In the event alternative rates are unavailable, interest on the Class A-1b notes will be determined as described under “Description of the Notes—Payments of Interest,” which will result in the Class A-1b notes bearing interest at a one-month LIBOR rate determined in a prior interest accrual period for an extended period.

The rate at which the Class A-1b notes bear interest could be adversely affected by misconduct in the rate-setting process for LIBOR, changes to the process or the phasing out of the rate entirely.  Any of these events may have an adverse effect on the interest rate, yield, value and marketability of your notes and you may incur losses on your notes.

The notes may be redeemed at the direction of the certificateholders, which may result in reinvestment risk
The notes will be subject to redemption, in whole but not in part, at the option of the certificateholders representing 100% of the voting interests of the certificates held by the originators or affiliates of the originators, on any payment date on and after the payment date in November 2019.

Whether the certificateholders exercise this option depends on the ability of the trust to transfer the receivables to another Verizon special purpose entity or a third-party purchaser for a sufficient price, as described under “Description of the Notes—Optional Redemption of the Notes,” which will be dependent on a number of factors prevailing at the time the option may be exercised, including, among other things, the market and the value of the receivables, prevailing interest rates, the availability of credit and general economic conditions.

There can be no assurance that the certificateholders will effect an optional redemption on any payment date when they are eligible to do so, or that the trust will be able to realize sufficient proceeds from the transfer of the receivables to effect a redemption.  However, if your notes are redeemed and paid in full earlier than expected, it may adversely affect the yield on your notes.  You will bear all reinvestment risk resulting from principal payments on your notes occurring earlier than expected.

Changing characteristics of the receivables during the revolving period may increase the likelihood that you will incur losses on your notes
During the revolving period, the trust may acquire additional receivables.  While each additional receivable must satisfy the eligibility criteria and the pool of receivables must satisfy the pool composition tests on each acquisition date, the additional receivables may not be of the same credit quality as the initial receivables.  These additional receivables will be originated by the originators using the origination and underwriting policies and procedures described under “Origination and Description of Device Payment Plan Agreement Receivables—Underwriting Criteria,” as in effect at the time the additional receivables are originated, which may be updated in the normal course of Verizon Wireless’ business, as described under “Receivables—Description of the Receivables.”  Moreover, the device payment plan agreements for the additional receivables may have different terms than the device payment plan agreements for the initial receivables, including, but not limited to, with respect to the charging of interest, the original term, the amount of the monthly payment and the obligor’s ability to prepay the related device payment plan agreement.

For these reasons, the characteristics of the receivables will change after the closing date.  There can be no assurance that the receivables at any time in the future will have the same credit quality as the initial receivables.  If the additional receivables are of a lower credit quality than the initial receivables, it will increase the likelihood that you will incur losses on your notes.

Performance of the receivables is uncertain and depends on many factors and may worsen in an economic downturn, which may increase the likelihood that payments on your notes will be delayed or that you will incur losses on your notes

The performance of the receivables depends on a number of factors, including general economic conditions, unemployment levels, the circumstances of individual obligors, Verizon Wireless’ underwriting standards at origination, including down payment requirements, Verizon Wireless’ servicing and collection strategies, increases in fraud, particularly relating to new wireless devices and increases in the price of such devices, and changes in Verizon Wireless’ marketing strategies, all of which could result in higher delinquencies and losses on the receivables.  Because many of these factors are outside the control of Cellco, the performance of the receivables cannot be predicted with accuracy.  In addition, the performance of the receivables may worsen in an economic downturn, which may increase the likelihood that payments on your notes will be delayed or that you will incur losses on your notes.

For more information about the performance of the receivables in Verizon Wireless’ portfolio of device payment plan agreements, you should read

“Servicing the Receivables and the Securitization Transaction—Delinquency and Write-Off Experience.”
Geographic concentration of the receivables may delay payments on, or result in losses on, your notes
As of the initial cutoff date, the billing addresses of the obligors of the initial receivables (by aggregate principal balance) were concentrated in California (approximately 10.92%), New York (approximately 6.03%), Florida (approximately 5.59%) and Texas (approximately 5.29%).  No other state made up more than 5.00% of the pool balance of the initial receivables as of the initial cutoff date.  However, the geographic concentration of the additional receivables may be different than the geographic concentration of the initial receivables.

Economic conditions or other factors affecting states with a high concentration of receivables, including any interruption of wireless service available on Verizon Wireless’ network with respect to any geographic area, could adversely impact the delinquency or write-off experience of the trust.  In addition, extreme weather conditions or natural disasters could cause substantial business disruptions, economic losses, unemployment and an economic downturn.  The ability of obligors in affected areas to make timely payments could be adversely affected.  The trust’s ability to make payments on the notes could be adversely affected by any of these factors if the obligors in impacted locations are unable to make timely payments.  As a result, payments on your notes may be delayed or you may incur losses on your notes.

Interests of other persons in the receivables could reduce funds available to pay your notes, and you may incur losses on your notes
If another person acquires an interest in a receivable that is superior to the trust’s interest, the collections on that receivable may not be available to make payments on your notes, and you may incur losses on your notes.  Another person could acquire an interest in a receivable that is superior to the trust’s interest if:

• the trust does not have a perfected security interest in the receivable because the depositor’s security interest in the receivable was not properly perfected, or
• the trust’s security interest in the receivable is impaired because holders of some types of liens, such as tax liens, may have priority over the trust’s security interest.

Payments on the device payment plan agreements held by the trust will be subordinated to certain other payments by the obligors, and payments on your notes may be delayed or you may incur losses on your notes

As described under “Servicing the Receivables and the Securitization Transaction—Collections and Other Servicing Procedures,” each obligor receives one bill for its account and an obligor who holds an account with Verizon Wireless may have multiple wireless devices under the account and one or more of these wireless devices may be subject to a device payment plan agreement which may be included as receivable.  Payments remitted by an obligor to Verizon Wireless or credits granted by Verizon Wireless on the related account currently are applied to the account based on monthly aging categories, as described under “Servicing the Receivables and the Securitization Transaction—Collections and Other Servicing Procedures.”  Therefore,

•     if the most recent device payment plan agreement originated with respect to an account is included as a receivable, the trust’s rights to receive payments from the obligor will be subordinated to the payment of late fees, wireless service and other charges, including accessory payments and insurance payments, and any amounts due on any earlier originated device payment plan agreements; and

•     if the earliest device payment plan agreement originated with respect to an account is included as a receivable and amounts due on that device payment plan agreement are paid in full but amounts remain due on a later originated device payment plan agreement on the same account, on the next obligor payment remittance date, past due amounts on that later originated device payment plan agreement will be paid prior to current amounts on the device payment plan agreement that is a receivable.

The timing of payments on a receivable could be adversely affected by the addition of device payment plan agreements on any single account and the amount of wireless service and other charges on that account.  As a result, payments on your notes may be delayed or you may incur losses on your notes.

In addition, the order in which payments remitted by an obligor to Verizon Wireless and credits granted by Verizon Wireless (other than credits granted in respect of an upgrade) may be changed at any time, as long as any change applicable to the receivables (i) is also applicable to all device payment plan agreements that Cellco services and (ii) so long as Cellco is the servicer, does not have a material adverse effect on the noteholders.  Any modification could negatively impact collections on the receivables, and you may incur losses on your notes.

See “Servicing the Receivables and the Securitization Transaction—Servicing Obligations of Cellco” and “—Collections and Other Servicing Procedures” for further details on the application of obligor payments.

Verizon Wireless’ upgrade offers may adversely impact collections on the receivables and the timing of principal payments, which may result in reinvestment risk
Prepayments on the receivables could occur if obligors choose to upgrade wireless devices that are the subject of device payment plan agreements that are included in the receivables pool, as described under “Origination and Description of Device Payment Plan Agreement Receivables—Upgrade Offers.”  The number of upgrades occurring pursuant to upgrade offers will depend on a variety of economic, social and other factors, including improved technology available in newer wireless devices, consumer demand for, and supply of, specific wireless devices (including newly released wireless devices), any other promotional offers offered by Verizon Wireless, and seasonal changes in the demand for wireless devices.  An increase in the number of upgrades accepted under upgrade offers would result in a corresponding increase in prepayments to the trust by the marketing agent or the related originator, or prepayments by the related obligors, as applicable.  During the revolving period, amounts collected by the trust, including prepayment amounts, that would otherwise be applied as payments of principal of your notes in accordance with the priority of payments, will instead be deposited into the acquisition account and used to acquire additional receivables, which receivables may be of a different credit quality than or have terms different from the initial receivables. See “—Changing characteristics of the receivables during the revolving period may increase the likelihood that you will incur losses on your notes” above.  In addition, during the amortization period, amounts collected by the trust, including prepayment amounts related to upgrade offers, will be part of available funds that are used to pay principal of your notes.  Therefore, any prepayments on the receivables during the amortization period may result in your notes being paid earlier than expected and may adversely affect the yield on your notes.  You will bear all reinvestment risk resulting from principal payments on your notes occurring earlier than expected.  See also “—The timing of principal payments on the notes is uncertain, which may result in reinvestment risk” above.

In addition, failure to deposit required prepayment amounts with respect to an upgrade under an upgrade offer into the collection account when required will result in a servicer termination event so long as Cellco is the servicer.  As described under “—If Cellco is removed or resigns as servicer, payments on your notes may be delayed and you may incur losses on your notes” below.  See “Servicing the Receivables and the Securitization Transaction—Resignation and Termination of Servicer” below, this may lead to severe disruptions in servicing the receivables and delays in payment on the receivables, and you may incur losses on your notes.

Upgrade offers may present bankruptcy risks, which may result in losses on your notes
If the marketing agent or any originator files for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”), the marketing agent or any originator, as applicable, as debtor in possession, may continue to offer upgrade programs, including the annual upgrade program, and may choose either to perform or not to perform its obligations thereunder, as described under “Some Important Legal Considerations—Matters Relating to Bankruptcy—Bankruptcy Proceedings of Cellco or Other Originators and Impact on Upgrade Offers.”

If the marketing agent or any originator fails to remit required prepayment amounts to the trust, the trust may have difficulty collecting against the related obligor, and the obligor may be less likely to pay amounts remaining due under the obligor’s original device payment plan agreement.  In addition, the obligor may argue that it has a defense to making payments to the trust because it fulfilled all of its obligations as specified in the upgrade offer or as a result of statements purportedly made by the marketing agent or any originator. This may result in reduced collections on the receivables held by the trust, and you may incur losses on your notes.

See “Some Important Legal Considerations—Matters Relating to Bankruptcy—Bankruptcy Proceedings of Cellco or Other Originators and Impact on Upgrade Offers.”

The application of credits to obligor accounts may reduce payments received on the receivables, which may delay payments on the notes or result in losses on the notes
As described in “Origination and Description of Device Payment Plan Agreement Receivables—Account Credits” and “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments,” from time to time Verizon Wireless may grant credits to an obligor’s account.  Those credits currently are applied as described under “Servicing the Receivables and the Securitization Transaction—Collections and Other Servicing Procedures.”  To the extent any credits are applied against any payments due under a device payment plan agreement that is included in the pool of receivables, and if the marketing agent, the related originator or the parent support provider, as applicable, does not deposit sufficient amounts into the collection account to cover credit amounts, actual amounts received with respect to that receivable will be reduced.  As a result, payments on your notes may be delayed or you may incur losses on your notes.

In addition, because device payment plan agreements on a single account are paid in the order of their origination (with the oldest device payment plan agreement being paid first), if the earliest originated device payment plan agreement on an account is included as a receivable, there is a greater risk that credits (other than credits granted in respect of cancellations, prepayments, invoicing errors or in connection with an upgrade) will be applied on the earlier originated device payment plan agreement than on device payment plan agreements originated after the receivable.  As a result, payments on your notes may be delayed or you may incur losses on your notes.

Verizon Wireless may become subject to investigations or actions from regulators or related oversight agencies as well as private litigation, the results of which may require Verizon Wireless to apply credits to certain customers’ accounts.  Although there are no current investigations, actions or litigation requiring the application of credits to the receivables, Verizon Wireless could be required to apply credits to customers’ accounts in settlement of an investigation, action or litigation in the future. There can be no assurance that any future investigations, actions or litigation and any resulting settlements requiring the application of credits will not have an adverse effect on any receivables.

In addition, if Cellco is the servicer, failure to deposit any credit amounts in to the collection account when required will result in a servicer termination event.  As described under “—If Cellco is removed or resigns as servicer, payments on your notes may be delayed and you may incur losses on your notes” below, this may lead to severe disruptions in servicing the receivables and delays in payment on the receivables, and you may incur losses on your notes.  See “Servicing the Receivables and the Securitization Transaction—Resignation and Termination of Servicer.”

Increased delinquencies and defaults may result if an obligor no longer has a functioning wireless device, and you may incur losses on your notes
If an obligor’s wireless device is lost, stolen, damaged or otherwise unusable, the obligor remains obligated to make all remaining payments under the related device payment plan agreement, regardless of whether the related wireless device is subject to a manufacturer’s warranty.  However, because the obligor no longer has a working wireless device, he or she may be less willing to make timely payments on the related device payment plan agreement, or may have a defense to the continued payment on the device payment plan agreement, particularly if the obligor does not have insurance on the device and the device is not under a manufacturer’s warranty. See “Some Important Legal Considerations—Consumer Protection Laws.”  If obligors become unwilling to make timely payments on their device payment plan agreements because the obligors no longer have functioning wireless devices, increased delinquencies and/or defaults on payments by obligors may occur, and you may incur losses on your notes.

An interruption or degradation of wireless service provided by Verizon Wireless could result in reduced collections on the receivables, and you may incur losses on your notes
Each device payment plan agreement is part of a customer account that includes wireless service.  Although the payment terms of the device payment plan agreements are not conditioned on the provision of wireless service, to the extent that wireless service provided by Verizon Wireless is significantly interrupted or degraded, including as a result of the dissolution of Verizon or the divestiture of Verizon’s wireless business, it may serve as a disincentive for obligors to make continued payments under their accounts, and therefore, the related device payment plan agreements.  In addition, because the trust will acquire the receivables subject to all defenses, claims and rights of set-off of the obligors, any interruption or degradation of service may also give rise to an affected obligor’s defense or claim of set-off with respect to payment on the obligor’s device payment plan agreement.  From time to time, Verizon Wireless may offer special promotions to customers who have been affected by a service interruption.  You may incur losses on your notes as a result of any reductions in collections related to an interruption or degradation of service or a related promotion.

In addition, the bankruptcy of Cellco or certain of its affiliates, including any of the other originators, may result in an interruption of service.  For a more detailed description on the risks to the notes resulting from a bankruptcy of the sponsor or an affiliate, you should read “—Bankruptcy of any originator, the master trust, the servicer, the marketing agent or the parent support provider may result in delayed payments on your notes or you may incur losses on your notes” below.

A wireless device recall or manufacturing defect may result in delayed payments or losses on your notes
Applicable laws and governmental standards require manufacturers to take actions, from time to time, to remedy defects in wireless devices affecting wireless device safety, including through mandated recalls. As a result, manufacturers of wireless devices may be obligated to recall certain wireless devices, or may choose to recall certain wireless devices if the related manufacturer determines that those devices do not comply with relevant safety standards.  In addition, individual wireless devices may suffer from manufacturing defects that may lead to customer dissatisfaction and safety issues if any defects lead to product failures or unsafe use.

Obligors affected by a recall or whose wireless device is subject to a manufacturing defect may be more likely to be delinquent in, or default on, payments on their device payment plan receivables.  You may incur losses on your notes as a result of any reductions in collections related to delinquencies or defaults.  See “—Increased delinquencies and defaults may result if an obligor no longer has a functioning wireless device, and you may incur losses on your notes” above.  In addition, obligors affected by a recall in certain circumstances may be permitted to cancel their device payment plan agreements.  In these cases, the servicer will be required to acquire any cancelled device payment plan agreement from the trust.  See “Servicing the Receivables and the Securitization Transaction—Servicer Modifications and Obligation to Acquire Receivables.”  From time to time, Verizon Wireless may offer special promotions to customers who have been affected by a recall.

Moreover, an obligor affected by a recall or whose wireless device suffers a manufacturing defect, may have a defense against the ongoing payment of its related device payment plan agreement, which may result in delayed payments on your notes, or you may incur losses on your notes.  See “Some Important Legal Considerations—Consumer Protection Laws.”

An originator’s or the servicer’s failure to reacquire or acquire, as applicable, receivables that do not comply with consumer protection laws may delay payments on your notes or result in losses on your notes

Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer contracts, including the receivables.  If any receivable does not comply with U.S. federal and state consumer protection laws, the servicer may be prevented from or delayed in collecting amounts due on the receivable.  Also, some of these laws may provide that the assignee of a consumer contract (such as the trust) is liable to the obligor for any failure of the contract to comply with these laws.  The applicable originator must reacquire any receivables transferred by it that do not comply in all material respects with applicable laws at the time the receivable was transferred to the depositor.  In addition, the servicer must acquire any receivables transferred by the master trust that do not comply in all material respects with applicable laws at the time the receivable was transferred to the depositor.  If any originator or the servicer, as applicable, fails to reacquire or acquire those receivables, payments on your notes may be delayed or you may incur losses on your notes.

For a more detailed description of consumer protection laws relating to the receivables, you should read “Some Important Legal Considerations—Consumer Protection Laws.”
If the servicer is unable to perform its obligations, payments on your notes may be delayed or you may incur losses on your notes
Collections on the receivables depend significantly on the ability of the servicer to perform its obligations under the transfer and servicing agreement.

Several events beyond the control of Cellco could delay or prevent its performance of these obligations, including cyber-attacks, natural disasters, terrorist attacks and acts of war.  In recent years, the incidence of cyber-attacks, including through the use of malware, computer viruses, dedicated denial of services attacks, credential harvesting and other means for obtaining unauthorized access to or disrupting the operation of networks and systems, have increased in frequency, scope and potential harm.

While, to date, neither Verizon nor Verizon Wireless has been subject to cyber-attacks which, individually or in the aggregate, have been material to its operations or financial condition, the preventive actions taken to reduce the risks associated with cyber-attacks, including protection of its systems and networks, may be insufficient to repel or mitigate the effects of a major cyber-attack in the future.

If the networks or systems of Cellco or those of its suppliers, vendors and other service providers are rendered inoperable by a cyber-attack, Cellco’s ability to perform its obligations under the transfer and servicing agreement could be compromised for a period of time or permanently.  In that case, payment on your notes may be delayed or you may incur losses on your notes.

If Cellco is removed or resigns as servicer, payments on your notes may be delayed and you may incur losses on your notes
Cellco may be removed as servicer if it defaults on its servicing obligations or becomes subject to bankruptcy proceedings as described in “Servicing the Receivables and the Securitization Transaction—Resignation and Termination of Servicer.”  A resignation, removal, closure or bankruptcy of Cellco may lead to severe disruptions in servicing the receivables, including billing and collections.  If Cellco resigns or is terminated as servicer, the processing of payments on the receivables and information relating to collections may be delayed.  Because obligors on an account make one payment for service, accessories, insurance, any device payment plan agreements and other amounts due on that account, if Cellco is no longer the servicer of the receivables but continues to service the remainder of the obligors’ accounts, billing with respect to each receivable would have to be separated from the billing with respect to the rest of the account.  In that case, the related obligor would receive and be responsible for the payment of at least two separate invoices, potentially causing confusion for the obligor and a hesitancy to remit full payment on all invoices.   In addition, if Cellco is no longer the servicer of the receivables, the successor servicer may not be able to exercise certain of the remedies available to Verizon Wireless for an obligor’s failure to pay its related device payment plan agreement, such as texting the related device to notify the obligor of late payments or disconnecting service on an obligor’s devices for continued failure to pay.  This could cause delays in payment on the receivables, and you may incur losses on your notes.  See also “—Verizon Wireless’ upgrade offers may adversely impact collections on the receivables and the timing of principal payments, which may result in reinvestment risk” and “—The application of credits to obligor accounts may reduce payments received on the receivables, which may delay payments on the notes or result in losses on the notes” above.

The servicer’s ability to commingle collections with its own funds may delay payments on the notes or result in losses on your notes
Until the monthly remittance conditions set forth under “Servicing the Receivables and the Securitization Transaction—Deposit of Collections” are met, the servicer is required to deposit collections on the receivables into the collection account within two business days after identification of receipt of good funds.  If the monthly remittance conditions are satisfied, the servicer will be required to deposit collections on the receivables into the collection account on the second business day immediately preceding the related payment date.  Prior to remittance into the collection account, the servicer will be permitted to use collections on the receivables at its own risk and for its own benefit and may commingle collections on receivables with its own funds.

In addition, if an obligor under a device payment plan agreement pays or deposits any amount in advance of when it is due, including with respect to security deposits collected at origination, the servicer will hold those amounts until they become due and payable in accordance with the customer’s bill. Until that time, the servicer may use these amounts at its own risk and for its own benefit and may commingle those amounts with its own funds.

In any of these cases, if the servicer does not deposit these amounts into the collection account when they become due (which could occur if the servicer becomes subject to a bankruptcy proceeding), payments on your notes may be delayed or you may incur losses on your notes.

Conflicts of interest may exist among the servicer, the marketing agent, the parent support provider and the trust, which may result in losses on your notes
It is possible that an obligor with respect to any device payment plan agreement owned by the trust may be an obligor in respect of one or more additional device payment plan agreements serviced by Cellco but not included as an asset of the trust.  Because Cellco will be servicing all device payment plan agreements that are part of the same account, it is possible that this could result in certain conflicts of interest. For example, if an obligor is delinquent with respect to one device payment plan agreement on the related account, but an obligor has multiple device payment plan agreements on that account or has multiple accounts with Verizon Wireless, the servicer may delay taking collections actions against that obligor or may not close the delinquent account.  Verizon Wireless may also offer obligors payment extensions, due date changes, or the waiver of late fees or other administrative fees, if any, over the course of the device payment plan agreement or allow an obligor a longer cure period for delinquencies based on that obligor’s past payment history, even if those actions can lead to shortfalls in collections of the trust.  Moreover, as servicer of all device payment plan agreements, regardless of whether they constitute receivables, the servicer can modify the way in which payments remitted by obligors on the related accounts are allocated to the device payment plan agreements, and thereby, the receivables.

In addition, because the servicer is permitted to retain any recoveries on written-off receivables (including any proceeds from the sale of a wireless device securing a device payment plan agreement) as additional servicing compensation, the servicer may have a financial incentive to write-off an account.

As marketing agent, Cellco, may (i) grant credits to an obligor for various reasons, including as an incentive for that obligor to maintain service with Verizon Wireless or upgrade that obligor’s wireless device, even if those credits could lead to shortfalls in payments received by the trust on any receivable and (ii) offer upgrades to various obligors, in either case, even if the marketing agent, the related originator or the parent support provider, as applicable, fails to remit required amounts in respect of those credits or upgrade prepayments when due and even if that failure would constitute an amortization event.  If Cellco takes any of the actions set forth in (i) or (ii) above, and fails to remit these amounts when due, there may be a shortfall in available funds.

Any of the actions described above taken by the servicer or the marketing agent may not align with the interests of the trust, and you may incur losses on your notes.

The financial condition of the parent support provider, the servicer, the marketing agent or the originators may affect their ability to perform their obligations, adversely impacting the trust’s ability to make payments on the notes, and you may incur losses on your notes

A deterioration in the financial condition of the parent support provider, the servicer, the marketing agent or the originators could adversely affect, among other things, (a) an originator’s ability to reacquire a receivable as required under the transfer and servicing agreement or the originator receivables transfer agreement, (b) the servicer’s ability to acquire a receivable required to be acquired by it under the transfer and servicing agreement or the master trust receivables transfer agreement, (c) the marketing agent’s ability to acquire a receivable or make certain payments and prepayments in respect of receivables as required under the transfer and servicing agreement, or to cause the related originator to do so, (d) the servicer’s ability to effectively service the receivables pursuant to the terms of the transfer and servicing agreement or (e) the ability of the parent support provider to perform its obligations under the parent support agreement.

There are a large number of factors that may affect the financial condition of these parties, including general economic conditions, the competitiveness of their businesses, their ability to respond to changes or disruptions in technology and consumer demand, their relationships with suppliers and vendors, the regulatory environments in which they operate, the potential for cyberattacks affecting their operations and business relationships, external events impacting their infrastructure or operations, the availability of financing to fund operations and refinance existing debt, changes in pension and benefit costs, work stoppages by the unionized portion of their workforces and the adverse outcome of litigation.

In the event that the financial condition of the parent support provider, the servicer, the marketing agent or any originator caused that party to be unable to perform its obligations under the transaction documents, the ability of the trust to make payments on the notes could be significantly adversely affected, and you may incur losses on your notes.
Bankruptcy of any originator, the master trust, the servicer, the marketing agent or the parent support provider may result in delayed payments on your notes or you may incur losses on your notes
If any originator, the master trust, the servicer, the marketing agent or the parent support provider becomes subject to bankruptcy proceedings, you may experience delayed payments on your notes or you may incur losses on your notes.

The court in a bankruptcy proceeding could conclude that any originator or the master trust, as applicable, effectively still owns the receivables absolutely assigned by it to the depositor, because the assignment of those receivables to the depositor was not a “true sale.”  If a court were to reach this conclusion, payments on your notes could be reduced or delayed, as described under “Some Important Legal Considerations—Matters Relating to Bankruptcy—Transfer of Receivables by the Originators and the Master Trust to the Depositor.”

In addition, the transfer of receivables by the depositor to the trust, although structured as an absolute assignment, may be viewed as a financing because the depositor ultimately will receive from the trust an equity interest in the trust as described under “Some Important Legal Considerations—Matters Relating to Bankruptcy—Transfers of Receivables by the Depositor to the Trust.” If a court were to conclude that a transfer was not an absolute assignment or that the depositor was consolidated with the trust in the event of the depositor’s bankruptcy, the receivables would be owned by the depositor and payments may be delayed or other remedies imposed by the bankruptcy court that could cause you to incur losses on your notes.

Any bankruptcy or insolvency proceeding involving Cellco may also adversely affect the rights and remedies of the trust and payments on your notes, as described under “Some Important Legal Considerations—Matters Relating to Bankruptcy— Bankruptcy Proceedings of Cellco, the Depositor, the Originators or the Servicer.”  In addition, a bankruptcy of Cellco would be a servicer termination event, which in turn will be an amortization event.

Moreover, under the transaction documents, the parent support provider will guarantee the payment obligations of the originators, the servicer and the marketing agent with respect to reacquisitions or acquisitions of receivables, and other payment obligations as set forth under “The Parent Support Provider.”  To the extent of a bankruptcy of the parent support provider, the parent support provider may be unable to make a payment when required, and amounts available to pay interest on and, during the amortization period, principal of your notes may be reduced, and you may incur losses on your notes.

For more information about the effects of a bankruptcy on your notes, you should read “Some Important Legal Considerations—Matters Relating to Bankruptcy.”

Federal financial regulatory reform could have an adverse impact on Cellco, the depositor, the trust or the master trust, which could adversely impact the servicing of the receivables or the securitization of device payment plan agreements

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” is extensive legislation that impacts financial institutions and other non-bank companies, including Cellco.  The Dodd-Frank Act created the Bureau of Consumer Financial Protection, previously known as the Consumer Financial Protection Bureau (the “CFPB”), an agency responsible for administering and enforcing the laws and regulations for consumer financial products and services, including against non-bank companies.

The Dodd-Frank Act affects the offering, marketing and regulation of consumer financial products and services offered by or through covered persons, which could include Cellco, the depositor, the trust or the master trust.  Title X of the Dodd-Frank Act gives the CFPB supervision, examination and enforcement authority over the consumer financial products and services offered by certain non-depository institutions and large insured depository institutions.  In particular, three of the primary purposes of the CFPB are to enforce federal consumer financial laws, to ensure that consumers receive clear and accurate disclosures regarding financial products and to protect consumers from discrimination and unfair, deceptive and abusive acts and practices.  The CFPB also has broad rulemaking, examination and enforcement authority over parties offering or providing consumer financial products and services or otherwise subject to federal consumer financial laws and authority to prevent “unfair, deceptive or abusive” acts and practices.  The CFPB has the authority to write regulations under federal consumer financial laws, and to enforce those laws against and examine a wide variety of large depository institutions and other non-bank providers of consumer financial products and services for compliance.  It is also authorized to collect fines and seek various forms of consumer redress in the event of alleged violations, engage in consumer financial education, track consumer complaints, request data and promote the availability of financial services to underserved consumers and communities.

Depending on how the CFPB functions and its areas of focus, it could increase the compliance costs for Cellco, the depositor, the trust or the master trust.   The CFPB is authorized to pursue administrative proceedings or litigation for violations of federal consumer financial laws.  In these proceedings, the CFPB can obtain cease and desist orders (which can include orders for restitution or rescission of contracts, as well as other kinds of affirmative relief) and monetary penalties.  Also, where a company has violated Title X of the Dodd-Frank Act or CFPB regulations promulgated under the authority granted to the CFPB by Title X, the Dodd-Frank Act empowers state attorneys general and state regulators to bring civil actions for the kind of cease and desist orders available to the CFPB.

In addition, there are other provisions of the Dodd-Frank Act which, if and depending on how they are implemented, could have an adverse impact on the securitization of device payment plan agreements by limiting certain common practices in securitizations.  For example, the so-called “Franken Amendment” would allow the SEC to randomly assign securities to nationally accredited rating agencies, and the proposed securitization conflicts of interest rule would prohibit securitization participants from entering into transactions that would involve or result in any material conflict of interest with respect to any investor.

Until all rulemaking is complete, it is not clear whether the Dodd-Frank Act ultimately will have an adverse impact on the servicing of the receivables, on the securitization of the device payment plan agreements or on the regulation and supervision of Cellco, the depositor, the trust or the master trust.

For a discussion on the impact of any investigations based on federal financial regulatory laws and related settlements, see “—The application of credits to obligor accounts may reduce payments received on the receivables, which may delay payments on the notes or result in losses on the notes” above.

The notes are not suitable for all investors
The notes are not suitable investments for all investors. In particular, you should not purchase the notes unless you understand the structure, including the priority of payments, and prepayment, credit, liquidity and market risks associated with the notes. The notes are complex securities.  There can be no assurance regarding the ability of particular investors to purchase the notes under current or future applicable legal investment or other restrictions or as to the consequences of an investment in the notes for these purposes or under current or future restrictions. Certain regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire the notes, which in turn may adversely affect the ability of investors in the notes who are not subject to those provisions to resell their notes in the secondary market and may adversely affect the price realized for the notes.

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes

The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability.  The ratings reflect each rating agency’s assessment of the future performance of the receivables, the credit and payment enhancement on the notes and the likelihood of repayment of the notes. The ratings do not address the likelihood of the payment of make-whole payments.  There can be no assurance that the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the receivables, a multi-notch downgrade in the debt of Verizon below investment grade, errors in analysis or otherwise.  None of the depositor, the sponsor, the parent support provider or any of their affiliates will have any obligation to replace or supplement any credit or payment enhancement or to take any other action to maintain any ratings on the notes.  If the ratings on your notes are reduced, withdrawn or qualified, there could be an adverse effect on the market value of your notes and/or on your ability to resell your notes.

The sponsor has hired three rating agencies that are nationally recognized statistical rating organizations, or “NRSROs,” and will pay them a fee to assign ratings on the notes.  The sponsor has not hired any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes.  However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO in order to make it possible for non-hired NRSROs to assign unsolicited ratings on the notes.  It is possible that any non-hired NRSRO could assign an unsolicited rating on the notes.  An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the sponsor, the depositor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus.  NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that the rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.  In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The rating of the cap counterparty may affect the ratings of the notes
Any rating agencies rating the notes will consider the provisions of the interest rate cap agreement and any ratings assigned to the cap counterparty.  A downgrade, suspension or withdrawal of the rating of the debt of the cap counterparty by any rating agency may result in the downgrade, suspension or withdrawal of the rating assigned by that rating agency to any class (or all classes) of notes.  A downgrade, suspension or withdrawal of the rating assigned by any rating agency to a class of notes would likely have adverse consequences on their liquidity or market value.

See “The Cap Agreement.”

The absence of a secondary market for your notes, financial market disruptions and a lack of liquidity in the secondary market could adversely affect the market value of your notes and/or limit your ability to resell them

If a secondary market for your notes does not develop, it could limit your ability to resell them.  This means that if you want to sell any of your notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a secondary market existed.  The underwriters may assist in the resale of notes, but they are not required to do so.  Furthermore, financial market disruptions may also adversely affect the market value of your notes and your ability to resell them.  In addition, even if a secondary market does develop, it might not continue, it might be disrupted by events in the global financial markets or it might not be sufficiently liquid to allow you to resell your notes.

The noteholders have limited control over amendments to the indenture and other transaction documents
As described under “Trust,” “Servicing the Receivables and the Securitization Transaction—Amendments to Transfer and Servicing Agreement” and “Description of the Notes—Amendments to Indenture,” upon the satisfaction of certain requirements, certain amendments to the indenture and other transaction documents can be effected without the consent of any noteholders or with the consent of only a specified percentage of noteholders of the controlling class.  There can be no assurance as to whether or not amendments effected without a noteholder vote will adversely affect the performance of the notes.

Because the notes are in book-entry form, your rights can only be exercised indirectly
Because the notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or the Euroclear Bank SA/NV, as operator for the Euroclear System or their successors or assigns. Transfers of interests in the notes within these clearing agencies must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under “Description of the Notes—Book-Entry Registration.” Unless and until the notes cease to be held in book-entry form, the indenture trustee will not recognize you as a “noteholder,” as the term is used in the indenture, except in the limited circumstances relating to the asset representations review, dispute resolution and noteholder communication procedures described in this prospectus.  As a result, you will only be able to exercise the rights of noteholders indirectly through your applicable clearing agency and its participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in any of these clearing agencies and to take other actions that require a physical certificate representing the notes.

Interest on and principal of the notes will be paid by the trust to The Depository Trust Company as the record holder of the notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the trust to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the trust.

Certain EU investors are subject to risk retention and due diligence requirements applicable to the notes
Various types of European Union regulated investors are or may in the future be subject to regulatory requirements (“EU Risk Retention Requirements”) that restrict investments in securitization transactions unless certain disclosures are made with respect to retention of an economic interest in the securitization transaction by the sponsor or originator, and certain due diligence requirements are met.  Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the notes acquired by the relevant investor.

In addition, aspects of the EU Risk Retention Requirements and what is or will be required to demonstrate compliance to regulators remain unclear.  These requirements, and any other changes to the regulation or regulatory treatment of securitization transactions or of the notes applicable to particular investors, may negatively impact the regulatory position of those investors.  In addition, these regulations could have a negative impact on the price and liquidity of the notes in the secondary market.

See “EU Risk Retention—EU Risk Retention and Due Diligence Requirements.”

TRANSACTION PARTIES
The following descriptions of the transaction parties summarize the material terms of the transaction documents to which they are parties, including the trust agreement, the indenture, the administration agreement and the asset representations review agreement, but are not complete descriptions of these transaction documents.  For more details about the transaction documents, you should read the forms of the transaction documents that are included as exhibits to the registration statement filed with the SEC that includes this prospectus.  In addition, copies of each of the transaction documents will be filed with the SEC upon the filing of this prospectus.
TRUST
The trust is Verizon Owner Trust 2018-A, or the “Trust,” a Delaware statutory trust governed by the trust agreement between the Depositor and the Owner Trustee.  The Trust’s fiscal year is the calendar year.
The purposes of the Trust will be to:
•
acquire (i) on or about October 10, 2018 (the “Closing Date”), an initial pool of device payment plan agreements (the “Initial Receivables”), and (ii) from time to time after the Closing Date, as set forth under “Receivables—Receivables and Other Trust Assets,” additional device payment plan agreements (the “Additional Receivables” and, together with the Initial Receivables, the “Receivables”), in each case, including all amounts received and applied on those device payment plan agreements on or after the related cutoff date, and all payments on or under and all proceeds of the device payment plan agreements as described under “Receivables,” and other Trust assets from time to time,

•	issue the notes and the certificates and pledge the Trust assets to U.S. Bank National Association (the “Indenture Trustee”) to secure payments on the notes,
•	enter into and perform its obligations under the transaction documents,
•	make payments on the notes, and
•	engage in other related activities to accomplish these purposes.
The Trust may not engage in any other activities and may not invest in any other securities (other than permitted investments) or make loans to any persons.
The trust agreement may be amended by the Depositor and the Owner Trustee (1) without the consent of the noteholders or certificateholders to (a) clarify an ambiguity, correct an error or correct or supplement any term of the trust agreement that may be inconsistent with the other terms of the trust agreement or with the terms of this prospectus, or (b) provide for, or facilitate the acceptance of the trust agreement by, a successor Owner Trustee, (2) with the consent of the certificateholders to add, change or eliminate any provision (a) without the consent of the noteholders if (i) the Trust or Cellco Partnership d/b/a Verizon Wireless (“Cellco”), as administrator under the administration agreement (the “Administrator”), certifies that the amendment will not have a material adverse effect on the noteholders or (ii) each rating agency engaged to rate the notes either confirms that the amendment will not result in a reduction or withdrawal of the then-current ratings on the notes or does not notify the Depositor, the Servicer, the Owner Trustee or the Indenture Trustee that the proposed amendment will result in a downgrade or withdrawal of its then-current rating on any of the notes within ten days following any request therefor (the “Rating Agency Condition”), and (b) with the consent of the Indenture Trustee if the amendment has a material adverse effect on the rights, duties, obligations, immunities or indemnities of the Indenture Trustee, or (3) with the consent of the certificateholders and prior written notice to the Indenture Trustee and each rating agency engaged to rate the notes (a) if the interests of the noteholders are materially and adversely affected, with the consent of the holders of a majority of the aggregate outstanding note balance of the notes as of the related date of determination (the “Note Balance”) of the “Controlling Class,” which shall be the Class A notes, voting together as a single class, as long as any Class A notes are outstanding and after the Class A notes are paid in full, the most senior class of notes then outstanding or (b) with the consent of all adversely affected noteholders to (x) change the Note Balance of, or the amount of interest or Make-Whole Payments or the applicable final maturity date on any note, or (y) modify the percentage of the Note Balance of the Notes (or the Controlling Class) or the percentage interest of certificates required for any action.
Any noteholder consenting to any amendment will be deemed to agree that the amendment does not have a material adverse effect on that noteholder.
A “Business Day” means any day other than (a) a Saturday, Sunday or other day on which banks in New York, New York or any jurisdiction in which the corporate trust office of the Indenture Trustee or the Owner Trustee is located are authorized or required to close or (b) a holiday on the Federal Reserve calendar.
The Trust may not dissolve, merge with or sell substantially all its assets to any other entity or impair the first priority lien of the Indenture Trustee in the Trust assets except as permitted by the transaction documents.
Cellco, as servicer under the transfer and servicing agreement (the “Servicer”), will indemnify the Trust for liabilities and damages caused by the Servicer’s willful misconduct, bad faith or gross negligence in the performance of its duties as Servicer.
The Administrator will perform additional administrative services for the Trust and the Owner Trustee pursuant to the administration agreement, as further described under “Sponsor, Servicer, Custodian, Marketing Agent and Administrator.”
On the Closing Date, in exchange for the notes and the certificates, the Depositor will (w) transfer the Initial Receivables described under “Receivables” to the Trust, (x) make an initial deposit into the reserve account, (y) fund the acquisition account to the extent, if necessary, to satisfy the Overcollateralization Target Amount on the Closing Date and (z) to the extent the Depositor funds the acquisition account as set forth in clause (y), make a corresponding deposit into the negative carry account in an amount equal to the related Required Negative Carry Amount.
Capitalization of the Trust
The following table shows the capitalization of the Trust on the Closing Date after issuance of the notes:
Class A-1a notes	$1,226,000,000.00
Class A-1b notes	$200,000,000.00
Class B notes	$98,000,000.00
Class C notes	$76,000,000.00
Reserve Account Initial Deposit(1)	$17,877,097.75
Certificates / Initial Overcollateralization	$187,709,774.71
Total	$1,805,586,872.46
____________________________
(1)
The accounts of the Trust are pledged to the Indenture Trustee for the benefit of the noteholders and, although the Trust does not have rights to the accounts, funds on deposit therein will be applied to payments of the notes in certain circumstances, as described in this prospectus.

The undivided ownership interests in the Trust will be evidenced collectively by the certificates.  The certificates are not being offered pursuant to this prospectus and all information presented regarding the certificates is given to further a better understanding of the notes.  The certificates will be issued pursuant to the terms of the trust agreement and are governed by and shall be construed in accordance with the laws of the State of Delaware applicable to agreements made in and to be performed wholly within that jurisdiction.  For a general description of the certificates, see “Credit Risk Retention.”
DEPOSITOR
Verizon ABS LLC, or the “Depositor,” is a Delaware limited liability company created in June 2016.  Cellco is the sole member of the Depositor.  The Depositor has the limited purpose of acquiring receivables from Cellco, certain other affiliates of Verizon (collectively, with Cellco, the “Originators”) and Verizon DPPA Master Trust (the “Master Trust”), a Delaware statutory trust beneficially owned by the Originators and which was formed to acquire and finance device payment plan agreements originated by the Originators and transferring the receivables to issuing entities substantially similar to the Trust for securitization transactions.
The Depositor will indemnify the underwriters for certain liabilities, as described under “Underwriting.”  In addition, the Depositor must enforce each Originator’s reacquisition obligation described under “The Originators” and the Servicer’s acquisition obligation described under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Payments.”  The Depositor will have no other ongoing duties with respect to the Trust.
OWNER TRUSTEE
Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association), also referred to herein as the “Owner Trustee” is a national banking association with trust powers incorporated in 1995. The Owner Trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890.  WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions.
WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Owner Trustee.
WTNA has provided the above information for purposes of complying with Regulation AB.  Other than the information above, WTNA has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.
The Owner Trustee’s main duties will be:
•	creating the Trust by filing a certificate of Trust with the Delaware Secretary of State,
•	distributing amounts allocable to the certificateholders under the transaction documents, and
•	executing documents on behalf of the Trust.
The Owner Trustee will not be liable for any action, omission or error in judgment unless it is caused by the willful misconduct, bad faith or gross negligence of the Owner Trustee.  The Owner Trustee will not be required to exercise any of its rights or powers under the transaction documents, or to begin, conduct or defend any litigation on behalf of the Trust at the direction of the Depositor, unless the Depositor has offered reasonable security or indemnity satisfactory to the Owner Trustee to protect it against the costs and expenses that it may incur in complying with the direction.  The Owner Trustee will not have any obligation or responsibility to monitor or enforce the Sponsor’s compliance with any risk retention requirements and shall not be charged with knowledge of the risk retention rules, nor shall it be liable to any noteholder, certificateholder or other party for violation of the risk retention rules now or hereafter in effect, except as otherwise may be explicitly required by law, rule or regulation.
Each of the Servicer and the Marketing Agent will indemnify the Owner Trustee for liabilities and damages caused by its willful misconduct, bad faith or gross negligence in the performance of its duties as Servicer or Marketing Agent, as applicable.  The Trust will indemnify the Owner Trustee for all liabilities and damages arising out of the Owner Trustee’s performance of its duties under the trust agreement unless caused by the willful misconduct, bad faith or gross negligence of the Owner Trustee or as a result of any breach of representations made by the Owner Trustee in the trust agreement.  The Trust will also pay the fees of the Owner Trustee.  The Trust will pay these amounts to the Owner Trustee on each “Payment Date” which will be the 20th day of each month (or, if not a Business Day, the next Business Day) beginning on December 20, 2018, along with similar amounts owed to the Indenture Trustee and Pentalpha Surveillance LLC, as the asset representations reviewer (the “Asset Representations Reviewer”), up to a maximum aggregate amount, in the case of expenses and indemnities, of $400,000 per year before the Trust makes any other payments; provided that after the occurrence of an Event of Default (other than an Event of Default described in the third bullet point under the definition thereof set forth under “Description of the Notes—Events of Default”), this cap will not apply.  The Trust will pay the Owner Trustee expenses and indemnities in excess of the limit only after paying in full all Servicer and successor Servicer fees, interest and principal payments on the notes required for that Payment Date, any required deposits into the reserve account, acquisition account and negative carry account, and any Make-Whole Payments payable on that Payment Date.  Following an Event of Default however, all Owner Trustee fees, expenses and indemnities will be paid first together with the fees, expenses and indemnities of the Indenture Trustee and the Asset Representations Reviewer; provided, that after the occurrence of an Event of Default described in the third bullet point under the definition thereof set forth under “Description of the Notes—Events of Default,” the expenses and indemnities of the Owner Trustee, the Indenture Trustee and the Asset Representations Reviewer will only be uncapped if the notes are also accelerated.
The Owner Trustee may resign at any time by notifying the Depositor and the Administrator at least 30 days in advance.  The Administrator may remove the Owner Trustee at any time and for any reason with at least 30 days’ notice, and must remove the Owner Trustee if the Owner Trustee becomes legally unable to act, becomes subject to a bankruptcy or is no longer eligible to act as Owner Trustee under the trust agreement because of changes in its legal status, financial condition or specific rating conditions.  No resignation or removal of the Owner Trustee will be effective until a successor Owner Trustee is in place.  If not paid by the Trust, the Administrator will reimburse the Owner Trustee and the successor Owner Trustee for any expenses associated with the replacement of the Owner Trustee.
The trust agreement will terminate when:
•
the last Receivable has been paid in full, settled, sold or written-off and all cash collections and other cash proceeds (whether in the form of cash, wire transfer or check) in respect of the Receivables described below under “Receivables” (other than recoveries on written-off receivables) have been received by the Servicer during the period (collectively, “Collections”) and applied, or

•	the Trust has paid all the notes in full, including any Make-Whole Payments due, and all other amounts payable by it under the transaction documents.
Upon termination of the trust agreement, any remaining Trust assets will be distributed to the certificateholders and the Trust will be terminated.
INDENTURE TRUSTEE
U.S. Bank National Association, or “U.S. Bank,” a national banking association organized under the laws of the United States, will act as the Indenture Trustee under the indenture.  U.S. Bank will also carry out some of its obligations under the indenture in its capacity as the “Paying Agent.”   U.S. Bancorp, with

total assets exceeding $461 billion as of June 30, 2018, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of June 30, 2018, U.S. Bancorp served approximately 18 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 53 domestic and 2 international cities.  The indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th floor, Mail code MK-IL-SL7C, Chicago, IL 60603, and its office for certificate transfer purposes is at 111 Fillmore Avenue, St. Paul, Minnesota 55107, Attention: Bondholder Services – Verizon OT 2018-A.

U.S. Bank has provided corporate trust services since 1924.  As of June 30, 2018, U.S. Bank was acting as trustee with respect to over 94,000 issuances of securities with an aggregate outstanding principal balance of over $3.7 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The Indenture Trustee will make each monthly statement available to the holders via the Indenture Trustee’s internet website at https://pivot.usbank.com.  Holders with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.

As of June 30, 2018, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee on 8 issuances of device payment plan agreement asset-backed securities with an outstanding aggregate principal balance of approximately $7,760,030,000.

Since 2014 various plaintiffs or groups of plaintiffs, primarily investors, have filed claims against U.S. Bank, in its capacity as trustee or successor trustee (as the case may be) under certain residential mortgage backed securities (“RMBS”) trusts.  The plaintiffs or plaintiff groups have filed substantially similar complaints against other RMBS trustees, including Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and Wells Fargo.  The complaints against U.S. Bank allege the trustee caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers for these RMBS trusts and assert causes of action based upon the trustee's purported failure to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties concerning loan quality.  The complaints also assert that the trustee failed to notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and that the trustee purportedly failed to abide by a heightened standard of care following alleged events of default.

Currently U.S. Bank is a defendant in multiple actions alleging individual or class action claims against the trustee with respect to multiple trusts as described above with the most substantial case being:  BlackRock Balanced Capital Portfolio et al v. U.S. Bank National Association, No. 605204/2015 (N.Y. Sup. Ct.) (class action alleging claims with respect to approximately 794 trusts) and its companion case BlackRock Core Bond Portfolio et al v. U.S Bank National Association, No. 14-cv-9401 (S.D.N.Y.).  Some of the trusts implicated in the aforementioned Blackrock cases, as well as other trusts, are involved in actions brought by separate groups of plaintiffs related to no more than 100 trusts per case.

U.S. Bank cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts. However, U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

As further set forth in the indenture, the Indenture Trustee’s main duties will be:
•	holding the security interest in the Receivables described below under “Receivables” and other Trust assets on behalf of the noteholders,

•
in its capacity as Paying Agent, administering the collection account, the reserve account, the acquisition account and the negative carry account (collectively referred to herein as the “Trust Bank Accounts”),

•	enforcing remedies at the direction of a majority of the Controlling Class following an Event of Default and acceleration of the notes,
•	acting as note registrar to maintain a record of the noteholders and provide for the registration, transfer, exchange and replacement of the notes,
•	acting as Paying Agent to make payments from the Trust Bank Accounts to the noteholders and others,
•	except in limited circumstances, notifying the noteholders of an Event of Default, and
•
providing written notice to Verizon Communications Inc. (the “Parent Support Provider”) of the failure of any Originator, the Servicer or Cellco, as marketing agent under the transfer and servicing agreement (the “Marketing Agent”), as applicable, to make required payments under the transaction documents.

Except in limited circumstances, if an officer in the corporate trust office of the Indenture Trustee having direct responsibility for the administration of the transaction documents has actual knowledge of or receives written notice of an event that with notice or the lapse of time or both would become an Event of Default, it must provide written notice to the noteholders within 90 days.  If an officer in the corporate trust office of the Indenture Trustee having direct responsibility for the administration of the transaction documents has actual knowledge of an Event of Default, it must notify the noteholders within five Business Days.  If the notes have been accelerated, the Indenture Trustee may, and at the direction of the holders of a majority of the Note Balance of the Controlling Class must, begin proceedings for the collection of amounts payable on the notes and enforce any judgment obtained and, in some circumstances, sell the Receivables described below under “Receivables.”
The Indenture Trustee’s standard of care changes depending on whether an Event of Default has occurred.  Prior to an Event of Default, the Indenture Trustee will not be liable for any action or omission unless that act or omission constitutes willful misconduct, bad faith or negligence by the Indenture Trustee.  The Indenture Trustee will not be liable for an error of judgment made in good faith unless it is proved that the Indenture Trustee was negligent in determining the relevant facts.  Following an Event of Default, the Indenture Trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.  Following an Event of Default, the Indenture Trustee may assert claims on behalf of the Trust and the noteholders against the Depositor, any Originator or the Master Trust.
For a description of the rights and duties of the Indenture Trustee after an Event of Default and upon acceleration of the notes you should read “Description of the Notes—Events of Default.”
The Indenture Trustee will transmit an annual report to the noteholders if certain events identified in the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) have occurred during the prior year, including a change to the Indenture Trustee’s eligibility under the Trust Indenture Act, a conflict of interest under the Trust Indenture Act, a release of Trust assets from the lien of the indenture and any action taken by the Indenture Trustee that has a material adverse effect on the notes.
The Indenture Trustee will not be required to exercise any of its rights or powers, expend or risk its own funds or otherwise incur financial liability in the performance of its duties, including after an Event of Default, if it has reasonable grounds to believe that it is not likely to be repaid or indemnified by the Trust.  The Indenture Trustee also will not be required to take action in response to requests or directions of any noteholders, other than with respect to forwarding notices set forth under the dispute resolution procedures described under “Receivables—Dispute Resolution,” the asset representations review procedures described under “Receivables—Asset Representations Review” and the noteholder communication procedures described under “Description of the Notes—Noteholder Communications,” unless those noteholders have offered reasonable security or indemnity satisfactory to the Indenture Trustee to protect it against the reasonable costs and expenses that it may incur in complying with the request or direction.  The Indenture Trustee may exercise its rights or powers and perform its obligations under the indenture either directly or by or through agents or attorneys.  The Indenture Trustee will not have any obligation or responsibility to monitor or enforce the Sponsor’s compliance with any risk retention requirements and shall not be charged with knowledge of the risk retention rules, nor shall it be liable to any noteholder or other party for violation of the risk retention rules now or hereafter in effect, except as otherwise may be explicitly required by law, rule or regulation.
The Trust will indemnify U.S. Bank, in its capacity as Indenture Trustee and each of its other capacities under the transaction documents, and its officers, directors, employees and agents for all losses, liabilities, expenses (including reasonable attorney’s fees and expenses), damages, costs and disbursements incurred in connection with, arising out of or resulting from the administration of the trusts created under the indenture and the performance of its obligations under the indenture and the other transaction documents (including any amounts incurred by the Indenture Trustee in connection with (x) defending itself against any claim, legal action or proceeding, or (y) the enforcement of any indemnification or other obligation of the Trust, the Servicer or any other transaction party) unless caused by the willful misconduct, bad faith or negligence of the Indenture Trustee or as a result of any breach of representations made by the Indenture Trustee in the indenture.  The Administrator will indemnify U.S. Bank, in its capacity as Indenture Trustee and each of its other capacities under the transaction documents for any amounts not paid by the Trust; provided that U.S. Bank will reimburse the Administrator for any indemnified amounts paid to it by the Administrator to the extent that it subsequently receives payment or reimbursement of those amounts from the Trust.  Each of the Servicer and the Marketing Agent will indemnify U.S. Bank, in its capacity as Indenture Trustee and each of its other capacities under the transaction documents for damages caused by that party’s willful misconduct, bad faith or gross negligence in the performance of its duties as Servicer or Marketing Agent, as applicable.
The Trust will pay the fees of the Indenture Trustee, reimburse the Indenture Trustee for expenses incurred in performing its duties, and pay any indemnities due to the Indenture Trustee out of available funds in accordance with the priorities set forth under “Description of the Notes—Priority of Payments.”  The Trust will pay these amounts to the Indenture Trustee on each Payment Date, along with similar amounts owed to the Owner Trustee and the Asset Representations Reviewer, up to a maximum aggregate amount, in the case of expenses and indemnities, of $400,000 per year before the Trust makes any other payments; provided that after the occurrence of an Event of Default (other than an Event of Default described in the third bullet point under the definition thereof set forth under “Description of the Notes—Events of Default”), this cap will not apply.  The Trust will pay the Indenture Trustee expenses and indemnities in excess of the limit only after paying in full all Servicer and successor Servicer fees, interest and principal payments on the notes required for that Payment Date, any required deposits into the reserve account, acquisition account and negative carry account and any Make-Whole Payments payable on that Payment Date.  Following an Event of Default, however, all Indenture Trustee fees, expenses and indemnities will be paid first together with the fees, expenses and indemnities of the Owner Trustee and the Asset Representations Reviewer; provided, that after the occurrence of an Event of Default described in the third bullet point under the definition thereof set forth under “Description of the Notes—Events of Default,” the expenses and indemnities of the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer will only be uncapped if the notes are also accelerated.
The Indenture Trustee may resign at any time by providing 30 days’ prior written notice to the Trust and the Administrator.  The holders of a majority of the Note Balance of the Controlling Class may remove the Indenture Trustee upon 30 days’ prior written notice for any reason by notifying the Indenture Trustee and the Trust.  The Trust must remove the Indenture Trustee if the Indenture Trustee becomes legally unable to act or becomes subject to a bankruptcy or is no longer eligible to act as Indenture Trustee under the indenture because of changes in its legal status, financial condition or specific rating conditions.  If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee, the Trust or the holders of a majority of the Note Balance of the Controlling Class are required to appoint a successor Indenture Trustee promptly.  No resignation or removal of the Indenture Trustee will be effective until a successor Indenture Trustee is in place; provided, however, that if no successor Indenture Trustee has been appointed within 60 days after the Indenture Trustee resigns or is removed, the Indenture Trustee, the Trust or the holders of a majority of the Note Balance of the Controlling Class may petition a court of competent jurisdiction to appoint a successor Indenture Trustee.  If not paid by the Trust, the Administrator will reimburse the Indenture Trustee and the successor Indenture Trustee for any expenses associated with the replacement of the Indenture Trustee.
Under the Trust Indenture Act, the Indenture Trustee may be considered to have a conflict of interest and be required to resign as Indenture Trustee for the notes or any class of notes if a default occurs under the indenture.  In these circumstances, separate successor indenture trustees will be appointed for each class of notes.  Even if separate indenture trustees are appointed, only the indenture trustee acting on behalf of the Controlling Class will have the right to exercise remedies and only the Controlling Class will have the right to direct or consent to any action to be taken, including a sale of the Receivables.
ASSET REPRESENTATIONS REVIEWER
General
Pentalpha Surveillance LLC (“Pentalpha”), a Delaware limited liability company, will serve as the Asset Representations Reviewer pursuant to the terms of an asset representations review agreement among the Asset Representations Reviewer, the Trust and the Servicer.
Pentalpha is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations. Pentalpha and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. government. Pentalpha’s platform includes proprietary compliance checking software and a team of industry operations veterans focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty settlements, derivative contract errors, litigation support and expert testimony as well as other advisory assignments.
As of June 30, 2018, Pentalpha has been engaged as the asset representations reviewer or independent reviewer on more than 78 commercial and residential mortgage securitization transactions since 2010.
Pentalpha satisfies each of the eligibility requirements for the asset representations reviewer set forth in the asset representations review agreement.  The Asset Representations Reviewer is not and will not be affiliated with any of the Sponsor, the Depositor, the Trust, the Servicer, the Administrator, the Marketing Agent, the Originators, the Master Trust, the Parent Support Provider, the Indenture Trustee, the Owner Trustee, Bank of America, National Association, as the cap counterparty (the “Cap Counterparty”) or any of their respective affiliates, and may not be an affiliate of any person that was engaged by Cellco or any underwriter of the notes to perform any due diligence on the Receivables prior to the Closing Date.
The Asset Representations Reviewer’s main obligations will be to:
•
review all Receivables that are 60 days or more delinquent (the “ARR Receivables”) for compliance with the eligibility representations made with respect to those Receivables following receipt of a review notice from the Indenture Trustee, and

•	provide a report on the results of the review to the Administrator, the Depositor, the Issuer, the Servicer and the Indenture Trustee.
For a description of the review to be performed by the Asset Representations Reviewer, you should read “Receivables — Asset Representations Review.”

Fees and Expenses
The Trust will pay the Asset Representations Reviewer an annual fee equal to $5,000.  In the event an Asset Representations Review occurs, the Trust will also pay the Asset Representations Reviewer a fee equal to $50,000.
The Trust will pay the fees of the Asset Representations Reviewer, reimburse the Asset Representations Reviewer for expenses incurred in performing its duties, and pay any indemnities due to the Asset Representations Reviewer out of available funds in accordance with the priorities set forth under “Description of the Notes—Priority of Payments.”  The Trust will pay these amounts to the Asset Representations Reviewer on each Payment Date, along with similar amounts owed to the Owner Trustee and the Indenture Trustee, up to a maximum aggregate amount, in the case of expenses and indemnities, of $400,000 per year before the Trust makes any other payments; provided that after the occurrence of an Event of Default (other than an Event of Default described in the third bullet point under the definition thereof set forth under “Description of the Notes—Events of Default”), this cap will not apply.  The Trust will pay the Asset Representations Reviewer expenses and indemnities in excess of the limit only after paying in full all Servicer and successor Servicer fees, interest and principal payments on the notes required for that Payment Date, any required deposits into the reserve account, acquisition account and negative carry account and any Make-Whole Payments payable on that Payment Date.  Following an Event of Default, however, all Asset Representations Reviewer fees, expenses and indemnities will be paid first together with the fees, expenses and indemnities of the Owner Trustee and the Indenture Trustee; provided, that after the occurrence of an Event of Default described in the third bullet point under the definition thereof set forth under “Description of the Notes—Events of Default,” the expenses and indemnities of the Asset Representations Reviewer, the Owner Trustee and the Indenture Trustee will only be uncapped if the notes are also accelerated.
Resignation and Removal
The Asset Representations Reviewer may not resign unless it determines, in its sole discretion, that (a) it is legally unable to perform its obligations under the asset representations review agreement and (b) there is no reasonable action that it could take to make the performance of its obligations under the asset representations review agreement permitted under applicable law.  If the Asset Representations Reviewer breaches any of its representations, warranties, covenants or obligations under the asset representations review agreement, becomes the subject of a bankruptcy or similar proceeding, or no longer satisfies the applicable eligibility criteria, the Trust may remove the Asset Representations Reviewer and terminate its obligations under the asset representations review agreement. The Trust will be obligated to engage a successor asset representations reviewer after any resignation or removal.  No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under the asset representations review agreement, until a successor asset representations reviewer has accepted its engagement.
The Asset Representations Reviewer is not contractually obligated to pay the reasonable expenses incurred in the transfer of its rights and obligations under the Asset Representations Review Agreement.  To the extent expenses incurred in connection with the replacement of the Asset Representations Reviewer are not paid by the Asset Representations Reviewer that is being replaced, the Trust will be responsible for the payment of those expenses.  If not paid by the Trust, the Administrator will reimburse the Asset Representations Reviewer and the successor asset representations reviewer for any expenses associated with the replacement of the Asset Representations Reviewer.  Any resignation, removal, replacement or substitution of the Asset Representations Reviewer, or the appointment of a new asset representations reviewer, will be reported by the Administrator in the Form 10-D related to the collection period in which the change occurs, together with a description of the circumstances surrounding the change and, if applicable, information regarding the new asset representations reviewer.
Indemnity and Liability
The Asset Representations Reviewer will not be liable to any person or entity for any action taken, or not taken, in good faith under the Asset Representations Review Agreement or for errors in judgment.

However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or gross negligence in performing its obligations under the Asset Representations Review Agreement.  The Asset Representations Reviewer and its officers, directors, employees and agents will be indemnified by the Trust for fees, expenses, losses, damages, liabilities, reasonable attorney’s fees and other related legal costs resulting from the performance of its obligations under the Asset Representations Review Agreement (including the fees and expenses of defending itself against any loss, damage or liability), but excluding any fee, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or gross negligence or (ii) the Asset Representations Reviewer’s breach of any of its representations or warranties in the Asset Representations Review Agreement.  The Asset Representations Reviewer will indemnify each of the Trust, the Depositor, the Administrator, the Servicer, the Owner Trustee and the Indenture Trustee and their respective directors, officers, employees and agents for all fees, expenses, losses, damages, liabilities, reasonable attorney’s fees and other related legal costs resulting from (a) the willful misconduct, bad faith or gross negligence of the Asset Representations Reviewer in performing its obligations under the Asset Representations Review Agreement or (b) the Asset Representations Reviewer’s breach of any of its representations or warranties in the Asset Representations Review Agreement.
THE CAP COUNTERPARTY
Bank of America, National Association (“BANA”), is a national banking association with its principal place of business located in Charlotte, North Carolina.  BANA is an indirect wholly-owned subsidiary of Bank of America Corporation and operates in all 50 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and has active foreign branches in 16 countries.  As a U.S. Commodity Futures Trading Commission registered swap dealer, BANA actively enters into derivative financial products, including interest rate, currency, and commodity swaps, caps and floors, currency options, and credit derivatives, on behalf of customers for trading or to support risk management activities.  BANA also enters into derivatives financial products to manage risks arising from its debt issuance and funding activities, as well as from business performed by its subsidiaries and branches.
SPONSOR, SERVICER, CUSTODIAN, MARKETING AGENT AND ADMINISTRATOR
General
Cellco is a Delaware general partnership formed on October 4, 1994.  Cellco is an indirect wholly-owned subsidiary of Verizon Communications Inc. (“Verizon”).  The address of Cellco’s principal executive office is One Verizon Way, Basking Ridge, New Jersey 07920.  Verizon Wireless (“Verizon Wireless”) refers to the wireless business segment of Verizon, operated by Cellco and various other indirect subsidiaries of Verizon, including the Originators.

Verizon Wireless is the largest wireless service provider in the United States as measured by retail connections and revenue. At June 30, 2018 and June 30, 2017, Verizon Wireless had 116.5 million and 114.5 million retail connections, respectively.  For the calendar year ended December 31, 2017 and for the six months ended June 30, 2018, Verizon Wireless had revenues of approximately $87.5 billion and $44.3 billion, respectively.  As of June 30, 2018, Verizon and its subsidiaries had approximately 153,100 employees.

Cellco services all of Cellco’s and other Verizon subsidiary originators’ accounts, including device payment plan agreements.  The total portfolio of device payment plan agreements being serviced was $17.6 billion as of June 30, 2018.

Sponsor
Cellco will be the sponsor (the “Sponsor”) of the securitization transaction in which the notes will be issued and, in this capacity, Cellco will be responsible for structuring the securitization transaction, selecting the initial pool of Receivables and each additional pool of Receivables, and selecting the transaction parties.  Cellco and its affiliates will be responsible for paying the costs and expenses of forming the Trust, legal fees of some transaction parties, rating agency fees for rating the notes and other transaction expenses.  The Sponsor, the other Originators and the Master Trust will transfer the Receivables to the Depositor.
Cellco has had an active securitization program since 2016.  Verizon Owner Trust 2018-A is the seventh term securitization trust, and first public term securitization trust, backed by device payment plan agreements sponsored by Cellco.  None of the asset-backed securities offered in this securitization program have experienced any losses or events of default and none of Cellco, the other Originators or the Servicer has ever taken any action out of the ordinary in any transaction to prevent losses or events of default.  Since the beginning of its securitization program in 2016, none of Cellco, the other Originators or the Servicer has ever received a demand for any receivable backing asset-backed securities offered in this securitization program to be acquired or reacquired, as applicable, due to a breach of representations made about the receivables.  Cellco, as the sponsor and securitizer, discloses all reacquisition and acquisition demands and related activity on SEC Form ABS-15G.  Cellco filed its most recent Form ABS-15G with the SEC on February 6, 2018.  Cellco’s CIK number is 0001175215.
Servicer, Custodian, Marketing Agent and Administrator
Cellco will be the Servicer of the Receivables under the transfer and servicing agreement, as further described under “Servicing the Receivables and the Securitization Transaction.”  So long as Cellco is the Servicer, the Servicer is permitted to appoint a sub-servicer, which may be an affiliate of Cellco, or engage a third party to perform all or a portion of its servicing obligations at the Servicer’s expense.  Any performance by a sub-servicer or third party will not relieve the Servicer of its obligations or liability for servicing and administering the Receivables in accordance with the provisions of the transfer and servicing agreement.  Cellco has been the servicer for its securitization program since its inception in 2016 and has acted as servicer in six term securitization transactions backed by device payment plan agreements.  The following table shows the size and growth of Cellco’s managed portfolio of consumer device payment plan agreements since December 31, 2013.
	As of June 30,		As of December 31,
	2018	2017	2017	2016	2015	2014	2013
Number of device payment plan agreements outstanding (in thousands)	45,695	44,115	45,628	41,839	26,316	7,509	593
Aggregate principal balance of device payment plan agreements outstanding (in millions)	$16,511.40	$15,360.82	$16,707.60	$15,642.62	$11,685.31	$3,740.92	$304.22

The tables under “Servicing the Receivables and the Securitization Transaction—Delinquency and Write-Off Experience” and on Annex A and Annex B show Cellco’s servicing experience for (1) the entire portfolio of consumer device payment plan agreements that Cellco services and (2) transactions involving assets similar to the Receivables.
Cellco will be the custodian for the Trust and will maintain electronically a receivable file for each Receivable.  A receivable file will include originals or copies of the device payment plan agreement.  For more information on Cellco’s obligations as custodian, see “Servicing the Receivables and the Securitization Transaction—Custodial Obligations of Cellco.”
Cellco will be the Marketing Agent and in this capacity, will be required to remit, or to cause the related Originators to remit, certain payments to the Trust or take certain actions with respect to the Receivables, as described under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”  Any fees and expenses incurred by the Marketing Agent will be paid by the Originators.
Cellco will be the Administrator of the Trust under the administration agreement.  On each Acquisition Date, the Administrator may identify (i) Receivables to be transferred by each Originator or the Master

Trust, as applicable, to the Depositor and by the Depositor to the Trust and (ii) Receivables to be deemed to be excluded from the pool of Receivables on any Acquisition Date (the “Temporarily Excluded Receivables”).  The Administrator may also deem Temporarily Excluded Receivables to no longer be Temporarily Excluded Receivables from time to time as described under “Receivables—Pool Composition and Credit Enhancement Tests.”  In addition, the Administrator will provide notices on behalf of the Trust and perform all administrative obligations of the Trust under the Indenture and the other transaction documents.  These obligations include obtaining and preserving the Trust’s qualification to do business where necessary, notifying the rating agencies and the Indenture Trustee of Events of Default, inspecting the Indenture Trustee’s books and records, monitoring the Trust’s obligations for the satisfaction and discharge of the indenture, causing the Servicer to comply with its duties and obligations under the transfer and servicing agreement, causing the Indenture Trustee to notify the noteholders of the redemption of its notes, filing any required income tax returns for the Trust, and preparing and filing the documents necessary to perfect and maintain the security interest of the Indenture Trustee and to release property from the lien of the indenture.  Any fees of the Administrator will be paid by the Servicer.
The Administrator may not resign at any time unless it determines it is legally unable to perform its duties under the administration agreement. In specific circumstances, the Owner Trustee, with the consent of the holders of a majority of the Note Balance of the Controlling Class, may terminate the Administrator.  No resignation or termination of the Administrator will become effective until (i) a successor Administrator has executed and delivered to the Trust an agreement accepting its engagement and agreeing to perform the obligations of the Administrator under an agreement on substantially the same terms as the administration agreement in a form acceptable to the Trust and (ii) the Rating Agency Condition has been satisfied.
Although Cellco is responsible for the performance of its obligations as Servicer, Custodian, Marketing Agent and Administrator, certain of its affiliates or third parties may undertake the actual performance of those obligations.  This appointment does not relieve Cellco of its obligations as Servicer, Custodian and Marketing Agent with respect to the Receivables or as Administrator with respect to the Trust.
U.S. Credit Risk Retention
The risk retention regulations in Regulation RR of the Exchange Act require the Sponsor, either directly or through one or more of its majority-owned affiliates, to retain an economic interest in the credit risk of the Receivables.  Verizon DPPA True-up Trust, as nominee of the Originators and equityholder of the Master Trust (the “True-up Trust”), which is a majority owned affiliate of the Sponsor, will initially retain the certificates, which represent the ownership interest in the Trust and the right to all funds not needed to make required payments on the notes, pay fees, expenses and indemnities of the Trust or make deposits into the reserve account, the acquisition account and the negative carry account.  The certificates represent a first-loss interest in the securitization transaction.
The Sponsor, the other Originators, the Master Trust and the True-up Trust are under the common control of Verizon, and therefore, the True-up Trust is a majority-owned affiliate of the Sponsor.  The True-up Trust, as a majority-owned affiliate of the Sponsor, will retain the required economic interest in the credit risk of the Receivables in satisfaction of the Sponsor’s obligations under Regulation RR.  None of the Sponsor, the Depositor, the Originators, the Master Trust, the True-up Trust or any of their affiliates may hedge, sell, transfer or pledge the required retention interest except to the extent permitted by Regulation RR.
The Indenture Trustee and the Owner Trustee will not have any obligation or responsibility to monitor or enforce the Sponsor’s compliance with any risk retention requirements and shall not be charged with knowledge of the risk retention rules, nor shall they be liable to any noteholder or other party for violation of the risk retention rules now or hereafter in effect, except as otherwise may be explicitly required by law, rule or regulation.
See “Credit Risk Retention” for additional information about the required retention of credit risk in the transaction by the Sponsor.

THE PARENT SUPPORT PROVIDER
On the Closing Date, Verizon will act as Parent Support Provider pursuant to the parent support agreement under which it will guarantee the payment obligations of the Originators and Cellco, as the Marketing Agent and the Servicer.  The Parent Support Provider will not guarantee any payments on the notes or any payments on the Receivables.  The Parent Support Provider’s payment obligations under the parent support agreement will be of equal priority with all other senior unsecured obligations of the Parent Support Provider.
Verizon is a holding company that, acting through its subsidiaries, is one of the world’s leading providers of communications, information and entertainment products and services to consumers, businesses and governmental agencies. With a presence around the world, Verizon offers voice, data and video services and solutions on its wireless and wireline networks that are designed to meet customers’ demand for mobility, reliable network connectivity, security and control. Formerly known as Bell Atlantic Corporation, Verizon was incorporated in 1983 under the laws of the State of Delaware and began doing business as Verizon on June 30, 2000 following a merger with GTE Corporation.  Verizon’s principal executive offices are located at 1095 Avenue of the Americas, New York, New York 10036.
The Parent Support Provider will be obligated to guarantee the payment obligations of the Originators, the Marketing Agent and the Servicer (for so long as Cellco is the Servicer) under the transaction documents to which an Originator, the Marketing Agent or the Servicer, as applicable, is a party. Specifically, to the extent an Originator or the Servicer (in the case of Receivables transferred by the Master Trust) does not reacquire or acquire, as applicable, a Receivable upon the breach of a related representation under the circumstances described under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments,” the Parent Support Provider will be required to remit the Reacquisition Amount for that Receivable into the collection account or will be required to cause the related Originator or the Servicer (in the case of Receivables transferred by the Master Trust) to reacquire or acquire, as applicable, that Receivable.
In addition, as further described under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments,” if the Marketing Agent does not remit, or does not cause the related Originator to remit, prepayment amounts due, after the acceptance and compliance with all of the terms and conditions of an Upgrade Offer by a customer that is obligated under the account agreement of which the device payment plan agreement that constitutes the Receivable is a part (which customer is referred to as an “Obligor”), the Parent Support Provider will be required to deposit, or to cause the Marketing Agent or related Originator to deposit, the prepayment amounts into the collection account.  The failure by the Marketing Agent, the related Originator or the Parent Support Provider to remit the amounts as set forth in the immediately preceding sentence within five Business Days after receipt of written notice from the Owner Trustee or the Indenture Trustee, or a responsible person of the Marketing Agent or the Parent Support Provider obtains actual knowledge, that these payments are required will cause a Servicer Termination Event so long as Cellco is the Servicer, and, as a result, an Amortization Event.  See “Description of the Notes—Amortization Period” for additional information about Amortization Events.
Moreover, as described under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments,” if the Marketing Agent does not remit, or does not cause the related Originator to remit, amounts related to credits granted to Obligors, to the extent those credits reduced any payment on a Receivable, the Parent Support Provider will be required to remit, or to cause the Marketing Agent or the related Originator to remit, the amount of the reduction.  Further, as described under “Servicing the Receivables and the Securitization Transaction—Servicer Modifications and Obligation to Acquire Receivables,”if Verizon Wireless allows a device payment plan agreement to be transferred to a different obligor, the Marketing Agent will be required to acquire, or to cause the related Originator to acquire, from the Trust any Receivable so transferred.  The failure by the Marketing Agent, the related Originator or the Parent Support Provider to remit the amounts as set forth in this paragraph within ten Business Days after receipt of written notice from the Owner Trustee or the Indenture Trustee, or a responsible person of the Marketing Agent or the Parent Support Provider obtains actual knowledge, that those payments are required will cause a Servicer Termination Event so long as

Cellco is the Servicer, and, as a result, an Amortization Event.  See “Description of the Notes—Amortization Period” for additional information about Amortization Events.
Lastly, as described under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments,” if the Servicer does not remit Collections on the Receivables by the relevant due date as further described under “Servicing the Receivables and the Securitization Transaction—Deposit of Collections,” the Parent Support Provider will be required to deposit an amount equal to the Collections directly into the collection account, or cause the Servicer to remit these amounts.  In addition, if the Servicer or the Marketing Agent, as applicable, does not acquire a Receivable under the circumstances set forth under “Servicing the Receivables and the Securitization Transaction—Servicer Modifications and Obligation to Acquire Receivables” and “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments,” the Parent Support Provider will be required to remit into the collection account the Reacquisition Amount for that Receivable.  The failure by the Servicer or the Parent Support Provider to remit collections or to deposit a Reacquisition Amount, in each case as set forth in the immediately preceding two sentences, within five Business Days or 90 days, respectively, after receipt of written notice from the Owner Trustee or the Indenture Trustee, or a responsible person of the Servicer or the Parent Support Provider obtains actual knowledge, that those payments or deposits are required will cause a Servicer Termination Event, and, as a result, an Amortization Event.  For additional information on Servicer Termination Events, see “Servicing the Receivables and the Securitization Transaction—Resignation and Termination of Servicer.”  For additional information on Amortization Events, see “Description of the Notes—Amortization Period.”
THE ORIGINATORS
The Originators originated the Initial Receivables pursuant to the origination practices and policies set forth under “Origination and Description of Device Payment Plan Agreement Receivables—Underwriting Criteria,” and have or will originate the Additional Receivables pursuant to the origination practices and policies set forth under “Origination and Description of Device Payment Plan Agreement Receivables—Underwriting Criteria,” as in effect at the time the Additional Receivables are originated.  The origination practices and policies may be updated in the normal course of Verizon Wireless’ business as Verizon Wireless continually analyzes, validates and manages its credit and other origination policies based on costs and economic and other factors, and adjusts the policies as necessary to meet the needs of the business.  Any changes to the policies will be applied to all device payment plan agreements originated by the Originators from and after the date that the changes are implemented, which may follow a trial change with respect to a limited number of customers.  Any material changes in the origination practices and policies used to originate Additional Receivables will be disclosed on the Form 10-D filed with respect to the first collection period in which Additional Receivables subject to the changes are transferred to the Trust.  Each Initial Receivable and Additional Receivable will be required to satisfy the eligibility criteria set forth under “Receivables—Criteria for Selecting the Receivables.”
The Originators originated or will originate the Receivables under device payment plan agreements entered into by Verizon Wireless Services, LLC (“Verizon Wireless Services”) or another affiliate of Verizon, as agent of each Originator.  Each Originator is a subsidiary of Verizon and a majority owned affiliate of the Sponsor, and originates the Receivables under the same underwriting guidelines as determined by the Sponsor, as described under “Origination and Description of Device Payment Plan Agreement Receivables.”  Each Originator (including Cellco) will be covered by the parent support agreement provided by the Parent Support Provider.  Each Originator may transfer its rights in certain of these device payment plan agreements to the Depositor as Initial Receivables on the Closing Date and may transfer Additional Receivables to the Depositor after the Closing Date.
Each Originator will severally represent to the Depositor that the Receivables transferred by it are Eligible Receivables.  The Depositor will assign the right to enforce this representation to the Trust, and the Trust will assign the right to enforce this representation to the Indenture Trustee, for the benefit of the noteholders. If any of these representations are later discovered to have been untrue when made and that breach has a material adverse effect on the Trust, then the related Originator will have the option to cure that breach.  If the breach is not cured in all material respects by the end of the applicable grace period, then the related Originator will be required to reacquire all Receivables for which the representation has been breached, other than as set forth under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”  For more information about the representations and reacquisition obligations, see “Receivables—Representations About the Receivables” and “—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”
Subject to the EU Retention Rules, the True-up Trust will initially hold the certificates, which represent the ownership interest in the Trust and the right to all funds not needed to make required payments on the notes, pay fees, expenses and indemnities of the Trust, and make deposits into the reserve account, the acquisition account and the negative carry account.  The certificates are subordinated to the notes and represent the first-loss interest in this securitization transaction.  For a discussion of the Originators’ undertaking that they will maintain, either directly or through the True-up Trust, a material net economic interest in the securitization transaction described in this prospectus in satisfaction of the risk retention requirements applicable to certain European Union investors, see “EU Risk Retention.”
THE MASTER TRUST
The Master Trust is a Delaware statutory trust created in September 2016.  The Master Trust is beneficially owned by the Originators.  The main purposes of the Master Trust are to (1) acquire device payment plan agreements and other assets from the various Originators from time to time and (2) enter into one or more financing arrangements with lenders and other third party investors.
The Master Trust has acquired or will acquire device payment plan agreements from the Originators in connection with the financing facility for device payment plan agreements under which it was formed.  The Master Trust may transfer its rights in certain of those device payment plan agreements to the Depositor as Initial Receivables on the Closing Date and may transfer Additional Receivables to the Depositor after the Closing Date.
The Servicer will represent that the Receivables transferred by the Master Trust to the Depositor are Eligible Receivables.  The Depositor will assign the right to enforce these representations to the Trust, and the Trust will assign the right to enforce these representations to the Indenture Trustee, for the benefit of the noteholders. If any of these representations are later discovered to have been untrue when made and the breach has a material adverse effect on the Trust, then the Servicer will have the option to cure that breach.  If the breach is not cured in all material respects by the end of the applicable grace period, then the Servicer will be required to acquire all Receivables for which the representation has been breached, other than as set forth under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”  For more information about the representations and reacquisition obligations, see “Receivables—Representations About the Receivables” and “—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”

As described under “The Originators,” subject to the EU Retention Rules, the True-up Trust will initially hold the certificates.
ORIGINATION AND DESCRIPTION OF DEVICE PAYMENT PLAN AGREEMENT RECEIVABLES
Cellco and the other Originators originate device payment plan agreements for individual consumers in accordance with Verizon Wireless’ requirements as set forth under “—Underwriting Criteria” below.
Wireless Devices and Wireless Device Marketing and Sales
Verizon Wireless offers several categories of wireless devices, including smartphones, basic phones, tablets, watches and other devices that utilize a wireless connection, throughout the United States.

Verizon Wireless purchases a substantial majority of the wireless devices it sells from Apple, Samsung, Google, Motorola Mobility and LG Electronics.
Verizon Wireless markets its products and services through a coordinated program of television, print, radio, outdoor signage, Internet and point-of-sale media promotions designed to present its corporate message consistently across all of its markets.  Verizon Wireless uses a combination of direct, indirect and alternative distribution channels in order to increase customer growth while controlling customer acquisition costs.
The direct sales channel includes stores operated by Verizon and staffed by Verizon retail employees.  In addition, the direct sales channel includes Verizon Wireless’ business-to-business sales operations and systems organization.  The direct sales channel is focused on supporting the wireless communications needs of consumers and local, regional and national business customers.  In addition, Verizon Wireless has a telemarketing sales force dedicated to handling incoming calls from customers, and offers fully automated, end-to-end web-based sales of wireless devices, accessories and service plans.

The indirect sales channel includes agents of Verizon Wireless that sell Verizon Wireless postpaid and prepaid wireless products and services at retail locations operated and staffed by the agents throughout the United States, as well as through the Internet.  The majority of these agents sell Verizon Wireless products and services under exclusive selling arrangements with Verizon Wireless. Also included in the indirect sales channel are certain high-profile, national retailers, including Best Buy and Target, who sell Verizon Wireless’ wireless products and services on a nonexclusive basis.
Generally, all wireless devices currently sold by Verizon Wireless under device payment plan agreements are “unlocked,” and therefore, a customer is free, subject to the limitations of the device, to use the wireless device on another wireless provider’s network.
Wireless Device Payment Plan Agreements
Historically, Verizon Wireless customers purchased their wireless devices at subsidized prices and paid for their wireless service pursuant to a fixed-term two year service plan, which required the payment of an early termination fee if service was cancelled during the two year term.
In August 2013, Verizon Wireless introduced a new national program referred to as “Edge,” under which it offered eligible customers the option to purchase their wireless devices at unsubsidized prices on an installment basis over the course of a specified period of time and the ability to upgrade their device after a minimum of thirty days, subject to certain conditions, including the repayment of a specified percentage of the total amount due under the installment agreement and the return of the original device in good working condition.  The Edge program was revised in February 2014 to provide that customers who purchased a device under the program also received discounted monthly service fees as compared to those under the historical fixed-term service plans. Verizon Wireless continued to revise the terms of the Edge program over the next two years, adjusting the specified repayment periods and percentage required to be paid before allowing for an upgrade.
In June 2015, the Edge program was further revised to remove the contractual option to upgrade, and in July 2015, the program was renamed the Device Payment Program, which is the program currently offered by Verizon Wireless.  Initially, the Device Payment Program only applied to cell phones and then was expanded to cover tablets and subsequently watches and other devices that utilize a wireless connection. Under the Device Payment Program, customers purchase their devices at unsubsidized prices under a device payment plan agreement (a “device payment plan agreement”), which currently includes the following terms:
•	the customer pays the total retail price of the device, less any applicable down payment, over a 24-month period or, in the case of watches, a 6-month period;
•	0% annual percentage rate;

•	the customer must maintain service with Verizon Wireless;
•	payments are applied first to service, then to the oldest device payment plan agreement, then to more recent device payment plan agreements, in order of origination;
•	the customer may prepay in full at any time without penalty;
•	risk of loss, theft or damage remains with the customer and insurance is recommended, but not required; and
•	the customer has a 14 day cancellation right.
In order to be eligible to participate in the Device Payment Program, customers must meet certain threshold requirements, which currently include that any past due or written-off balances on a prior account with Verizon Wireless must be paid in full, and there cannot be any past due balance of $24.99 or greater outstanding for more than 30 days or any usage threshold breaches on the current account.
All device payment plan agreements are currently unsecured.  Device payment plan agreements constituting Additional Receivables may be secured by the related wireless device.
Any of the terms and conditions of the Device Payment Program, including, without limitation, with respect to the charging of interest, the original term, the amount of the monthly payment and the obligor’s ability to prepay the related device payment plan agreement, may be changed by Verizon Wireless at any time.
Insurance on Wireless Devices
Verizon Wireless offers, but does not require, property insurance, under a policy issued by a third party insurance provider, covering customers’ wireless devices for loss, theft or accidental damage.  Insurance is available for a specific wireless device or for multiple wireless devices on an account.  Under the Total Mobile Protection Multi-Device insurance option, equipment protection is offered for a customer’s entire account, rather than an individual wireless device. This insurance covers three or more lines on a customer’s account, and the customer is not required to specify which lines are covered at the time of enrollment.  Customers may file a claim for a line at the time an incident occurs to one of the customer’s wireless devices, at which time that line will be officially registered as one of the wireless devices covered under the insurance (though the customer is still not required to register the other lines on its account to be covered).  At such time as the customer has made claims with respect to wireless devices on the number of lines covered by the insurance, the customer’s remaining wireless devices will not be covered.  Customers who purchase wireless devices under a device payment plan agreement remain obligated for the total number of payments even if the wireless device is lost, stolen or damaged.  Verizon Wireless recommends that customers obtain property insurance on wireless devices.

Underwriting Criteria
All point of sale systems that generate device payment plan agreements for Verizon Wireless utilize a standard credit decision and scoring system.  All credit applications go through an electronic decision process, which expedites the review, promotes consistent decisions, and provides an automated, instant and efficient credit decision.  Verizon Wireless does not use a manual or judgmental credit decision process, and Verizon Wireless’ policy is not to override automated credit decisions.
On receipt of a device payment plan application, which includes the applicant’s name, address, date of birth and social security number, Verizon Wireless performs a credit screening function, utilizing internal and/or external data sources.  If a customer is either new to Verizon Wireless or has less than 210 days of Customer Tenure with Verizon Wireless (a “new customer”), the credit decision process relies more heavily on external data sources.  If the customer has 210 days or more of Customer Tenure with Verizon Wireless (an “existing customer”), the credit decision process relies solely on internal data sources.  Verizon Wireless’ experience has been that the payment attributes of longer tenured customers are highly predictive when considering their ability to pay in the future.  External data sources include obtaining a credit report from a national consumer credit reporting agency, if available.
Verizon Wireless uses its internal data and/or the credit data obtained from the credit reporting agencies to create a custom credit risk score.  The custom credit risk score is generated automatically from the applicant’s credit data using Verizon Wireless’ proprietary custom credit models, which are empirically derived, demonstrably and statistically sound.  The custom credit risk score measures the likelihood that the potential customer will become severely delinquent and be disconnected for non-payment.  Verizon Wireless’ proprietary custom credit models have been developed based on credit reports belonging to anonymous consumers who have applied for service and device payment plan agreements with Verizon Wireless. Since the models are derived from Verizon Wireless' own application and account base, Verizon Wireless believes the predictive power of the model is enhanced compared to other non-custom generic credit scoring models. Verizon Wireless’ proprietary custom credit models use inputs that are contained within the applicant’s credit file, including, but not limited to, trade line age, high credit limits, high balances, delinquencies, inquiries, collection items and public record Items.
Approximately 1% of applications for device payment plan agreements require manual intervention before an automated credit decision can be generated.  In these instances, the personal identifying information (e.g. name, address, date of birth or social security number) provided by the applicant cannot be confidently matched with credit data.  This may be as a result of, for example, a name change, use of a nickname or a generation designation, such as Jr. or Sr., or a data entry error.  Once the discrepancy is resolved, the application continues through the electronic decision process, resulting in an automated credit decision.  For approximately 5-8% of new customer applications, a traditional credit report is not available from one of the national consumer credit reporting agencies because the potential customer does not have sufficient credit history.  In those instances, alternative credit data is used to automatically create the custom credit score.  Alternative credit data includes financial data from non-traditional lenders and non-financial data, such as information from public records regarding property ownership, bankruptcies and liens, education attributes, residential stability and payment information regarding telecommunications, pay TV and utility bills, which are used to predict the creditworthiness of underserved applicants who do not have traditional credit files.
Each application is assigned to a credit class based on the customer’s custom credit risk score.  Each credit class has a specified required down payment percentage (which may be 0%), and has specified credit limits.
In the normal course of business, Verizon Wireless is continually analyzing, validating and managing its credit and other origination policies based on costs and economic and other factors, and the policies are adjusted as necessary to meet the needs of the business.  In addition, from time to time, Verizon Wireless conducts trials with respect to changes to its underwriting and credit policies with respect to a limited number of customers, which, depending on the outcome of these trials, may result in these changed policies (or a variation thereof) being implemented for all customers. See “Risk Factors—Changing characteristics of the receivables during the revolving period may increase the likelihood that you will incur losses on your notes.”
In February 2017, Verizon Wireless implemented, on a test basis, and in April 2017, Verizon Wireless fully implemented, the use of alternative credit data from the National Consumer Telecommunications and Utility Exchange (“NCTUE”) as an input into its proprietary custom credit model.  NCTUE is a consumer credit reporting agency that maintains data, such as payment and account history, reported by telecommunications, pay TV and utility service providers that are members of NCTUE.  Experiential data from like industries has proven to be extremely valuable in credit model development and risk assessment, and the data provides greater insight into the credit of underserved emerging youth and multicultural segments.
In September 2017, following a trial change earlier in the year, Verizon Wireless implemented a recalibration of its credit policy for new customers to better reflect recent device payment plan performance, macroeconomic conditions and the competitive landscape.  As a result of the credit policy recalibration, the down payment requirements for some new customers decreased or were eliminated, and the requirements for other new customers increased.  Since 2013, new customers have represented an average of less than 15% of customers.
Verizon Wireless does not consider any of the Initial Receivables to have been originated pursuant to exceptions to its underwriting criteria.
Upgrade Offers
From time to time, Verizon Wireless offers promotions that give customers the ability to upgrade their current wireless devices, subject to the terms of the related offer (each, an “Upgrade Program” and each offer thereunder, an “Upgrade Offer”).
One such Upgrade Program, which Verizon Wireless began offering in September 2015, is an annual Upgrade Program with respect to the newest models of certain manufacturers’ wireless devices (the “Annual Upgrade Program” and each offer thereunder, an “Annual Upgrade Offer”).  Generally, the terms and conditions of the Annual Upgrade Program include that (i) a specified minimum percent of the retail price of the related device (currently 50%) has been paid by the customer, (ii) the eligible device is returned in good working condition, as determined by Verizon Wireless, and if not so returned, the remaining balance under such customer’s original device payment plan agreement will be due on such customer’s next bill, (iii) the customer’s account is in good standing, and (iv) the customer is required to purchase a new qualifying device under a new device payment plan agreement.  Upon satisfaction of these terms and conditions, Verizon Wireless will agree, for the benefit of the customer and for the express benefit of any assignee of the customer’s original device payment plan agreement, to acquire such eligible device for the remaining balance of the related customer’s original device payment plan agreement and pay off and settle that remaining balance.
The terms and conditions of the Annual Upgrade Program and any other Upgrade Program may be modified or terminated by Verizon Wireless at any time.  In addition, new Upgrade Programs may be offered at any time by Verizon Wireless, with terms and conditions to be determined at the time of the offer, and any Upgrade Offers may be terminated at any time at the sole option of Verizon Wireless.
 If Verizon Wireless continues to offer Upgrade Programs, the related Upgrade Offer has not been terminated, and an Obligor accepts an Upgrade Offer and satisfies all of the terms and conditions of the resulting Upgrade Contract, the Marketing Agent will be required to make, or to cause the related Originator to make, an Upgrade Prepayment, as described under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.” See “Risk Factors—Verizon Wireless’ upgrade offers may adversely impact collections on the receivables and the timing of principal payments, which may result in reinvestment risk.” See also “Some Important Legal Considerations—Bankruptcy Proceedings of Cellco or Other Originators and Impact on Upgrade Offers”.
Account Credits
From time to time, Verizon Wireless may grant credits to a customer’s account under various circumstances, including as an incentive for new customers to establish an account with Verizon Wireless or for existing customers to continue service with Verizon Wireless, upgrade their wireless devices or establish additional lines of service.  One of the types of credits currently granted by Verizon Wireless is a contingent, recurring credit that may arise pursuant to, among other things, a customer promotion offered by Verizon Wireless from time to time.  These promotions provide that if the customer enters into a device payment plan agreement for the purchase of a new wireless device and complies with the other conditions of the promotion, which may include that the customer trades in another wireless device in good condition, Verizon Wireless will apply credits to the customer’s account.  Credits may be in amounts up to the full purchase price of the new wireless device and may be applied over multiple billing cycles.  We refer to these credits herein as “contingent, recurring credits” because if the customer takes certain actions, including termination of their service with Verizon Wireless, they will lose their rights to some or all of the credits.

Any credits would be applied to the customer’s account in the order set forth under “Servicing the Receivables and the Securitization Transaction—Collections and Other Servicing Procedures.”  To the extent any credits are applied against any payments due under a device payment plan agreement that is included in the pool of Receivables, the Marketing Agent will be required to make, or to cause the related Originator to make, certain payments to the Trust, as described under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”
For a further discussion of risks associated with the application of credits, see “Risk Factors—The application of credits to obligor accounts may reduce payments received on the receivables, which may delay payments on the notes or result in losses on the notes.”  For more information on Verizon Wireless’ activity history with respect to credits, see “Servicing the Receivables and the Securitization Transaction—Delinquency and Write-Off Experience.”
Transfer of Service
The Originators and the Servicer permit the transfer of device payment plan agreements from one obligor to another obligor.  Following the transfer of the device payment plan agreement to the new obligor, the new obligor will have all financial liability for the device payment plan agreement.  To the extent the original device payment plan agreement is a Receivable transferred to the Trust and the device payment plan agreement is transferred to a new Obligor, the Marketing Agent will be required to acquire, or to cause the related Originator to acquire, that device payment plan agreement from the Trust, as described under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”

Origination Characteristics
The number of device payment plan agreements originated by the Originators is correlated to wireless device sales and is influenced by market conditions and competitive pressures.  A substantial number of device payment plan agreements are originated in connection with the launch of the newest models of certain manufacturers’ wireless devices and during holidays, graduation season and other celebration seasons that occur during the calendar year.  Therefore, there have been and will likely continue to be fluctuations in origination volumes at these times.  See also “Risk Factors—The timing of principal payments on the notes is uncertain, which may result in reinvestment risk.”
The following table contains information about Verizon Wireless’ consumer device payment plan agreements originated by Verizon Wireless during each of the periods indicated.  There can be no assurance that future originations of consumer device payment plan agreements will be similar to the historical origination characteristics shown below for consumer device payment plan agreements or that any trends shown in the tables will continue for any period.
As used in the following tables and throughout this prospectus, “Customer Tenure” reflects the number of months the customer or Obligor has had a Verizon Wireless account based on the oldest active account establishment date for a customer, which may include periods of up to 50 days of disconnected service, up to 90 days of suspended service or longer service suspensions in connection with the Servicemembers Civil Relief Act.

Origination Characteristics
	Six Months Ended June 30,		Year Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Number of device payment plan agreements originated (in thousands)(1)	11,158	11,281	24,968	24,457	21,373	7,216	585
Aggregate principal balance of device payment plan agreements originated (in millions)(1)	$7,997.05	$7,006.16	$16,135.83	$15,140.71	$12,878.39	$4,386.72	$325.87
Aggregate principal balance of device payment plan agreements outstanding (in millions)(2)	$16,511.40	$15,360.82	$16,707.60	$15,642.62	$11,685.31	$3,740.92	$304.22
Average Customer Tenure (in months)(2)(3)	106	100	103	97	90	82	80
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(1)	Net of cancellations.
(2)	As of period end.
(3)	For a complete description of the calculation of Customer Tenure, see “—Origination Characteristics” above.

SERVICING THE RECEIVABLES AND THE SECURITIZATION TRANSACTION
 The Servicer will service the Receivables and this securitization transaction under a transfer and servicing agreement among the Trust, the Depositor and the Servicer.  The following description summarizes the material terms of the transfer and servicing agreement, but is not a complete description of the entire agreement.  For more details about the transfer and servicing agreement, you should read the form of the transfer and servicing agreement that is included as an exhibit to the registration statement filed with the SEC that includes this prospectus.  In addition, a copy of the transfer and servicing agreement will be filed with the SEC upon the filing of this prospectus.
General
Verizon Wireless’ consumer finance operations include accounting, finance operations, fraud monitoring, and payment, credit and collections strategy and operations.  Collections transaction work is supported by two internal call centers located in the United States.  Cellco engages third-party vendors to perform certain receivable servicing processes in the name of Verizon Wireless and under Cellco’s management and control.  Cellco requires all vendors to follow processes set by Cellco or agreed to between Verizon Wireless and the vendor.  Cellco regularly monitors its vendors and processes for compliance.  Vendors do not have the discretion to make decisions that would materially affect agreed-upon processes, amounts collected or the timing for amounts applied to customer accounts.
Cellco’s servicing and collection systems maintain records for all receivables, track application of payments and maintain relevant information on customers and their account status.  Cellco maintains backup data as part of its disaster recovery process at centers in multiple domestic locations.  All databases and application file changes are replicated to a disaster recovery center, and tests of the disaster recovery systems are conducted annually.
Servicing Duties
Under the transfer and servicing agreement, the Servicer’s main duties will be:
•	collecting and applying all payments and credits made on the Receivables,
•	investigating delinquencies,
•	sending invoices and responding to inquiries of Obligors,
•	processing requests for extensions and modifications,
•	administering payoffs, defaults, prepayments and delinquencies,
•	maintaining accurate and complete accounts and computer systems for the servicing of the Receivables,
•	furnishing monthly investor reports, remittance reports and instructions to the Indenture Trustee, and
•	providing the custodian with updated records for the receivable files.
The Servicer will not be required to, and is not expected to, make advances of payments on the Receivables.

Collections and Other Servicing Procedures
Customers receive one bill for each Verizon Wireless account, which includes billing for both wireless service and any device payment plan agreements under that account.  All payments remitted by a customer to Verizon Wireless, any release of a security deposit, and any application of a credit granted to a customer by Verizon Wireless (other than credits applied directly to a device payment plan agreement, including in connection with an Upgrade Contract as described under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments”) currently are applied to the related account based on invoice aging, with the oldest invoiced balance being relieved first, followed by the second oldest invoiced balance, etc., up to current billing amounts.  Credits granted in respect of cancellations, prepayments, invoicing errors or in connection with upgrades may be applied directly to a device payment plan agreement.
Within each invoice aging status, payments and credits currently are applied in the following order:
•	late fees;
•
service and all other charges, including, but not limited to, insurance premium payments and purchases (including accessories) billed to the account, other than amounts due under any device payment plan agreement; and

•
any amounts related to any device payment plan agreement, which, in the case of multiple device payment plan agreements related to a single account, will be applied in the order in which the device payment plan agreements were originated with the most recent device payment plan agreement being paid last.

The process for application of payments and credits described in the bullet points above may be changed at any time in the sole discretion of Cellco; provided that Cellco agrees in the transaction documents that so long as Cellco is Servicer, the Servicer shall not change the process for the application of payments or credits (other than credits granted in connection with an upgrade) if the change would have a material adverse effect on the noteholders.  See also “Risk Factors—Payments on the device payment plan agreements held by the trust will be subordinated to certain other payments by the obligors, and payments on your notes may be delayed or you may incur losses on your notes.”
Each Verizon Wireless bill is currently due 20 - 23 days after the end of the monthly bill cycle.  The “date due” is displayed on each page of a bill in the header.  Verizon Wireless considers an account to be delinquent if there are unpaid charges remaining on the account on the day after the bill’s date due.  Verizon Wireless charges late fees on late payments for service charges and other charges as set forth in the second bullet above, which currently are in an amount of up to 1.5% per month (18% per year) on the unpaid balance, or $5 per month, whichever is greater, if the fee is allowed by law in the state of a customer’s billing address.  Under the device payment plan agreements, Verizon Wireless currently has the right to charge customers a late fee equal to the lesser of 5% of the unpaid balance on the customer’s bill or $5 if payment is not received within 15 days after the date due, but does not currently do so.
Payments on an account can be made by a variety of methods, including check, credit or debit card, ACH or cash.  Customers can make payment at a Verizon Wireless retail location, or initiate a payment via the Verizon Wireless website, the My Verizon Mobile Application or by phone with a Verizon Wireless customer or financial services representative.  Checks typically are processed through a Verizon managed lockbox process.
Verizon Wireless’ collection efforts with respect to a particular customer are based on the results of proprietary custom empirically-derived internal behavioral scoring models that analyze the customer’s past performance to predict the likelihood of the customer falling further delinquent.
Verizon Wireless’ custom scoring models assess a number of variables, including origination characteristics, customer account history, and payment patterns.  Based on the score derived from these models, accounts are grouped by risk category to determine the collection strategy to be applied to those accounts.  These risk categories determine how soon a customer will be contacted after a bill becomes delinquent, how often the customer will be contacted during the delinquency, and how long the account will remain in collections before the customer’s outbound calls are redirected to a Verizon Wireless collections representative.
As a customer’s risk profile increases (including due to a customer having a shorter Customer Tenure with Verizon Wireless), the period before service interruption is shortened and collections activities are decreasingly automated.  The focus of Verizon Wireless’ collection efforts is on both customer retention and loss mitigation.
Although most receivables are paid without any additional servicing or collections efforts, if an account becomes delinquent, Verizon Wireless will attempt to contact the customer to determine the reason for the delinquency and identify the customer’s plan to resolve the delinquency.  Once a customer is delinquent, Verizon Wireless will generally proceed with collection efforts, which may include: (1)  contacting customers via email, text message, notifications to the My Verizon Mobile Application, phone calls to their wireless device and letters, (2) following-up with customers to notify them of a pending service interruption, (3) redirecting outgoing calls from the customer’s mobile device to a collections representative while also suspending the related data plan if the device is a smartphone, (4) following-up with customers to notify them of pending suspension of the related account, and (5) suspending the account.  Of the customers that initially become delinquent, Verizon Wireless’ experience has been that these delinquencies drop significantly after Verizon Wireless begins its targeted collection efforts.  Service generally is disconnected within 43 days after an account is suspended.
Verizon Wireless may offer customers revised payment arrangement plans over the course of the device payment plan agreement.  Payment arrangement plans are based on specific servicing procedures and controls within the Verizon Wireless collection system.  Customers with payment arrangement plans receive automatic reminder notifications on the day the promised payment is due.  Verizon Wireless may offer multiple revised payment arrangements over the term of the same device payment plan agreement, but revised payment arrangement plans will not alter the final maturity date or reduce the remaining amount due under that device payment plan agreement.
After standard collection efforts are exhausted, Verizon Wireless writes off any remaining balance on an account.  On average, Verizon Wireless writes off an account when it is 190 days past its bill date, but it may write-off an account earlier or later depending on the risk of the account and other circumstances.
After an account has been “written-off,” Verizon Wireless continues efforts to recover the unpaid charges.  Generally, recovery efforts are pursued based on a proprietary scoring method that assesses the likelihood of repayment by the related customer.  After several cycles of collection activity on written-off accounts, Verizon Wireless typically sells the account as a final effort to realize value.  Any recoveries after write-off, including any proceeds from the sale of a wireless device securing a Receivable, will not be assets of the Trust, but will instead be paid to the Servicer as additional servicing compensation.  See also “Risk Factors—Conflicts of interest may exist among the servicer, the marketing agent, the parent support provider and the trust, which may result in losses on your notes.”
Verizon Wireless continuously monitors performance results against expected outcomes and may, from time to time, test new collection strategies.  If a test strategy shows improved yield, Verizon Wireless may adopt the strategy.  Therefore, Verizon Wireless’ servicing policies and procedures may change over time.
Delinquency and Write-Off Experience
Subsequent to origination, Verizon Wireless monitors delinquency and write-off experience as key credit quality indicators for its portfolio of device payment plan agreements.  The following tables show Verizon Wireless’ delinquency and write-off experience for its portfolio of consumer device payment plan agreements.  The tables include consumer device payment plan agreements serviced by Cellco.  Delinquency and write-off experience may be influenced by a variety of economic, social, geographic and other factors beyond the control of Verizon Wireless.  There can be no assurance that the delinquency or write-off experience of the pool of device payment plan agreements subject to the securitization transaction described in this prospectus will be similar to the historical experience shown below for consumer device payment plan agreements or that any trends shown in the tables will continue for any period.
Prior to the third quarter of 2013, device payment plan agreements were not available from Verizon Wireless.
Device Payment Plan Agreements Outstanding
	As of June 30,		As of December 31,
	2018	2017	2017	2016	2015	2014	2013
Number of device payment plan agreements outstanding (in thousands)	45,695	44,115	45,628	41,839	26,316	7,509	593
Aggregate principal balance of device payment plan agreements outstanding (in millions)	$16,511.40	$15,360.82	$16,707.60	$15,642.62	$11,685.31	$3,740.92	$304.22
Average principal balance of device payment plan agreements outstanding (in millions)	$16,522.94	$15,434.96	$15,505.69	$13,393.10	$7,535.53	$1,729.66	$139.51

Delinquencies
	As of June 30,		As of December 31,
	2018	2017	2017	2016	2015	2014	2013(1)
Number of device payment plan agreement delinquencies (in thousands)(2)(3)
31 - 60 days	488	449	534	576	331	94	5
61 - 90 days	160	134	151	187	101	30	*
91 - 120 days	59	52	71	83	44	15	*
Over 120 days	30	28	28	41	21	8	*
Delinquencies >60 days as a percentage of number of device payment plan agreements outstanding (2)(3)	0.54%	0.49%	0.55%	0.74%	0.63%	0.71%	0.09%

Write-Offs
	Six Months Ended June 30,		Year Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
Number of device payment plan agreement write-offs (in thousands)	417	362	1,453	1,193	437	77	0
Gross write-offs (in millions)(4)	$169.85	$134.33	$542.02	$490.96	$201.25	$40.46	$0.13
Write-offs as a percentage of average monthly principal balance of device payment plan agreements outstanding(4)(5)	1.03%(6)	0.87%(6)	3.50%	3.67%	2.67%	2.34%	0.10%
Average gross loss on device payment plan agreements written-off(4)	$407.77	$371.04	$372.98	$411.38	$460.49	$528.82	$593.24
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(1)	Delinquency data unavailable prior to November 2013.
(2)
The period of delinquency is the number of days with unpaid due charges on an account excluding accounts that have been written-off.  Delinquency as shown above begins 30 days after billing.  As of the most recent bill for the related account at period end.

(3)
A device payment plan agreement is shown as delinquent if any amount owed under the customer account is past due, regardless of whether the amount due on the related device payment plan agreement has been paid in full pursuant to the Servicer’s internal payment waterfall.

(4)	Does not give effect to any recoveries.
(5)	Average monthly principal balance of device payment plan agreements outstanding is calculated using the average of the end of month values of each month during the period.
(6)	Percentages are annualized.
*	Data is greater than 0 but less than 1000.

Servicing Fees
The Servicer will earn a servicing fee (the “Servicing Fee”) on each Payment Date equal to 1/12 of 0.75% of the Adjusted Pool Balance at the beginning of the full calendar month immediately preceding that Payment Date, provided that the Servicing Fee for the initial Payment Date will equal the product of (i) a fraction, the numerator of which is the number of days from and including the Closing Date to and including the last day of the first collection period and the denominator of which is 360, and (ii) 0.75% of the Adjusted Pool Balance as of the Closing Date.  In addition, the Servicer will retain any net recoveries on written-off receivables (including any proceeds from the sale of a wireless device securing a Receivable), late fees, if any, and certain other administrative and similar fees and charges on the Receivables.  The Servicer may net these fees and expenses from Collections deposited into the collection account.
Also, any successor Servicer is entitled to (i) a one-time successor Servicer engagement fee of $150,000, payable on the first Payment Date after it assumes its duties as successor Servicer, and (ii) a monthly supplemental successor servicing fee equal to the excess, if any, of (x) $425,000 over (y) the Servicing Fee.
Servicer Modifications and Obligation to Acquire Receivables
The Servicer is generally obligated to manage, service, administer and make collections on the Receivables with reasonable care, using the same degree of skill and attention that the Servicer exercises with respect to comparable device payment plan agreements that it services for itself or its affiliates (“Customary Servicing Practices”).  As part of its normal collection efforts, the Servicer may, subject to the restrictions set forth in the following paragraph, waive late payment charges or other fees that may be collected in the ordinary course of servicing a Receivable or grant extensions, refunds, rebates or adjustments on any Receivable or amend any Receivable according to the Customary Servicing Practices.
If the Servicer (A) makes certain modifications, including if it (i) grants payment extensions resulting in the final payment date of the Receivable being later than the collection period immediately preceding the final maturity date of the latest maturing class of notes, (ii) cancels a Receivable or reduces or waives (including with respect to an Upgrade Offer) the remaining principal balance under a Receivable or any portion thereof and/or as a result, the monthly payments due thereunder, or (iii) modifies, supplements, amends or revises a Receivable to grant the Obligor under that Receivable a contractual right to upgrade the related wireless device or (B) fails to maintain perfection of the Trust’s and the Indenture Trustee’s security interest in the Receivables or otherwise impairs in any material respect the rights of the Trust or the noteholders in the Receivable (other than as permitted by the terms of the transfer and servicing agreement), and the Servicer fails to correct that failure or impairment in all material respects by the end of the second month following the month that the Servicer was notified in writing of the impairment, the Servicer will be required to acquire all affected Receivables from the Trust by remitting the related Reacquisition Amount into the collection account on or prior to the second Business Day before the next Payment Date.  However, the Servicer will not be required to acquire any modified Receivable if the modification was required by law or court order, including by a bankruptcy court.  In addition, if the Servicer, in its sole discretion, determines that as a result of a systems error or limitation or other reason, the Servicer is unable to service a Receivable in accordance with its Customary Servicing Practices, the Servicer may acquire the relevant Receivable.
In addition, if an Originator or the Servicer allows a device payment plan agreement to be transferred to a different obligor, the Marketing Agent will be required to acquire, or to cause the related Originator to acquire, from the Trust any Receivable so transferred for the Reacquisition Amount.
Under the parent support agreement, to the extent the Servicer, the Marketing Agent or an Originator, as applicable, does not acquire a Receivable under the circumstances set forth above, the Parent Support Provider will be required to remit into the collection account the Reacquisition Amount for that Receivable.  See “The Parent Support Provider” for additional information about the parent support agreement.

Under the terms of the U.S. Servicemembers Civil Relief Act, as amended (the “Servicemembers Civil Relief Act”), and similar state laws, an Obligor who enters military service after the origination of a device payment plan agreement, has a device and receives orders to relocate to a location where Verizon Wireless service is unavailable, can (i) terminate his or her service without paying an early termination fee or (ii) request that the Obligor’s account be suspended.  The Servicer will not have to make any payments to the Trust with respect to any account terminated or suspended pursuant to the terms of the Servicemembers Civil Relief Act.  See also “Some Important Legal Considerations—Servicemembers Civil Relief Act.”
For more information about the Servicer’s policies and procedures for servicing the Receivables, you should read “—Servicing Duties” and “—Collections and Other Servicing Procedures” above.
Trust Bank Accounts
The Servicer will establish the Trust Bank Accounts with the Paying Agent.  U.S. Bank will be appointed as the initial Paying Agent.  All Trust Bank Accounts will be pledged to the Indenture Trustee to secure the notes.
For so long as Cellco is the Servicer and no default or Event of Default has occurred and is continuing, funds in the collection account, the acquisition account and the reserve account may be invested in highly-rated, short-term investments that mature, in the case of the collection account and the reserve account, before the next Payment Date and, in the case of the acquisition account and the negative carry account, overnight; provided that the Servicer is able to maintain records on a daily basis with respect to the amounts realized from these investments.  Investment earnings, if any, on funds in the collection account, the acquisition account, the reserve account and the negative carry account will not be included in Available Funds but instead will be distributed directly to the certificateholders on each Payment Date.  The Servicer will direct the investments unless the Indenture Trustee instructs the bank holding the account otherwise after a default or an Event of Default.  The Trust may invest the funds in the Trust Bank Accounts in obligations issued by the Servicer or its affiliates.  If Cellco is no longer the Servicer, funds on deposit in all Trust Bank Accounts will remain uninvested.
The Servicer will have no access to the funds in the Trust Bank Accounts.  Only the Paying Agent may withdraw funds from these accounts to make payments, including payments to the noteholders.  The Paying Agent will make payments from the Trust Bank Accounts to the noteholders and others based on information provided by the Servicer.
Deposit of Collections
The Servicer will deposit all Collections into the collection account within two (2) Business Days after identification of receipt of good funds.  However, if (x) Verizon’s long-term unsecured debt is rated equal to or higher than “A” by S&P Global Ratings (“S&P”), “Baa2” by Moody’s Investors Service, Inc. (“Moody’s”) and “A” by Fitch Ratings Inc. (“Fitch”), (y) Verizon guarantees certain payment obligations of Cellco, as servicer, as provided in the parent support agreement, and (z) no Servicer Termination Event has occurred (the “Monthly Remittance Condition”), Cellco, as Servicer, may deposit Collections into the collection account on the second Business Day immediately preceding each Payment Date.  Until deposited into the collection account, Collections may be used by the Servicer for its own benefit and will not be segregated from its own funds.
The deposit obligation of the Servicer set forth in the immediately preceding paragraph will be guaranteed by the Parent Support Provider.  Upon the receipt by the Parent Support Provider of written notice from the Indenture Trustee, based on information provided by the Servicer, that any Collections have not been deposited into the collection account as required, the Parent Support Provider will be required to make the applicable deposit.
For administrative convenience, the Servicer may deposit Collections and other amounts into the collection account net of the Servicing Fee payable to the Servicer for the month, but must account for all transactions individually.  If amounts are deposited in error, they will be returned to the Servicer or netted from subsequent deposits.

For as long as the Servicer or the Marketing Agent, as applicable, is depositing Collections and any required Upgrade Prepayments within two Business Days after identification of receipt of good funds or identification that all of the terms and conditions related to the relevant Upgrade Contract have been satisfied, respectively, the Servicer is required to provide a written report to the Indenture Trustee on each deposit date setting forth, among other things, (x) the aggregate dollar amount of Collections deposited by the Servicer on that date, (y) the aggregate number of Upgrade Offers accepted since the deposit date immediately preceding the current deposit date, and (z) the aggregate amount of Upgrade Prepayments remitted by the Marketing Agent or the applicable Originators on that date.
Custodial Obligations of Cellco
Cellco will act as custodian for the Trust and will maintain electronically a receivable file for each Receivable.  A receivable file will include originals or copies of the device payment plan agreement. Copies typically will be electronically imaged copies.  Imaged copies of the documents will be accessible as “read only.”  Each receivable file is maintained separately, but will not be segregated from other similar receivable files or stamped or marked to reflect the sale to the Trust while Cellco is servicing the Receivables.
Generally, device payment plan agreements that are originated electronically are stored electronically and are available to customers using the My Verizon document archive portal. Copies of the device payment plan agreements that are originated by paper execution are faxed from the related retail location to a central repository where they are imaged so they, too, can be stored electronically.
Although Cellco is responsible for the performance of its obligations as custodian, certain of its affiliates may undertake the actual performance of those obligations.  The performance by its affiliates does not relieve Cellco of its obligations as custodian with respect to the Receivables.
Servicing Obligations of Cellco
As set forth in the transfer and servicing agreement, the Servicer is generally obligated to manage, service, administer and make collections on the Receivables in accordance with its Customary Servicing Practices.  As part of its Customary Servicing Practices, the Servicer may implement new programs, whether on an intermediate, pilot or permanent basis, or on a regional or nationwide basis, or modify its standards, policies and procedures as long as, in each case, the Servicer implements any new programs or modifies its standards, policies and procedures in respect of comparable assets serviced for itself or its affiliates.  Cellco will agree in the transaction documents that so long as Cellco is servicer, the Servicer shall not change the process for the application of payments described under “Servicing the Receivables and the Securitization Transaction—Collections and Other Servicing Procedures” if the change would have a material adverse effect on the noteholders.
As Servicer, Cellco will be authorized to exercise certain discretionary activity with regard to the servicing of the Receivables, including delaying disconnection of a device post account suspension if an Obligor begins to cure the delinquency on its account.  Verizon Wireless uses operating procedures, system controls, and management reporting in an effort to measure the effectiveness of this activity.
With respect to Upgrade Offers, since the Servicer will covenant not to waive any amounts due by an Obligor under the original device payment plan agreement, if the customer fails to satisfy the terms and conditions of the Upgrade Contract, the Servicer will be obligated to pursue its Customary Servicing Practices against the Obligor, in each case until all amounts due are received.  The terms and conditions for the Annual Upgrade Program state that if an Obligor fails to return the applicable wireless device within 14 days of receiving the new wireless device or the returned device is not in good working condition, all payments due under the original device payment plan agreement will be accelerated and become immediately due and owing by the related Obligor.
If none of the Marketing Agent, the related Originator or the Parent Support Provider makes the required Upgrade Prepayments as described under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments,” the Servicer, so long as Cellco is the Servicer, will be required to deliver notice to certain Obligors as described under “—Notice Obligations of Cellco” below and give a monthly credit to the related Obligor against amounts owing with respect to the new device payment plan agreement resulting from the related Upgrade Offer, in an amount equal to the amount due that month under the original device payment plan agreement that is a Receivable.  If Cellco is no longer the Servicer, Cellco will be required to apply these credits upon receipt of notice from the successor Servicer that the Obligor has made the requisite payment under the original device payment plan agreement.  Any monthly credit granted to an Obligor is required to be applied directly against the monthly payment due on the related device payment plan agreement that is a Receivable and not in accordance with the Servicer’s customary payment application pursuant to its Servicing Procedures.  See “Risk Factors—Verizon Wireless’ upgrade offers may adversely impact collections on the receivables and the timing of principal payments, which may result in reinvestment risk.”
Limitations on Liability
The Servicer will not be liable to the Trust or the noteholders for any action or omission or for any error in judgment, unless there is willful misconduct, bad faith or gross negligence in the performance by the Servicer of its duties.  The Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer’s servicing responsibilities and that may cause it to incur any expense or liability.  The Servicer will indemnify the Trust, the Owner Trustee and the Indenture Trustee (in each of its capacities under the transaction documents) and their officers, directors, employees and agents for damages caused by the Servicer’s willful misconduct, bad faith or gross negligence in the performance of its duties as Servicer.
Amendments to Transfer and Servicing Agreement
The transfer and servicing agreement may be amended by the Depositor, the Servicer and the Trust, without the consent of the noteholders or certificateholders, to clarify an ambiguity, correct an error or correct or supplement any term of the transfer and servicing agreement that may be inconsistent with the other terms of the transfer and servicing agreement or with the terms of this prospectus.  Except as described below, the transfer and servicing agreement may be amended with the consent of the certificateholders to add, change or eliminate any provision or modify the noteholders’ rights under the transfer and servicing agreement (1)(A) without the consent of the noteholders if (a) the Trust or the Administrator certifies that the amendment will not have a material adverse effect on the noteholders or (b) the Rating Agency Condition is satisfied or (B) if the interests of the noteholders are materially and adversely affected, with the consent of the holders of a majority of the Note Balance of the Controlling Class, (2) with the consent of the Indenture Trustee if the amendment has a material adverse effect on the rights of the Indenture Trustee and (3) with the consent of the Owner Trustee if the amendment has a material adverse effect on the rights of the Owner Trustee.
No amendment to the transfer and servicing agreement may, without the consent of all of the adversely affected noteholders and the certificateholders,
•	change the final maturity date of any note or change the interest or Make-Whole Payments on or Note Balance of any note,
•	modify the percentage of noteholders or the Controlling Class that are required to consent for any action,
•	modify or alter the definition of “outstanding,” “Amortization Events” or “Controlling Class” or
•	change the amount required to be held in the reserve account, the acquisition account or the negative carry account.
Any noteholder consenting to any amendment will be deemed to agree that the amendment does not have a material adverse effect on that noteholder.  For any amendment, the Depositor will be required to deliver to the Indenture Trustee and the Owner Trustee, if requested, an opinion of counsel stating that the amendment is permitted by the transfer and servicing agreement and all conditions precedent to the amendment have been satisfied.

Resignation and Termination of Servicer
Cellco may not resign as Servicer unless it determines it is legally unable to perform its obligations under the transfer and servicing agreement.  No resignation will become effective until the earlier of (x) the date on which a successor servicer has assumed Cellco’s servicing obligations or (y) the date on which the Servicer is legally unable to act as Servicer.
Each of the following events will be a “Servicer Termination Event” under the transfer and servicing agreement:
•
failure by (i) the Servicer to deposit, or deliver to the Owner Trustee or Indenture Trustee for deposit, any Collections, (ii) so long as Cellco is the Servicer, the Marketing Agent to deposit, or to cause the related Originators to deposit, any prepayments required by Upgrade Contracts under an Upgrade Program, or (iii) so long as Cellco is the Servicer, the Parent Support Provider to make the payments set forth in clause (i) or clause (ii) above to the extent the Servicer or the Marketing Agent or any related Originator, respectively, fails to do so, in each case, which failure continues for five Business Days after the Servicer, Marketing Agent or Parent Support Provider, as applicable, receives written notice of the failure from the Owner Trustee or the Indenture Trustee, or a responsible person of the Servicer, the Marketing Agent, or the Parent Support Provider, as applicable, obtains actual knowledge of the failure, or

•
failure by the Servicer (including in its capacity as custodian) to fulfill its duties under certain transaction documents (other than pursuant to the immediately preceding bullet point or the immediately following bullet point), which failure has a material adverse effect on the noteholders and continues for 90 days after the Servicer receives written notice of the failure from the Owner Trustee, the Indenture Trustee or the holders of at least a majority of the Note Balance of the Controlling Class, or

•
so long as Cellco is the Servicer, failure by (i) the Marketing Agent to make, or to cause the related Originator to make, any payments required to be paid by the Marketing Agent, including without limitation Credit Payments or payments relating to the acquisition by the Marketing Agent or the related Originator of Receivables that are subject to certain transfers, but not including prepayments required by Upgrade Contracts under an Upgrade Program, or (ii) the Parent Support Provider to make any payments set forth in clause (i) above, to the extent that the Marketing Agent or the related Originator fails to do so, in either case, that continues for ten Business Days after the Marketing Agent or Parent Support Provider, as applicable, receives written notice of the failure from the Owner Trustee or the Indenture Trustee, or a responsible person of the Marketing Agent or the Parent Support Provider, as applicable, obtains actual knowledge of the failure, or

•	bankruptcy of the Servicer;
provided, however, that a delay or failure of performance referred to under the first, second or third bullet point above for an additional period of 60 days will not constitute a Servicer Termination Event if the delay or failure was caused by force majeure or other similar occurrence.
The holders of a majority of the Note Balance of the Controlling Class may waive any Servicer Termination Event.
As long as a Servicer Termination Event remains unremedied, the Indenture Trustee may, and at the direction of the holders of a majority of the Note Balance of the Controlling Class, must, terminate the Servicer for the Trust and appoint a successor Servicer.  If a successor servicer is not appointed by the date indicated in the notice of termination or the date the Servicer resigns, the Indenture Trustee automatically will become the successor servicer.  Any successor Servicer, including the Indenture Trustee in this capacity, will be entitled to a one-time successor Servicer engagement fee equal to $150,000 and a supplemental monthly servicing fee equal to the greater of $425,000 and 1/12 of 0.75% of the Pool Balance, with any excess of $425,000 over the Servicing Fee being paid only after the payment of the senior fees and expenses of the Trust, and interest and principal due on the Class A, Class B and Class C notes.  If the Indenture Trustee is unwilling or legally unable to act as Servicer, it may appoint, or petition a court to appoint, a successor servicer having a net worth of at least $50 million and whose regular business and operations includes the servicing of consumer receivables and can accommodate the servicing of the device payment plan agreements.
If a bankruptcy trustee or similar official is appointed for the Servicer and no other Servicer Termination Event has occurred, the bankruptcy trustee or official may have the power to prevent the Indenture Trustee or the noteholders from terminating the Servicer.
The Servicer will agree to cooperate to effect a servicing transfer and make available those of its records relating to payments on the Receivables and the receivable files, subject to any regulatory, privacy or other legal restrictions on use with respect thereto.  The Servicer will not be required to make available or license its proprietary servicing procedures, processes, models, software or other applications.  The predecessor Servicer will reimburse the successor servicer for reasonable expenses associated with the transition of servicing duties.  Any successor Servicer will agree to provide to Cellco any information relating to payments received from Obligors, delinquencies in payments by Obligors, any written-off receivables and any other information related to the Obligors and the Receivables required by Cellco to service the accounts of which any Receivables are a part.
Notice Obligations of Cellco
Within 10 days following the earlier to occur of (i) a ratings downgrade by each of S&P, Moody’s and Fitch of Verizon Communications Inc. to below investment grade, or (ii) a Servicer Termination Event, the Servicer will be required to send a notice to all Obligors indicating (a) that their Receivables have been assigned to the Trust, and (b)(x) if Cellco has not been removed as Servicer, that the Obligors shall continue to make their payments as they had previously, or (y) if Cellco has been removed as Servicer, the name of the new servicer and any new instructions with respect to their payments.  In addition, if the Servicer Termination Event was as a result of the failure by the Marketing Agent, an Originator or the Parent Support Provider to deposit any prepayments related to an Upgrade Program that continues for five Business Days after the Marketing Agent or the Parent Support Provider, as applicable, receives written notice of the failure from the Owner Trustee or the Indenture Trustee, or a responsible person of the Marketing Agent or Parent Support Provider obtains actual knowledge of the failure, then Cellco shall also send a notice to (i) all Obligors who are or may become eligible for an upgrade, indicating that Cellco has recently failed to make the necessary prepayments with respect to one or more of its customers in connection with an Upgrade Offer, and that if any Obligor chooses to upgrade and Cellco fails to make the Upgrade Prepayment with respect to them, that Obligor will still be required to make payments on his or her original device payment plan agreement, but may deduct a corresponding amount from his or her new device payment plan agreement with Verizon Wireless, and (ii) all Obligors who had initiated upgrades under an Upgrade Offer, indicating that Cellco had failed to make the relevant Upgrade Prepayment, and stating that those Obligors will continue to have an obligation to make payments on their original device payment plan agreements, but may deduct a corresponding amount from their new device payment plan agreements with Verizon Wireless.
RECEIVABLES
The following description of the Receivables summarizes the material terms of the transaction documents, including the receivables transfer agreements, the transfer and servicing agreement, the indenture and the asset representations review agreement, but is not a complete description of those transaction documents.  For more details about the receivables transfer agreements, the transfer and servicing agreement, the indenture and the asset representations review agreement, you should read the forms of these agreements that are included as exhibits to the registration statement filed with the SEC that includes this prospectus.  In addition, copies of each of the receivables transfer agreements, the transfer and servicing agreement, the indenture and the asset representations review agreement will be filed with the SEC upon the filing of this prospectus.
Receivables and Other Trust Assets
The primary assets of the Trust will be a revolving pool of device payment plan agreements for wireless devices originated by the Originators described under “The Originators.”  On the Closing Date, the Originators and/or the Master Trust will transfer and assign all of their respective right, title and interest in the Initial Receivables, including all amounts received and applied on those device payment plan agreements on or after the related cutoff date, and all payments on or under and all proceeds of the device payment plan agreements, to the Depositor, and the Depositor will transfer and assign all of its right, title and interest in the Initial Receivables to the Trust.  After the Closing Date, on any day during the Revolving Period, but no more than five times during any calendar month, the Depositor may acquire all right, title and interest in Additional Receivables, including all amounts received and applied on those device payment plan agreements on or after the related cutoff date, and all payments on or under and all proceeds of the device payment plan agreements, from any Originator and/or the Master Trust, as applicable, and in turn transfer and assign all of its right, title and interest in the Additional Receivables to the Trust.
The Trust assets will consist of:
•
the Receivables and Collections on the Receivables received after the end of the calendar day on the applicable cutoff date (other than net recoveries on written-off receivables, including any proceeds from the sale of a wireless device securing a Receivable, which will be retained by the Servicer as a supplemental servicing fee and Collections on Temporarily Excluded Receivables),

•	funds in the Trust Bank Accounts,
•	rights to payments received under the interest rate cap agreement, dated on or before the Closing Date (the “Cap Agreement”) between the Trust and the Cap Counterparty,
•
rights of the Trust under the transfer and servicing agreement, the receivables transfer agreements and the other transaction documents, including rights to any credit or payment enhancements described in this prospectus,

•
rights to funds from (i) the reacquisition by Originators or the acquisition by the Servicer (in the case of Receivables transferred by the Master Trust) of Receivables that, as of the applicable cutoff date, are not Eligible Receivables, (ii) the acquisition by the Servicer of Receivables that breach certain covenants, (iii) the acquisition by the Marketing Agent or the reacquisition by an Originator of Receivables that are subject to certain transfers, (iv) Credit Payments and Upgrade Prepayments made by the Marketing Agent or an Originator, and (v) any amounts remitted by the Parent Support Provider under the parent support agreement, and

•	all proceeds of the above.
The Trust assets will be pledged by the Trust to the Indenture Trustee for the benefit of the noteholders.
Description of the Receivables
Each of the Initial Receivables that will be transferred to the Trust will be originated by one of the Originators using the origination procedures described under “Origination and Description of Device Payment Plan Agreement Receivables—Underwriting Criteria.” Each of the Additional Receivables that will be transferred to the Trust will be originated by one of the Originators using the origination procedures described under “Origination and Description of Device Payment Plan Agreement Receivables—Underwriting Criteria,” as in effect at the time the Additional Receivables are originated.  The origination practices and policies may be updated in the normal course of Verizon Wireless’ business as Verizon Wireless continually analyzes, validates and manages its credit and other origination policies based on costs and economic and other factors, and adjusts the policies as necessary to meet the needs of the business.  Any changes to the policies will be applied to all device payment plan agreements originated by the Originators from and after the date that the changes are implemented, which may follow a trial change with respect to a limited number of customers.  Any material changes in the origination practices and policies used to originate Additional Receivables will be disclosed on the Form 10-D filed with respect to the first collection period in which Additional Receivables subject to the changes are transferred to the

Trust.  See “Risk Factors—Changing characteristics of the receivables during the revolving period may increase the likelihood that you will incur losses on your notes.”
Each Receivable will be the subject of a stand-alone device payment plan agreement and will be an Eligible Receivable, as described below under “—Criteria for Selecting the Receivables.”

Each Initial Receivable will have a 0.00% APR, but Additional Receivables may have an APR greater than 0.00%.  As of the related cutoff date for each Receivable, the related Obligor’s account will have wireless service with Verizon Wireless.  Each Obligor receives one bill for the related account, which includes billing for late fees (if any), wireless service and other charges, including accessories and insurance, and any amounts due under device payment plan agreements.  Payments remitted by an Obligor to Cellco are applied to the related account as described under “Servicing the Receivables and the Securitization Transaction—Collections and Other Servicing Procedures.”

Criteria for Selecting the Receivables
The Administrator selected the Initial Receivables in the initial pool, and the Additional Receivables will be selected by the Administrator from the portfolio of device payment plan agreements of the Originators or the Master Trust that meet the selection criteria.  The Administrator did not use and will not use selection procedures in selecting the Initial Receivables or each pool of Additional Receivables from the portfolio of device payment plan agreements that it believes to be adverse to the noteholders.
Each Originator will severally represent, at the time of transfer to the Depositor, that the Receivables transferred by it to the Depositor are Eligible Receivables.  The Servicer will represent, at the time of transfer to the Depositor, that the Receivables transferred by the Master Trust to the Depositor are Eligible Receivables.  The Depositor will assign its rights to these representations to the Trust, and the Trust will assign its rights to these representations to the Indenture Trustee, for the benefit of the noteholders.  “Eligible Receivables” are required to have, among others, the following characteristics:
•	as of the related cutoff date, the Obligor on the account for the Receivable had a billing address in the United States or in a territory of the United States;
•	as of the related cutoff date, the remaining term of the Receivable was less than or equal to 24 months;
•	the Receivable did not contain a contractual right to an upgrade of the device related to the device payment plan agreement at the time the Receivable was originated;
•	the origination date of the Receivable was at least 15 days prior to the related cutoff date;
•
as of the related cutoff date, as indicated on the records of the related Originator, one of its Affiliates or the Servicer, the Obligor on the account for the Receivable maintains service with Verizon Wireless;

•	under the Receivable, there is no prepayment penalty;
•	as of the related cutoff date, the Receivable is not associated with the account of a business or government customer;
•
as of the related cutoff date, the Obligor on the account for the Receivable is not indicated to be subject to a current bankruptcy proceeding on the records of the related Originator (or, with respect to Receivables transferred from the Master Trust, the Servicer) or one of its affiliates, acting as its agent;

•
as of the related cutoff date, it is not a Receivable that is part of an account (i) on which any amount is 31 days or more delinquent by the Obligor, or (ii) that is in “suspend” or “disconnect” status (including as a result of the application of the Servicemembers Civil Relief Act, as amended) in accordance with the Servicer’s Customary Servicing Procedures;

•	the Receivable is denominated and payable only in U.S. dollars;
•	the Receivable is a legal and binding obligation of the related Obligor enforceable against the Obligor in accordance with its terms;
•	the Obligor under the Receivable is required to make payments no less frequently than monthly under the related device payment plan agreement;
•	as of the related cutoff date, the outstanding balance of the Receivable does not exceed $2,000; and
•
as of the related cutoff date, either (i) at least one payment made by the Obligor under the related device payment plan agreement has been received with respect to the related Receivable, or (ii) the related Obligor has at least one year of customer tenure with Verizon Wireless.

In addition, on the Closing Date and on each Acquisition Date the Receivables in the aggregate must satisfy the Pool Composition Tests and Credit Enhancement Test, as described under “—Pool Composition and Credit Enhancement Tests” below.
Composition of the Initial Receivables
As of the initial cutoff date, the aggregate principal balance of the Eligible Receivables less the aggregate principal balance of any Receivables deemed to be Temporarily Excluded Receivables, or the “Pool Balance,” in the pool was $1,926,312,751.06.  As of the initial cutoff date, the “Adjusted Pool Balance,” which is an amount equal to the Pool Balance less the yield supplement overcollateralization amount, was $1,787,709,774.71.
Each Initial Receivable has a 0.00% annual percentage rate or “APR.”
The following tables show the characteristics or distributions of some characteristics of the Initial Receivables as of the initial cutoff date.  The values and percentages in the following tables may not sum to total due to rounding.  All percentages and averages are based on the aggregate principal balance of the Initial Receivables as of the initial cutoff date unless otherwise stated.

Number of Receivables	3,425,673
Number of accounts	3,094,496
Aggregate original principal balance	$2,474,186,028.59
Aggregate principal balance	$1,926,312,751.06
Principal balance
Minimum	$50.11
Maximum	$1,349.99
Average	$562.32
Average monthly payment	$30.69
Weighted average remaining installments (in months)(1)	19
Weighted average FICO® Score(1)(2)(3)	711
Percentage of Receivables with Obligors without a FICO® Score(3)	4.23%
Percentage of Receivables with Obligors with a down payment(4)	6.61%
Percentage of Receivables with Obligors with smart phones	97.41%
Percentage of Receivables with Obligors with basic phones, tablets or watches	2.59%
Percentage of Receivables with Obligors with upgrade eligibility(5)	57.50%
Percentage of Receivables with device insurance	50.96%
Percentage of Receivables with account level device insurance(6)	18.27%
Geographic concentration (Top 3 States)(7)
California	10.92%
New York	6.03%
Florida	5.59%
Weighted average Customer Tenure (in months)(1)(8)	96
Percentage of Receivables with monthly payments	100.00%
Percentage of Receivables with 0.00% APR	100.00%
Percentage of Receivables with 24 month original term	99.57%
Percentage of Receivables with 6 month original term	0.43%
Financing for wireless devices	100.00%
Unsecured Receivables	100.00%
___________________
(1)	Weighted averages are weighted by the aggregate principal balance of the Initial Receivables as of the initial cutoff date.
(2)	Excludes Receivables that have Obligors who did not have FICO® Scores because they are individuals with minimal or no recent credit history.
(3)	This FICO® Score reflects the FICO® Score 8 of the related Obligor. The FICO® Score is calculated, with respect to each Obligor, on or about the date on which the Receivable was originated.
(4)	Includes both voluntary and required down payments.
(5)	Comprised of Obligors whose wireless devices are subject to Verizon Wireless’ current Annual Upgrade Program.
(6)	See “Origination and Description of Device Payment Plan Agreement Receivables—Insurance on Wireless Devices.” Excludes Receivables with device insurance.
(7)	Based on the billing addresses of the Obligors.
(8)	For a complete description of the calculation of Customer Tenure, see “Origination and Description of Device Payment Plan Agreement Receivables—Origination Characteristics.”

Geographic Concentration of the Initial Receivables (1)
Geographic Concentration	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
California	365,754	$210,446,279.78	10.92%
New York	202,445	116,116,824.20	6.03
Florida	189,575	107,715,767.20	5.59
Texas	176,532	101,997,176.51	5.29
Ohio	166,945	91,007,996.99	4.72
North Carolina	153,891	85,902,095.32	4.46
New Jersey	128,800	73,362,313.67	3.81
Georgia	127,464	72,370,416.85	3.76
Pennsylvania	132,214	71,719,615.54	3.72
Michigan	118,519	65,377,271.80	3.39
Virginia	111,773	62,649,731.77	3.25
All other	1,551,761	867,647,261.43	45.04
Total	3,425,673	$1,926,312,751.06	100.00%
___________________
(1)
The table shows the states with concentrations greater than 3.00% of the aggregate principal balance of the Initial Receivables as of the initial cutoff date based on the billing addresses of the Obligors.

Distribution of the FICO® Score of the Initial Receivables (1)
FICO® Score	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Percentage of Overall Device Payment Plan Portfolio(2)
No FICO® Score(3)	148,109	$81,486,593.92	4.23%	4.39%
250 – 599	493,245	284,897,109.24	14.79	16.20
600 – 649	373,600	215,744,437.76	11.20	11.72
650 – 699	477,504	274,782,221.40	14.26	14.23
700 – 749	538,583	306,765,577.44	15.93	15.35
750 or greater	1,394,632	762,636,811.30	39.59	38.13
Total	3,425,673	$1,926,312,751.06	100.00%	100.00%
___________________
(1)	This FICO® Score reflects the FICO® Score 8 of the related Obligor. The FICO® Score is calculated with respect to each Obligor on or about the date on which such Receivable was originated.
(2)
Represents the aggregate principal balance of device payment plan agreements in the device payment plan portfolio in each FICO® Score Range as a percentage of the aggregate principal balance of the device payment plan portfolio as of the initial cutoff date.

(3)	Represents Initial Receivables that have Obligors who did not have FICO® Scores because they are individuals with minimal or no recent credit history.

Distribution of the Customer Tenure of the Initial Receivables (1)

Customer Tenure	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
Less than 7 months	485,657	$270,693,629.76	14.05%
7 months to less than 12 months	78,219	45,844,801.02	2.38
12 months to less than 24 months	186,859	109,756,825.94	5.70
24 months to less than 36 months	206,640	117,648,383.62	6.11
36 months to less than 48 months	196,457	112,097,790.99	5.82
48 months to less than 60 months	184,044	104,914,006.50	5.45
60 months or greater	2,087,797	1,165,357,313.23	60.50
Total	3,425,673	$1,926,312,751.06	100.00%

__________________________
(1)	For a complete description of the calculation of Customer Tenure, see “Origination and Description of Device Payment Plan Agreement Receivables—Origination Characteristics.”

Distribution of the Monthly Payment on the Initial Receivables
Monthly Payment	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
$0.01 - $15.00	389,567	$69,299,161.13	3.60%
$15.01 - $20.00	187,961	61,347,676.15	3.18
$20.01 - $25.00	199,979	80,588,325.60	4.18
$25.01 - $30.00	727,593	386,229,022.51	20.05
$30.01 - $35.00	860,715	530,056,274.42	27.52
$35.01 - $40.00	571,001	410,585,354.99	21.31
$40.01 - $45.00	278,275	223,344,843.93	11.59
Greater than $45.00	210,582	164,862,092.33	8.56
Total	3,425,673	$1,926,312,751.06	100.00%

Distribution of the Remaining Installments on the Initial Receivables
Remaining Installments	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
23 months	83	$53,866.91	*
22 months	311,212	208,238,886.82	10.81%
21 months	617,066	403,436,910.77	20.94
20 months	535,589	338,988,036.19	17.60
19 months	409,101	252,322,166.55	13.10
18 months	340,521	200,597,672.53	10.41
17 months	244,496	135,502,287.67	7.03
16 months	191,737	98,664,681.91	5.12
15 months	162,048	78,695,271.08	4.09
14 months	162,956	75,177,692.46	3.90
13 months	105,872	43,897,279.21	2.28
12 months	84,760	30,681,809.20	1.59
11 months	49,626	15,865,706.30	0.82
10 months	36,554	10,202,515.64	0.53
9 months	29,374	7,725,883.61	0.40
8 months	24,876	5,952,349.84	0.31
7 months	18,825	4,102,419.85	0.21
6 months	14,036	2,651,197.54	0.14
5 months	12,186	2,002,441.38	0.10
4 months	12,944	2,757,025.61	0.14
3 months	17,259	3,581,009.00	0.19
2 months	23,808	3,183,056.50	0.17
1 month	14,362	1,509,537.77	0.08
0 months	6,382	523,046.72	0.03
Total	3,425,673	$1,926,312,751.06	100.00%
_______________
* Indicates a percentage greater than 0.00% but less than 0.005%.

Distribution of the Last Payment Type on the Initial Receivables
Last Payment Type	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
Credit or Debit Card	1,579,325	$909,057,089.13	47.19%
ACH	1,041,843	583,167,593.16	30.27
Direct Debit	474,447	270,612,637.03	14.05
Check	257,207	123,853,940.98	6.43
Cash or Other(1)	72,851	39,621,490.76	2.06
Total	3,425,673	$1,926,312,751.06	100.00%

(1) Includes payments received in the form of cash and Verizon-specific gift cards or through an indirect agent.

Additional Receivables
During the Revolving Period, the Trust may use amounts in the acquisition account to acquire Additional Receivables from the Depositor, but only if those Receivables are Eligible Receivables and both the Credit Enhancement Test and the Pool Composition Tests would be satisfied immediately following the acquisition.  Any date on which the Trust acquires Additional Receivables, which may occur no more than five times in any calendar month, is referred to as an “Acquisition Date.”  The monthly investor report for any period that includes an Acquisition Date will include the characteristics of the pool of Receivables as of the related cutoff date, including the Additional Receivables acquired by the Trust on that Acquisition Date. The acquisition amount for any Additional Receivables will equal the present value of the remaining payments for the remaining installments of those Additional Receivables (as of the applicable cutoff date) discounted to present value using a rate equal to the greater of (1) the APR with respect to those Additional Receivables and (2) 9.10% (the “Discount Rate”).  However, the cash acquisition amount to be paid by the Trust for any Additional Receivables will equal the lesser of (i) the present value of the remaining payments for the remaining installments of those Additional Receivables (as of the applicable cutoff date) discounted using the Discount Rate and (ii) amounts on deposit in the acquisition account.  The excess, if any, of the acquisition amount of the Additional Receivables over the cash acquisition amount to be paid for those Additional Receivables will be paid for by an increase in the value of certain of the certificates.
Pool Composition and Credit Enhancement Tests
On or prior to the Closing Date and each Acquisition Date, the Servicer will determine whether the Receivables, including any Additional Receivables acquired by the Trust on an Acquisition Date, satisfy the following “Pool Composition Tests”:
•	the weighted average FICO® Score of the Obligors with respect to the Receivables is at least 685 (excluding Receivables with Obligors for whom FICO® Scores are not available),
•	Receivables with Obligors for whom FICO® Scores are not available represent no more than 5.00% of the Pool Balance,
•	Receivables with Obligors that have less than 12 months of Customer Tenure with Verizon Wireless represent no more than 28.00% of the Pool Balance,
•	Receivables with Obligors that have 7 months or more, but less than 24 months of Customer Tenure with Verizon Wireless represent no more than 15.00% of the Pool Balance,
•	Receivables with Obligors that have 60 months or more of Customer Tenure with Verizon Wireless represent at least 50.00% of the Pool Balance,
•
Receivables with Obligors that have less than 12 months of Customer Tenure with Verizon Wireless and (i) for whom FICO® Scores are not available or (ii) that have FICO® Scores below 650, represent no more than 10.00% of the Pool Balance,

•
Receivables with Obligors that have 12 months or more, but less than 60 months of Customer Tenure with Verizon Wireless and (i) for whom FICO® Scores are not available or (ii) that have FICO® Scores below 650, represent no more than 55.00% of the aggregate principal balance of all Receivables with Obligors that have 12 months or more, but less than 60 months of Customer Tenure with Verizon Wireless, and

•
Receivables with Obligors that have 60 months or more of Customer Tenure with Verizon Wireless and (i) for whom FICO® Scores are not available or (ii) that have FICO® Scores below 650, represent no more than 30.00% of the aggregate principal balance of all Receivables with Obligors that have 60 months or more of Customer Tenure with Verizon Wireless.

The FICO® Score used above refers to an Obligor’s FICO® Score 8 and is calculated on or about the date on which the Receivable was originated.
For a description of the calculation of each Obligor’s Customer Tenure for purposes of the Pool Composition Tests, see “Origination and Description of Device Payment Plan Agreement Receivables—Origination Characteristics.”

Below are statistics relevant to the Pool Composition Tests.  All percentages and averages are based on the aggregate principal balance of the Initial Receivables as of the initial cutoff date unless otherwise stated.
Weighted average FICO® Score(1)(2)(3)	711
Percentage of Receivables with Obligors without a FICO® Score(3)	4.23%
Percentage of Receivables with Obligors with:
Less than 12 months of Customer Tenure with Verizon Wireless(4)	16.43%
7 months or more, but less than 24 months of Customer Tenure with Verizon Wireless(4)	8.08%
60 months or more of Customer Tenure with Verizon Wireless(4)	60.50%
Percentage of Receivables with Obligors (i) for whom FICO® Scores are not available or (ii) that have FICO® Scores below 650 and with:
Less than 12 months of Customer Tenure with Verizon Wireless(3)(4)	7.91%
12 months or more, but less than 60 months of Customer Tenure with Verizon Wireless (3)(4)(5)	38.47%
60 months or more of Customer Tenure with Verizon Wireless (3)(4)(6)	22.21%
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(1)	Weighted averages are weighted by the aggregate principal balance of the Initial Receivables as of the initial cutoff date.
(2)	Excludes Receivables that have Obligors who did not have FICO® Scores because they are individuals with minimal or no recent credit history.
(3)	This FICO® Score reflects the FICO® Score 8 of the related Obligor. The FICO® Score is calculated with respect to each Obligor on or about the date on which such Receivable was originated.
(4)	For a complete description of the calculation of Customer Tenure, see “Origination and Description of Device Payment Plan Agreement Receivables—Origination Characteristics.”
(5)	As a percentage of the aggregate principal balance for Receivables with Obligors with 12 months or more, but less than 60 months of Customer Tenure with Verizon Wireless.
(6)	As a percentage of the aggregate principal balance for Receivables with Obligors with 60 months or more of Customer Tenure with Verizon Wireless.

If the pool of Receivables does not satisfy all of the Pool Composition Tests, the Administrator may, but is not obligated to, identify Receivables in the pool to be deemed Temporarily Excluded Receivables so that the remaining Receivables in the pool will satisfy all of the Pool Composition Tests as long as the Overcollateralization Target Amount is reached as of the close of business on that date without taking into account the Temporarily Excluded Receivables.  Collections on Temporarily Excluded Receivables during the time they are deemed to be Temporarily Excluded Receivables will not constitute Available Funds and will be distributed to the certificateholders.  For any subsequent date, the Administrator may decide to designate Receivables that were deemed Temporarily Excluded Receivables on any prior Acquisition Date to no longer be Temporarily Excluded Receivables as long as after the designation by the Administrator, the Pool Composition Tests either will remain satisfied or will not be adversely affected.  If a reclassification occurs, collections on the reclassified receivables will be paid to the Trust from and after the date of reclassification.  For the avoidance of doubt, Temporarily Excluded Receivables may not be acquired or reacquired by the Servicer or any Originator, as applicable, solely because those Receivables were deemed to be Temporarily Excluded Receivables by the Administrator.
The “Credit Enhancement Test” must be satisfied on the Closing Date and on each Acquisition Date.  The Credit Enhancement Test will be satisfied on these dates, after giving effect to all payments required to be made and the acquisition of Receivables on that date, if the Adjusted Pool Balance as of the end of the immediately preceding collection period plus any amounts on deposit in the acquisition account minus the Overcollateralization Target Amount is equal to or greater than the aggregate Note Balance.
Representations About the Receivables
Each Originator will severally represent that the Receivables transferred by it to the Depositor on the Closing Date, and on each Acquisition Date, are Eligible Receivables.  The Servicer will represent that the Receivables transferred by the Master Trust to the Depositor on the Closing Date, and on each Acquisition Date, are Eligible Receivables.  The Depositor will assign its rights to these representations to the Trust, and the Trust will assign its rights to these representations to the Indenture Trustee, for the benefit of the noteholders. Generally, these representations relate to certain characteristics of the Receivables set forth under “—Criteria for Selecting the Receivables” above, certain standards for origination of the Receivables and the terms of the device payment plan agreements.  In addition, each Originator and the Servicer will make certain representations about the pool of Receivables transferred to the Depositor by that Originator or the Master Trust, respectively, including that:

•
immediately before each transfer of the Receivables to the Depositor, the related Originator or the Master Trust, as applicable, had good title to each Receivable transferred by it, free and clear of any liens not permitted by the transaction documents,

•
the Receivables transferred to the Depositor were originated in accordance with all applicable requirements of the underwriting procedures of the applicable Originator in all material respects and have been serviced in compliance with applicable laws in all material respects,

•
the Depositor will own the Receivables free and clear of any liens not permitted by the transaction documents and have a perfected security interest in the Receivables following the transfer of the Receivables by the Originator or the Master Trust, as applicable, to the Depositor,

•
there is no right of rescission, setoff, counterclaim or defense asserted or threatened against the Receivables, including by reason of the Marketing Agent’s failure to make, or to cause the related Originator to make, any Upgrade Prepayments related to an Upgrade Offer, and

•
each of the Receivables is either an “account” or “payment intangible,” or, if such Receivable is secured by the related wireless device, “chattel paper,” in each case, within the meaning of the applicable Uniform Commercial Code.

The Depositor will represent that the Trust will own the Receivables free and clear of any liens not permitted by the transaction documents and have a perfected security interest in the Receivables following the transfer of the Receivables by the Depositor to the Trust, and the Trust will assign its rights to these representations to the Indenture Trustee, for the benefit of the noteholders.
Asset Representations Review
The Asset Representations Reviewer will perform a review of certain Receivables for compliance with representations and warranties made by an Originator or the Servicer (in the case of Receivables transferred by the Master Trust) about the Receivables being Eligible Receivables (an “Asset Representations Review”) if:
•	a delinquency trigger occurs; and
•	the required amount of noteholders vote to direct an Asset Representations Review.
A delinquency trigger will occur if the aggregate principal balance of Receivables that are more than 60 days delinquent as a percentage of the Pool Balance of Receivables as of the end of a month exceeds the percentage for that month established as described below under “—Delinquency Trigger.”  Written-off receivables are not considered Delinquent Receivables and therefore are not included in the delinquency trigger calculation.  Cellco does not treat a written-off receivable as a Delinquent Receivable because that Receivable, in accordance with the Customary Servicing Practices, has been charged off or written-off by the Servicer.
Upon the occurrence of a delinquency trigger, the Servicer will promptly send a notice to the Administrator, the Indenture Trustee, each noteholder (as of the record date immediately preceding the notice date) and clearing agency (which notice will be forwarded to the beneficial owners of the notes (the “Note Owners”)), which will describe the occurrence of the delinquency trigger and the rights of the noteholders regarding an Asset Representations Review (including a description of the method by which noteholders and Note Owners may contact the Indenture Trustee in order to request a formal noteholder vote in respect of an Asset Representations Review).  The Trust, or the Administrator on its behalf, will also include these descriptions in the Trust’s Form 10-D filing for the collection period in which the delinquency trigger occurs and will notify the Indenture Trustee of the date on which that Form 10-D is filed.
If noteholders and Verified Note Owners (as defined below) holding at least 5% of the Note Balance of the Notes, other than notes held by the Sponsor, the Servicer, or any affiliate of either (“Requesting Noteholders”), request a formal noteholder vote by contacting the Indenture Trustee within 90 days of the date of the Form 10-D in which the occurrence of a delinquency trigger has been reported, then the Indenture Trustee will notify the Administrator, and the Trust, or the Administrator on behalf of the Trust, will include in the Trust’s Form 10-D filing for the collection period in which that request occurred a statement that sufficient Requesting Noteholders are requesting a full vote of noteholders to commence an Asset Representations Review.  If the requesting party is a record noteholder, no further verification of ownership will be required.  If the requesting party is a Note Owner, then the Note Owner must include with its request to the Indenture Trustee a written certification (in a form reasonably acceptable to the Indenture Trustee) that it is a Note Owner, together with one of the following additional forms of documentation of the requesting party’s status as a Note Owner:
•	a trade confirmation,
•	an account statement,
•	a letter from a broker dealer that is reasonably acceptable to the Indenture Trustee, or
•	any other form of documentation that is reasonably acceptable to the Indenture Trustee.
Any Note Owner who provides the required certification and documentation is referred to herein as a (“Verified Note Owner”).  While Verified Note Owners may request a formal noteholder vote without acting through their respective DTC participants, in a formal noteholder vote Note Owners may vote only through their respective DTC Participants.  See “Description of the Notes—Book-Entry Registration” for more information on the policies and procedures applicable to book-entry notes.

The related Form 10-D filing will specify the means by which noteholders may make their votes known to the Indenture Trustee and will also specify the voting deadline (not earlier than 150 days from the date of the Form 10-D filing that first reported the occurrence of the delinquency trigger) that will be used to calculate whether the requisite amount of noteholders have cast affirmative votes to direct the Indenture Trustee to notify the Asset Representations Reviewer to commence an Asset Representations Review.  In conducting any vote, the Indenture Trustee will not be liable for any action taken or not taken by it in good faith in the administration of any noteholder or Verified Note Owner vote about whether to direct the Asset Representations Reviewer to conduct an Asset Representations Review so long as the administration of such vote conforms in all material respects to the Indenture Trustee’s standard internal vote solicitation process.  If, by the voting deadline, votes in favor of an Asset Representations Review have been cast by noteholders representing at least a majority of the Note Balance of the notes held by voting noteholders, and those affirmative votes represent votes by noteholders holding at least 5% of the Note Balance of the notes (excluding, for the purpose of each calculation of the requisite percentage of noteholders, any notes held by the Sponsor, the Servicer or any affiliate of either), the Indenture Trustee will send a notice to the Asset Representations Reviewer, the Administrator and the Servicer informing them that the requisite noteholders have directed the Asset Representations Reviewer to perform a review of all ARR Receivables for the purpose of determining whether those Receivables were in compliance with the representations and warranties made by the related Originator or the Servicer (in the case of Receivables transferred by the Master Trust) about the Receivables transferred by that Originator or the Master Trust pursuant to the applicable receivables transfer agreement.  The Form 10-D filing for the collection period in which the Indenture Trustee sent the foregoing notice to the Asset Representations Reviewer will specify that the requisite noteholders have directed an Asset Representations Review.
However, if by the voting deadline date set forth in the related Form 10-D, affirmative votes have not been cast by noteholders representing at least a majority of the Note Balance of the notes held by voting noteholders, or if affirmative votes were not cast by noteholders holding at least 5% of the Note Balance of the Notes (excluding, for the purpose of each calculation of the requisite percentage of noteholders, any notes held by the Sponsor, the Servicer or any affiliate of either), then there will be no Asset Representations Review for that occurrence of the delinquency trigger.
Within 60 days of the delivery by the Indenture Trustee to the Asset Representations Reviewer, the Administrator and the Servicer of the notice directing the Asset Representations Reviewer to proceed with an Asset Representations Review, the Servicer will give the Asset Representations Reviewer access to the information necessary for it to perform a review of all of the ARR Receivables, as described below.  The Asset Representations Reviewer will be obligated to complete its review of all ARR Receivables within 60 days after receiving access to the required information, provided that the deadline will be extended for an additional 30 days in respect of any ARR Receivable in respect of which additional information was required by the Asset Representations Reviewer for the purpose of completing the related review.  The review procedures for each ARR Receivable will consist of tests designed to determine whether that ARR Receivable was or was not in compliance with the representations and warranties made regarding that ARR Receivable in the applicable receivables transfer agreement.  The Asset Representations Reviewer will determine whether each test was passed, failed or incomplete; however, the Asset Representations Reviewer will have no obligation to: (i) determine whether a delinquency trigger has occurred or whether the required percentage of noteholders has voted to direct a review, (ii) determine which Receivables are to be the subject of a review, (iii) obtain or confirm the validity of the information to be reviewed, (iv) obtain missing or insufficient review information (other than the Asset Representations Reviewer’s obligation to notify the Servicer of any missing or insufficient review information), (v) take any action or cause any other party to take any action to enforce any remedies for breaches of representations or warranties, or (vi) establish cause, materiality or recourse for any test fail.  The Asset Representations Reviewer will only be required to perform the specific tests enumerated in the asset representations review agreement, and will not be obligated to perform additional procedures on any ARR Receivable other than as specified therein.  However, the Asset Representations Reviewer may provide additional information about any ARR Receivable that it determines in good faith to be material to the related review.  If the Servicer notifies the Asset Representations Reviewer that an ARR Receivable was paid in full or acquired or re-acquired from the Trust before a review report is delivered, the Asset Representations Reviewer will terminate the tests of that ARR Receivable and the review of that ARR Receivable will be considered complete.
The transfer and servicing agreement will provide that the Servicer will render reasonable assistance, including granting access to copies of any underlying documents and Receivables files, to the Asset Representations Reviewer to facilitate the performance of a review of all ARR Receivables in order to verify compliance with the representations and warranties made by an Originator or the Servicer (in the case of Receivables transferred by the Master Trust) with respect to the Receivables.  The Servicer will provide the Asset Representations Reviewer with access to the related Receivables and all other relevant documents related to each ARR Receivable.  The Servicer will use its best efforts to redact these materials to remove any personally identifiable customer information, but will use commercially reasonable efforts not to change the meaning of these materials or their usefulness to the Asset Representations Reviewer in connection with its review.
The Asset Representations Reviewer will report its findings and conclusions to the Trust, the Servicer, the Administrator, the Indenture Trustee, and the Depositor no later than five days after the end of the review period described above.  The ultimate determination as to whether the compliance or non-compliance of any representation constitutes a breach of the applicable agreement will not be made by the Asset Representations Reviewer, but by the applicable Originator or the Servicer (in the case of Receivables transferred by the Master Trust), as described below. The related Form 10-D filed for the Trust will include a summary of the Asset Representations Reviewer’s report, so that noteholders and Note Owners can form their own views of whether they consider any non-compliance of any representation to be a breach of the applicable receivables transfer agreement and, if so, what actions they intend to take.  The Form 10-D will also specify the means by which noteholders and Verified Note Owners may notify the Indenture Trustee, the Depositor, the Administrator and the related Originator or the Servicer, as applicable, in writing that it considers any non-compliance of any representation to be a breach of the applicable receivables transfer agreement, or may request in writing that a Receivable be reacquired or acquired.  If a noteholder or a Verified Note Owner notifies the Indenture Trustee in writing that it considers any non-compliance of any representation to be a breach of the applicable receivables transfer agreement, or requests in writing that a Receivable be reacquired or acquired, the Indenture Trustee will forward, as soon as practicable and within five Business Days, that written notice to the Administrator and the related Originator or the Servicer (in the case of Receivables transferred by the Master Trust).  Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of notes evidencing not less than a majority of the Note Balance of the Controlling Class then outstanding, acting together as a single class, will have the right to direct the Indenture Trustee regarding the time, method and place of exercising of any trust or power conferred on the Indenture Trustee and to request the reacquisition or acquisition of the related Receivable.
The related Originator or the Servicer (in the case of Receivables transferred by the Master Trust) will evaluate any report of the Asset Representations Reviewer, and any reacquisition or acquisition request received from the Indenture Trustee, any noteholder, any Verified Note Owner or any other party to any of the transaction documents.  After receiving and reviewing a report of the Asset Representations Reviewer, or any reacquisition or acquisition request, the related Originator or the Servicer (in the case of Receivables transferred by the Master Trust) will have the sole ability to determine if there was non-compliance with any representation or warranty made by the related Originator or the Servicer (in the case of Receivables transferred by the Master Trust) that constitutes a breach, and whether to reacquire or acquire, as applicable, the related Receivable from the Trust.  None of the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer, the Depositor, the Sponsor, the Servicer, the Marketing Agent, the Parent Support Provider or any Originator is otherwise obligated to monitor the Receivables or otherwise to investigate the accuracy of the representations and warranties with respect to the Receivables.  The transaction documents require that any breach of the representations and warranties must materially and adversely affect the Trust before an Originator or the Servicer (in the case of Receivables transferred by the Master Trust) would be required to reacquire or acquire the related Receivable.
Delinquency Trigger
The “delinquency trigger” will be 5.0% during the Revolving Period, and 5.5% during the Amortization Period.

Cellco developed the delinquency trigger by considering the monthly greater than 60-day delinquency rates observed in (a) its portfolio of prior securitizations of device payment plan agreements since 2016, and (b) its managed portfolio of retail postpaid accounts since 2008.  The foregoing delinquency rates were calculated i) with respect to prior securitizations of device payment plan agreements, as the aggregate principal balance of the device payment plan agreements that are more than 60 days delinquent as a percentage of the pool balance as of the end of a month, and (ii) with respect to the managed portfolio of retail postpaid accounts, as the billed and unpaid amounts that are more than 60 days delinquent as a percentage of the billed retail postpaid receivables outstanding as of the bill date for each retail postpaid account.  For this purpose, a delinquent receivable is defined as a receivable that is past its due date, including receivables with bankrupt obligors but excluding receivables that have been written-off by the Servicer according to its Customary Servicing Practices.

Cellco observed the highest monthly delinquency rates in both the securitized portfolio and the managed portfolio of retail postpaid accounts to develop a peak 60-day delinquency rate which it believes, given the consistency of its origination and servicing practices, represents a reasonable expected case delinquency rate for the Receivables over various economic cycles.  Cellco then applied a multiple of approximately 3.0 to the peak 60-day delinquency rate during the Revolving Period, and a multiple of approximately 3.5 during the Amortization Period, which would result in a delinquency trigger of 5.0% during the Revolving Period, and 5.5% during the Amortization Period.  By establishing these multiples consistent with, or within, the multiples of expected cumulative net losses that the Class C notes are expected to be able to withstand without a loss, Cellco believes that the delinquency trigger is an appropriate threshold at the point when noteholders may benefit from an asset representations review.  Because Cellco’s prior securitizations have not experienced significant historical 60-day delinquency rates and given the relatively stable economic period for these securitization transactions, the multiples are intended to account for future volatility and stressed economic conditions.  The delinquency trigger starts at a lower level during the Revolving Period and increases for the Amortization Period, in an effort to provide a more conservative trigger level early in this securitization transaction’s life, when rising delinquencies may cause concern about whether the representations made about the Receivables are true and when noteholders may benefit most from an asset representations review.

Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments
If any of the eligibility representations or warranties made by an Originator or the Servicer (in the case of Receivables transferred by the Master Trust) about a Receivable was untrue when made so that the Receivable was not an Eligible Receivable, the Receivable was not eligible to be transferred to the Depositor or the Trust.  If the related Originator or the Servicer, as applicable, receives written notice from the Depositor, the Servicer, the Administrator or the Indenture Trustee that any Receivable was not an Eligible Receivable and the breach has a material adverse effect on the Trust, that Originator or the Servicer (in the case of Receivables transferred by the Master Trust) will have the option to cure the breach.  If that Originator or the Servicer, as applicable, fails to cure the breach in all material respects by the end of the second month following the month in which a responsible person of that Originator or the Servicer, as applicable, obtains actual knowledge of the breach, then the applicable Originator or the Servicer, as applicable, must reacquire or acquire all Receivables for which an eligibility representation or warranty has been breached on or before the following Payment Date.  That Originator or the Servicer, as applicable, must deposit into the collection account an amount equal to the remaining principal balance of each affected Receivable at the end of the calendar month immediately preceding the date on which the Receivable is reacquired or acquired, as applicable, discounted to present value at the Discount Rate, reduced by the amount of any related cash collections or other cash proceeds on the affected device payment plan agreement received by the Trust since the end of the calendar month immediately preceding  the date on which the Receivable is acquired or reacquired, as applicable (the “Reacquisition Amount”).  If any of the eligibility representations or warranties made by an Originator or the Servicer (in the case of Receivables transferred by the Master Trust) about a Receivable was inaccurate when made so that the Receivable was not an Eligible Receivable but such inaccuracy does not affect the ability of the Trust to receive and retain payment in full on the related Receivable on the terms and conditions and within the timeframe set forth in the underlying device payment plan agreement, such inaccuracy will not constitute a breach of the eligibility representations or warranties of the related Originator or the Servicer and the related Originator or the Servicer, as applicable, will not be required to reacquire or acquire the related Receivable.
These reacquisition and acquisition obligations will be the sole remedy of the Trust, the Indenture Trustee and the noteholders against the Originators and the Servicer for any losses resulting from a breach of the eligibility representations or warranties of any Originators and the Servicer with respect to the Receivables.  None of the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer, the Sponsor, the Servicer, the Administrator, the Marketing Agent or the Depositor will have any duty to investigate whether any eligibility representation or warranty with respect to a Receivable has been breached.  If the Servicer resigns or is terminated as described under “Servicing the Receivables and the Securitization Transaction—Resignation and Termination of the Servicer,” Cellco, in its individual capacity, will be required to assume the acquisition obligation with respect to Receivables transferred by the Master Trust, upon the Servicer’s resignation or termination.
If Verizon Wireless continues to offer Upgrade Programs and an Obligor accepts an Upgrade Offer and satisfies all of the terms and conditions of the resulting Upgrade Contract, the Marketing Agent will be required to remit, or to cause the related Originator to remit, into the collection account a prepayment amount (the “Upgrade Prepayment”) equal to the remaining balance of the original device payment plan agreement included as part of the assets of the Trust (after giving effect to any prepayment made by the related Obligor in connection with the Upgrade Offer) within two Business Days after identification that all of the terms and conditions related to that Upgrade Contract have been satisfied; provided, that if the Monthly Remittance Condition is satisfied, the Marketing Agent may instead deposit, or cause the related Originator to deposit, the Upgrade Prepayment into the collection account on the second Business Day before the related Payment Date.  For additional information on upgrades, see “Origination and Description of Device Payment Plan Agreement Receivables—Upgrade Offers.”
Also, if Verizon Wireless grants to an Obligor a credit (including a contingent, recurring credit or the application of a returned security deposit) and the application of that credit in accordance with the priorities described under “Servicing the Receivables and the Securitization Transaction—Collections and Other Servicing Procedures” results in a reduction in the amount owed by an Obligor under a device payment plan agreement owned by the Trust, the Marketing Agent will be obligated to make, or to cause the related Originator to make, a “Credit Payment” to the Trust in the amount of the reduction within two Business Days after identification that the credit was applied; provided, that if the Monthly Remittance Condition is satisfied, the Marketing Agent may instead deposit, or cause the related Originator to deposit, that Credit Payment into the collection account on the second Business Day before the related Payment Date.  For additional information on credits, see “Origination and Description of Device Payment Plan Agreement Receivables—Account Credits.”
If Verizon Wireless allows a device payment plan agreement to be transferred to a different obligor, the Marketing Agent will be required to acquire, or to cause the related Originator to acquire, the related Receivable from the Trust, by remitting the related Reacquisition Amount into the collection account on or prior to the second Business Day before the related Payment Date.  For additional information on account transfers, see “Servicing the Receivables and the Securitization Transaction—Servicer Modifications and Obligation to Acquire Receivables.”
The payment obligations of the Originators, the Marketing Agent and the Servicer described in this section will be guaranteed by the Parent Support Provider under the parent support agreement.  Under the parent support agreement, (i) to the extent an Originator or the Servicer (in the case of Receivables transferred by the Master Trust) does not reacquire or acquire, as applicable, a Receivable upon breach of a related representation after the end of the cure period under the circumstances set forth above, the Parent Support Provider will be required to remit the Reacquisition Amount for that Receivable into the collection account or will be required to cause the related Originator or the Servicer (in the case of Receivables transferred by the Master Trust) to reacquire or acquire, as applicable, that Receivable, (ii) to the extent the Marketing Agent does not make, or does not cause the related Originator to make, an Upgrade Prepayment to the Trust, the Parent Support Provider will be required to make, or will be required to cause the Marketing Agent or related Originator to make, that Upgrade Prepayment to the Trust, (iii) to the extent the Marketing Agent does not make, or does not cause the related Originator to make, a Credit Payment to the Trust, the Parent Support Provider will be required to make, or will be required to cause the Marketing Agent or the related Originator to make, that Credit Payment to the Trust, (iv) to the extent the Marketing Agent does not acquire, or does not cause the related Originator to acquire from the Trust a Receivable transferred to a different obligor, the Parent Support Provider will be required to make, or will be required to cause the Marketing Agent or the related Originator to make, a payment to the Trust to so acquire that Receivable, (v) to the extent the Servicer does not remit to the Trust a required deposit of Collections, the Parent Support Provider will be required to remit, or to cause the Servicer to remit, the amount of the required deposit that was not made by the Servicer directly to the collection account and (vi) to the extent the Servicer or the Marketing Agent, as applicable, does not acquire a Receivable under the circumstances set forth under “Servicing the Receivables and the Securitization Transaction—Servicer Modifications and Obligation to Acquire Receivables,” the Parent Support Provider will be required to remit into the collection account the Reacquisition Amount for that Receivable.
If the Parent Support Provider does not make an Upgrade Prepayment to the Trust within ten Business Days after it has received notice from the Indenture Trustee that an Upgrade Prepayment was due, Cellco will be required to terminate all Upgrade Offers by the end of that ten Business Day period.  In addition, if none of the Parent Support Provider, the Marketing Agent or the related Originator makes any required prepayments with respect to an Upgrade Offer, the Servicer, so long as Cellco is the Servicer, will be required to credit to the Obligor’s account with respect to payments due under the new device payment plan agreement entered into as a result of the related upgrade, on a monthly basis an amount equal to the amount due each month under the original device payment plan agreement.  If Cellco is no longer the Servicer, Cellco will be required to apply those credits upon receipt of notice from the successor Servicer that the Obligor has made the requisite payment under the original device payment plan agreement.  See “The Parent Support Provider” for additional information about the parent support agreement.  Any credits given to an Obligor with respect to an Upgrade Offer will be applied directly to the applicable device payment plan agreement and will not be applied in accordance with the application of payments set forth under “Servicing the Receivables and the Securitization Transaction—Collections and Other Servicing Procedures.”
Dispute Resolution
The transfer and servicing agreement provides that if (i) the Trust or the Indenture Trustee (acting on behalf of the noteholders) or (ii) any noteholder or Verified Note Owner requests by written notice to (x) the Indenture Trustee (which will be forwarded by the Indenture Trustee to the related Originator or the Servicer (in the case of Receivables transferred by the Master Trust), as applicable) or (y) the related Originator or the Servicer (in the case of Receivables transferred by the Master Trust), as applicable), that a Receivable be reacquired or acquired, as applicable, due to an alleged breach of a representation or warranty as described above with respect to that Receivable, and the request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of the request by the related Originator or the Servicer (in the case of Receivables transferred by the Master Trust), as applicable, then the requesting party has the right to refer the matter, at its discretion, to either mediation (including non-binding arbitration) or third-party binding arbitration held in New York, New York, on the following terms, or to institute a legal proceeding.  Dispute resolution to resolve reacquisition or acquisition requests, as applicable, will be available regardless of whether noteholders voted to direct an Asset Representations Review or whether the delinquency trigger occurred.  For the avoidance of doubt any noteholder or Verified Note Owner may independently pursue dispute resolution in respect of any reacquisition or acquisition request.  If the Indenture Trustee brings a dispute resolution action based on noteholder direction to do so, the noteholder or Verified Note Owner will be the requesting party (or the party to the mediation or arbitration, as applicable) for purposes of the dispute resolution proceeding, including allocation of fees and expenses.
The Depositor will direct the Indenture Trustee to, and the Indenture Trustee will, notify the requesting party (directly if a noteholder or, for a Verified Note Owner, through the applicable clearing agency, in accordance with its rules) no later than 5 Business Days after the end of the 180-day period of the date when the 180-day period ends without resolution by the appropriate party.  The requesting party will be required to provide notice of its choice to mediate, to arbitrate or to institute a legal proceeding to the appropriate party within 30 days after the delivery of the notice of the end of the 180-day period.

JAMS, an organization providing alternative dispute resolution services, will administer any mediation (including non-binding arbitration) pursuant to its mediation procedures in effect on the date the arbitration is filed. The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience, and will be appointed from a list of neutrals maintained by JAMS.  Upon being supplied a list of at least 10 potential mediators fitting the criteria above by JAMS, each party will have the right to exercise two peremptory challenges within 14 days and to rank the remaining potential mediators in order of preference.  JAMS will select the mediator from the remaining attorneys on the list, respecting the preference choices of the parties to the extent possible.  The parties will use commercially reasonable efforts to begin the mediation within 30 days of the selection of the mediator and to conclude the mediation within 60 days of the start of the mediation. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation.
Any binding arbitration will be administered by the American Arbitration Association (the “AAA”) pursuant to its commercial arbitration rules and mediation procedures in effect on the Closing Date. The panel will consist of three members.  One arbitrator will be appointed by the requesting party within five Business Days of its notice selecting arbitration, one arbitrator will be appointed by the Depositor within five Business Days of the requesting party’s appointment, and one arbitrator (who will preside over the panel) will be chosen by the two party-appointed arbitrators within five Business Days of the second appointment.  If any party fails to appoint an arbitrator or the two party-appointed arbitrators fail to appoint the third within the required time periods, then the appointments will be made by AAA.  In each case, each arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience.  Each arbitrator will be independent and will abide by the AAA’s code of ethics for arbitrators in commercial disputes in effect as of the Closing Date.  Before accepting an appointment, each arbitrator must disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule.  Any arbitrator may be removed by AAA for cause consisting of actual bias, conflict of interest or other serious potential for conflict.
After consulting with the parties, the panel will devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within 90 days after appointment.  The arbitral panel will have the authority to schedule, hear, and determine any and all motions in accordance with New York law, and will do so on the motion of any party.  Unless otherwise agreed by the parties, each party to the arbitration will be presumptively limited to four witness depositions not to exceed five hours, and one set of interrogatories, document requests and requests for admissions, though the panel will have the ability to grant additional discovery based on a determination of good cause after a showing that additional discovery is reasonable and necessary.
The panel will make its final determination no later than 90 days after appointment.  The panel will not have the power to award punitive damages or consequential damages.  The panel will determine and award the costs of the arbitration and reasonable attorneys’ fees to the parties as determined by the panel in its reasonable discretion.  The determination in any binding arbitration will be final and non-appealable and may be enforced in any court of competent jurisdiction.  By selecting binding arbitration, the selecting party will give up the right to sue in court, including the right to a trial by jury.  No person may bring class or collective claims in arbitration even if the AAA rules would allow them.  Notwithstanding anything to the contrary in this prospectus, the arbitrator may award money or injunctive relief only in favor of the individual party seeking relief and only to the extent necessary to provide relief warranted by that party's individual claim.
REVIEW OF RECEIVABLES
A review of the Initial Receivables designed and effected to provide reasonable assurance that the disclosure about the Initial Receivables in this prospectus is accurate in all material respects was performed by or on behalf of the Depositor and the Sponsor.  This review consisted of a statistical data review, a contract review, reviews of data and information by personnel in the legal and finance departments of Verizon or certain affiliates thereof, and reviews of factual information by senior management and legal personnel of Verizon or certain affiliates thereof, and the review was supported by Verizon Wireless’ business and systems control processes.  The Sponsor and the Depositor also engaged a third party to assist in the statistical data and contract review using procedures designed and established by the Sponsor and the Depositor and determined by the Sponsor and the Depositor to be sufficient for purposes of its review of the Initial Receivables.  The Depositor takes full responsibility for the review of the Initial Receivables, the work performed by Verizon, its affiliates and third parties and the findings and conclusions of that review.
A quality assurance review of the Initial Receivables selected for this securitization transaction was performed in which Verizon finance personnel applied systemic and manual filters to confirm that the Initial Receivables meet the selection criteria described in “Receivables—Criteria for Selecting the Receivables” as of the initial cutoff date.
The pool composition and stratification tables in “Summary—Initial Receivables” and “Receivables—Composition of the Initial Receivables” were systematically created from source data by Verizon’s servicing personnel who support Verizon Wireless.  The data and information in these tables were reviewed and verified by the servicing personnel who support Verizon Wireless as consistent with the data and information from Verizon Wireless’ servicing system and other source data.  In addition, the data and information in these tables were recalculated and confirmed to be consistent with the data and information from the securitization system and other source data.  No discrepancies in the pool composition and stratification tables were found.
A sample of 1,000 device payment plan agreements was randomly selected from the device payment plan agreements in a statistical pool from which the Initial Receivables were selected, and 889 of those device payment plan agreements were selected as Initial Receivables.  Those device payment plan agreements were reviewed and specific information in the sample device payment plan agreements relevant to the data and information about the Initial Receivables in this prospectus were compared to the same information in Verizon Wireless’ receivables system.  Zero errors were found in the data points reviewed or compared in the 1,000 sample device payment plan agreements.  The Depositor considers that the review indicates no systemic errors in the receivables data or other errors that could have a material adverse effect on the data and information about the Initial Receivables in this prospectus.
The Depositor confirmed with senior management personnel of Verizon and its affiliates familiar with the securitization transaction and the Initial Receivables that they performed a comprehensive review of the information about the Initial Receivables contained in this prospectus.  The descriptions of the general information about the Receivables and how they were originated were reviewed and confirmed as accurate by relevant senior managers and legal personnel at Verizon and its affiliates.  Verizon’s and its affiliates’ legal personnel also reviewed and confirmed that the descriptions of the material terms of the Receivables accurately reflect the terms of the forms of device payment plan agreements originated by the Originators, that the descriptions of the legal and regulatory considerations that may materially affect the performance of the Receivables accurately reflect current federal and state law and regulations and case law precedents and that the summary of the representations and warranties and the remedies available for breach of these representations and warranties accurately reflect the terms of the securitization transaction documents.
The review of the Initial Receivables is supported by Verizon’s control processes used in the day-to-day operation of its business.  These controls include financial reporting controls required by the Sarbanes-Oxley Act, regular internal audits of key business functions, including receivables servicing and systems processing, controls to verify compliance with procedures and quality assurance reviews for credit decisions and securitization processes.
After completion of the review described above, the Depositor has concluded that it has reasonable assurance that the disclosure about the Initial Receivables in this prospectus is accurate in all material respects.
A review of the Additional Receivables added during the Revolving Period will be performed by or on behalf of the Depositor and the Sponsor to confirm that the Additional Receivables satisfy the requirements set forth in this prospectus.  First, all device payment plan agreements available to be transferred to the Trust will be screened by the Sponsor’s systems to assess which device payment plan agreements satisfy the selection criteria described in “Receivables—Criteria for Selecting the Receivables” as of the related cutoff date.  Then, all device payment plan agreements that are Eligible Receivables will be further screened to confirm that, on the related Acquisition Date, the transfer of any Eligible Receivables selected as Additional Receivables, together with the Receivables held by the Trust on that Acquisition Date, would in the aggregate satisfy the Pool Composition Tests and Credit Enhancement Test, as described under “Receivables—Pool Composition and Credit Enhancement Tests.”   The Administrator will not use selection procedures in selecting the Additional Receivables from the portfolio of device payment plan agreements that it believes to be adverse to the noteholders.  The Depositor will disclose the results of the review of the Additional Receivables in the Form 10-D related to the end of the Revolving Period and the Form 10-D related to the last monthly period of the Trust’s fiscal year.  Neither the Depositor nor the Sponsor intends to engage a third party to assist with the review of the Additional Receivables.
STATIC POOL INFORMATION
Attached to this prospectus as (i) Annex A is tabular and graphical information that reflects the static pool performance data (including summary information about the original characteristics of the vintage pools, including cumulative loss, prepayment and delinquency history) of consumer device payment plan agreements originated by the Originators and (ii) Annex B is tabular and graphical information that reflects the static pool performance data (including summary information about the original characteristics of the prior securitized pools as of the initial cutoff date and the characteristics of the prior securitized pools at the end of each calendar year as of the related cutoff date for each acquisition of Additional Receivables for each prior securitized pool, and cumulative loss, prepayment and delinquency history) of prior securitized pools of device payment plan agreements of the Sponsor.  The static pool information in Annex A and Annex B is deemed to be a part of this prospectus and the registration statement of which this prospectus is a part. We caution you that the Receivables held by the Trust may not perform in a similar manner to the receivables reflected in the data set forth in Annex A and Annex B.
The characteristics of receivables included in the static pool information discussed above, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the Receivables and the social, economic and other conditions existing at the time when the Receivables were originated or will be originated, and those that will exist in the future when the Receivables are required to be repaid.  Therefore, there can be no assurance that the loss or prepayment experience of the revolving pool of device payment plan agreements that will be held by the Trust during the Revolving Period, or the static, amortizing pool that will be held by the Trust at the end of the Revolving Period will be similar to the information shown in Annex A for the vintage pools of device payment plan agreements or in Annex B for the prior securitized pools of device payment plan agreements.
In addition, the original characteristics of the prior securitized pools set forth in Annex B may differ somewhat from each other and from the characteristics of the Initial Receivables in this securitization transaction.  This is because the pool of device payment plan agreements from which the securitized pools are selected changes over time.  Despite these differences, Verizon Wireless believes that the prior securitized pools are generally comparable to the Initial Receivables in this securitization transaction because these changes have not been significant and Verizon Wireless’ underwriting and origination policies and procedures have been generally consistent over time.
DESCRIPTION OF THE NOTES
The notes will be issued pursuant to the terms of the indenture.  The following description of the notes summarizes the material terms of the notes and the indenture, but is not a complete description of the indenture.  For more details about the indenture, you should read the form of indenture that is included as an exhibit to the registration statement filed with the SEC that includes this prospectus.  In addition, a copy of the indenture will be filed with the SEC upon the filing of this prospectus.
Available Funds
Payments on the notes will be made from “Available Funds,” which for any Payment Date generally will be equal to (i) Collections on the Receivables (other than Collections on Temporarily Excluded Receivables and written-off receivables) for the related collection period, (ii) amounts paid to the Trust by an Originator or the Servicer (in the case of Receivables transferred by the Master Trust) to reacquire or acquire, as applicable, Receivables that breach representations, (iii) amounts paid to the Trust by the Servicer to acquire certain Receivables modified by the Servicer or certain Receivables for which the Servicer’s covenants were breached, in each case, for the related collection period, (iv) amounts paid to the Trust by the Marketing Agent or the related Originator to acquire certain Receivables transferred by the Marketing Agent to a different Obligor, for the related collection period, (v) Upgrade Prepayments and

Credit Payments paid to the Trust by the Marketing Agent or the related Originator, (vi) any amounts paid to the Trust by the Parent Support Provider under the parent support agreement, (vii) amounts deposited into the collection account with respect to an Optional Acquisition or Optional Redemption, (viii) any amounts paid by the Cap Counterparty to the Trust under the Cap Agreement with respect to that Payment Date, (ix) amounts withdrawn from the negative carry account, the reserve account and the acquisition account and deposited into the collection account for that Payment Date, (x) amounts in the negative carry account withdrawn after the Trust acquires Additional Receivables and (xi) amounts in the negative carry account and the acquisition account withdrawn on the first Payment Date during the Amortization Period.  As described under “Servicing the Receivables and the Securitization Transaction—Trust Bank Accounts,” investment earnings, if any, on funds in the collection account, the acquisition account, the negative carry account and the reserve account will not be included in Available Funds but instead will be distributed directly to the certificateholders on each Payment Date.
The following diagram shows the sources of Available Funds for each Payment Date.

Payments of Interest
Interest on the Class A-1a, Class B and Class C notes will accrue at the applicable per annum interest rate stated on the cover of this prospectus.  Interest on the Class A-1b notes will accrue at a per annum rate equal to the sum of One-Month LIBOR and the applicable spread set forth on the cover of this prospectus; provided that, if the sum of One-Month LIBOR and that spread is less than 0.00% for any Accrual Period, then the interest rate for the Class A-1b notes for that Accrual Period will be deemed to be 0.00%.  The Trust will make interest payments on each Payment Date, which will be the 20th day of each month (or, if not a Business Day, the next Business Day) to the noteholders of record on the day before each Payment Date.
With respect to each Payment Date, interest on the notes will accrue (i) with respect to the Class A-1a, Class B and Class C notes on a “30/360” day basis from and including the 20th day of the calendar month immediately preceding that Payment Date to but excluding the 20th day of the calendar month in which that Payment Date occurs (or from and including the Closing Date to but excluding December 20, 2018, for the first Payment Date) and (ii) with respect to the Class A-1b notes, on an “actual/360” basis from and including the Payment Date immediately preceding the current Payment Date to but excluding the current Payment Date (or from and including the Closing Date to but excluding December 20, 2018 for the first Payment Date) (each period set forth in clauses (i) and (ii), an “Accrual Period”).  The Trust will pay to the noteholders the interest that accrued on the notes during the Accrual Period immediately preceding that Payment Date.
For purposes of computing interest on the Class A-1b notes, the following terms have the following meanings:
“One-Month LIBOR” means, with respect to any Accrual Period, the London interbank offered rate for deposits in U.S. Dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on that LIBOR Determination Date; provided, however, that for the first Accrual Period, One-Month LIBOR will mean an interpolated rate for deposits based on London interbank offered rates for deposits in U.S. Dollars for a period that corresponds to the actual number of days in the first Accrual Period.  If the rates used to determine One-Month LIBOR do not appear on the Reuters Screen LIBOR01 Page, the rates for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having a maturity of one month and in a principal balance of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks.  The Administrator will request the principal London office of each Reference Bank to provide a quotation of its rate to the Administrator and the Indenture Trustee.  If at least two quotations are provided, the Indenture Trustee will calculate the rate for that day as the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all quotations.  If fewer than two quotations are provided, the Indenture Trustee will calculate the rate for that day as the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more major banks in New York City, selected by the Administrator, are quoting as of approximately 11:00 a.m., New York City time, on that LIBOR Determination Date to leading European banks for U.S. Dollar deposits for that maturity; provided that if the Administrator is not able to identify any major banks in New York City that are quoting as described in this sentence and for the avoidance of doubt, regardless of whether others in similar transactions are using a different index, it shall direct the Indenture Trustee to use One-Month LIBOR in effect for the applicable Accrual Period which will be One-Month LIBOR in effect for the previous Accrual Period and any such direction will be deemed to apply to all subsequent LIBOR Determination Dates unless otherwise directed by the Administrator.  In no event will the Indenture Trustee be responsible for determining One-Month LIBOR or any substitute for One-Month LIBOR if such rate does not appear on Reuters Screen LIBOR01 Page.
The “Reference Banks” for any LIBOR Determination Date are the four major banks in the London interbank market selected by the Administrator.
“LIBOR Determination Date” means, (i) with respect to the first Payment Date, the second London Business Day prior to the Closing Date and (ii) with respect to each subsequent Payment Date, the second London Business Day prior to the immediately preceding Payment Date.
“London Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in London, England are authorized or obligated by law or government decree to be closed.

The Indenture Trustee will calculate One-Month LIBOR as of each LIBOR Determination Date for so long as the Class A-1b Notes are outstanding; provided that if One-Month LIBOR does not appear on the Reuters Screen LIBOR01 Page on any LIBOR Determination Date, the Indenture Trustee will calculate LIBOR as directed by the Administrator.  All calculations of One-Month LIBOR by the Indenture Trustee, in absence of manifest error, will be conclusive for all purposes and binding on the noteholders.
Regulators and law-enforcement agencies in a number of different jurisdictions have conducted and continue to conduct civil and criminal investigations into potential manipulation or attempted manipulation of LIBOR submissions to the British Bankers’ Association.  The British Bankers’ Association was replaced by ICE Benchmark Administration Limited (the “IBA”) as LIBOR administrator as of February 1, 2014, and additional reforms to LIBOR, and related submission and calculation procedures, are anticipated.
In addition, on July 27, 2017, the Chief Executive Officer of the United Kingdom Financial Conduct Authority (the “FCA”) announced that by the end of 2021 (the “London Interbank Offered Rate Phase-Out Date”), LIBOR would no longer be sustained through the FCA’s efforts to compel banks’ participation in setting the benchmark.  In the announcement, the Chief Executive Officer of the FCA stated that the London interbank market is no longer sufficiently active to determine reliable rates.  It is not currently known whether the IBA, the entity responsible for administering LIBOR, will continue to quote LIBOR after the London Interbank Offered Rate Phase-Out Date.  The IBA has not proposed an alternative benchmark rate, nor has it outlined a process or schedule for introducing an alternative benchmark rate, if any.
Following the London Interbank Offered Rate Phase-Out Date, LIBOR may be determined on alternative bases determined by the Administrator, or as described in the definition of “One-Month LIBOR.”
All interest amounts that are due but not paid on any Payment Date will be due on the next Payment Date, together with interest on the unpaid amount at the applicable interest rate.  Failure to pay interest that is due on any class of notes of the Controlling Class that continues for five days will be an Event of Default.  Failure to pay interest that is due on any class of notes that is not part of the Controlling Class will not be an Event of Default.
The Trust will make interest payments on the notes on each Payment Date from Available Funds.  Interest will be paid, first to the Class A notes, pro rata, based on the amount of interest due to the Class A-1a and Class A-1b notes, then to the Class B notes and then to the Class C notes.  Interest payments will not be made on any subordinated class of notes until all interest payments due on all more senior classes of notes are paid in full.
If the amount of Available Funds, including the amount withdrawn from the negative carry account and the reserve account, is insufficient to pay all interest due on any class of notes on any Payment Date, each holder of that class of notes will receive its pro rata share of the amount that is available.  During the Amortization Period, any First Priority Principal Payments will be made before the payment of interest due on the Class B notes, and any Second Priority Principal Payments will be made before the payment of interest due on the Class C notes.
For a more detailed description of the priority of payments made from Available Funds on each Payment Date, including priority payments of principal of senior classes of notes, you should read
 “—Priority of Payments” below.
If the notes are accelerated after an Event of Default, interest due on any subordinated classes of notes will not be paid until both interest on and principal of all more senior classes of notes are paid in full.  Interest due on the Class B notes will not be paid until interest on and principal of the Class A notes are paid in full, and interest due on the Class C notes will not be paid until interest on and principal of the Class A and Class B notes are paid in full.  For a more detailed description of the payment priorities following an acceleration of the notes, you should read “—Post-Acceleration Priority of Payments” below.
Payments of Principal
No principal will be paid on the notes during the Revolving Period.  Instead, the Trust will make deposits into the acquisition account on each Payment Date during the Revolving Period in the amount equal to the Acquisition Deposit Amount for that Payment Date.  Funds in the acquisition account may be used to acquire Additional Receivables.

The “Acquisition Deposit Amount“ for any Payment Date during the Revolving Period is the Required Acquisition Account Amount less any amounts on deposit in the acquisition account immediately prior to the deposit in to the acquisition account on that Payment Date, where the “Required Acquisition Account Amount“ for a Payment Date during the Revolving Period will equal the excess, if any, of (a) the aggregate Note Balance over (b) the Adjusted Pool Balance less the Overcollateralization Target Amount.
During the Amortization Period, the Trust will make Priority Principal Payments, if required, on the notes on each Payment Date until the notes are paid in full before any lower priority payment is made.  Priority Principal Payments are required when the Adjusted Pool Balance is less than the Note Balance of one or more classes of notes.  Priority Principal Payments are also required when any class of notes is not paid in full before its final maturity date.  These Priority Principal Payments will be made on all more senior classes of notes before payments of interest on subordinated classes of notes.  The “Priority Principal Payments” for a Payment Date are:
•
a “First Priority Principal Payment” payable to the noteholders, sequentially by class, the greater of (a) an amount (not less than zero) equal to the aggregate Note Balance of the Class A notes as of the immediately preceding Payment Date (or, for the initial Payment Date, as of the Closing Date) minus the Adjusted Pool Balance, and (b) on and after the final maturity date for the Class A notes, the aggregate Note Balance of the Class A notes until paid in full,

•
a “Second Priority Principal Payment” payable to the noteholders, sequentially by class, the greater of (a) an amount (not less than zero) equal to the aggregate Note Balance of the Class A and Class B notes as of the immediately preceding Payment Date (or, for the initial Payment Date, as of the Closing Date) minus the sum of the Adjusted Pool Balance and the First Priority Principal Payment, and (b) on and after the final maturity date for the Class B notes, the Note Balance of the Class B notes until paid in full,

•
a “Third Priority Principal Payment” payable to the noteholders, sequentially by class, the greater of (a) an amount (not less than zero) equal to the aggregate Note Balance of the Class A, Class B and Class C notes as of the immediately preceding Payment Date (or, for the initial Payment Date, as of the Closing Date) minus the sum of the Adjusted Pool Balance, the First Priority Principal Payment and the Second Priority Principal Payment, and (b) on and after the final maturity date for the Class C notes, the Note Balance of the Class C notes until paid in full, and

•
a “Regular Priority Principal Payment” payable to the noteholders, sequentially by class, the greater of (A) an amount (not less than zero) equal to the excess, if any, of (a) the aggregate Note Balance of the Class A, Class B and Class C notes as of the immediately preceding Payment Date (or for the initial Payment Date, as of the Closing Date) minus the sum of any First Priority Principal Payment, Second Priority Principal Payment and Third Priority Principal Payment for the current Payment Date, over (b) the Adjusted Pool Balance as of the last day of the related collection period minus the Overcollateralization Target Amount, and (B) on and after the final maturity date for any class of notes, the amount that is necessary to reduce the Note Balance of each class, as applicable, to zero (after the application of any First Priority Principal Payment, Second Priority Principal Payment and Third Priority Principal Payment).

All Available Funds will be used to make these deposits and principal payments.  Principal payments to the noteholders resulting from the application of the Regular Priority Principal Payment during the Amortization Period will be made on each Payment Date only after fees, expenses and indemnities of the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer, the Servicer and any successor Servicer set forth in priorities (1) and (2) under “—Priority of Payments” below, interest on the notes and any more senior Priority Principal Payments are paid.  Deposits in the acquisition account during the Revolving Period will be made on each Payment Date only after fees, expenses and indemnities of the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer, the Servicer and any successor Servicer set forth in priorities (1) and (2) under “—Priority of Payments” below, interest on the notes, Priority Principal Payments on the notes and any required deposit into the reserve account are paid or are made.
During the Amortization Period and prior to the acceleration of the notes following an Event of Default, First Priority Principal Payments, Second Priority Principal Payments, Third Priority Principal

Payments and Regular Priority Principal Payments payable to the noteholders will be made on each Payment Date in the following order of priority:
•
first, pro rata, to the Class A-1a and Class A-1b notes, based on the Note Balance of the Class A-1a and Class A-1b notes on that Payment Date, before giving effect to any payments made on that date, until each class of notes is paid in full;

•	second, to the Class B notes until paid in full; and
•	third, to the Class C notes until paid in full.
In addition, following the occurrence and during the continuation of an Amortization Event and after payment of the First Priority Principal Payments, Second Priority Principal Payments, Third Priority Principal Payments and Regular Priority Principal Payments, principal payments will be made to each class of notes, sequentially by class, until each class is paid in full, in the priority stated above.
If the Note Balance of any class of notes is not paid in full by its final maturity date, including any Make-Whole Payments due, an Event of Default will occur and the aggregate Note Balance may be declared immediately due and payable.
Notwithstanding the foregoing, on each Payment Date after the acceleration of the notes following an Event of Default, principal will be paid first to the Class A-1a and Class A-1b notes, pro rata based on the Note Balance of the Class A-1a and Class A-1b notes on that Payment Date, before giving effect to any payments made on that date, until each class of notes is paid in full. After the Class A notes have been paid in full, principal will be paid sequentially to the Class B notes and Class C notes, in that order until each class of notes is paid in full.  See “—Post-Acceleration Priority of Payments” below for more information about the payment priority following an acceleration of the notes.
Revolving Period
The “Revolving Period” will begin on the Closing Date and end on the date when the Amortization Period begins.  During the Revolving Period, remaining Available Funds in an amount equal to the Acquisition Deposit Amount will be deposited into the acquisition account on each Payment Date and may be used to acquire Additional Receivables.
Amortization Period
The “Amortization Period” will begin on the Payment Date occurring on the earlier of (i) the Payment Date occurring in November 2020 or (ii) the Payment Date on or immediately following the occurrence of an Amortization Event.  If an Amortization Event occurs on a Payment Date, the Amortization Period will begin on that Payment Date.  If an Amortization Event occurs on any other date that is not a Payment Date, the Amortization Period will begin on the following Payment Date.  In either case, the Amortization Period will continue until the final maturity date or an earlier Payment Date on which the notes are paid in full.
Each of the following will be “Amortization Events”:
•
on any Payment Date during the Revolving Period (a) interest due is not paid on the notes, (b) the Required Reserve Amount is not on deposit in the reserve account or (c) the Required Negative Carry Amount is not on deposit in the negative carry account,

•
for any Payment Date, the sum of the fractions, expressed as percentages for each of the three collection periods immediately preceding that Payment Date, calculated by dividing the aggregate principal balance of all written-off receivables which are written-off during each of the three prior collection periods by the Pool Balance as of the first day of each of those collection periods, multiplied by four, exceeds 10.00%,

•
for any Payment Date, the sum of the fractions, expressed as percentages for each of the three collection periods immediately preceding that Payment Date, calculated by dividing the aggregate principal balance of all Receivables that are 91 days or more delinquent at the end of each of the three prior collection periods by the Pool Balance as of the last day of each of those collection periods, divided by three, exceeds 2.00%,
•	the Adjusted Pool Balance is less than 50.00% of the aggregate Note Balance,
•
on any Payment Date, after giving effect to all payments to be made and the acquisition of Receivables on that date, the amount of “overcollateralization” for the notes is not at least equal to the Overcollateralization Target Amount; provided, that if the Overcollateralization Target Amount is not reached on any Payment Date solely due to a change in the percentage used to calculate the Overcollateralization Target Amount as described under “Credit and Payment Enhancement—Overcollateralization,” that event will not constitute an “Amortization Event” unless the Overcollateralization Target Amount is not reached by the end of the third month after the related Payment Date,

•	a Servicer Termination Event has occurred and is continuing, or
•	an Event of Default has occurred and is continuing.
For purposes of the Amortization Event listed in the second bullet point above, “written-off receivable” means any Receivable that, in accordance with the Customary Servicing Practices, has been charged off or written-off by the Servicer.  For purposes of the Amortization Event listed in the fifth bullet point above, “overcollateralization” means for any date of determination, the amount by which (x) the sum of (i) the Adjusted Pool Balance as of the end of the calendar month immediately preceding that date of determination, and (ii) the amount on deposit in the acquisition account after giving effect to the acquisition of Receivables on that date exceeds (y) the aggregate Note Balance.
Optional Acquisition of Receivables; Clean-up Redemption of the Notes
Certificateholders representing 100% of the voting interests of the certificates held by the Originators or affiliates of the Originators have the right to acquire the Receivables on any Payment Date when the Pool Balance is equal to or less than 10% of the Pool Balance on the Closing Date (the “Optional Acquisition”).  Upon the exercise of an Optional Acquisition, the Trust will redeem the notes, in whole but not in part (a “Clean-Up Redemption”), without a Make-Whole Payment (other than any Make-Whole Payments already due and payable on that date).
In order for an Optional Acquisition to occur, 100% of the certificateholders that are Originators or affiliates of the Originators and have voting interests must elect to exercise the option and the Administrator, on behalf of the Trust must agree.  The certificateholders must provide to the Trust an amount equal to the fair market value of the Receivables; provided, that, the transfer may only occur if that amount, together with amounts on deposit in the Trust Bank Accounts, is sufficient to pay off all principal of, and accrued and unpaid interest on, the notes, pay any applicable Make-Whole Payments already due and payable on that date, and pay any remaining obligations of the Trust in full.
The certificateholders will notify the Issuer, the Servicer, the Indenture Trustee, the Owner Trustee and the rating agencies, in writing, at least twenty days before the Payment Date on which the Optional Acquisition is to be exercised.  The Indenture Trustee will promptly notify the noteholders of the related Clean-Up Redemption and provide instructions for surrender of the notes for final payment including all accrued and unpaid interest and any applicable Make-Whole Payments already due and payable on the notes.  On the Payment Date on which the option is exercised, the certificateholders will deposit into the collection account the acquisition price for the Receivables, the Indenture Trustee shall transfer any amounts on deposit in the reserve account, the acquisition account and the negative carry account into the collection account, and the Trust will transfer the Receivables to the certificateholders.
Optional Redemption of the Notes
Certificateholders representing 100% of the voting interests of the certificates held by the Originators or affiliates of the Originators have the right to redeem the notes, in whole but not in part, on any Payment Date on and after the Payment Date in November 2019 (an “Optional Redemption”), with a Make-Whole Payment, as described under “—Make-Whole Payments” below.

In order for an Optional Redemption to occur, 100% of the certificateholders that are Originators or affiliates of the Originators and have voting interests must elect to exercise the option and the Administrator, on behalf of the Trust, must agree.  If 100% of the certificateholders that are affiliates of the Originators and have voting interests and the Administrator, on behalf of the Trust, agree to an Optional Redemption, the Trust, at the direction of the Administrator, may offer to transfer the Receivables to another Verizon special purpose entity and/or a third-party purchaser for an amount equal to the fair market value of the Receivables; provided that the transfer may only occur if that amount, together with amounts on deposit in the Trust Bank Accounts, is sufficient to pay off all principal of, and accrued and unpaid interest on, the notes, pay any applicable Make-Whole Payments due and payable on that date, and pay any remaining obligations of the Trust in full.
The certificateholders will notify the Issuer, the Servicer, the Indenture Trustee, the Owner Trustee and the rating agencies, in writing, at least twenty days before the Payment Date on which the Optional Redemption is to be exercised.  The Indenture Trustee will promptly notify the noteholders of the Optional Redemption and provide instructions for surrender of the notes for final payment including all accrued and unpaid interest and any applicable Make-Whole Payments due on the notes.  On the Payment Date on which the option is exercised, the transferee of the Receivables will deposit into the collection account the acquisition price for the Receivables, the Indenture Trustee shall transfer any amounts on deposit in the reserve account, the acquisition account and the negative carry account into the collection account, and the Trust will transfer the Receivables to the transferee thereof.
Make-Whole Payments
A Make-Whole Payment will be due in connection with any Optional Redemption of the notes.  A Make-Whole Payment will also be due to the extent funds are available therefor on any principal payment made prior to the Payment Date in November 2020 due to the occurrence of an Amortization Event resulting from either (i) the failure to fund the negative carry account to the Required Negative Carry Amount or (ii) the Adjusted Pool Balance declining to less than 50.00% of the initial aggregate Note Balance.  Make-Whole Payments will not be paid on any class of notes until the Note Balance of each class of notes is paid in full.  Any unpaid Make-Whole Payments on the notes will be payable in full on the final maturity date or any clean-up redemption date or optional redemption date on which the notes are required to be paid in full.  Failure to pay Make-Whole Payments on any notes on any Payment Date will not be an Event of Default until the final maturity date for that class of notes.  No Make-Whole Payment will be payable in connection with any principal payment on the notes as a result of the Amortization Events described above after the Payment Date in November 2020 or as a result of an Optional Acquisition of the Receivables and the subsequent Clean-Up Redemption of the notes, as described under “—Optional Acquisition of Receivables; Clean-up Redemption of Notes” above.
The “Make-Whole Payment” for any principal payment on a Payment Date will equal:
•	for any Make-Whole Payment due, other than with respect to an Optional Redemption:
o
for each class of notes other than the Class A-1b notes, the excess of (a) the present value of (i) the amount of all future interest payments that would otherwise accrue on the principal payment until the Payment Date in November 2020 and (ii) the principal payment, with each payment discounted from the Payment Date in November 2020 to that Payment Date monthly on a 30/360 day basis at 0.15% plus the higher of (1) zero and (2) the then-current maturity matched U.S. Treasury rate to that payment over (b) the principal payment; or

o
for the Class A-1b notes, the excess of (a) the present value of (i) the amount of all future interest payments that would otherwise accrue on the principal payment at an interest rate of One-Month LIBOR applicable to that Payment Date plus the spread applicable to the Class A-1b notes until the Payment Date in November 2020 and (ii) the principal payment, with each payment discounted from the Payment Date in November 2020 to that Payment Date monthly on an actual/360 day basis at One-Month LIBOR applicable to that Payment Date over (b) the principal payment; and

•	for any Make-Whole Payment due with respect to an Optional Redemption,
o	for each class of notes other than the Class A-1b notes, the excess of (a) the present value of (i) the amount of all future interest payments that would otherwise accrue on such class of notes assuming principal payments on such class are made based on the Assumed Amortization Schedule for such class and (ii) the amount of all future principal payments that would otherwise be paid on such class of notes assuming principal payments on such class are paid based on the Assumed Amortization Schedule for such class, each such amount discounted from the Payment Date on which such payment would be made in accordance with the Assumed Amortization Schedule to the Payment Date on which the Optional Redemption occurs, monthly on a 30/360 day basis at 0.15% plus the higher of (1) zero and (2) the then-current maturity matched U.S. Treasury rate to such payment over (b) the Note Balance of such class of notes immediately prior to the Optional Redemption; or

o
for the Class A-1b notes, the excess of (a) the present value of (i) the amount of all future interest payments that would otherwise accrue on the Class A-1b notes at an interest rate of One-Month LIBOR applicable to such Payment Date plus the spread applicable to the Class A-1b notes assuming principal payments on the Class A-1b notes are made based on the Assumed Amortization Schedule for the Class A-1b notes and (ii) the amount of all future principal payments that would otherwise be paid on the Class A-1b notes assuming principal payments on the Class A-1b notes are paid based on the Assumed Amortization Schedule for the Class A-1b notes, each such amount discounted from the Payment Date on which such payment would be made in accordance with the Assumed Amortization Schedule to the Payment Date on which the Optional Redemption occurs, monthly on an actual/360 day basis at One-Month LIBOR applicable to such Payment Date over (b) the Note Balance of the Class A-1b notes immediately prior to the Optional Redemption.

The “Assumed Amortization Schedule” means, for each class of notes, an amortization schedule that results in the Note Balance for that class on any future Payment Date being equal to the percentage of the initial Note Balance of that class shown in the decrement table for that class set forth herein under “Maturity and Prepayment Considerations—Weighted Average Life” using a prepayment assumption percentage of 100% and assuming exercise of the Optional Acquisition on the earliest applicable Payment Date.
Final Maturity Dates
The final maturity date for each class of notes is the date on which the remaining Note Balance of that class of notes is due and payable.  Any failure to pay the Note Balance of a class of notes in full on its final maturity date constitutes an Event of Default under the indenture.  The final maturity date for the Class A-1a, Class A-1b, Class B and Class C notes is April 20, 2023.
Expected Final Maturity Dates
The expected final maturity date for each class of notes is the date by which, based on the assumptions set forth under “Maturity and Prepayment Considerations,” using a prepayment assumption percentage of 100% and assuming exercise of the Optional Acquisition on the earliest applicable Payment Date, it is expected that the Note Balance of that class of notes will have been paid in full.  Any failure to pay the Note Balance of a class of notes in full by its expected final maturity date will not constitute an Event of Default under the indenture.  The expected final maturity date for the Class A-1a notes and Class A-1b notes is November 22, 2021.  The expected final maturity date for the Class B notes and the Class C notes is December 20, 2021.
Priority of Payments
On each Payment Date, the Servicer will instruct the Paying Agent to use Available Funds to make payments and deposits in the order of priority listed below and pro rata within each priority, based on the respective amounts due.  This priority will apply unless the notes are accelerated after an Event of Default:
(1)
to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer all amounts due, including (x) fees and (y) expenses and indemnities up to a maximum aggregate amount, in the case of clause (y) of $400,000 per year; provided¸ that after the occurrence of an Event of Default (other than an Event of Default described in the third bullet point under the definition thereof set forth under “—Events of Default” below), the cap on expenses and indemnities will not apply,
(2)
to the Servicer, all servicing fees due, and to any successor Servicer, a one-time successor Servicer engagement fee of $150,000, payable on the first Payment Date following its assumption of duties as successor Servicer,

(3)
to the Class A-1a and Class A-1b noteholders, the aggregate amount of interest due on the Class A notes, distributed pro rata based on the amount of interest due to the Class A-1a and Class A-1b notes,

(4)	during the Amortization Period, to the noteholders, principal in an amount equal to the First Priority Principal Payment, if any,
(5)	to the Class B noteholders, interest due on the Class B notes,
(6)	during the Amortization Period, to the noteholders, principal in an amount equal to the Second Priority Principal Payment, if any,
(7)	to the Class C noteholders, interest due on the Class C notes,
(8)	during the Amortization Period, to the noteholders, principal in an amount equal to the Third Priority Principal Payment, if any,
(9)	during the Amortization Period, to the noteholders, principal in an amount equal to the Regular Priority Principal Payment, if any,
(10)
solely if an Amortization Event has occurred and is continuing, to the noteholders, sequentially by class (with any principal payments applied to the Class A notes allocated to the Class A-1a and Class A-1b notes, pro rata, based on the Note Balance of the Class A-1a and Class A-1b notes on the related Payment Date, before giving effect to any payments made on that date, remaining amounts due on the notes until the Note Balance of each class of notes is paid in full,

(11)	to any successor Servicer, the excess, if any, of $425,000 over the Servicing Fee,
(12)	to the reserve account, the amount, if any, necessary to cause the amount in the reserve account to equal the Required Reserve Amount,
(13)	during the Revolving Period, to the acquisition account, an amount equal to the Acquisition Deposit Amount for the Payment Date,
(14)	during the Revolving Period, to the negative carry account, the amount, if any, necessary to cause the amount in the negative carry account to equal the Required Negative Carry Amount,
(15)
to the noteholders, any Make-Whole Payments due on the notes, payable sequentially by class (with any Make-Whole Payments applied to the Class A notes allocated to the Class A-1a and Class A-1b notes, pro rata, based on the Make-Whole Payment due to each of the Class A-1a and Class A-1b notes),

(16)
(i) to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, all remaining amounts due but not paid under priority (1), and (ii) to the Administrator, reimbursement of fees and expenses of the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer paid by the Administrator on behalf of the Trust pursuant to the administration agreement,

(17)	to any other parties as the Administrator has identified, any remaining expenses of the Trust, and

(18)	to the certificateholders, all remaining Available Funds.

On each Payment Date, the Servicer will instruct the Paying Agent to withdraw any amount in the negative carry account above the Required Negative Carry Amount and in the acquisition account above the Required Acquisition Account Amount, deposit those amounts into the collection account, and treat those amounts as Available Funds.  On any Payment Date, to the extent (x) the amount on deposit in the acquisition account exceeds the Required Acquisition Account Amount for that Payment Date or (y) the amount on deposit in the negative carry account exceeds the Required Negative Carry Amount, any excess will be released to the certificateholders.
If Available Funds on any Payment Date during the Revolving Period are insufficient to cover all amounts payable under priorities (1) through (13), the Servicer will direct the Paying Agent to withdraw the amount of the shortfall from the negative carry account to the extent available and treat it as Available Funds.  If Available Funds, including amounts withdrawn from the negative carry account, are insufficient to cover all amounts payable under priorities (1) through (8), the Servicer will direct the Paying Agent to withdraw the amount of the shortfall from the reserve account to the extent available and treat it as Available Funds.
If Available Funds to be used under priorities (4), (6), (8) and (9), together with the amount in the reserve account, on any Payment Date during the Amortization Period are sufficient to pay the notes in full, the amount in the reserve account will be used to pay the notes in full.
The following diagram shows how payments from Available Funds are made on each Payment Date.  The priority of payments shown in the diagram will not apply if the notes are accelerated after an Event of Default.

Post-Acceleration Priority of Payments
If the notes are accelerated after an Event of Default, on each Payment Date, the Servicer will instruct the Paying Agent to use all amounts (other than any investment earnings or recoveries) in the collection account for the related collection period, all amounts (other than any investment earnings), if any, in the acquisition account, the negative carry account and the reserve account to make payments in the order of priority listed below and pro rata within each priority based on the respective amounts due:
(1)	to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, all amounts due, including fees, expenses and indemnities,
(2)
to the Servicer, all unpaid servicing fees, and to any successor Servicer, a one-time successor Servicer engagement fee of $150,000, payable on the first Payment Date following its assumption of duties as successor Servicer,

(3)
to the Class A-1a and Class A-1b noteholders, the aggregate amount of interest due on the Class A notes, distributed pro rata based on the amount of interest due to the Class A-1a and Class A-1b notes,

(4)
to the Class A-1a and Class A-1b noteholders, principal of the Class A-1a and Class A-1b notes, pro rata, based on the Note Balance of the Class A-1a and Class A-1b notes on that Payment Date, before giving effect to any payments made on that date, until each class of notes is paid in full,

(5)	to the Class B noteholders, interest due on the Class B notes,
(6)	to the Class B noteholders, principal of the Class B notes until paid in full,
(7)	to the Class C noteholders, interest due on the Class C notes,
(8)	to the Class C noteholders, principal of the Class C notes until paid in full,
(9)	to any successor Servicer, the excess, if any, of $425,000 over the Servicing Fee,
(10)
to the noteholders, any Make-Whole Payments due on the notes, payable sequentially by class (with any Make-Whole Payments applied to the Class A notes allocated to the Class A-1a and Class A-1b notes, pro rata, based on the Make-Whole Payment due to the Class A-1a and Class A-1b notes),

(11)	to the parties identified by the Administrator, any remaining expenses of the Trust, and
(12)	to the certificateholders, any remaining amounts.
For a more detailed description of Events of Default and the rights of the noteholders following an Event of Default, you should read “—Events of Default” below.
Events of Default
Each of the following events will be an “Event of Default” under the indenture:
•	failure to pay interest due on any class of notes of the Controlling Class within five days after any Payment Date,
•	failure to pay the Note Balance of, or any Make-Whole Payments due on, any class of notes in full by its final maturity date,

•
failure by the Trust to observe or perform any material covenant or agreement made in the indenture, or any representation or warranty of the Trust made in the indenture or in any officer’s certificate delivered under the indenture is incorrect in any material respect when made, and, in either case, is not cured for a period of 60 days after written notice was given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% of the Note Balance of the Controlling Class, or

•	a bankruptcy or dissolution of the Trust.
If the Trust knows of an event that with notice or the lapse of time, or both, would become an Event of Default of the type described in the third bullet above, it must notify the Indenture Trustee within five (5) Business Days after knowledge is obtained by a responsible person of the Trust.  Except in limited circumstances, if an officer in the corporate trust office of the Indenture Trustee with direct responsibility for the administration of the transaction documents has actual knowledge of or receives notice of an event that with notice or the lapse of time or both would become an Event of Default, it must provide written notice to the noteholders within 90 days.
The Trust must notify the Indenture Trustee, the Servicer and the rating agencies no more than five (5) Business Days after a responsible person of the Trust obtains knowledge of an Event of Default.  If an officer in the corporate trust office of the Indenture Trustee having direct responsibility for the administration of the transaction documents has actual knowledge of an Event of Default, it must notify the noteholders within five (5) Business Days.
The holders of a majority of the Note Balance of the Controlling Class may waive any Event of Default and its consequences except an Event of Default in the payment of principal of or interest on any of the notes (other than an Event of Default relating to failure to pay principal due only because of the acceleration of the notes), or in respect of a covenant or provision of the indenture that cannot be amended, supplemented or modified without the consent of all noteholders.
Acceleration of the Notes.  If an Event of Default occurs, other than because of a bankruptcy or dissolution of the Trust, the Indenture Trustee or the holders of a majority of the Note Balance of the Controlling Class may accelerate the notes and declare the notes to be immediately due and payable.  If an Event of Default occurs because of bankruptcy or dissolution of the Trust, the notes will be accelerated automatically.
The holders of a majority of the Note Balance of the Controlling Class may rescind any declaration of acceleration if:
•	notice of the rescission is given before a judgment for payment of the amount due is obtained by the Indenture Trustee,
•
the Trust has deposited with the Indenture Trustee an amount sufficient to make all payments of interest and principal due on the notes (other than amounts due only because of the acceleration of the notes) and all other outstanding fees and expenses of the Trust (including fees, expenses and indemnities of the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer), and

•
all Events of Default (other than the nonpayment of amounts due only because of the acceleration of the notes) are cured or waived by the holders of a majority of the Note Balance of the Controlling Class.

Remedies Following Acceleration.  If the notes have been accelerated and the acceleration has not been rescinded, the Indenture Trustee may, and at the direction of the holders of a majority of the Note Balance of the Controlling Class, must:

•	file a lawsuit for the collection of the notes and enforce any judgment obtained, and
•	take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the noteholders.
However, the Indenture Trustee is only permitted to sell the Receivables if the following conditions are met, which depends on which Event of Default has occurred:
•	if an Event of Default occurs because of the late payment of interest on or principal of any note, the Indenture Trustee may sell the Receivables without obtaining the consent of the noteholders.
•	if an Event of Default occurs because of the bankruptcy or dissolution of the Trust, the Indenture Trustee may only sell the Receivables if:
—	all of the noteholders of the Controlling Class consent to the sale,
—	the proceeds of the sale are expected to be sufficient to pay all amounts owed by the Trust, including payments on the notes, or
—
the Indenture Trustee determines that the assets of the Trust would not be sufficient on an ongoing basis to pay all amounts owed by the Trust, including payments on the notes as those payments would have become due if the obligations had not been accelerated, and the Indenture Trustee obtains the consent of the holders of 66-2/3% of the Note Balance of the Controlling Class.

•	if an Event of Default occurs because of a breach of a representation or covenant of the Trust, the Indenture Trustee may only sell the Receivables if:
—	all of the noteholders consent to the sale, or
—	the proceeds of the sale are expected to be sufficient to pay all amounts owed by the Trust, including payments on the notes.
With respect to an Event of Default described in the three bullet points above, the Indenture Trustee may elect to maintain possession of the Receivables on behalf of the Trust and apply Collections as they are received, provided that the Indenture Trustee will be required to sell the Receivables if directed by all of the noteholders of the Controlling Class.
The Indenture Trustee will notify the noteholders at least 15 days before any sale of the Receivables.  Any noteholder, the Depositor and the Servicer may submit a bid to acquire the Receivables and may acquire the Receivables at any sale proceeding.
Payments Following Acceleration and Any Sale of the Receivables.  Following an acceleration of the notes or any sale of the Receivables, any amounts collected by the Indenture Trustee will be paid according to the post-acceleration priority of payments described under “—Post Acceleration Priority of Payments” above.
Standard of Care of the Indenture Trustee Following an Event of Default.  If an Event of Default has occurred and is continuing, the Indenture Trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.  The holders of a majority of the Note Balance of the Controlling Class generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee following an Event of Default and acceleration of the notes.

Limitation on Suits.  Except as provided in the following paragraph, no noteholder will have the right to begin any legal proceeding for any remedy under the indenture unless all of the following have occurred:
•	the noteholder has given notice to the Indenture Trustee of a continuing Event of Default,
•	the holders of at least 25% of the Note Balance of the Controlling Class have requested the Indenture Trustee to begin the legal proceeding,
•	the requesting noteholders have offered reasonable indemnity satisfactory to the Indenture Trustee against any liabilities that the Indenture Trustee may incur in complying with the request,
•	the Indenture Trustee has failed to begin the legal proceeding within 60 days after its receipt of the foregoing notice, request and offer of indemnity, and
•	the holders of a majority of the Note Balance of the Controlling Class have not given the Indenture Trustee any inconsistent direction during the 60-day period.
A noteholder, however, has the absolute right to begin at any time a proceeding to enforce its right to receive all amounts of principal and interest due and owing to it under its note, and that right may not be impaired without the consent of the noteholder.
The Indenture Trustee and the noteholders will agree not to begin a bankruptcy proceeding against the Trust.
Notes Owned by Transaction Parties
Notes owned by the Depositor, the Servicer or any of their affiliates will not be included for purposes of determining whether a required percentage of any class of notes has taken any action under the indenture or any other transaction document.
List of Noteholders
A noteholder may communicate with the Indenture Trustee and provide notices and make requests and demands and give directions to the Indenture Trustee as permitted by the transaction documents through the procedures of The Depository Trust Company, or “DTC,” and by notice to the Indenture Trustee.
Any group of three or more noteholders may request a list of all noteholders of the Trust maintained by the Indenture Trustee for the purpose of communicating with other noteholders about their rights under the indenture or under the notes.  Any request must be accompanied by a copy of the communication that the requesting noteholders propose to send.
Noteholder Communications
A noteholder or a Verified Note Owner may send a written request to the Trust or the Administrator, on behalf of the Trust, stating that the noteholder or Verified Note Owner is interested in communicating with other noteholders and Note Owners about the possible exercise of rights under the transaction documents. The Administrator has agreed in the administration agreement to include in the Form 10-D for any collection period any written request received by the Administrator during that collection period from a noteholder or Verified Note Owner to communicate with other noteholders and Note Owners regarding exercising their rights under the transaction documents.

Upon receipt of a request for communication, the Administrator will include in the Form 10-D for the relevant collection period the following information:
•	a statement that the Trust received a communication request,
•	the name of the requesting noteholder or Verified Note Owner,
•	the date the request was received,
•
a statement that the Administrator has received the request from that noteholder or Verified Note Owner that it is interested in communicating with other noteholders and Note Owners about the possible exercise of rights under the transaction documents, and

•	a description of the method by which the other noteholders and Note Owners may contact the requesting noteholder or Verified Note Owner.
The Administrator is not required to include any additional information in the Form 10-D, and is required to disclose a noteholder’s or a Verified Note Owner’s request only where the communication relates to the exercise by a noteholder or a Verified Note Owner of its rights under the transaction documents.  The expenses of administering the foregoing investor communication provisions will be the responsibility of the Administrator, which will be compensated by the Servicer from the Servicing Fee.
Satisfaction and Discharge of Indenture
The indenture will not be discharged until:
•	the Indenture Trustee has received all notes for cancellation or, with some limitations, funds sufficient to pay all notes in full,
•	the Trust has paid all other amounts payable by it under the transaction documents, and
•	the Trust has delivered an officer’s certificate and a legal opinion to the Indenture Trustee each stating that all conditions to the satisfaction and discharge of the indenture have been satisfied.
Amendments to Indenture
The Indenture Trustee and the Trust may amend the indenture without the consent of the noteholders for limited purposes, including to:
•	further protect the Indenture Trustee’s interest in the Receivables and other Trust assets subject to the lien of the indenture,
•	add to the covenants of the Trust for the benefit of the noteholders,
•	transfer or pledge any Trust assets to the Indenture Trustee,
•
cure any ambiguity, correct any mistake or add any provision that is not inconsistent with any other provision of the indenture, so long as it will not have a material adverse effect on the noteholders and to correct any manifest error in the terms of the indenture as compared to the terms set forth in this prospectus, and

•	to modify, eliminate or add to the terms of the indenture to effect the qualification of the indenture under the TIA and to add to the indenture another terms required by the TIA.

Except as described below, the Indenture Trustee and the Trust may amend the indenture to add, change or eliminate any provision or modify the noteholders’ rights under the indenture (1) without the consent of the noteholders if (a) the Administrator certifies that the amendment will not have a material adverse effect on the noteholders or (b) the Rating Agency Condition is satisfied, or (2) if the noteholders are materially and adversely affected, with the consent of the holders of a majority of the Note Balance of the Controlling Class.
The prior consent of all adversely affected noteholders will be required for any amendment that would:
•	change the final maturity date of any note or change the interest or Make-Whole Payments on or Note Balance of any note,
•	modify the percentage of noteholders or the Controlling Class that are required to consent for any action,
•	modify or alter the definition of “outstanding,” “Amortization Events” or “Controlling Class,”
•	change the amount required to be held in the reserve account, the acquisition account or the negative carry account,
•	impair the right of the noteholders to begin suits to enforce the indenture, or
•	permit the creation of any lien ranking prior or equal to, or otherwise impair, the lien of the Indenture Trustee in the Trust assets.
Any noteholder consenting to any amendment will be deemed to agree that the amendment does not have a material adverse effect on it.  For any amendment, the Trust will be required to deliver to the Indenture Trustee and the Owner Trustee an opinion of counsel stating that the amendment is permitted by the indenture and that all conditions to the amendment have been satisfied.
Equity Interest; Issuance of Additional Securities
The equity interest in the Trust will be represented by one or more classes of certificates.  The Depositor and the True-up Trust will initially hold the certificates.  The equity interest holders will be referred to collectively as the “certificateholders,“ and individually as a “certificateholder.” The certificateholders will be entitled to (i) any amounts not needed on any Payment Date to make payments on the notes, or to make any other required payments or deposits according to the priority of payments described under “—Priority of Payments” above, (ii) any collections on Temporarily Excluded Receivables and (iii) investment earnings on amounts held in the collection account, the acquisition account, the reserve account and the negative carry account.
Book-Entry Registration
The notes will be available only in book-entry form except in the limited circumstances described under “—Definitive Securities” below.  All notes will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC.  Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A. (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”), which will hold positions on behalf of their customers or participants through their depositories, which in turn will hold positions in accounts as DTC participants.  The notes will be traded as home market instruments in both the U.S. domestic and European markets.  Initial settlement and all secondary trades will settle in same-day funds.

Noteholders who hold their notes through DTC will follow the settlement practices for U.S. corporate debt obligations.  Investors who hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures for conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.

Actions of noteholders under the indenture will be taken by DTC on instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes according to DTC’s rules and procedures.

Prospective noteholders should review the rules and procedures of DTC, Clearstream and Euroclear for clearing, settlement, payments and tax withholding applicable to their purchase of the notes.  In particular, investors should note that DTC’s rules and procedures limit the ability of the issuer and the indenture trustee to make post-payable adjustments for principal and interest payments after a period of time, which may be as short as 90 days.

The Clearing Systems
DTC.  DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC direct participants deposit with DTC.  DTC also facilitates the post-trade settlement among DTC direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC direct participants’ accounts. This eliminates the need for physical movement of securities certificates.  DTC direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC direct participant, either directly or indirectly. The rules applicable to DTC direct participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Clearstream.  Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for Clearstream participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository in Luxembourg, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.  Distributions with respect to the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear.  Euroclear holds securities and book-entry interests in securities for Euroclear participants and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.  Euroclear provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear participants include investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations. Non-participants in Euroclear may hold and transfer beneficial interests in a global note through accounts with a Euroclear participant or any other securities intermediary that holds a book-entry interest in a global note through one or more securities intermediaries standing between such other securities intermediary and Euroclear.  Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants. Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depository for Euroclear.

None of the Sponsor, the Servicer, the Marketing Agent, the Depositor, the Trust, the Master Trust, the Originators, the Indenture Trustee or the Owner Trustee, or any affiliate of any of the above, or any person by whom any of the above is controlled for the purposes of the Securities Act will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations.

Definitive Securities
Notes will be issued in physical form to noteholders only if:
•	the Administrator determines that DTC is no longer willing or able to discharge properly its responsibilities as depository for the notes and the Administrator cannot appoint a qualified successor,
•	the Administrator notifies the Indenture Trustee that it elects to terminate the book-entry system through DTC, or
•
after the occurrence of an Event of Default or a Servicer Termination Event, the holders of a majority of the Note Balance of the Controlling Class notify the Indenture Trustee and DTC to terminate the book-entry system through DTC (or a successor to DTC).

Payments of principal and interest on definitive notes will be made by the Paying Agent on each Payment Date to registered holders of definitive notes as of the end of the calendar month immediately preceding each Payment Date.  The payments will be made by wire transfer or check mailed to the address of the holder as it appears on the register maintained by the Indenture Trustee.  The final payment on any definitive notes will be made only upon presentation and surrender of the relevant definitive note at the address stated in the notice of final payment to the noteholders.
Definitive notes will be transferable and exchangeable at the offices of the Indenture Trustee.  No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with any transfer or exchange.
Computing the Outstanding Note Balance of the Notes
The monthly investor report will include a note factor for each class of notes that can be used to compute the portion of the Note Balance outstanding on that class of notes each month.  The factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding Note Balance of that class of notes as of the applicable Payment Date as a percentage of its original Note Balance, after giving effect to payments to be made on the Payment Date.
The factor for each class of notes will initially be 1.0000000 and will decline as the outstanding Note Balance of the class declines.  For each note, the portion of the Note Balance outstanding on that class of notes can be determined by multiplying the original denomination of that note by the note factor for that class of notes.
CREDIT AND PAYMENT ENHANCEMENT
This securitization transaction is structured to provide credit and payment enhancement that increases the likelihood that the Trust will make timely payments of interest on and principal of the notes and decreases the likelihood that losses on the Receivables will impair the Trust’s ability to do so.  The amount of credit and payment enhancement will be limited and there can be no assurance it will be sufficient in all circumstances.  If losses on the Receivables and other shortfalls in cash flows exceed the amount of available credit and payment enhancement, the amount available to make payments on the notes will be reduced to the extent of these losses.  The risk of loss will be borne first by the Class C Notes, then the Class B Notes, and finally, the Class A Notes.  The noteholders will have no recourse to the Sponsor, the Depositor, the Originators, the Master Trust, the Parent Support Provider, the Servicer, the Marketing Agent, the Indenture Trustee, the Cap Counterparty, the underwriters or the Owner Trustee as a source of payment.
Negative Carry Account
The Depositor will establish the negative carry account with the Paying Agent for the benefit of the noteholders.  On the Closing Date, if the Depositor funds the acquisition account, it will also make a corresponding deposit into the negative carry account in an amount equal to the Required Negative Carry Amount with respect to the amount so deposited into the acquisition account.  Thereafter, on each Payment Date during the Revolving Period, the Trust will deposit Available Funds into the negative carry account after making all payments more senior in priority in an amount, the “Negative Carry Deposit Amount,” necessary to cause the amount in the negative carry account to equal the Required Negative Carry Amount. This negative carry occurs because, unlike Receivables, the values of which are being discounted when transferred to the Trust to create amounts available to pay interest on the notes and to pay certain expenses of the Trust, the money on deposit in the acquisition account does not bear sufficient interest to pay interest on the notes or to pay certain expenses of the Trust.  The Negative Carry Deposit Amount is expected to be used to pay interest on certain of the notes.  A certificateholder may also deposit additional funds into the negative carry account on any date in order to cause the amount on deposit therein to equal the Required Negative Carry Amount for that date.  The “Required Negative Carry Amount” for any Payment Date during the Revolving Period, will equal the product of (a) the amount in the acquisition account on that Payment Date (after giving effect to any acquisition of Receivables by the Trust on the Payment Date), (b) the weighted average interest rate on the notes and (c) 1/12.
If, on any Payment Date during the Revolving Period, Available Funds are insufficient to pay the fees, expenses and indemnities of the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer and the fees of the Servicer and any successor Servicer set forth in priorities (1) and (2) under

“Description of the Notes—Priority of Payments,” make interest payments on the notes and make the required deposits into the reserve account and acquisition account, the Servicer will direct the Paying Agent to withdraw an amount from the negative carry account to pay the shortfalls and treat those funds as Available Funds.  In addition, on the first Payment Date during the Amortization Period, the Servicer will direct the Paying Agent to withdraw the entire amount on deposit in the negative carry account and apply it as Available Funds.
On each Payment Date, the Servicer will direct the Paying Agent to withdraw any amount in the negative carry account above the Required Negative Carry Amount and apply those funds as Available Funds.
Reserve Account
As a form of credit and payment enhancement for the notes, the Depositor will establish the reserve account with the Paying Agent for the benefit of the noteholders.  On the Closing Date, the Depositor will make a deposit in an amount equal to $17,877,097.75 (which is expected to be approximately 1% of the Adjusted Pool Balance as of the initial cutoff date) from the net proceeds from the sale of the notes.  Thereafter, the amount required to be on deposit in the reserve account on each Payment Date (the “Required Reserve Amount”) will equal $17,877,097.75 (which is expected to be approximately 1% of the Adjusted Pool Balance as of the initial cutoff date).
On each Payment Date, the Servicer will direct the Paying Agent to withdraw any amount in the reserve account above the Required Reserve Amount and apply those funds as Available Funds.
If, on any Payment Date, (i) Collections on the Receivables, (ii) the amounts, if any, paid by the Originators, the Marketing Agent, the Servicer or the Parent Support Provider to reacquire or acquire, as applicable, or make Credit Payments, Upgrade Prepayments or payments in respect of certain transfers, (iii) any payments made by the Cap Counterparty to the Trust and (iv) the amounts in the negative carry account are insufficient to pay the fees, expenses and indemnities of the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer and the Servicer set forth in priorities (1) and (2) under “Description of the Notes—Priority of Payments,” make interest payments and, during the Amortization Period, any First Priority Principal Payment, Second Priority Principal Payment and Third Priority Principal Payment on the notes, the Servicer will direct the Paying Agent to withdraw amounts from the reserve account to cover the shortfalls and treat those funds as Available Funds.
In addition, if any class of notes would not otherwise be paid in full on its final maturity date or if, on any Payment Date during the Amortization Period, the amount in the reserve account together with Available Funds are sufficient to pay the notes in full, the Servicer will direct the Paying Agent to withdraw from the reserve account the amount required to pay the notes in full.
If a withdrawal from the reserve account is made on any Payment Date, other than a Payment Date on which the notes are paid in full, the Paying Agent will deposit Available Funds into the reserve account on future Payment Dates after making all payments more senior in priority in an amount, the “Reserve Deposit Amount,” equal to the difference between the Required Reserve Amount and the amount then in the reserve account.
Upon payment of the notes in full, the Paying Agent will withdraw any amounts remaining in the reserve account and distribute them to the certificateholders.
Subordination
This securitization transaction is structured so that the Trust will pay interest sequentially on the notes in order of seniority.  Interest will be paid, first to the Class A notes, pro rata, based on the amount of interest due to the Class A-1a and Class A-1b notes, then to the Class B notes and then to the Class C notes.

During the Amortization Period, the Trust will pay principal sequentially, beginning with the Class A notes (with any principal payments applied to the Class A notes allocated to the Class A-1a and Class A-1b notes, pro rata, based on the Note Balance of the Class A-1a and Class A-1b notes on the related Payment Date, before giving effect to any payments made on that date, and will not pay principal of any subordinated class of notes until the Note Balances of all more senior classes of notes are paid in full.  In addition, if a Priority Principal Payment (other than a Regular Priority Principal Payment) is required on any Payment Date during the Amortization Period, the Trust will pay principal of the most senior class of notes outstanding prior to the payment of interest on the more subordinated notes on that Payment Date.
If the notes are accelerated after an Event of Default, the priority of payments will change and the Trust will pay interest and principal sequentially, beginning with the Class A notes (with any principal payments applied to the Class A notes allocated to the Class A-1a and Class A-1b notes, pro rata, based on the Note Balance of the Class A-1a and Class A-1b notes on the related Payment Date, before giving effect to any payments made on that date, then the Class B notes and then the Class C notes.  The Trust will not pay interest or principal of the Class B and Class C notes until all more senior classes of notes are paid in full.  These subordination features provide credit enhancement to more senior classes of notes, with the Class A notes benefiting the most.
Overcollateralization
Overcollateralization is, for any date of determination other than the Closing Date, the amount by which (x) the sum of (i) the Adjusted Pool Balance as of the end of the last day of the related collection period, and (ii) the amount on deposit in the acquisition account after giving effect to the acquisition of Receivables on that date exceeds (y) the aggregate Note Balance.  Overcollateralization means there will be excess Receivables in the Trust generating Collections that will be available to cover shortfalls in Collections resulting from losses on the other Receivables in the Trust.  The initial amount of overcollateralization for the notes as of the Closing Date (inclusive of any deposit into the acquisition account on the Closing Date) will be equal to approximately $187,709,774.71, which is approximately 10.50% of the Adjusted Pool Balance as of the initial cutoff date.  For any date of determination during the Revolving Period, other than the Closing Date, on which the pool of Receivables meets all of the Floor Credit Enhancement Composition Tests listed below, the “Overcollateralization Target Amount” will equal the greater of (x) the result of (a)(i) the aggregate Note Balance, divided by (ii) 1 minus 0.1050, minus (b) the aggregate Note Balance, and (y) 1.00% of the Adjusted Pool Balance as of the Closing Date. However, if on any date of determination during the Revolving Period, other than the Closing Date, the pool of Receivables does not meet all of the Floor Credit Enhancement Composition Tests listed below, the Overcollateralization Target Amount will equal the greater of (x) the result of (a)(i) the aggregate Note Balance, divided by (ii) 1 minus 0.1350, minus (b) the aggregate Note Balance, and (y) 1.00% of the Adjusted Pool Balance as of the Closing Date.
For any date of determination during the Amortization Period on which the pool of Receivables meets all of the Floor Credit Enhancement Composition Tests listed below, the Overcollateralization Target Amount will equal the greater of (x) 14.50% of the Adjusted Pool Balance as of the end of the calendar month immediately preceding that date of determination, and (y) 1.00% of the Adjusted Pool Balance as of the Closing Date.  However, if on any date of determination during the Amortization Period, the pool of Receivables does not meet all of the Floor Credit Enhancement Composition Tests described below, the Overcollateralization Target Amount will equal the greater of (x) 17.50% of the Adjusted Pool Balance as of the end of the calendar month immediately preceding that date of determination, and (y) 1.00% of the Adjusted Pool Balance as of the Closing Date.
The “Floor Credit Enhancement Composition Tests”  are as follows (excluding, in each case, Temporarily Excluded Receivables):
•	the weighted average FICO® Score of the Obligors with respect to the Receivables is at least 700 (excluding Receivables with Obligors for whom FICO® Scores are not available);

•	Receivables with Obligors for whom FICO® Scores are not available represent no more than 4.50% of the Pool Balance;
•	Receivables with Obligors that have less than 12 months of Customer Tenure with Verizon Wireless represent no more than 22.00% of the Pool Balance;
•	Receivables with Obligors that have 7 months or more, but less than 24 months of Customer Tenure with Verizon Wireless represent no more than 12.00% of the Pool Balance;
•	Receivables with Obligors that have 60 months or more of Customer Tenure with Verizon Wireless represent at least 55.00% of the Pool Balance;
•
Receivables with Obligors that have less than 12 months of Customer Tenure with Verizon Wireless and (i) for whom FICO® Scores are not available or (ii) that have FICO® Scores below 650, represent no more than 10.00% of the Pool Balance,

•
Receivables with Obligors that have 12 months or more, but less than 60 months of Customer Tenure with Verizon Wireless and (i) for whom FICO® Scores are not available or (ii) that have FICO® Scores below 650, represent no more than 50.00% of the aggregate principal balance of all Receivables with Obligors that have 12 months or more, but less than 60 months of Customer Tenure with Verizon Wireless; and

•
Receivables with Obligors that have 60 months or more of Customer Tenure with Verizon Wireless and (i) for whom FICO® Scores are not available or (ii) that have FICO® Scores below 650, represent no more than 27.50% of the aggregate principal balance of all Receivables with Obligors that have 60 months or more of Customer Tenure with Verizon Wireless.

The FICO® Score used above refers to an Obligor’s FICO® Score 8 and is calculated as described under “Receivables—Composition of the Initial Receivables.”
In the table set forth below are statistics relevant to the Floor Credit Enhancement Composition Tests as of the initial cutoff date.  All percentages and averages are based on the aggregate principal balance of the Initial Receivables as of the initial cutoff date unless otherwise stated.
Weighted average FICO® Score(1)(2)(3)	711
Percentage of Receivables with Obligors without a FICO® Score(3)	4.23%
Percentage of Receivables with Obligors with:
Less than 12 months of Customer Tenure with Verizon Wireless(4)	16.43%
7 months or more, but less than 24 months of Customer Tenure with Verizon Wireless(4)	8.08%
60 months or more of customer tenure with Verizon Wireless(4)	60.50%
Percentage of Receivables with Obligors (i) for whom FICO® Scores are not available or (ii) that have FICO® Scores below 650 and with:
Less than 12 months of Customer Tenure with Verizon Wireless(3)(4)	7.91%
12 months or more, but less than 60 months of Customer Tenure with Verizon Wireless (3)(4)(5)	38.47%
60 months or more of Customer Tenure with Verizon Wireless (3)(4)(6)	22.21%
  _________________
(1)	Weighted averages are weighted by the aggregate principal balance of the Initial Receivables as of the initial cutoff date.
(2)	Excludes Receivables that have Obligors who did not have FICO® Scores because they are individuals with minimal or no recent credit history.
(3)	This FICO® Score reflects the FICO® Score 8 of the related Obligor. The FICO® Score is calculated with respect to each Obligor on or about the date on which such Receivable was originated.
(4)	For a complete description of the calculation of Customer Tenure, see “Origination and Description of Device Payment Plan Agreement Receivables—Origination Characteristics.”
(5)	As a percentage of the aggregate principal balance for Receivables with Obligors with 12 months or more, but less than 60 months of Customer Tenure with Verizon Wireless.
(6)	As a percentage of the aggregate principal balance for Receivables with Obligors with 60 months or more of Customer Tenure with Verizon Wireless.

If the pool of Receivables does not satisfy all of the Floor Credit Enhancement Composition Tests, the Administrator may, but is not obligated to, identify Receivables in the pool to be deemed Temporarily Excluded Receivables so that the remaining Receivables in the pool will satisfy all of the Floor Credit Enhancement Composition Tests as long as the Overcollateralization Target Amount is reached as of the close of business on that date without taking into account the Temporarily Excluded Receivables.
The application of funds according to priorities (9) and (13) under “Description of the Notes—Priority of Payments” is designed to achieve and maintain the level of overcollateralization as of any Payment Date to the applicable Overcollateralization Target Amount for that Payment Date.
Yield Supplement Overcollateralization Amount
All of the Initial Receivables have an APR of 0.00%.  Although the Additional Receivables acquired by the Trust may also have APRs of 0.00%, some may have APRs that are greater than 0.00%.  To compensate for the APRs on the Receivables that are lower than the highest interest rate paid on the notes, the notes are structured with a type of overcollateralization known as yield supplement overcollateralization.  The Yield Supplement Overcollateralization Amount approximates the present value of the amount by which future payments on Receivables with APRs below a stated rate of 9.10% are less than the future payments on those Receivables had their APRs been equal to the stated rate.
The Yield Supplement Overcollateralization Amount for the Closing Date will be calculated for the pool of Initial Receivables.  When Additional Receivables are acquired by the Trust, the Yield Supplement Overcollateralization Amount for each remaining month will be recalculated for the entire pool of Receivables, after giving effect to the acquisition of those Additional Receivables.
The “Yield Supplement Overcollateralization Amount” will be calculated on the Closing Date and for each date on which Additional Receivables are transferred to the Trust, as the sum of the Yield Amounts for all Eligible Receivables owned by the Trust with an APR as stated in the related device payment plan agreement of less than 9.10%.  The “Yield Amount” with respect to a Receivable will equal the amount by which (x) the principal balance as of the last day of the related collection period or as of the applicable cutoff date, as applicable, of that Receivable exceeds (y) the present value, calculated using the Discount Rate, of the remaining scheduled payments for that Receivable.  For purposes of the preceding sentence, future scheduled payments on the Receivables are assumed to be made at the end of each month without any delay, defaults or prepayments.
For any Payment Date, to the extent that the Yield Supplement Overcollateralization Amount is greater than the sum of the senior fees and expenses of the Trust, the interest on the notes and any required deposits into the reserve account, any excess amounts will be available to absorb losses on the Receivables and, during the Amortization Period, to increase overcollateralization.
The Yield Supplement Overcollateralization Amount will be calculated for the pool of Initial Receivables.  On each Acquisition Date, the Servicer will recalculate the Yield Supplement Overcollateralization Amount for each remaining month (including the month in which the Acquisition Date occurs) for the entire pool of Receivables, including the Additional Receivables acquired by the Trust on the applicable Acquisition Date.
THE CAP AGREEMENT
Because the Initial Receivables are non-interest bearing and the Additional Receivables may also be non-interest bearing and all Receivables are discounted at a fixed rate, the Trust will enter into the Cap Agreement with the Cap Counterparty on or before the Closing Date to hedge the basis risk that results from the required payment of interest on the Class A-1b notes at a rate based on One-Month LIBOR.  The Cap Agreement is intended to mitigate this basis risk and the impact of fluctuations in One-Month LIBOR.

The Cap Agreement will be documented under a 2002 ISDA Master Agreement (Multicurrency‑Cross Border), modified pursuant to a schedule to the 2002 ISDA Master Agreement, a credit support annex and a confirmation to reflect the terms of the notes, the Indenture and the Trust Agreement.
Under the Cap Agreement, the Cap Counterparty will deposit the payments, if any, described below into the collection account on or before the second Business Day preceding each Payment Date while the Cap Agreement is still in effect.  All amounts received from the Cap Counterparty will become part of Available Funds for the related Payment Date.
If One-Month LIBOR (calculated in accordance with the Cap Agreement) for any Accrual Period exceeds 2.75%, the Cap Counterparty will pay to the Trust on or before the second Business Day preceding the related Payment Date an amount equal to the product of:
•	the excess, if any, of One-Month LIBOR (calculated in accordance with the Cap Agreement) for that Payment Date over 2.75%,
•	the related cap notional amount for that Payment Date, which is set forth on Schedule I attached to this prospectus, and
•	a fraction, the numerator of which is the actual number of days elapsed in the related Accrual Period and the denominator of which is 360.
In exchange for the Cap Counterparty’s payments under the Cap Agreement, the Trust will pay to the Cap Counterparty an upfront payment on the Closing Date.
If the Cap Counterparty’s long-term senior unsecured debt ceases to be rated at a level acceptable to the rating agencies, as set forth in the Cap Agreement, the Cap Counterparty will be obligated to post collateral or establish other arrangements satisfactory to the applicable rating agency to secure its obligations under the Cap Agreement, if any, or arrange for an eligible substitute cap counterparty satisfactory to the Trust.  Any cost of any transfer or replacement will be borne by the Cap Counterparty or the new cap counterparty and not by the Trust.
As of the Closing Date, the Significance Percentage of the Cap Agreement is expected to be less than 10%.  For these purposes, “Significance Percentage” means, as of the Closing Date, the percentage that the Significance Estimate represents of the Class A-1b notes, and “Significance Estimate” means, as of the Closing Date, with respect to the Cap Agreement, the reasonable good faith estimate of the maximum probable exposure of the Trust to the Cap Counterparty, which estimate is made in the same manner as that utilized in the Sponsor’s internal risk management process for similar instruments.
Modifications and Amendment of the Cap Agreement
The trust agreement will contain provisions permitting the Trust (or the Administrator, on behalf of the Trust) to enter into amendments to the Cap Agreement to resolve any ambiguity in, or correct or supplement any provision of the Cap Agreement, so long as the Administrator determines that the amendment will not adversely affect the interests of the noteholders whose written consent has not been obtained.
Defaults Under the Cap Agreement
Events of default under the Cap Agreement are limited to:
•	the failure of the Trust or Cap Counterparty to pay or deliver any amount when due under the Cap Agreement after giving effect to the applicable grace period,
•	the occurrence of certain events of bankruptcy and insolvency (which will not be applicable to the Trust), and

•
the following other standard events of default under the 2002 ISDA Master Agreement, as modified by the terms of the Cap Agreement: “Breach of Agreement; Repudiation of Agreement” (not applicable to the Trust), “Credit Support Default” (not applicable to the Trust), “Misrepresentation” (not applicable to the Trust) and “Merger Without Assumption,” as described in Sections 5(a)(ii), 5(a)(iii), 5(a)(iv) and 5(a)(viii), respectively, of the 2002 ISDA Master Agreement.

Pursuant to the terms of the Cap Agreement, “Default Under Specified Transaction” and “Cross Default,” as described in Sections 5(a)(v) and 5(a)(vii), respectively, of the 2002 ISDA Master Agreement will not apply to the Trust or the Cap Counterparty.
Termination Date
The Cap Agreement will terminate on the termination date set forth in the Cap Agreement unless either the Trust or the Cap Counterparty designates an earlier termination date for the Cap Agreement following the occurrence of certain “events of default,” “Termination Events” or “Additional Termination Events” (each as defined in the Cap Agreement).
Early Termination of the Cap Agreement
The Cap Agreement will contain (x) usual and customary “Termination Events” (as defined in the Cap Agreement), other than “Credit Event Upon Merger,” as described in Section 5(b)(v) of the 2002 ISDA Master Agreement, as well as (y) additional termination events.  The additional termination events include (i) the failure of the Cap Counterparty to comply with certain requirements associated with the downgrade of its credit ratings as specified in the Cap Agreement and (ii) the Class A notes have been declared immediately due and payable.  Upon the occurrence of any event of default under the Cap Agreement or a “Termination Event” or “Additional Termination Event” (each as defined in the Cap Agreement), the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date.  Pursuant to the Trust Agreement, the Trust may not designate an early termination date without the consent of the Administrator.
Upon any early termination of the Cap Agreement, either the Trust or the Cap Counterparty, as the case may be, may be obligated to make a termination payment to the other, regardless of which party has caused that termination.  The amount of that termination payment will be based on the value of the interest rate cap as computed in accordance with the procedures in the Cap Agreement.  In the event that the Trust is required to make a termination payment following an event of default or “Termination Event” (as defined in the Cap Agreement) under the Cap Agreement in excess of the amount of posted collateral, the payment will be payable on the first succeeding Payment Date pursuant to clause (17) under “Description of the Notes—Priority of Payments” or clause (11) under “Description of the Notes—Post-Acceleration Priority of Payments,” as applicable.
Under the terms of the indenture, upon termination of the Cap Agreement, the Administrator, on behalf of the Trust, will attempt to enter into a replacement interest rate cap agreement on substantially the same terms as the original Cap Agreement.  See also “Risk Factors—Termination of the interest rate cap agreement and the inability to locate a replacement cap counterparty would expose the trust and the noteholders to interest rate risk and you may incur losses on your notes.”
CREDIT RISK RETENTION
The risk retention regulations in Regulation RR of the Exchange Act require the Sponsor, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the Receivables.  The Sponsor, the other Originators, the Master Trust and the True-up Trust are under the common control of Verizon and therefore, the True-up Trust is a majority-owned affiliate of the Sponsor.
The True-up Trust, a majority-owned affiliate of the Sponsor, will retain the required economic interest in the credit risk of the Receivables in the form of certificates (the “US Retained Interest”) sufficient to satisfy the Sponsor’s requirements under Regulation RR, so long as those requirements remain applicable.  The retention of the US Retained Interest by the True-up Trust satisfies the requirements for an “eligible horizontal residual interest” under Regulation RR.  The fair value of the US Retained Interest will represent at least 5% of the sum of the fair value of the notes and the certificates on the Closing Date.  The True-up Trust, which is a majority-owned affiliate of the Sponsor, is required to retain the US Retained Interest until the latest of two years from the Closing Date, the date the Pool Balance is 33 percent or less of the Pool Balance as of the initial cutoff date, or the date the aggregate Note Balance is 33 percent or less of the aggregate Note Balance as of the Closing Date.  None of the Sponsor, the Depositor, the other Originators, the Master Trust, the True-up Trust or any of their affiliates may sell, transfer or hedge the US Retained Interest during this period other than as permitted by Regulation RR.
In general, the certificates, which represent the ownership interest in the Trust, represent the right to all funds not needed to make required payments on the notes, pay fees, expenses and indemnities of the Trust or make deposits into the reserve account, the acquisition account or the negative carry account.  The certificates are subordinated to each class of notes and are only entitled to amounts not needed on a Payment Date to make payments on the notes or to make other required payments or deposits.  The material terms of the certificates with respect to their payment priority are described under “Description of the Notes—Priority of Payments” and “—Post-Acceleration Priority of Payments.”  The certificates absorb all losses on the Receivables first, before any losses are incurred by the notes.  For a description of the credit enhancement available for the notes, see “Credit and Payment Enhancement.”  For additional information about the certificates, see “Trust.”
The fair value of the notes and the certificates are summarized below.  The totals in the table may not sum due to rounding:
	Fair Value	Fair Value (as a percentage)
Notes	$1,599,942,221	88.56%
Certificates	$ 206,647,968	11.44%
Total	$1,806,590,189	100.00%

The Sponsor determined the fair value of the notes and the certificates using a fair value measurement framework under generally accepted accounting principles.  In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 3 inputs.
•	Level 1 inputs include quoted prices for identical instruments and are the most observable,
•	Level 2 inputs include quoted prices for similar instruments and observable inputs, including as interest rates and yield curves, and
•	Level 3 inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.
The fair value of the notes is categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments.  The fair value of the certificates is categorized within Level 3 of the hierarchy as inputs to the fair value calculation are generally not observable.
The fair value of the notes is assumed to be equal to the issuance price.
To calculate the fair value of the certificates, the Sponsor used an internal valuation model.  This model resulted in a projection of (i) the future monthly collection of principal payments on the pool of Receivables, (ii) the write-off amount per month, (iii) the prepayment amount per month, (iv) the interest and principal payments on each class of notes, (v) any fees and expenses payable by the Issuer, (vi) deposits into the reserve account, the acquisition account and the negative carry account and (vii)

amounts deposited into the collection account with respect to an Optional Acquisition or Optional Redemption.  The resulting cash flows to the certificates are discounted to present value based on a discount rate that reflects the credit exposure to these cash flows.  In completing these calculations, the Sponsor made the following assumptions:
1.	the Modeling Assumptions as described in “Maturity and Prepayment Considerations — Weighted Average Life,” below (other than Modeling Assumptions 2, 11, 14 and 23) are true;
2.
if One-Month LIBOR exceeds 2.75%, the Cap Counterparty will pay to the Trust on an amount equal to the product of: (i) the excess of One-Month LIBOR over 2.75%, (ii) the related cap notional amount and (iii) a fraction, the numerator of which is the actual number of days elapsed in the related Accrual Period and the denominator of which is 360 for the related Payment Date;

3.
interest accrues on the Class A-1a notes at 3.23% per annum, the Class A-1b notes at One-Month LIBOR + 0.24% per annum, the Class B notes at 3.38% per annum, and the Class C notes at 3.55% per annum.  These interest rates are based on the final pricing of the notes.  In calculating the interest payments on the floating rate Class A-1b notes, One-Month LIBOR is assumed to reset consistent with the applicable forward rate curve as of October 2, 2018;

4.	Receivables prepay based on the Prepayment Assumption as described in “Maturity and Prepayment Considerations — Weighted Average Life” below using a prepayment assumption percentage of 100%;
5.	Receivables default at a cumulative gross loss rate of 4.00%. The shape of the cumulative gross loss curve assumes that:
•	in months 1-3 of the device payment plan agreement, 0.00% of defaults occur in each month,
•	in months 4-6 of the device payment plan agreement, 2.00% of defaults occur in each month,
•	in months 7-9 of the device payment plan agreement, 8.00% of defaults occur in each month,
•	in months 10-12 of the device payment plan agreement, approximately 7.67% of defaults occur in each month,
•	in months 13-15 of the device payment plan agreement, approximately 6.33% of defaults occur in each month,
•	in months 16-18 of the device payment plan agreement, approximately 4.67% of defaults occur in each month,
•	in months 19-21 of the device payment plan agreement, approximately 3.33% of defaults occur in each month,
•	in months 22-24 of the device payment plan agreement, approximately 1.33% of defaults occur in each month, and
•	in and after month 25 of the device payment plan agreement, 0.00% of defaults occur in each month;

6.	no recoveries are assumed on defaulted Receivables;
7.	cash flows on the certificates are discounted at 11%; and
8.	the certificateholders exercise their optional acquisition right with a purchase price equal to the outstanding face value of the notes.

The Sponsor developed these inputs and assumptions by considering the following factors:
•	CPR rate – estimated considering the composition of the Receivables and the Device Payment Plan Static Pool prepayment history included in Annex A.
•
Cumulative gross loss rate – estimated using assumptions for both the magnitude of lifetime cumulative gross losses and the shape of the cumulative gross loss curve.  The lifetime cumulative gross loss assumption was developed considering the composition of the Receivables and the Device Payment Plan Static Pool loss history included in Annex A.  The shape of the cumulative gross loss curve is based on an average of the historical data included in Annex A.

•
Discount rate applicable to the cash flows to the certificates – estimated to reflect the credit exposure to the cash flows to the certificates.  Due to the lack of an active trading market in residual interests similar to the certificates, the discount rate was derived using qualitative factors that consider the equity-like component of the first-loss exposure to determine the rate of return that would be required by third-party investors for residual interests similar to the certificates.  Based on this information and its own knowledge of the capital markets, the Sponsor developed the relevant discount rate.

The Sponsor believes that the inputs and assumptions described above include the inputs and assumptions that could have a significant impact on the fair value calculation or a prospective noteholder’s ability to evaluate the fair value calculation.  The fair value of the notes and the certificates was calculated based on the assumptions described above, including the assumptions regarding the characteristics and performance of the Receivables that will differ from the actual characteristics and performance of the Receivables.  You should be sure you understand these assumptions when considering the fair value calculation.
The Sponsor will recalculate the fair value of the notes and the certificates following the Closing Date to reflect the issuance of the notes and any changes in the methodology or inputs and assumptions described above.  The fair value of the certificates and the US Retained Interest, in each case, as a percentage of the aggregate fair value and Note Balance of the notes and the certificates will be included in the monthly investor report for the first collection period, together with a description of any changes in the methodology or inputs and assumptions used to calculate the fair value, which will also be included in the related Distribution Report on Form 10-D.
EU RISK RETENTION
EU Risk Retention and Due Diligence Requirements
Articles 404-410 of Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, 2013, known as the Capital Requirements Regulation (the “CRR”), as supplemented by (i) the Commission Delegated Regulation (EU) No 625/2014 of March 13, 2014, and (ii) the Commission Implementing Regulation (EU) No 602/2014 of June 4, 2014, place certain restrictions on the ability of a credit institution or investment firm regulated by the national authorities of a member state of the European Economic Area (“EEA”) and its consolidated group affiliates (these institutions, firms and affiliates, together “CRR Investors”) to invest in securitizations (as defined in the CRR). The CRR has direct effect in EU member states and has been implemented by national legislation or rulemaking in the other EEA countries.
The CRR allows CRR Investors to invest in securitizations only if the sponsor, originator or original lender of the relevant securitization has disclosed to investors that it will retain, on an ongoing basis, a specified minimum (5%) net economic interest in the securitization transaction in the manner contemplated by Article 405 of the CRR. Prior to investing in a securitization, and while it holds that investment, a CRR Investor must also be able to demonstrate that, among other things, it has a comprehensive and thorough understanding of the securitization transaction and its structural features, including the underlying securitization exposures, by satisfying the due diligence requirements and ongoing monitoring obligations of CRR Article 406.
Furthermore, Article 17 of EU Directive 2011/61/EU on Alternative Investment Fund Managers (the “AIFMD”) (as supplemented by Section 5 of Chapter III of Commission Delegated Regulation (EU) No 231/2013) and Article 135(2) of the European Union Solvency II Directive 2009/138/EC (as supplemented by Articles 254-257 of Commission Delegated Regulation (EU) No 2015/35) contain requirements similar to those set out in Articles 405 and 406 of the CRR and apply, respectively, to EEA regulated alternative investment fund managers which assume exposure to the credit risk of a securitization on behalf of one or more alternative investment funds and to EEA regulated insurance/reinsurance undertakings.  While these requirements are similar to those which apply to CRR Investors under the CRR, they are not identical and, in particular, additional due diligence obligations apply to the relevant alternative investment fund managers and insurance/reinsurance undertakings.
For the purposes of this prospectus, the EU risk retention requirements discussed above are referred to as “EU Retention Rules” and any investor subject to the EU Retention Rules, including CRR Investors, is referred to as an “Affected Investor.”
Prospective investors should also be aware that a new EU risk retention regime will apply, in place of the existing EU Retention Rules, to securitizations in respect of which the relevant securities are issued on or after January 1, 2019. The current EU Retention Rules will be replaced by those contained in Regulation (EU) 2017/2401 amending the CRR (the “CRR Amendment Regulation”) and Regulation (EU) 2017/2402) (the “STS Securitization Regulation” and together with the CRR Amendment Regulation, the “Securitization Regulation”). The Securitization Regulation was published in the official journal of the EU on 28 December 2017, entered into force on January 17, 2018 and will apply from January 1, 2019. Investors should be aware that there are material differences between the current EU Retention Rules and those in the Securitization Regulation. The Securitization Regulation will, amongst other things, apply also to (a) undertakings for collective investment in transferrable securities regulated pursuant to Directive (EU) 2009/65/EC and the management companies thereof (together, “UCITS”), and (b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (subject to certain exceptions), and certain investment managers and authorized entities appointed by such institutions (together, “IORPs”). With regard to a securitization in respect of which the relevant securities are issued prior to January 1, 2019 (a “Pre-2019 Securitization”), as is the case with the notes, affected investors will continue to be subject to the current investment restrictions and due diligence requirements of the CRR, including on and after that date (unless there is a re-financing or an additional securities issuance on or after January, 1 2019). However, the Securitization Regulation makes no express provision as to the application of any investment restrictions or due diligence requirements, whether under the current requirements or under the Securitization Regulation, to UCITS or IORPs that hold or acquire any interest in respect of a Pre-2019 Securitization; and, accordingly, it is not known what requirements (if any) may be applicable thereto. Certain aspects of the Securitization Regulation will be supplemented by regulatory technical standards that have not been published or that have only been published in draft form and are not yet final. Prospective investors are themselves responsible for monitoring and assessing changes to the EU Retention Rules and their regulatory capital requirements.
With respect to an investment in the notes, a failure by an Affected Investor to comply with one or more requirements for an investment in a securitization set forth in the applicable EU Retention Rules may result in the imposition of a penalty regulatory capital charge on the securities acquired by or on behalf of that Affected Investor or the imposition of other regulatory sanctions.  In addition, the EU Retention Rules and any other changes to the regulation or regulatory treatment of the notes may negatively impact the regulatory position of Affected Investors and have an adverse impact on the value and liquidity of the notes.  None of the Trust, the Sponsor, the Servicer, the Marketing Agent, the Depositor or any other person make any representations to any prospective purchasers of the notes regarding the regulatory capital treatment of their investment in the notes on the Closing Date or at any time in the future.  Potential purchasers of the notes should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding the requirements for compliance with the EU Retention Rules or other applicable regulations and the suitability of the notes for investment.

EU Retention Holders
The Originators will collectively act as retention holders (the “EU Retention Holders”) for the purposes of the EU Retention Rules.
Undertaking of EU Retention Holders
Each EU Retention Holder will, irrevocably and unconditionally undertake in connection with the EU Retention Rules, that, for so long as any notes remain outstanding, on an on-going basis:
•
it, collectively with the other Originators, as originators, will retain a material net economic interest in the Receivables (the “EU Retained Interest”) of not less than 5 per cent. of the aggregate nominal value of the Receivables in the form specified in paragraph 1(d) of Article 405 of EU Regulation 575/2013, paragraph (1)(d) of Article 51 of EU Regulation 231/2013 and paragraph 2(d) of Article 254 of EU Regulation 2015/35 in each case as they apply as of the Closing Date (that is, retention of the first loss tranche and, if necessary, other tranches having the same or a more severe risk profile than those transferred or sold to investors and not maturing any earlier than those transferred or sold to investors, so that the retention equals in total no less than 5 per cent. of the nominal value of the securitised exposures) by holding (either directly or via its nominee) certificates with a notional amount that corresponds to not less than 5 per cent. of the aggregate nominal value of the Receivables (or any lower amount, including 0 percent, if that lower amount is required or permitted under the EU Retention Rules as a result of amendment, repeal or otherwise);

•
it will not, and it will procure that its affiliates do not, sell, hedge or otherwise mitigate its credit risk under or associated with the material net economic interest retained by it or the Receivables, except to the extent permitted in accordance with the EU Retention Rules as applicable as of the Closing Date or thereafter;

•
it will (i) take any further action, and (ii) provide any information in the possession or control of the EU Retention Holder to the extent the EU Retention Holder can provide that information without breaching a legal or contractual duty of confidentiality, in each case, (A) as may reasonably be required to satisfy the EU Retention Rules as they apply as of the Closing Date and, in the case of the requirement specified in sub-paragraph (ii), as they apply following the Closing Date, and (B) at the cost and expense of the party seeking the further action, information or agreements;

•
the Sponsor, on behalf of each Originator, will confirm in writing its continuing compliance with the undertakings set out in the first two bullet points above to the Trust, the Servicer, the Owner Trustee and the Administrator, (i) on a monthly basis and (ii) at any time upon the notification by the Administrator to the EU Retention Holders (a) that the Administrator has determined that the performance of the notes or the risk characteristics of the notes or of the Receivables has materially changed or (b) following a breach of the obligations included in the originator receivables transfer agreement; and

•
it will promptly notify the Trust, the Servicer, the Owner Trustee and the Administrator in writing if for any reason: (i) it has ceased to hold the EU Retained Interest in accordance with the first bullet point above; (ii) it has failed to comply with the undertakings set out in the second and third bullet points above in any way; or (iii) any of the representations of the EU Retention Holder with respect to the EU Retention Rules contained in the originator receivables transfer agreement fail to be true on any date.

The monthly investor report will include information provided by the EU Retention Holders with respect to the confirmation of compliance.  See “Monthly Investor Reports.”

Each prospective investor in the notes that is subject to the EU Retention Rules or any other applicable legal, regulatory or other requirements should consult with its own legal, accounting and other advisors and/or its national regulator in determining the extent to which the information set out in this prospectus is sufficient for the purpose of complying with the EU Retention Rules, or any other applicable legal, regulatory or other requirements.  Any prospective investor is required to independently assess and determine the sufficiency of the information received.  None of the Originators, the Trust, the Master Trust, the Sponsor, the Servicer, the underwriters or any of their affiliates makes any representation that the information described above or elsewhere in this prospectus is sufficient in all circumstances for compliance purposes.  In addition, each prospective investor should ensure that it complies with the interpretation given to the EU Retention Rules by the applicable regulatory authorities in its jurisdiction.  Investors who are uncertain as to the requirements which apply to them in respect of their relevant jurisdiction should seek guidance from their regulator.
MATURITY AND PREPAYMENT CONSIDERATIONS
General
The final maturity date for each class of notes is listed on the cover of this prospectus.  It is expected that the final payment of each class of notes will occur before its final maturity date.  The final payment of any class of notes could occur significantly earlier (or could occur later) than that class’s final maturity date because the rate of principal payments on each class of notes depends primarily on the rate of payment (including prepayment) by the Obligors on the Receivables.
The weighted average life of each note is uncertain because it generally will be determined by the rate at which the principal balances of the Receivables are paid, the number and rate of upgrades on the related Devices and the occurrence and continuation of an Amortization Event.  An increase in prepayments on the Receivables will decrease the weighted average life of the notes.  Prepayments on the Receivables will occur under various circumstances, as described under “Risk Factors—The timing of principal payments on the notes is uncertain, which may result in reinvestment risk.”
In Cellco’s experience, prepayments on its device payment plan agreements will increase when Obligors decide to accept an Upgrade Offer, including the current Annual Upgrade Offer, or other promotional offer on the related wireless device.  Any reinvestment risk resulting from a faster or slower rate of prepayment of Receivables will be borne entirely by the noteholders.  For more information about reinvestment risk, you should read “Risk Factors—The timing of principal payments on the notes is uncertain, which may result in reinvestment risk.”
Weighted Average Life
Prepayments on the Receivables can be measured against a prepayment standard or model.  This securitization transaction uses the base prepayment assumption (the “Prepayment Assumption”), which assumes that the original principal balance of the Receivables will prepay as follows:
1)	in months 1-6 of the device payment plan agreement, prepayments will occur at a 4.00% constant prepayment rate (“CPR”) of the then outstanding principal balance of the Receivables,
2)	in months 7-9 of the device payment plan agreement, prepayments will occur at a 6.00% CPR of the then outstanding principal balance of the Receivables,
3)	in months 10-12 of the device payment plan agreement, prepayments will occur at a 13.00% CPR of the then outstanding principal balance of the Receivables,
4)	in months 13-15 of the device payment plan agreement, prepayments will occur at a 25.00% CPR of the then outstanding principal balance of the Receivables,
5)	in months 16-18 of the device payment plan agreement, prepayments will occur at a 32.00% CPR of the then outstanding principal balance of the Receivables,

6)	in months 19-21 of the device payment plan agreement, prepayments will occur at a 47.00% CPR of the then outstanding principal balance of the Receivables,
7)	in months 22-24 of the device payment plan agreement, prepayments will occur at a 68.00% CPR of the then outstanding principal balance of the Receivables, and
8)	in and after month 25 of the device payment plan agreement, prepayments will occur at a 0.00% CPR of the then outstanding principal balance of the Receivables.

The Prepayment Assumption does not purport to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of the Receivables. There can be no assurance that the Receivables will prepay at the levels of the Prepayment Assumption or at any other rate.
The tables below were prepared on the basis of certain assumptions (the “Modeling Assumptions”), including that:
1.	all monthly payments are timely received and no Receivable is ever delinquent;
2.	there are no losses in respect of the Receivables;
3.	payments on the notes are made on the 20th day of each month, whether or not that day is a Business Day, beginning in December, 2018;
4.	the servicing fee rate is 0.75% per annum;
5.
no one-time successor Servicer engagement fee or any supplemental successor servicing fee is paid and there are no other fees or expenses paid by the Trust, other than (x) Indenture Trustee fees and expenses, Owner Trustee fees and expenses and Asset Representations Reviewer fees and expenses, which, in the aggregate, equal $25,000 for each Payment Date, and (y) the Servicing Fee;

6.	all prepayments on the Receivables are prepayments in full;
7.	the reserve account is initially funded with an amount equal to $17,877,094.97;
8.	the Adjusted Pool Balance is $1,787,709,497.21;
9.	the initial Note Balance of the Class A-1a, Class A-1b, Class B and Class C notes is equal to the initial Note Balance for that class of notes set forth on the cover of this prospectus;
10.
interest on the Class A-1b notes will be calculated on the basis of the actual number of days in the related Accrual Period and a 360-day year and interest on the other classes of notes will be calculated on the basis of a 360-day year of twelve 30-day months;

11.	interest accrues on the Class A-1a notes at 3.23% per annum, the Class A-1b notes at 2.51394% per annum, the Class B notes at 3.38% per annum, and the Class C notes at 3.55% per annum;
12.	the Closing Date is October 10, 2018;
13.	no Make-Whole Payments are paid on the notes;
14.	the Optional Acquisition right is not exercised by the certificateholders, except when calculating the “Weighted Average Life to Optional Acquisition (years);”
15.	the Optional Redemption right is not exercised by the certificateholders;

16.	neither an Amortization Event nor an Event of Default occurs;
17.	the Required Acquisition Account Amount is deposited into the acquisition account on each Payment Date during the Revolving Period;
18.
the entire amount in the acquisition account on any Payment Date is withdrawn and Additional Receivables are acquired on each Payment Date during the Revolving Period and no amounts remain on deposit in the negative carry account;

19.	the Additional Receivables have remaining installments of 20 months and an original term of 24 months;
20.	the Discount Rate used to calculate the acquisition amount for any Receivable is the greater of (1) the APR with respect to the Receivable and (2) 9.10%;
21.	the Pool Composition Tests and the Floor Credit Enhancement Composition Tests are satisfied on each Payment Date during the Revolving Period;
22.	as of the Closing Date, the amount on deposit in the acquisition account is zero;
23.	no payments are received under the Cap Agreement; and
24.	each unit in the table below has a pristine scheduled principal payment in every period equal to the unit’s balance as of the Closing Date divided by the remaining installments as of the Closing Date.

The assumed pool used in this analysis is shown in the table below:

Unit	Beginning Principal Balance	Beginning Adjusted Pool Balance	Original Term	Age	Remaining Installments	APR
1	$ 1,065,907.95	$ 1,057,885.65	24	23	1	0.00%
2	$ 1,926,347.45	$ 1,904,654.72	24	22	2	0.00%
3	$ 3,905,225.61	$ 3,846,736.52	24	21	3	0.00%
4	$ 5,127,188.50	$ 5,031,440.47	24	20	4	0.00%
5	$ 4,721,074.14	$ 4,615,541.73	24	19	5	0.00%
6	$ 2,947,739.65	$ 2,871,057.28	24	18	6	0.00%
7	$ 2,932,506.16	$ 2,845,539.41	24	17	7	0.00%
8	$ 3,957,992.55	$ 3,826,270.31	24	16	8	0.00%
9	$ 5,762,930.82	$ 5,550,359.97	24	15	9	0.00%
10	$ 7,648,467.92	$ 7,338,906.04	24	14	10	0.00%
11	$ 10,042,755.60	$ 9,600,436.30	24	13	11	0.00%
12	$ 12,423,500.99	$ 11,832,195.56	24	12	12	0.00%
13	$ 24,491,499.85	$ 23,239,246.91	24	11	13	0.00%
14	$ 36,209,820.85	$ 34,231,067.05	24	10	14	0.00%
15	$ 58,559,085.41	$ 55,154,100.15	24	9	15	0.00%
16	$ 85,042,020.80	$ 79,801,051.01	24	8	16	0.00%
17	$ 79,127,614.77	$ 73,976,997.35	24	7	17	0.00%
18	$ 113,900,951.25	$ 106,094,195.95	24	6	18	0.00%
19	$ 165,341,527.55	$ 153,441,887.94	24	5	19	0.00%
20	$ 218,423,847.91	$ 201,958,351.90	24	4	20	0.00%
21	$ 275,465,636.22	$ 253,764,597.09	24	3	21	0.00%
22	$ 360,444,017.98	$ 330,830,338.25	24	2	22	0.00%
23	$ 374,849,902.55	$ 342,792,155.11	24	1	23	0.00%
24	$ 79,137,217.55	$ 72,104,484.54	24	0	24	0.00%
	$1,933,454,780.03	$1,787,709,497.21

The results shown in the tables below should, but may not, approximate the results that would be obtained if the analysis had been based on similar assumptions using the actual pool of Receivables that will be transferred to the Trust, rather than on the assumed pool shown above.  The actual characteristics and performance of the Receivables will differ from the assumptions used in these tables.  The tables below only give a general sense of how each class of notes may amortize at different assumed prepayment rates with other assumptions held constant.  It is unlikely that the Receivables will prepay at a constant rate until maturity or that all of the Receivables will prepay at the same rate.  The diversity of the Receivables could produce slower or faster prepayment rates for any Payment Date, including for Payment Dates early in the transaction, which would result in principal payments occurring earlier or later than indicated in the tables below.  Any difference between those assumptions and the actual characteristics and performance of the Receivables, or actual prepayment rates, will affect the weighted average life and period during which principal is paid on each class of notes.

Percentage of Initial Class A-1a Note Balance Outstanding
Payment Date	Prepayment Assumption Percentages
	0%	50%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
December 20, 2018	100.00	100.00	100.00	100.00	100.00
January 20, 2019	100.00	100.00	100.00	100.00	100.00
February 20, 2019	100.00	100.00	100.00	100.00	100.00
March 20, 2019	100.00	100.00	100.00	100.00	100.00
April 20, 2019	100.00	100.00	100.00	100.00	100.00
May 20, 2019	100.00	100.00	100.00	100.00	100.00
June 20, 2019	100.00	100.00	100.00	100.00	100.00
July 20, 2019	100.00	100.00	100.00	100.00	100.00
August 20, 2019	100.00	100.00	100.00	100.00	100.00
September 20, 2019	100.00	100.00	100.00	100.00	100.00
October 20, 2019	100.00	100.00	100.00	100.00	100.00
November 20, 2019	100.00	100.00	100.00	100.00	100.00
December 20, 2019	100.00	100.00	100.00	100.00	100.00
January 20, 2020	100.00	100.00	100.00	100.00	100.00
February 20, 2020	100.00	100.00	100.00	100.00	100.00
March 20, 2020	100.00	100.00	100.00	100.00	100.00
April 20, 2020	100.00	100.00	100.00	100.00	100.00
May 20, 2020	100.00	100.00	100.00	100.00	100.00
June 20, 2020	100.00	100.00	100.00	100.00	100.00
July 20, 2020	100.00	100.00	100.00	100.00	100.00
August 20, 2020	100.00	100.00	100.00	100.00	100.00
September 20, 2020	100.00	100.00	100.00	100.00	100.00
October 20, 2020	100.00	100.00	100.00	100.00	100.00
November 20, 2020	88.69	88.12	87.49	86.69	85.90
December 20, 2020	77.75	76.65	75.45	73.90	72.61
January 20, 2021	68.30	67.02	65.65	63.85	62.17
February 20, 2021	60.00	58.39	56.67	54.41	52.32
March 20, 2021	52.03	50.15	48.14	45.47	43.06
April 20, 2021	44.42	42.31	40.08	37.08	34.42
May 20, 2021	37.19	34.94	32.55	29.34	26.54
June 20, 2021	30.36	28.04	25.58	22.23	19.38
July 20, 2021	23.96	21.63	19.17	15.77	12.92
August 20, 2021	18.02	15.76	13.39	10.06	7.34
September 20, 2021	12.55	10.45	8.24	5.05	2.54
October 20, 2021	7.58	5.69	3.70	0.71	0.00
November 20, 2021	3.14	1.50	0.00	0.00	0.00
December 20, 2021	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Optional Acquisition (years)	2.55	2.53	2.51	2.48	2.46
Weighted Average Life to Maturity (years)	2.55	2.53	2.51	2.48	2.46

Percentage of Initial Class A-1b Note Balance Outstanding
Payment Date	Prepayment Assumption Percentages
	0%	50%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
December 20, 2018	100.00	100.00	100.00	100.00	100.00
January 20, 2019	100.00	100.00	100.00	100.00	100.00
February 20, 2019	100.00	100.00	100.00	100.00	100.00
March 20, 2019	100.00	100.00	100.00	100.00	100.00
April 20, 2019	100.00	100.00	100.00	100.00	100.00
May 20, 2019	100.00	100.00	100.00	100.00	100.00
June 20, 2019	100.00	100.00	100.00	100.00	100.00
July 20, 2019	100.00	100.00	100.00	100.00	100.00
August 20, 2019	100.00	100.00	100.00	100.00	100.00
September 20, 2019	100.00	100.00	100.00	100.00	100.00
October 20, 2019	100.00	100.00	100.00	100.00	100.00
November 20, 2019	100.00	100.00	100.00	100.00	100.00
December 20, 2019	100.00	100.00	100.00	100.00	100.00
January 20, 2020	100.00	100.00	100.00	100.00	100.00
February 20, 2020	100.00	100.00	100.00	100.00	100.00
March 20, 2020	100.00	100.00	100.00	100.00	100.00
April 20, 2020	100.00	100.00	100.00	100.00	100.00
May 20, 2020	100.00	100.00	100.00	100.00	100.00
June 20, 2020	100.00	100.00	100.00	100.00	100.00
July 20, 2020	100.00	100.00	100.00	100.00	100.00
August 20, 2020	100.00	100.00	100.00	100.00	100.00
September 20, 2020	100.00	100.00	100.00	100.00	100.00
October 20, 2020	100.00	100.00	100.00	100.00	100.00
November 20, 2020	88.69	88.12	87.49	86.69	85.90
December 20, 2020	77.75	76.65	75.45	73.90	72.61
January 20, 2021	68.30	67.02	65.65	63.85	62.17
February 20, 2021	60.00	58.39	56.67	54.41	52.32
March 20, 2021	52.03	50.15	48.14	45.47	43.06
April 20, 2021	44.42	42.31	40.08	37.08	34.42
May 20, 2021	37.19	34.94	32.55	29.34	26.54
June 20, 2021	30.36	28.04	25.58	22.23	19.38
July 20, 2021	23.96	21.63	19.17	15.77	12.92
August 20, 2021	18.02	15.76	13.39	10.06	7.34
September 20, 2021	12.55	10.45	8.24	5.05	2.54
October 20, 2021	7.58	5.69	3.70	0.71	0.00
November 20, 2021	3.14	1.50	0.00	0.00	0.00
December 20, 2021	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Optional Acquisition (years)	2.55	2.53	2.51	2.48	2.46
Weighted Average Life to Maturity (years)	2.55	2.53	2.51	2.48	2.46

Percentage of Initial Class B Note Balance Outstanding
Payment Date	Prepayment Assumption Percentages
	0%	50%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
December 20, 2018	100.00	100.00	100.00	100.00	100.00
January 20, 2019	100.00	100.00	100.00	100.00	100.00
February 20, 2019	100.00	100.00	100.00	100.00	100.00
March 20, 2019	100.00	100.00	100.00	100.00	100.00
April 20, 2019	100.00	100.00	100.00	100.00	100.00
May 20, 2019	100.00	100.00	100.00	100.00	100.00
June 20, 2019	100.00	100.00	100.00	100.00	100.00
July 20, 2019	100.00	100.00	100.00	100.00	100.00
August 20, 2019	100.00	100.00	100.00	100.00	100.00
September 20, 2019	100.00	100.00	100.00	100.00	100.00
October 20, 2019	100.00	100.00	100.00	100.00	100.00
November 20, 2019	100.00	100.00	100.00	100.00	100.00
December 20, 2019	100.00	100.00	100.00	100.00	100.00
January 20, 2020	100.00	100.00	100.00	100.00	100.00
February 20, 2020	100.00	100.00	100.00	100.00	100.00
March 20, 2020	100.00	100.00	100.00	100.00	100.00
April 20, 2020	100.00	100.00	100.00	100.00	100.00
May 20, 2020	100.00	100.00	100.00	100.00	100.00
June 20, 2020	100.00	100.00	100.00	100.00	100.00
July 20, 2020	100.00	100.00	100.00	100.00	100.00
August 20, 2020	100.00	100.00	100.00	100.00	100.00
September 20, 2020	100.00	100.00	100.00	100.00	100.00
October 20, 2020	100.00	100.00	100.00	100.00	100.00
November 20, 2020	100.00	100.00	100.00	100.00	100.00
December 20, 2020	100.00	100.00	100.00	100.00	100.00
January 20, 2021	100.00	100.00	100.00	100.00	100.00
February 20, 2021	100.00	100.00	100.00	100.00	100.00
March 20, 2021	100.00	100.00	100.00	100.00	100.00
April 20, 2021	100.00	100.00	100.00	100.00	100.00
May 20, 2021	100.00	100.00	100.00	100.00	100.00
June 20, 2021	100.00	100.00	100.00	100.00	100.00
July 20, 2021	100.00	100.00	100.00	100.00	100.00
August 20, 2021	100.00	100.00	100.00	100.00	100.00
September 20, 2021	100.00	100.00	100.00	100.00	100.00
October 20, 2021	100.00	100.00	100.00	100.00	77.97
November 20, 2021	100.00	100.00	96.72	57.45	30.19
December 20, 2021	88.80	69.15	48.41	10.67	0.00
January 20, 2022	40.10	23.87	4.80	0.00	0.00
February 20, 2022	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Optional Acquisition (years)	3.27	3.19	3.19	3.11	3.03
Weighted Average Life to Maturity (years)	3.30	3.27	3.24	3.17	3.12

Percentage of Initial Class C Note Balance Outstanding
Payment Date	Prepayment Assumption Percentages
	0%	50%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
December 20, 2018	100.00	100.00	100.00	100.00	100.00
January 20, 2019	100.00	100.00	100.00	100.00	100.00
February 20, 2019	100.00	100.00	100.00	100.00	100.00
March 20, 2019	100.00	100.00	100.00	100.00	100.00
April 20, 2019	100.00	100.00	100.00	100.00	100.00
May 20, 2019	100.00	100.00	100.00	100.00	100.00
June 20, 2019	100.00	100.00	100.00	100.00	100.00
July 20, 2019	100.00	100.00	100.00	100.00	100.00
August 20, 2019	100.00	100.00	100.00	100.00	100.00
September 20, 2019	100.00	100.00	100.00	100.00	100.00
October 20, 2019	100.00	100.00	100.00	100.00	100.00
November 20, 2019	100.00	100.00	100.00	100.00	100.00
December 20, 2019	100.00	100.00	100.00	100.00	100.00
January 20, 2020	100.00	100.00	100.00	100.00	100.00
February 20, 2020	100.00	100.00	100.00	100.00	100.00
March 20, 2020	100.00	100.00	100.00	100.00	100.00
April 20, 2020	100.00	100.00	100.00	100.00	100.00
May 20, 2020	100.00	100.00	100.00	100.00	100.00
June 20, 2020	100.00	100.00	100.00	100.00	100.00
July 20, 2020	100.00	100.00	100.00	100.00	100.00
August 20, 2020	100.00	100.00	100.00	100.00	100.00
September 20, 2020	100.00	100.00	100.00	100.00	100.00
October 20, 2020	100.00	100.00	100.00	100.00	100.00
November 20, 2020	100.00	100.00	100.00	100.00	100.00
December 20, 2020	100.00	100.00	100.00	100.00	100.00
January 20, 2021	100.00	100.00	100.00	100.00	100.00
February 20, 2021	100.00	100.00	100.00	100.00	100.00
March 20, 2021	100.00	100.00	100.00	100.00	100.00
April 20, 2021	100.00	100.00	100.00	100.00	100.00
May 20, 2021	100.00	100.00	100.00	100.00	100.00
June 20, 2021	100.00	100.00	100.00	100.00	100.00
July 20, 2021	100.00	100.00	100.00	100.00	100.00
August 20, 2021	100.00	100.00	100.00	100.00	100.00
September 20, 2021	100.00	100.00	100.00	100.00	100.00
October 20, 2021	100.00	100.00	100.00	100.00	100.00
November 20, 2021	100.00	100.00	100.00	100.00	100.00
December 20, 2021	100.00	100.00	100.00	100.00	81.22
January 20, 2022	100.00	100.00	100.00	61.35	36.11
February 20, 2022	93.07	76.53	58.77	0.00	0.00
March 20, 2022	45.03	34.54	0.00	0.00	0.00
April 20, 2022	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Optional Acquisition (years)	3.28	3.19	3.19	3.11	3.03
Weighted Average Life to Maturity (years)	3.48	3.45	3.41	3.33	3.29

SOME IMPORTANT LEGAL CONSIDERATIONS
Matters Relating to Bankruptcy
Transfer of Receivables by the Originators and the Master Trust to the Depositor.  Each absolute assignment of Receivables by the Originators or the Master Trust, as applicable, to the Depositor will be structured to minimize the possibility that a bankruptcy proceeding of an Originator or the Master Trust will adversely affect the Trust’s rights in the Receivables. Each of the Originators, the Master Trust and the Depositor intend that each absolute assignment of the Receivables by that Originator and the Master Trust to the Depositor will be a “true sale.”  The Depositor will have no recourse to any Originator, the Servicer or the Master Trust other than the limited obligation of the Originators and the Servicer (in the case of Receivables transferred by the Master Trust) to reacquire or acquire Receivables for breaches of representations.
On the Closing Date, the Depositor will receive a reasoned legal opinion that in a bankruptcy of an Originator or the Master Trust:
•
the Receivables transferred by that Originator or the Master Trust and the Collections on the Receivables would not be property of that Originator’s or the Master Trust’s bankruptcy estate under U.S. federal bankruptcy laws, and

•	the automatic stay under U.S. federal bankruptcy laws would not apply to prevent payment of the Collections on the Receivables to the Depositor or the Trust.
This opinion will be subject to assumptions and qualifications and will address features of this securitization transaction.  No assurance can be given that a court in an Originator’s or the Master Trust’s bankruptcy proceeding would reach the same conclusion.
Substantive Consolidation.  On the Closing Date, counsel to the Depositor will give an opinion to the effect that, based on a reasoned analysis of analogous case law (although there is no case law directly on point), and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles described in the opinion, in the event of a voluntary or involuntary bankruptcy proceeding in respect of a certificateholder, an Originator or the Master Trust under the Bankruptcy Code, the property of the Trust would not properly be substantively consolidated with the property of the estate of the certificateholders and the Originators or the Master Trust, as applicable.  Among other things, that opinion will assume that each of the certificateholders, the Originators, the Master Trust and the Trust will follow specified procedures in the conduct of its affairs, including the Trust maintaining records and books of account separate from those of the others, the Trust refraining from commingling its assets with those of the others, and each party refraining from holding itself out as having agreed to pay, or being liable for, the debt of the other.  The certificateholders, the Originators, the Master Trust and the Trust intend to follow these and other procedures related to maintaining their separate corporate identities.  However, there can be no assurance that a court would not conclude that the assets and liabilities of the Trust should be consolidated with those of the certificateholders, the Originators or the Master Trust.
Transfer of Receivables by the Depositor to the Trust.  Each absolute assignment of Receivables by the Depositor to the Trust will be structured to minimize the possibility that a bankruptcy proceeding of the Depositor will adversely affect the Trust’s rights in the Receivables. The Depositor intends that each absolute assignment of the Receivables by the Depositor to the Trust will be a “true sale.”  The Trust will have no recourse to the Depositor, the Servicer, any Originator or the Master Trust other than the limited obligation of the Originators and the Servicer (in the case of Receivables transferred by the Master Trust) to reacquire or acquire Receivables for breaches of representations.
On the Closing Date, the Trust will receive a reasoned legal opinion that in a bankruptcy of the Depositor:

•	the Receivables transferred by the Depositor and the Collections on the Receivables would not be property of the Depositor’s bankruptcy estate under U.S. federal bankruptcy laws, and
•	the automatic stay under U.S. federal bankruptcy laws would not apply to prevent payment of the Collections on the Receivables to the Trust.
This opinion will be subject to assumptions and qualifications and will address features of this securitization transaction.  No assurance can be given that a court in the Depositor’s bankruptcy proceeding would reach the same conclusion.
Bankruptcy Proceedings of Cellco, the Depositor, the Originators or the Servicer. The Depositor does not intend to begin, and Cellco will agree that it will not cause the Depositor to begin, a voluntary bankruptcy proceeding so long as the Depositor is solvent.
The bankruptcy of the Servicer would result in a Servicer Termination Event.  However, upon the commencement of a bankruptcy case, the Bankruptcy Code would prevent any termination of the transfer and servicing agreement without leave of court.  If no other Servicer Termination Event other than a bankruptcy exists, that Servicer Termination Event is unlikely to be enforceable in any event.  Moreover, even where a Servicer Termination Event other than a bankruptcy event exists, the Servicer, either as a debtor-in-possession or through an appointed trustee, may oppose any termination on the grounds that it is able to cure the event and comply with the other Bankruptcy Code requirements for the assumption, or the assumption and assignment, and thus, the continuation, of the transfer and servicing agreement in the bankruptcy case.  Pending a termination, rejection, or assumption of the transfer and servicing agreement, the Servicer, by virtue of its legal right under the Bankruptcy Code to assume the transfer and servicing agreement and to continue its business operations in the ordinary course, should be entitled to continue to perform and realize the benefit of the transfer and servicing agreement.
Payments made by an Originator to reacquire or by the Servicer (in the case of Receivables transferred by the Master Trust), to acquire Receivables under the transfer and servicing agreement may be recoverable by that Originator or the Servicer, as applicable, as a debtor-in-possession, or by a creditor or a trustee-in-bankruptcy of that Originator or the Master Trust as a preferential transfer from that Originator or the Master Trust if the payments were made within one year before the filing of a bankruptcy proceeding in respect of that Originator or the Master Trust.
 Bankruptcy Proceedings of Cellco or Other Originators and Impact on Upgrade Offers.  As described under “Origination and Description of Device Payment Plan Agreement Receivables—Upgrade Offers,” Verizon Wireless, through Cellco, as an Originator, or the other Originators, offers Upgrade Offers, including the current Annual Upgrade Offer, to their respective customers, including the Obligors.  Once the customer under a device payment plan agreement accepts an Upgrade Offer to enter into a new device payment plan agreement, the mutual obligations of the customer and the related Originator form an integrated contract (the “Upgrade Contract”) which becomes binding on the related Originator and the customer and that exists until all of the obligations of both the customer and the related Originator are completed.  Under each Verizon Wireless Upgrade Program, upon exercise of the upgrade option by a customer, the related Originator will sell to the customer a new wireless device and the customer must enter into a new device payment plan agreement to pay for the wireless device.  In addition, under each Upgrade Program, the customer is obligated to satisfy certain terms and conditions, including returning the old wireless device. If the customer satisfies those terms and conditions, the related Originator is obligated to make the related Upgrade Prepayment. The obligations on the original device payment plan agreement are not terminated until after all of the terms and conditions are satisfied, including that the related Originator (or the Marketing Agent) makes the Upgrade Prepayment.  If the original device payment plan agreement is a Receivable in the Trust, (i) under the transaction documents, Cellco, as Originator or as Marketing Agent on behalf of the other Originators, would be required to remit, or to cause the related Originator to remit, to the Trust the related Upgrade Prepayment and (ii) because the Trust owns the original device payment plan agreement, the Trust is still entitled to payment by the related Obligor of the amounts due under that device payment plan agreement if Cellco does not satisfy the Upgrade Prepayment.

If Cellco or an Originator becomes a debtor under chapter 11 of the Bankruptcy Code and therefore becomes a debtor in possession, pursuant to the provisions of the Bankruptcy Code before the creation of an Upgrade Contract, Cellco or another Originator, as debtor in possession, may terminate its Upgrade Offers or continue to enter into and perform under any Upgrade Contract.  If Cellco or another Originator, as applicable, as debtor in possession, were to decide to continue Upgrade Offers, including Annual Upgrade Offers, as described under “Origination and Description of Device Payment Plan Agreement Receivables—Upgrade Offers,” with respect to Upgrade Contracts consummated after Cellco or that Originator becomes a debtor in possession,
(i)         the Bankruptcy Code authorizes the related Originator, as debtor in possession, to incur the obligation to an Obligor to prepay the related Receivable and to use funds that are part of the bankruptcy estate to pay to the Trust the amounts necessary to prepay the existing Receivable;
(ii)        the related Originator would be obligated to perform all of its obligations under any Upgrade Contract, including prepaying the existing Receivable owned by the Trust, and if the related Obligor satisfies all of the obligations under an Upgrade Contract and Cellco as Originator or as Marketing Agent on behalf of the other Originators fails to prepay, or to cause the related Originator to prepay, the existing Receivable, (x) the Trust could enforce the original Receivable against the related Obligor and (y) the Obligor would have a claim in recoupment against Cellco or the related Originator, for damages because of its failure to pay; and the Obligor could then offset the damage claim against payments due to the related Originator under the new device payment plan agreement; and
(iii)       the performance of the obligations of the related Originator to an Obligor under any Upgrade Contract entered into by the related Originator, as a debtor in possession, including prepaying the existing Receivables, to satisfy the obligation of the related Originator, to the related Obligor would be treated as an administrative expense in the related Originator’s bankruptcy case payable before the unsecured prepetition claims of creditors of the related Originator.
If an Originator becomes a debtor in chapter 11 of the Bankruptcy Code after an Obligor exercises its option to upgrade pursuant to an Upgrade Offer, but before the Obligor satisfies all of the requirements for prepayment of the Receivable or before Cellco, as Originator or as Marketing Agent on behalf of another Originator made, or caused the related Originator to make, the Upgrade Prepayment, the relevant Originator as a debtor in possession could, in accordance with the requirements of the Bankruptcy Code, continue to perform the Upgrade Contract as described above or refuse to perform the Upgrade Contract.  If the relevant Originator refused to perform an Upgrade Contract in process, the Trust could enforce the original Receivable against the related Obligor and that Obligor would have a claim in recoupment against the related Originator for damages because of its failure to perform the Upgrade Contract.  That Obligor could then offset the damage claim against payments due to the related Originator under the new device payment plan agreement.
In this event, the Trust nonetheless may have difficulty collecting against the related Obligor and the Obligor may be more unlikely to pay amounts remaining due under the Obligor’s original device payment plan agreement because the Obligor has already agreed to make payments under a new device payment plan agreement.  In addition, the Obligor may argue that it has a defense to making payments to the Trust because the Obligor fulfilled all of its obligations as specified in the Upgrade Offer or as a result of statements purportedly made by the Originator.  This may result in reduced collections on the Receivables held by the Trust, which may result in shortfalls in payments on the Notes.
Bankruptcy Proceedings of Cellco or the Originators and Avoidance of Pre-Bankruptcy Upgrade Prepayments.  If the Marketing Agent or an Originator becomes a debtor under the Bankruptcy Code, the bankruptcy trustee of the Marketing Agent or Originator (including the Marketing Agent or Originator as debtor in possession) may seek to avoid any Upgrade Prepayments made by the Marketing Agent or the related Originator before the filing of the bankruptcy petition on the grounds that the Upgrade Prepayment was a preferential transfer or a fraudulent transfer.

Under each Upgrade Contract between an Obligor and an Originator, the Marketing Agent is obligated to make, or to cause the related Originator to make, the Upgrade Prepayment to the Trust and for the benefit of the Obligor if the Obligor satisfies the Obligor’s obligations under the Upgrade Contract.  Under Section 547 of the Bankruptcy Code, the trustee in bankruptcy for the Marketing Agent may seek to avoid the prepetition Upgrade Prepayment because it was a transfer of an interest of the Marketing Agent in property to or for the benefit of the Trust or the Obligor for or on account of an antecedent debt owed by the Marketing Agent before the Upgrade Prepayment was made if the following conditions are satisfied: (1) the Marketing Agent was insolvent at the time of the Upgrade Prepayment (insolvency is presumed for the 90 days preceding the filing of the bankruptcy petition),  (2) the Upgrade Prepayment was made within 90 days (in the case of the Obligor) or one year (in the case of the Marketing Agent) before the filing of the petition, and (3) the Upgrade Prepayment enabled the Trust or the Obligor to receive more than either would receive in a Chapter 7 liquidation of the Marketing Agent if the Upgrade Prepayment had not been made.  If successful, the bankruptcy trustee could avoid the Upgrade Prepayment as a preference to either the Obligor or the Trust and in either case recover the avoided Upgrade Prepayment from the Trust.
However, the Trust and the creditor each have defenses under Section 547(c) to any avoidance actions.  First, each Obligor will have the benefit of the “small preference defense.”  Specifically, no Upgrade Prepayment will be a preferential transfer for the benefit of the Obligor to the extent that the Upgrade Prepayment was less than $6,425.  The maximum amount of each Upgrade Prepayment for any Receivable will be less than this amount.  No Upgrade Prepayment of less than this amount by the Marketing Agent will be recoverable from the Trust as an avoidable preferential transfer for benefit of the Obligor.
Second, if the bankruptcy trustee of the Marketing Agent seeks to avoid an Upgrade Prepayment on the separate grounds that the Upgrade Prepayment is made to the Trust, the Trust will have the benefit of the defense of a contemporaneous exchange for new value.  The bankruptcy trustee may not avoid an Upgrade Prepayment to the extent that the Upgrade Prepayment was intended by the Marketing Agent and the Trust to be a contemporaneous exchange for new value given to the Marketing Agent and was in fact a substantially contemporaneous exchange.
In the case of an Upgrade Prepayment made by the Marketing Agent as an Originator to the Trust, the Marketing Agent and the Trust know that, if the Marketing Agent does not make the Upgrade Prepayment, the Trust can continue to enforce the Receivable against the Obligor, the Obligor will have a claim in recoupment against the Marketing Agent as Originator for the amount due on the Receivable, and the Obligor has a right to offset this claim against amounts that the Obligor owes to the Marketing Agent as Originator on the new device payment plan agreement.  The Marketing Agent and the Trust have stated in the transfer and servicing agreement their intent that the Upgrade Prepayment by the Marketing Agent as Originator simultaneously discharges the obligation of the Obligor under the Receivable and extinguishes the Obligor’s claim in recoupment and right of offset against the new device payment plan agreement.  The simultaneous extinguishing of the Obligor’s claim in recoupment and right of offset against the new device payment plan agreement constitutes new value to the extent of the amount of the right of offset.  To the extent that the principal balance of the new device payment plan agreement is greater than the Obligor’s claim in recoupment, this extinguishing is a complete defense to an avoidance action.  The Marketing Agent expects that the principal balance of all new device payment plan agreements will be greater than the amount of the Upgrade Prepayment.
In the case of an Upgrade Prepayment made by the Marketing Agent as agent for another Originator to the Trust (rather than an Upgrade Prepayment made directly to the Trust by that Originator), under a Marketing Agent agency agreement, the other Originator has agreed to reimburse the Marketing Agent for any Upgrade Prepayments that the Marketing Agent makes to the Trust and has granted a security interest in the new device payment plan agreement to secure its reimbursement obligation.  As discussed above, when the Marketing Agent makes the Upgrade Prepayment, the Upgrade Prepayment extinguishes the Obligor’s claim in recoupment and right of offset against the new device payment plan agreement acquired by the Originator pursuant to the Upgrade Contract.  The Upgrade Prepayment automatically and simultaneously increases the value of the new device payment plan agreement.  This increase in the value of the new device payment plan agreement increases the value of the Marketing Agent’s security interest in the new device payment plan agreement and is new value to the extent of the increase.  To the extent that the principal balance of the new device payment plan agreement is greater than the Obligor’s claim in recoupment, this increase is a complete defense to an avoidance action.  Further, the bankruptcy trustee of the Marketing Agent or the other Originator would not be able to avoid the grant of the security interest by the Originator as a preferential transfer for the benefit of the Trust because the grant of the security interest is in exchange for the Originator obtaining a comparable increase in the value of the device payment plan agreement.
The trustee in bankruptcy for the Marketing Agent could seek to avoid the prepetition Upgrade Prepayment or the incurrence of the Upgrade Prepayment obligation under federal and state fraudulent transfer and conveyance statutes and a creditor could likewise attempt to avoid the prepetition Upgrade Prepayment under state fraudulent transfer and conveyance statutes.  Although the relevant laws may vary from state to state and from the fraudulent transfer provisions of the Bankruptcy Code, the Upgrade Prepayment or the incurrence of the obligation to make the Upgrade Prepayment will generally be avoidable if (i) the Upgrade Prepayment was made or the Upgrade Prepayment obligation incurred with the intent of hindering, delaying or defrauding creditors, that is, actually fraudulent, or (ii) the transfer or incurrence was constructively fraudulent, that is, the Marketing Agent received less than reasonably equivalent value or fair consideration in return for making the Upgrade Prepayment or incurring the Upgrade Prepayment obligation, and, in the case of (ii) only, one of the following is also true:
•	the Marketing Agent was insolvent or rendered insolvent by reason of making the Upgrade Prepayment or incurring the Upgrade Prepayment obligation;
•	the Upgrade Prepayment or the Upgrade Prepayment obligation left the Marketing Agent with an unreasonably small amount of capital to carry on the business; or
•	the Marketing Agent intended to, or believed that the Marketing Agent would, incur debts beyond its ability to pay as they mature.
If a court were to find that making an Upgrade Prepayment to the Trust or incurring an Upgrade Prepayment obligation was avoidable as fraudulent, the court could require the Trust to repay the amount of the Upgrade Prepayment made.
However, the bankruptcy trustee for the Marketing Agent will not be able to avoid the Upgrade Prepayment directly because the Marketing Agent, whether as Originator or as agent for other Originators, received reasonably equivalent value for the Upgrade Prepayment within the meaning of the Bankruptcy Code and generally received reasonably equivalent value or fair consideration under most state fraudulent transfer or fraudulent conveyance statutes.  Reasonably equivalent value and fair consideration includes the satisfaction or securing of an antecedent debt.  The Upgrade Prepayment by the Marketing Agent will satisfy the Upgrade Prepayment obligation incurred by the Marketing Agent under the transfer and servicing agreement or the Marketing Agent agency agreement to the extent of the Upgrade Prepayment.  The bankruptcy trustee could only avoid the Upgrade Prepayment if it could avoid the Upgrade Prepayment obligation of the Marketing Agent, in which case the Upgrade Prepayment would not satisfy an antecedent debt.
The Marketing Agent as Originator is incurring the Upgrade Prepayment obligation in consideration of the Obligor receiving a new device, the Marketing Agent receiving a new device payment plan agreement, which is expected to be for an amount greater than the Upgrade Prepayment, and the other benefits and revenues from having the Obligor agree to continue as customer using the Marketing Agent’s wireless services for two years.  Accordingly, the Marketing Agent as Originator will be receiving value at least reasonably equivalent to or greater than the amount of the Upgrade Prepayment obligation.
In the case of the Marketing Agent as agent for an Originator, the Marketing Agent incurs the Upgrade Prepayment obligation in exchange for the grant of a security interest in the new device payment plan agreement obtained by the Originator pursuant to an Upgrade Contract to secure the Originator’s obligation to reimburse the Marketing Agent for Upgrade Prepayments that it makes.  The grant of the security interest is a transfer of property in the amount of the secured claim.  So long as the total amount due on the new device payment plan agreement (without regard to an Obligor’s claim in recoupment and right of offset) is greater than the amount of the Upgrade Prepayment obligation, which it is expected to be, the security interest received by the Marketing Agent will be reasonably equivalent to the Upgrade Prepayment obligation incurred.
Also, the bankruptcy trustee for an Originator could not avoid the grant of the security interest to the Marketing Agent to secure the Originator’s reimbursement obligation.  The Originator will receive the same value for incurring the reimbursement obligation that the Marketing Agent as Originator receives for incurring an Upgrade Prepayment obligation, as described above.  Accordingly, the bankruptcy trustee for either the Marketing Agent or any other Originator may not avoid the incurrence of the Upgrade Prepayment obligation or the other Originator’s reimbursement obligation, and therefore the resulting Upgrade Prepayment by the Marketing Agent, so long as the amount payable under the new device payment plan agreement acquired by the related Originator is greater than the Upgrade Prepayment obligation.
Security Interests in Receivables
The transfer and assignment of the Receivables to the Trust and the perfection of the security interests pledged in the Receivables will be subject to a number of federal and state laws, including the Uniform Commercial Code in effect in each state.  Each device payment plan agreement is (A) if the device payment plan agreement is unsecured, an “account” or “payment intangible,” or (B) if the device payment plan agreement is secured by the related wireless device, “chattel paper,” in each case, within the meaning of the Uniform Commercial Code of all applicable jurisdictions.  The transfer, assignment and pledge of an “account” or “chattel paper” may be perfected by the filing of financing statements under the Uniform Commercial Code.
The transfer and assignment of the Receivables from the Originators or the Master Trust, as applicable, to the Depositor and from the Depositor to the Trust and the pledge of the Receivables from the Trust to the Indenture Trustee, will be perfected, at each stage, by the filing of a financing statement under the Uniform Commercial Code.  Under the transfer and servicing agreement, the Servicer must take appropriate steps to maintain perfection of the security interests in the Receivables and must acquire the Receivable if it fails to do so and the Trust is materially and adversely affected.
The Trust’s security interest in the Receivable may be subordinated because federal or state law gives the holders of some types of liens, such as tax liens or mechanic’s liens, priority over even the properly perfected lien of other secured parties.
Realization on the Receivables
Bankruptcy Limitations.  U.S. bankruptcy laws affect the ability of the Trust to realize upon the Receivables or enforce a deficiency judgment.  For example, a bankruptcy court may reduce the monthly payments due under a contract or change the time of repayment of the indebtedness.  None of the Depositor, any Originator or the Servicer will be required to reacquire or acquire, as applicable, a Receivable that becomes subject to a bankruptcy proceeding after the applicable cutoff date.
Consumer Protection Laws.  Numerous federal and state consumer protection laws impose substantial requirements upon wireless providers, including Verizon Wireless, and impose statutory liabilities on those who fail to comply with their provisions.  The most significant consumer protection laws regulating the Receivables include the federal Truth-in-Lending Act that mandates financing disclosures that must be made to consumers; the federal Equal Credit Opportunity Act that prohibits creditors from discriminating on the basis of specific factors, including race, color, sex, age and marital status in all aspects of a transaction, including the application process and the development and use of scoring models; the federal Consumer Financial Protection Act which prohibits unfair, deceptive or abusive acts or practices and established the Consumer Financial Protection Bureau which regulates the offering and provision of consumer financial products and services under federal consumer financial laws; the Fair Credit Reporting Act, which regulates the collection, dissemination and use of consumer information, including credit information, to consumer reporting agencies; and the Gramm Leach Bliley Act and state privacy laws that require protection of specific consumer data and communication of privacy rights with consumers.  In some cases, these laws could affect the Trust’s ability to enforce the Receivables or subject the Trust to claims and defenses of the Obligor including claims the Obligor may assert against the Originator.
The so-called “holder-in-due course rule” of the Federal Trade Commission (the “HDC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses that the obligor in the transaction could assert against the seller of the goods.  Under the HDC Rule, an Obligor, as a purchaser of a defective device, would have a defense against the Originator of the device payment plan agreement, or its assignee, against payment on the device payment plan agreement.  Liability under the HDC Rule is limited to the amounts paid by the Obligor, and the Trust may be unable to collect any balance remaining due under the device payment plan agreement from the Obligor.
In addition, state consumer protection laws also impose substantial requirements on creditors and servicers involved in consumer finance. The applicable state laws generally regulate: (i) allowable rates, fees and charges, (ii) the disclosures required to be made to obligors, (iii) licensing of originators, (iv) debt collection practices, (v) origination practices and (vi) servicing practices.
Each Originator and the Servicer (in the case of Receivables transferred by the Master Trust) will represent that each Receivable complies in all material respects with applicable requirements of law.  This representation is based on each Originator’s or the Servicer’s (in the case of Receivables transferred by the Master Trust) review of form contract terms.  If an Obligor has a claim against the Trust for any violation of law with respect to a Receivable, that violation would be a breach by the related Originator or the Servicer (in the case of Receivables transferred by the Master Trust) and if the breach has a material adverse effect on the Trust, the related Originator or the Servicer (in the case of Receivables transferred by the Master Trust) would have to reacquire or acquire, as applicable, the Receivable under the circumstances described under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments” unless the breach is cured in all material respects by the end of any applicable grace period.
Servicemembers Civil Relief Act.  Under the terms of the Servicemembers Civil Relief Act and similar state laws, an Obligor who enters military service after the origination of a device payment plan agreement, has a device and receives orders to relocate to a location where Verizon Wireless service is unavailable, can terminate their service without paying an early termination fee.  Verizon Wireless permits an Obligor to choose to suspend any line for the period of the relocation for up to 3 years and 90 days.  All billing for service and features will be stopped while the related account is suspended, which includes billing for that Obligor’s device payment plan agreement.  While it is a condition to its inclusion in the pool of Eligible Receivables that a Receivable may not be in suspension status (including pursuant to the application of the Servicemembers Civil Relief Act), receivables with Obligors who subsequently enter the military or subsequently receive orders to relocate may be in the Receivables owned by the Trust.
Military Lending Act.  Under the Military Lending Act of 2006 (12 U.S.C. 987) (“Military Lending Act”), certain consumer credit transactions (“covered transactions”) with active-duty service members (including those on active guard or reserve duty) and their dependents must contain certain consumer protections.  In 2015, the U.S. Department of Defense (“Department of Defense”) released a final rule under the Military Lending Act that expanded the definition of “credit,” causing most consumer credit that is subject to the Truth in Lending Act and its implementing regulations, Regulation Z, to be covered transactions. The final rule applies to all covered transactions entered into on or after October 3, 2016, and would include device payment plan agreements. Under the final rule, required consumer protections include a cap on the total interest rates that may be charged, and a prohibition on mandatory arbitration clauses. The final rule also requires the creditor to provide certain disclosures relating to the interest rate and related cost of financing of a covered transaction at the time of origination. Contracts that contain provisions that are otherwise prohibited by the Military Lending Act are void from the inception of the contract.
USE OF PROCEEDS
The Depositor estimates that its total expenses for this offering will be approximately $2,275,000.  The net proceeds from the sale of the notes issued on the Closing Date will be used by the Depositor to make the initial deposit in the reserve account, to acquire the Initial Receivables from the Originators and/or the Master Trust, and for other general corporate purposes.  No expenses were incurred in connection with the selection or acquisition of Receivables for this securitization transaction.
TRANSACTION FEES AND EXPENSES
Fees and Expenses for the Notes
The following table shows the amount or formula for the fees payable to the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer and the Servicer.  On each Payment Date the Servicer will instruct the Paying Agent to make the payments below to the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer and the Servicer from Available Funds in the order of priority described under “Description of the Notes—Priority of Payments.”  These fees will not change during the term of this securitization transaction, except that all fees due and payable on the initial Payment Date will accrue beginning on the Closing Date and will be prorated for the entire initial collection period.  The fees to the Indenture Trustee, Owner Trustee and the Asset Representations Reviewer may be paid monthly, annually or on another schedule as agreed by the Administrator and the Indenture Trustee, Owner Trustee or Asset Representations Reviewer, as applicable.
Fee	Amount
Indenture Trustee fee	$1,000, to be paid monthly
Owner Trustee fee	$1,250, to be paid monthly
Asset Representations Reviewer fee	$5,000, to be paid annually
Asset Representations Reviewer review fee	$50,000, to be paid in connection with an asset representations review
Servicing Fee	1/12 of 0.75% of the Adjusted Pool Balance , to be paid monthly
Successor servicing fee
One-time successor Servicer engagement fee of $150,000, payable on the first Payment Date following the successor Servicer’s assumption of its duties as successor Servicer, and a monthly fee equal to the excess, if any, of (x) $425,000 over (y) the Servicing Fee

The Indenture Trustee fee is paid to the Indenture Trustee for performance of the Indenture Trustee’s duties under the indenture.  If the Indenture Trustee is required to act in its capacity as successor Servicer, it will also be entitled to a one-time successor Servicer engagement fee equal to $150,000.  The Owner Trustee fee is paid to the Owner Trustee for performance of the Owner Trustee’s duties under the trust agreement.  The Asset Representations Reviewer fee is paid to the Asset Representations Reviewer for performance of the Asset Representations Reviewer’s duties under the asset representations review agreement.  The Asset Representations Reviewer review fee will be paid to the Asset Representations Reviewer on completion of a review of the ARR Receivables for its performance of the review.  The Trust will pay and reimburse the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer for its fees and reasonable out of pocket expenses incurred under the indenture, the trust agreement and the asset representations review agreement, respectively.  The Trust also will pay any indemnities owed to the Indenture Trustee, Owner Trustee or Asset Representations Reviewer.  Any fees, expenses or indemnities paid to the Indenture Trustee, Owner Trustee or Asset Representations Reviewer by the Administrator on behalf of the Trust, will be reimbursed in the order of priority described under “Description of the Notes—Priority of Payments.” For information about indemnities applicable to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, you should read “Indenture Trustee,” “Owner Trustee” and “Asset Representations Reviewer,” respectively.  The servicing fee is paid to the Servicer for the servicing of the Receivables under the transfer and servicing agreement.  The Servicer will be responsible for its own expenses under the transfer and servicing agreement.
MONTHLY INVESTOR REPORTS
On or about the 15th day of each month, and in no case later than at least two Business Days before each Payment Date, the Servicer will prepare and deliver an investor report to the Owner Trustee, the Indenture Trustee, the Paying Agent, the Administrator, the Marketing Agent and the Depositor.  Each investor report will contain information about payments to be made on the notes on the Payment Date, the performance of the Receivables during the immediately preceding calendar month and the status of any credit and payment enhancement.  A responsible person of the Servicer will certify the accuracy of the information in each investor report.  The Indenture Trustee will post each investor report on its password protected website located at https://pivot.usbank.com.  The investor report will contain the following information for each Payment Date:
•	Collections on the Receivables for the calendar month immediately preceding the Payment Date,
•	any Upgrade Prepayments or Credit Payments deposited into the collection account,
•	fees and expenses payable to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer,
•	servicing fee payable to the Servicer or any successor Servicer,
•	the amount of interest, principal and Make-Whole Payments payable and paid on each class of notes, in each case, expressed as an aggregate amount and per $1,000 of Note Balance,
•	One-Month LIBOR for the Accrual Period immediately preceding the Payment Date,
•	the Priority Principal Payments, if any,
•
the Note Balance of each class of notes at the beginning of the period and the end of the period and the note factors needed to compute the Note Balance of each class of notes, in each case giving effect to all payments to be made on the Payment Date,

•
the beginning and ending balance of the reserve account, the acquisition account and the negative carry account and the amount of any withdrawals from or deposits into each account to be made on the Payment Date,

•	the amount, if any, payable by the Cap Counterparty to the Trust under the Cap Agreement with respect to the Payment Date;
•
information on the pool composition and the performance of the Receivables for the calendar month immediately preceding the Payment Date, including the Pool Balance and the number of Receivables in the pool at the beginning and end of the Payment Date, and the aggregate amount paid by an Originator, the Marketing Agent, the Servicer or the Parent Support Provider, as applicable, to reacquire or acquire certain Receivables,
•
delinquency and write-off information on the Receivables for the calendar month immediately preceding the Payment Date, and any material change in practices with respect to write-offs and collection and management of delinquent Receivables or any other servicing practices,

•	the amount of Available Funds released to the holder of the equity interest,
•
if there was an Acquisition Date during the calendar month immediately preceding the Payment Date, an Acquisition Date supplement, which will include the aggregate principal balance of the Receivables acquired, the aggregate principal balance of any Temporarily Excluded Receivables, whether the composition and Credit Enhancement Tests are satisfied, and the characteristics of the pool of Receivables as of the related cutoff date for the pool of Receivables then held by the Trust,

•	a confirmation of compliance with the EU Retention Rules described under “EU Risk Retention—EU Retention Rules,”
•	any material modifications, extensions or waivers to Receivables terms, fees, penalties or payments during the related collection period,
•	any material breaches of representations, warranties or covenants contained in the receivables transfer agreements or the transfer and servicing agreement,
•	any material change in the underwriting, origination or acquisition of Receivables, and
•	information on tests used to determine whether an Amortization Event has occurred.
The first investor report will also include the fair value of the certificates and the US Retained Interest, in each case, as a percentage of the sum of the fair value of the notes and the certificates and as a dollar amount as of the Closing Date, together with a description of any changes in the methodology or inputs and assumptions used to calculate the fair value, as described under “Credit Risk Retention.”
The Servicer, on behalf of the Trust, will file a Form 10-D for the Trust with the SEC within 15 days after each Payment Date which will include the monthly investor report for that Payment Date and the following information, if applicable:
•	a description of any events that triggered a review of the ARR Receivables by the Asset Representations Reviewer during the prior calendar month,
•	if the Asset Representations Reviewer delivered a review report during the prior month, a summary of the report,
•
if the Asset Representations Reviewer resigned or was removed, replaced or substituted, or if a new asset representations reviewer was appointed during the prior calendar month, the identity and experience of the new asset representations reviewer, the date and the circumstances surrounding the change, and

•
information required with respect to any request from a noteholder during the prior calendar month to communicate with other noteholders, as described under “Description of the Notes—Noteholder Communication.”

If any required payments are past due and unpaid, the monthly investor report will indicate any changes to the amount unpaid.  The Servicer will use the monthly investor report to instruct the Paying

Agent on payments to be made to the noteholders on each Payment Date.  Neither the Indenture Trustee nor the Paying Agent will have any obligation to verify calculations made by the Servicer.
ANNUAL COMPLIANCE REPORTS
The transfer and servicing agreement will provide for delivery by the Servicer to the Trust, the Indenture Trustee and the Owner Trustee, no later than 90 days after the end of the calendar year, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the transfer and servicing agreement throughout the preceding twelve months (or, in the case of the first certificate, from the Closing Date) in all material respects or, if there has been a material default in the fulfillment of any obligation under the transfer and servicing agreement, describing each default pursuant to Item 1123 of Regulation AB, 17 C.F.R. §229.1123, as required by General Instruction J(2)(g) of Form 10-K.
The transfer and servicing agreement also will require the Servicer to furnish to the Trust and the Indenture Trustee, no later than 90 days after the end of the calendar year, any report or information required to facilitate compliance by the Trust with Item 1122 of Regulation AB, 17 C.F.R. §229.1122, as required by General Instruction (J)(2)(f) of Form 10-K.  This report will assess the compliance by the Servicer and any other party participating in the servicing function (as defined in Regulation AB) with certain servicing criteria relating to the servicing of the Receivables during the preceding twelve months (or, in the case of the first certificate, from the Closing Date, which will be a shorter period) described in Item 1122.  If applicable, a summary of all instances of material non-compliance disclosed by the Servicer under Item 1122, if any, steps taken to remedy any material non-compliance and the status of any remedial steps will be included.
The transfer and servicing agreement will provide that a firm or firms of nationally recognized independent accountants will furnish to the Trust, the Administrator, the Indenture Trustee and the Owner Trustee annually, no later than 90 days after the end of the calendar year, an attestation to the assessment made by the Servicer and any other party participating in the servicing function as to its compliance in all material respects with the applicable servicing criteria.
The Servicer will file the compliance certificate, any assessment report and any accountant’s attestation, each as set forth in the immediately preceding three paragraphs, with the SEC as exhibits to the Trust’s annual report on Form 10-K within 90 days after the end of the calendar year.  Copies of these statements and certificates may be obtained by noteholders by a request in writing addressed to the Indenture Trustee.
In addition, the indenture will require that the Indenture Trustee, pursuant to Section 313 of the Trust Indenture Act, distribute each year to all noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee in its capacity as Indenture Trustee and any action taken by it that materially affects the notes and that has not been previously reported.
TAX CONSEQUENCES
 The following discussion of certain federal income tax consequences of the purchase, ownership and disposition of the notes, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Morgan, Lewis & Bockius LLP, special tax counsel to the Trust (“tax counsel“), on the material matters associated with those consequences, subject to the qualifications described in this prospectus. The discussion is limited to prospective purchasers who acquire their interest in the notes at original issuance at the issue price and who beneficially own their notes as “capital assets’ within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).  These statements do not purport to furnish information in the level of detail or with the attention to the investor’s specific tax circumstances that would be provided by an investor’s own tax advisor.  Accordingly, each investor is advised to consult its own tax advisor with regard to the tax consequences to it of investing in the notes.
Under the Tax Cuts and Jobs Act of 2017 (“Tax Cuts and Jobs Act”), a noteholder that uses an accrual method of accounting for U.S. federal income tax purposes generally would be required to include certain amounts in income no later than the time those amounts are reflected on certain financial statements.  This rule generally would be effective for tax years beginning after December 31, 2017 or, for notes issued with original issue discount, for tax years beginning after December 31, 2018.  The application of this rule thus may require the accrual of income earlier than would be the case prior to December 31, 2017, although the precise application of this rule is unclear at this time.  In addition, the Tax Cuts and Jobs Act imposes limits on the deductibility of business interest expense in excess of business interest income.  The following discussion does not address accounting rules pursuant to the Tax Cuts and Jobs Act that could accelerate income or whether interest on the notes qualifies as business interest income for a particular holder.  Prospective investors in the notes that use an accrual method of accounting for U.S. federal income tax purposes or that have business interest expense are urged to consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.
The following discussion is based upon current provisions of the Code, the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  The Trust will be provided with an opinion of tax counsel regarding the federal income tax matters discussed below.
The discussion below does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, and does not address which forms should be used to report information related to the notes to the Internal Revenue Service (the “IRS”).  For example, it does not discuss the tax treatment of noteholders that are insurance companies, regulated investment companies or dealers in securities.  Moreover, there are no cases or IRS rulings on similar transactions involving either debt or equity interests issued by a Trust with terms similar to those of the notes.  Further, an opinion of tax counsel is not binding on the IRS or the courts.  No ruling on any of the issues discussed below will be sought from the IRS.  As a result, the IRS may disagree with all or one or more parts of the discussion below.  It is suggested that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.
Tax Characterization of the Trust

On the Closing Date, tax counsel will deliver its opinion that the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.  This opinion will be based on the assumption that the terms of the trust agreement and related transaction documents will be complied with by the parties thereto.
If the Trust were taxable as a corporation for U.S. federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income.  The Trust’s taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the notes.  Any corporate income tax could materially reduce cash available to make payments on the notes.
Tax Consequences to Owners of the Notes

Treatment of the Notes as Indebtedness.  The Depositor and any noteholders will agree, and the Note Owners will agree by their purchase of notes, to treat the notes as debt for purposes of U.S. federal and state income tax, franchise tax and any other tax imposed on or measured in whole or in part by income.  Tax counsel will deliver its opinion that the notes held by parties unaffiliated with the Trust will be classified as debt for U.S. federal income tax purposes.  The discussion below assumes this characterization of the notes is correct.
OID, Etc.  The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not entitled to interest payments with disproportionate, nominal or no principal payments.  Moreover, except as stated below, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations relating to original issue discount (“OID” and the regulations, the “OID regulations”), and that any OID on the notes (i.e., any excess of the note balance over their issue price) does not exceed a de minimis amount.  For this purpose, a de minimis discount is an amount of discount that is less than an amount equal to 0.25% of the weighted average maturity of the notes (calculated by treating any projected principal payments received during the year as received at the beginning of the year) multiplied by the stated redemption price at maturity, all within the meaning of the OID regulations.  In determining whether any OID on the notes is de minimis, the Depositor expects to use the Note Prepayment Assumption (as defined below) to determine the weighted average maturity of the notes.
If a class of notes offered hereunder is in fact issued at a greater than de minimis discount or is treated as having been issued with OID under the OID regulations, the following general rules will apply.

The excess of the “stated redemption price at maturity” of a class of notes offered hereunder (generally equal to its principal balance as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over its original issue price (in this case, the initial offering price at which a substantial amount of the class of notes are sold to the public) will constitute OID.  A holder of a note that was issued with OID must include OID in income over the term of the note under a constant yield method.  In general, OID must be included in income in advance of the receipt of the cash representing that income.
In the case of a debt instrument (including a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations (including the Receivables) securing the debt instrument, under Section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a prepayment assumption determined in the manner prescribed by regulations, and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption.  Regulations prescribing the manner to determine the prepayment assumption have yet to be proposed or adopted.  It is unclear whether the requirement to use a prepayment assumption would be applicable to the notes in the absence of these regulations or whether use of a reasonable prepayment assumption (generally the assumption used to price the debt offering) may be required or permitted without reliance on these regulations.  If the requirement to use a prepayment assumption applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate of the Receivables securing the notes.  In the absence of regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the note owners regarding OID, if any, will be based on the following assumption (“Note Prepayment Assumption”): (i) during the Revolving Period the notes will not prepay, and (ii) after the Revolving Period, prepayments on the Receivables, which will result in prepayments on the notes, will occur at a rate based on the Prepayment Assumption.  See “Maturity and Prepayment Considerations—Weighted Average Life.”  However, no representation is or will be made that the Receivables or the notes will prepay in accordance with the Prepayment Assumption or that the notes will prepay in accordance with the Note Prepayment Assumption or in accordance with any other assumption.  Accordingly, note owners are advised to consult their own tax advisors regarding the impact of any prepayments of the Receivables or the notes (and the OID rules) if the notes offered hereunder are issued with OID.
For additional information, you should refer to “—Interest Income on the Notes” below.  For purposes of determining whether any discount on the notes is de minimis for OID purposes, it will be assumed that the notes will not prepay during the Revolving Period and that the notes will repay in accordance with the Note Prepayment Assumption.  No representation is made that the notes will prepay in accordance with this assumption or in accordance with any other assumption.

Interest Income on the Notes.  The interest on the notes will be taxable to a note owner as ordinary interest income when received or accrued in accordance with that note owner’s method of tax accounting.  If the notes are issued with a de minimis amount of OID, the following rules apply. Under the OID regulations, absent an election by a note owner to accrue all income on a note on a constant yield basis, the note owner of a note issued with a de minimis amount of OID must include that de minimis OID in income, on a pro rata basis, as principal payments are made on the note.  Subject to a statutorily defined de minimis rule for market discount and a required election for premium, absent an exception based on a taxpayer’s unique circumstances, a purchaser who buys a note for more or less than its note balance will be subject to the premium amortization or market discount rules, respectively, of the Code.
Treatment of Make-Whole Payments.  If a Make-Whole Payment is made (including as a result of an Optional Redemption) with respect to a note, we intend to treat the payment as interest for U.S. federal income tax purposes.  Although there are Treasury regulations that apply to debt instruments that provide for contingent payments, these Treasury regulations do not apply to debt instruments the repayment of which may be accelerated by reason of prepayment on obligations securing that debt instrument or if the likelihood of payment is sufficiently remote or incidental.  Although Make-Whole Payments could be viewed as contingent payments, we do not intend to treat the notes as subject to the Treasury regulations governing the treatment of contingent payments and will treat a note owner as taxable on a Make-Whole Payment only when received or accrued according to each note owner ‘s method of tax accounting.  Each note owner should discuss the treatment of Make-Whole Payments with its tax advisors.
Sale or Other Disposition.  If a note owner sells a note, the note owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the note owner’s adjusted tax basis in the note.  The adjusted tax basis of a note to a particular note owner will generally equal the note owner’s cost for the note, increased by any market discount, acquisition discount and OID previously included in income by that note owner with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and OID previously received by that note owner with respect to that note.  Any resulting gain or loss, and any gain or loss recognized on a prepayment of the notes, will be capital gain or loss if the note was held as a capital asset, except for any gain representing accrued interest and accrued market discount not previously included in income.  Capital gain or loss will be long term if the note was held by the note owner for more than one year and otherwise will be short term.  Except for an annual $3,000 exception applicable to individuals, capital losses may be used only to offset capital gains or certain gains treated as capital gains under the Code.
Net Investment Income.  A tax of 3.8% is imposed on the “net investment income” of certain U.S. individuals, trusts and estates.  Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions.  Note owners that are U.S. Persons (as defined below) should consult their own tax advisors regarding the possible implications of this tax in their particular circumstances.
Foreign Owners.  Except as described below with respect to backup withholding or FATCA (defined below), interest paid (or accrued) and/or OID accrued to a note owner who is not a U.S. Person (a “foreign owner”) generally will be considered “portfolio interest,” and generally will not be subject to U.S. federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign owner and:
1.     the foreign owner is not actually or constructively a “10 percent shareholder” of the Trust or the Depositor (including by reason of holding 10% or more of the certificates) or a “controlled foreign corporation” with respect to which the Trust or the Depositor is a “related person” within the meaning of the Code;
2.     the foreign owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;
3.     the interest is not contingent interest as described in Section 871(h)(4) of the Code; and

4.     the foreign owner does not bear any of certain specified relationships to any certificateholder.
To qualify for the portfolio interest exemption, the foreign owner must provide the applicable trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on IRS Form W-8BEN, IRS Form W-8BEN-E or applicable similar or successor forms), signed under penalty of perjury, certifying that the beneficial owner of the note is a foreign owner and providing the foreign owner’s name and address.  Interest paid to a foreign owner is also not subject to U.S. federal withholding tax if such interest is effectively connected with the conduct of a trade or business within the United States by the foreign owner and such foreign owner submits a properly executed IRS Form W-8ECI (or applicable successor form).  If a note is held through a securities clearing organization or other financial institution, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the foreign owner must provide the security clearing organization or other financial institution with an IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI or applicable similar or successor form.  An IRS Form W-8BEN, IRS Form W-8BEN-E and IRS Form W-8ECI remains in effect for a period beginning on the date the form is signed and generally ending on the last day of the third succeeding calendar year, absent a change in circumstances causing any information on the form to be incorrect.  However, under certain circumstances, the IRS Form W-8BEN and IRS Form W-8BEN-E can remain in effect indefinitely.  The foreign owner must notify the person to whom it provided the IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI or applicable similar or successor form of any changes to the information on the Form or applicable similar or successor form.  If interest paid to a foreign owner is not considered portfolio interest and is not effectively connected with the conduct of a trade or business within the United States by the foreign owner, then it will be subject to U.S. federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.  In order to claim the benefit of any applicable tax treaty, the foreign owner must provide the applicable trustee or other person who is required to withhold U.S. tax with respect to the notes with an appropriate statement (on IRS Form W-8BEN, IRS Form W-8BEN-E or applicable similar or successor form), signed under penalty of perjury, certifying that the foreign owner is entitled to benefits under the treaty.
Except as described below with respect to backup withholding or FATCA, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign owner will be exempt from U.S. federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign owner and (2) in the case of an individual foreign owner, the foreign owner is not present in the United States for 183 days or more during the taxable year of disposition.
If interest paid to a foreign owner or gain on the sale, redemption, retirement or other taxable disposition of a note is effectively connected with the conduct of a trade or business within the United States by the foreign owner, then although the foreign person will be exempt from the withholding of tax previously discussed if an appropriate statement is provided, such foreign owner generally will be subject to U.S. federal income tax on such interest (including OID) or gain at applicable graduated federal income tax rates.  In addition, if the foreign owner is a foreign corporation, it may be subject to a branch profits tax equal to 30% of the “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless such foreign owner qualifies for a lower rate under an applicable tax treaty.
As used in this prospectus, a “U.S. Person” means:
1.     a citizen or resident of the United States;
2.     an entity treated as a corporation for U.S. federal income tax purposes created or organized under the laws of the United States, any state thereof, or the District of Columbia;
3.     an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

4.     a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons within the meaning of Section 7701(a)(30) of the Code have authority to control all substantial decisions of the trust or (b) the trust was in existence on August 20, 1996 and is eligible to elect, and has made a valid election, to be treated as a U.S. Person despite not meeting the requirements of clause (a).
Special rules, not addressed in this discussion, may apply to persons purchasing notes through entities or arrangements treated for U.S. federal income tax purposes as partnerships, and any partnership purchasing notes and persons purchasing notes through a partnership should consult their own tax advisors in that regard.
Backup Withholding.  Each note owner (other than an exempt note owner, including a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide to the trustee, under penalties of perjury, a certificate (on IRS Form W-9 or applicable successor form) providing the note owner’s name, address, correct federal taxpayer identification number and a statement that the note owner is not subject to backup withholding.  Should a nonexempt note owner fail to provide the required certification, amounts otherwise payable to the note owner may be subject to backup withholding at the then-applicable rate, and the trustee will be required to withhold and remit the withheld amount to the IRS.  Any amount withheld would be credited against the note owner’s U.S. federal income tax liability.  The Trust will be required to report annually to the IRS, and to each related note owner of record, the amount of interest paid and OID accrued, if any, on the notes, except as to exempt note owners.
Possible Alternative Treatments of the Notes.  If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for U.S. federal income tax purposes, the notes might be treated as equity interests in the Trust.  Such treatment could cause the Trust to be treated as having publicly traded equity.  If so treated, the Trust could be taxable as a corporation or publicly traded partnership with the adverse consequences described above (and the taxable corporation or publicly traded partnership would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity).  Even if the Trust is treated as a partnership (and not a publicly-traded partnership) for tax purposes, treatment of the notes as equity interests in such partnership could have adverse tax consequences to some note owners.  For example, income to some tax-exempt entities (including pension funds) from such partnership may be treated as “unrelated business taxable income,” income to foreign owners may be subject to U.S. federal income tax and withholding taxes and cause foreign owners to be subject to U.S. federal tax return filing and withholding requirements, and individual note owners might be subject to some limitations on their ability to deduct their share of Trust expenses.
Foreign Account Tax Compliance.  In addition to the rules described above regarding the potential imposition of U.S. withholding taxes on payments to non-U.S. persons, withholding taxes could also be imposed under the Foreign Account Tax Compliance Act (“FATCA”) regime.  Under FATCA, foreign financial institutions (defined broadly to include hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) must comply with information gathering and reporting rules with respect to their U.S. account holders and investors and may be required to enter into agreements with the IRS pursuant to which such foreign financial institutions must gather and report certain information to the IRS (or, pursuant to an applicable intergovernmental agreement, to their local tax authorities who will report such information to the IRS) and withhold U.S. tax from certain payments made by them.  Foreign financial institutions that fail to comply with the FATCA requirements will be subject to a 30% withholding tax on U.S. source payments, including interest, OID and gross proceeds from the sale of any equity or debt instruments of U.S. issuers.  Payments of interest or OID to foreign non-financial entities and gross proceeds will also be subject to a withholding tax of 30% if the entity does not certify that it does not have any substantial U.S. owner or provide the name, address and TIN of each substantial U.S. owner.  The FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain) and regardless of whether the foreign financial institution is the beneficial owner of such payment.  Pursuant to final regulations, although FATCA withholding tax currently applies to payments of interest on debt instruments issued after June 30, 2014, the withholding tax on gross proceeds from a disposition of debt instruments to which the FATCA provisions apply will not be imposed prior to January 1, 2019.  Prospective investors should consult their tax advisors regarding FATCA.
Reportable Transactions.  A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex, but include (and are not limited to) transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.
MATERIAL STATE TAX CONSEQUENCES
The above discussion does not address the tax treatment of the Trust, the notes or any note owners under any state or local tax laws.  The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in various states and, therefore, many different state and local tax regimes could potentially apply to different portions of these transactions.  Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of the Trust as well as any state and local tax consequences for them from purchasing, holding and disposing of notes or the certificates.
CERTAIN CONSIDERATIONS FOR ERISA AND OTHER BENEFIT PLANS
General Investment Considerations for Fiduciaries Investing Plan Assets
Subject to the discussion below, the notes may be purchased with the assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code or an entity (including insurance company general accounts) deemed to hold assets of the foregoing (collectively referred to as “plans”), as well as by government plans (as defined in Section 3(32) of ERISA) and other employee benefit plans that are not subject to Title I of ERISA or Section 4975 of the Code.
ERISA imposes certain requirements on the fiduciaries of a plan and on persons who are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that the investments of a benefit plan made in accordance with its governing documents.  The prudence of a particular investment must be determined by the responsible fiduciary of a plan by taking into account the particular circumstances of the plan and all of the facts and circumstances of the investment, including, but not limited to, the matters discussed under “Risk Factors” and the fact that in the future there may be no market in which the fiduciary will be able to sell or otherwise dispose of the notes should it purchase them.  Accordingly, any person who exercises any authority or control over the management or disposition of a plan’s assets is considered to be a fiduciary of that plan.  Under ERISA’s general fiduciary standards, before investing in the notes, a plan fiduciary should determine, among other factors:
•	whether the investment is permitted under the plan’s governing documents,
•	whether the fiduciary has the authority to make the investment,
•	whether the investment is consistent with the plan’s funding objectives,
•	the tax effects of the investment,

•
whether under the general fiduciary standards of investment prudence and diversification an investment in any notes of the Trust is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio, and

•	whether the investment is prudent considering the factors discussed in this prospectus.
In addition, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a plan and persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code.  A violation of these “prohibited transaction” rules may result in the imposition of significant excise taxes and other penalties and liabilities for these persons or the fiduciaries of the plan.
A fiduciary of any plan should carefully review with its legal and other advisors whether the purchase, holding or disposition of any notes, could give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Code.  Unless otherwise stated, references to the purchase, holding and disposition of the notes in this section also refer to the purchase, holding and disposition of an interest or participation in the notes.
Prohibited Transactions
Whether or not an investment in the notes will give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Code will also depend on the structure of the Trust and whether the assets of the Trust will be deemed to be “plan assets” of a plan investing in notes issued by the Trust.  Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA, or the “plan assets regulation,” a plan’s assets may be deemed to include an interest in the underlying assets of the Trust if the plan acquires an “equity interest” in the Trust and none of the exceptions contained in the plan assets regulation are applicable.  In general, an “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.
Although there is little guidance on the subject, the Depositor believes that the notes will be treated as indebtedness without substantial equity features for purposes of the plan assets regulation.  This assessment is based upon the traditional debt features of the notes, including the reasonable expectation of the purchasers of the notes that the notes will be repaid when due, traditional default remedies, and on the absence of conversion rights, warrants and other typical equity features.
Without regard to whether the notes are treated as debt for ERISA purposes, the purchase, holding and disposition of the notes by or on behalf of a plan could be considered to give rise to a direct or indirect prohibited transaction under ERISA or Section 4975 of the Code if the Trust, the Owner Trustee, the Indenture Trustee, the underwriters or any of their respective affiliates, including Cellco, is or becomes a “party in interest” under ERISA or a “disqualified person” under Section 4975 of the Code with respect to the plan.  In this case, exemptions from the prohibited transaction rules could be applicable to the purchase, holding and disposition of notes by or on behalf of a plan, depending on the type and circumstances of the plan fiduciary making the decision to purchase a note and the relationship of the party in interest to the plan investor.  Included among these exemptions are:
•	prohibited transaction class exemption, or “PTCE,” 84-14, regarding transactions effected by qualified professional asset managers,
•	PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts,
•	PTCE 91-38, regarding transactions entered into by bank collective investment funds,
•	PTCE 95-60, regarding transactions entered into by insurance company general accounts, and

•	PTCE 96-23, regarding transactions effected by in-house asset managers.
In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for some transactions between a plan and a person that is a party in interest or disqualified person with respect to a plan solely by reason of providing services to the plan or having a relationship with a service provider (other than a party in interest or a disqualified person that is, or is an affiliate of, a fiduciary with respect to the assets of the plan involved in the transaction), if the plan pays no more than, and receives no less than, adequate consideration in connection with the transaction.  However, there can be no assurance that any of the exemptions described above, or any other exemption will be available with respect to any particular transaction involving the notes.  Even if the conditions in one or more of these exemptions are met, the scope of relief may not necessarily cover all acts that might be construed as prohibited transactions.  Prospective purchasers that are plans should consult with their legal advisors regarding the applicability of any exemption.
Any plan (and any fiduciary acting on behalf of a plan) that purchases, holds or disposes of notes of any class will be deemed to have represented that its purchase, holding or disposition of the notes does not and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.
Benefit Plans Not Subject to ERISA or the Code
Some employee benefit plans, including governmental plans, non-U.S. plans and some church plans (each as defined or described in ERISA) are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code.  However, these non-ERISA plans may be subject to provisions of other federal, state, local or non-U.S. laws or regulations that are substantially similar to Title I of ERISA or Section 4975 of the Code (“similar laws”).  In addition, government plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code are subject to the prohibited transaction rules in Section 503 of the Code.  Each plan that is subject to any similar laws (“other plan”), and each person acting on behalf of or investing the assets of another plan, that purchases, holds or disposes of notes will be deemed to have represented that its purchase, holding and disposition of the notes does not and will not result in a non-exempt violation of these similar laws or regulations. Other plan and plans are collectively referred to herein as “benefit plans.”
Additional Considerations
Because Cellco, the Depositor, the Trust, the Master Trust, the Owner Trustee, the Indenture Trustee, the underwriters or any of their affiliates may receive certain benefits in connection with the sale or holding of notes, the notes may not be purchased with the assets of a benefit plan if any of these parties (a) has investment or administrative discretion with respect to the benefit plan assets; (b) has authority or responsibility to give, or gives, investment advice with respect to the benefit plan assets for a fee; or (c) is an employer maintaining or contributing to the benefit plan, unless the purchase and holding of the notes would be covered by an applicable prohibited transaction exemption or will not cause a non-exempt violation of any similar laws.
Prospective benefit plan investors in the notes should consult with their legal advisors concerning the impact of ERISA and the Code or similar laws, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the notes.  Each benefit plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the benefit plan, taking into account the overall investment policy of the benefit plan and the composition of the benefit plan’s investment portfolio.

The sale of the notes to a benefit plan is in no respect a representation by Cellco, the Depositor, the Trust, the Master Trust, the Owner Trustee, the Indenture Trustee, the underwriters, any of their affiliates, or any other person that the investment meets all relevant legal requirements for investments by benefit plans generally or by any particular benefit plan, or that the investment is appropriate for benefit plans generally or for any particular benefit plan.
AFFILIATIONS AND RELATIONSHIPS AND RELATED TRANSACTIONS
Cellco is the Sponsor of this securitization transaction and the Servicer of and the Marketing Agent for the Receivables.  As the Sponsor, Cellco has caused the Depositor to be formed for purposes of participating in securitization transactions.  Cellco is the sole member of the Depositor.  Cellco has caused the Depositor to form the Trust that is the issuing entity for this securitization transaction.  Cellco will be the Administrator of the Trust and the Custodian of the Receivables files.
The Originators, the Master Trust and Verizon Wireless Services, LLC, as agent of the Originators, are affiliates of Cellco.  Cellco is a subsidiary of the Parent Support Provider.  The Depositor and the True-up Trust will be the initial certificateholders.
In the ordinary course of business from time to time, Cellco and its affiliates have business relationships and agreements with affiliates of the Cap Counterparty, the Asset Representations Reviewer, the Owner Trustee, the Indenture Trustee and their affiliates, including commercial banking and corporate trust services, committed credit facilities, underwriting agreements, hedging agreements, and investment and financial advisory services, all on arm’s length terms and conditions.
The Depositor expects to acquire certain Receivables from the Master Trust, a special purpose entity and affiliate of Cellco, the Depositor and the Originators, which has been created and maintained to enter into one or more financing arrangements with lenders and other third party investors.  Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., TD Securities Inc., BNP Paribas, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Mizuho Bank, Ltd., affiliates of the underwriters, are lenders to the Master Trust under one financing arrangement, to which a portion of the device payment plan agreements that the Depositor expects to acquire as Receivables, currently are pledged.
The Cap Counterparty is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, an underwriter.
WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR NOTES
The Trust
The Indenture Trustee will provide to noteholders (which will be Cede & Co. as the nominee of DTC unless definitive notes are issued under the limited circumstances described in this prospectus) unaudited monthly and annual reports concerning the Receivables and certain other matters.  For additional information, you should refer to “Monthly Investor Reports” and “Annual Compliance Reports.”  Copies of these reports may be obtained at no charge.
The Depositor
The Depositor has filed with the SEC the registration statement under the Securities Act of which this prospectus forms a part.  This prospectus does not contain all the information contained in the registration statement.  The Depositor has satisfied the registrant requirements for use of Form SF-3 contained in General Instruction I.A.1 of Form SF-3.  The registration statement is available for inspection without charge at the public reference facilities maintained at the principal office of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the SEC’s reference room by calling the SEC at (800) SEC-0330.  You may obtain copies of these materials at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 on official Business Days between the hours of 10:00 am and 3:00 pm.  The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements and other information regarding issuers that file electronically with the SEC using the SEC’s Electronic Data Gathering Analysis and Retrieval system (commonly known as EDGAR).  All reports filed by the Depositor are available for inspection without charge at the public reference facilities maintained at the principal office of the SEC at 100 F Street, N.E., Washington, D.C. 20549 and may be found on EDGAR, or any successor electronic filing website, filed under the name of the Depositor and under the SEC Central Index Key set forth on the cover of this prospectus, and all reports filed with respect to the Trust will be filed under registration file number 333-224598-01.  Copies of the transaction documents relating to the notes will also be filed with the SEC on EDGAR under the registration number shown above.
For the time period that the Trust is required to report under the Exchange Act, the Depositor, on behalf of the Trust, will file the reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.  These reports include (but are not limited to):
•	Reports on Form 8-K (Current Report) including as exhibits to the Form 8-K, the transaction documents;
•
Reports on Form 8-K (Current Report) following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report) containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each Payment Date; and

•
Report on Form 10-K (Annual Report) containing the items specified in Form 10-K with respect to a fiscal year, and the items required pursuant to Items 1122 and 1123 of Regulation AB of the Exchange Act.

Unless specifically stated in the report, the report and any information included in the report will neither be examined nor reported on by an independent public accountant.
The distribution and pool performance reports filed on Form 10-D will be forwarded to each noteholder as specified under “Monthly Investor Reports.”
Static Pool Data
Static pool data with respect to the delinquency, cumulative loss and prepayment data for the Trust by prior securitized pools, as applicable, are presented in Annex B.
LEGAL PROCEEDINGS
Certain legal proceedings involving the Indenture Trustee are disclosed under “Indenture Trustee.”  There are no legal proceedings pending or known to be contemplated by any governmental authorities against the Sponsor, the Depositor, the Owner Trustee, the Indenture Trustee, the Trust, the Servicer, the Marketing Agent, the Master Trust or any Originator, or of which any of their property is subject, that is material to noteholders.

UNDERWRITING
Subject to the terms and conditions in the underwriting agreement, the Depositor has agreed to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., TD Securities (USA) LLC, BNP Paribas Securities Corp., Mizuho Securities USA LLC and MUFG Securities Americas Inc., as underwriters, and the underwriters have agreed to purchase, the entire Note Balance subject to the satisfaction of specific conditions, in the amounts set forth opposite its name below:
Underwriters	Class A-1a Notes	Class A-1b Notes	Class B Notes	Class C Notes

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$331,022,000	$54,002,000	$29,402,000	$22,801,000
Barclays Capital Inc.	$257,460,000	$42,000,000	$22,866,000	$17,733,000
Citigroup Global Markets Inc.	$257,460,000	$42,000,000	$22,866,000	$17,733,000
TD Securities (USA) LLC	$257,460,000	$42,000,000	$22,866,000	$17,733,000
BNP Paribas Securities Corp.	$40,866,000	$6,666,000	$0	$0
Mizuho Securities USA LLC	$40,866,000	$6,666,000	$0	$0
MUFG Securities Americas Inc.	$40,866,000	$6,666,000	$0	$0
Total	$1,226,000,000	$200,000,000	$98,000,000	$76,000,000
The Depositor has been advised by the underwriters that they propose initially to offer the notes to the public at the prices described in this prospectus.  The underwriting discounts and commissions, the selling concessions that the underwriters may allow to certain dealers, and the discounts that the dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of notes and as an aggregate dollar amount, shall be as follows:
	Underwriting Discount and Commissions	Net Proceeds to the Depositor(1)	Selling Concessions Not to Exceed(2)	Reallowance Not to Exceed
Class A-1a Notes	0.250%	99.74844%	0.150%	0.0750%
Class A-1b Notes	0.250%	99.75000%	0.150%	0.0750%
Class B Notes	0.350%	99.62461%	0.210%	0.1050%
Class C Notes	0.450%	99.53188%	0.270%	0.1350%
____________________
(1)	Before deducting expenses payable by the Depositor, estimated to be $2,275,000.
(2)	In the event of possible sales to affiliates, one or more of the underwriters may be required to forego a de minimis portion of the selling concession they would otherwise be entitled to receive.
The closing of the sale of any class of notes will be conditioned on the closing of the sale of all other classes of notes.  After the initial public offering of the notes, the public offering prices and the concessions may change.
Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes.  As an exception to these rules and in connection with the offering of the notes, the underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes.  Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.  The underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the notes sold short in the offering may be reclaimed by the underwriters if notes are repurchased by the underwriters in stabilizing or covering transactions.  Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may stabilize, maintain or otherwise affect the market price of the notes which may be higher than the price that might otherwise prevail in the open market.  Any transactions, if commenced, may be discontinued at any time.
Neither the Sponsor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above may have on the price of the notes.  In addition, neither the Sponsor nor any of the underwriters make any representation that the underwriters will engage in transactions described above or that any of these transactions, once commenced, will not be discontinued without notice.
The notes are new issues of securities and there currently is no secondary market for the notes.  The underwriters for the notes expect to make a market in the notes but will not be obligated to do so.  There is no assurance that a secondary market for the notes will develop.  If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes.
The Depositor and Cellco have agreed to indemnify the underwriters against specific liabilities, including civil liabilities under the Securities Act, or to reimburse the underwriters for payments they may be required to make in connection with those liabilities.
In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions with Cellco, Verizon and their affiliates and may purchase telecommunications services from Cellco, Verizon and their affiliates in the ordinary course of business.
Each of Cellco, Verizon and their affiliates may invest the funds in their bank accounts in obligations issued by the underwriters or their affiliates.  The Indenture Trustee may, from time to time, invest the funds in the collection account, the acquisition account, the reserve account and the negative carry account in investments acquired from or issued by the underwriters.
It is expected that delivery of the notes will be made against payment therefor on or about the Closing Date.  Rule 15c6-1 of the U.S. Securities and Exchange Commission under the Exchange Act generally requires trades in the secondary market to settle in two business days, unless the parties to the trade expressly agree otherwise.  Accordingly, purchasers who wish to trade the notes more than two business days prior to the delivery date thereof will be required to specify an alternate settlement cycle at the time of the trade to avoid a failed settlement.
United Kingdom
Each underwriter will represent and agree that:
•
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA), received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust or the Depositor; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.
European Economic Area
This prospectus is not a prospectus for the purpose of Directive 2003/71/EC (as amended) (the “Prospectus Directive”).
Each underwriter will represent and warrant to the Trust that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the European Economic Area. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following: (A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (B) a customer within the meaning of Directive 2002/92/EC (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (C) not a qualified investor as defined in the Prospectus Directive; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes.

No action has been or will be taken by the Depositor, the Trust or the underwriters that would permit a public offering of the notes in any country or jurisdiction where action for that purpose is required.  Accordingly, the notes may not be offered or sold, directly or indirectly, and neither this prospectus, nor any term sheet, circular, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations.  Persons into whose possession all or any part of such documents come are required by the Depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute such documents, in all cases at their own expense.
LEGAL OPINIONS
Morgan, Lewis & Bockius LLP will review or provide opinions on legal matters relating to the notes and U.S. federal income tax and other matters for the Trust, the Depositor and the Servicer.  Mayer Brown LLP will review or provide opinions on legal matters relating to the notes and other matters for the underwriters.
AVAILABLE INFORMATION
Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Indenture Trustee and the Owner Trustee will mail to each person who at any time during the related calendar year has been a noteholder or certificateholder, respectively, and received any payment on the notes or certificates, respectively, held by that person, a statement containing certain information for the purposes of that noteholder’s or certificateholder’s, as applicable, preparation of U.S. federal income tax returns.  The Indenture Trustee will make the foregoing statements available to the noteholders each month via its Internet website, which is presently located at www.usbank.com/abs.  See “Tax Consequences” for additional information.

INDEX OF DEFINED TERMS IN THIS PROSPECTUS
AAA	104
Accrual Period	108
Acquisition Date	96
Acquisition Deposit Amount	110
Additional Receivables	58
Adjusted Pool Balance	91
Administrator	58
Affected Investor	136
AIFMD	136
Amortization Events	111
Amortization Period	111
Annual Upgrade Offer	76
Annual Upgrade Program	76
APR	91
ARR Receivables	65
Asset Representations Review	98
Asset Representations Reviewer	61
Assumed Amortization Schedule	114
Available Funds	106
BANA	67
Bankruptcy Code	43
benefit plans	164
Business Day	59
calculation agent	14
Cap Agreement	89
Cap Counterparty	65
Cellco	58
certificateholders	123
CFPB	52
Class A notes	14
Clean-Up Redemption	112
Clearstream	123
Closing Date	58
Code	156
Collections	61
Controlling Class	59
covered transactions	152
CPR	138
Credit Enhancement Test	97
Credit Payment	102
CRR	135
CRR Amendment Regulation	136
CRR Investors	135
Customary Servicing Practices	83
Customer Tenure	77
cutoff date	14
delinquency trigger	101
Department of Defense	152
Depositor	60
device payment plan agreement	73
Discount Rate	96
Dodd-Frank Act	52
DTC	121
DTCC	124
EEA	135
Eligible Receivables	90
ERISA	162
EU Retained Interest	137
EU Retention Holders	137
EU Retention Rules	136
Euroclear	123
Event of Default	118
Exchange Act	5
existing customer	74
FATCA	161
FCA	109
First Priority Principal Payment	110
Fitch	84
Floor Credit Enhancement Composition Tests	128
foreign owner	159
HDC Rule	152
IBA	109
Indenture Trustee	58
initial cutoff date	14
Initial Receivables	58
IORPs	136
IRS	157
LIBOR	8
LIBOR Determination Date	108

London Business Day	108
London Interbank Offered Rate Phase-Out Date	109
Make-Whole Payment	113
Marketing Agent	63
Master Trust	60
MiFID II	169
Military Lending Act	152
Modeling Assumptions	139
Monthly Remittance Condition	84
Moody’s	84
Negative Carry Deposit Amount	126
new customer	74
Note Balance	59
Note Owners	98
Note Prepayment Assumption	158
notes	14
Obligor	70
OID	158
OID regulations	158
One-Month LIBOR	108
Optional Acquisition	112
Optional Redemption	112
Originators	60
other plan	164
Overcollateralization Target Amount	128
Owner Trustee	60
Parent Support Provider	63
Paying Agent	61
Payment Date	61
Pentalpha	65
plans	162
Pool Balance	91
Pool Composition Tests	96
Pre-2019 Securitization	136
Prepayment Assumption	138
Priority Principal Payments	110
Prospectus Directive	169
rating agencies	29
Rating Agency Condition	58
Reacquisition Amount	102
Receivables	58
Reference Banks	108
Regular Priority Principal Payment	110
Requesting Noteholders	98
Required Acquisition Account Amount	110
Required Negative Carry Amount	126
Required Reserve Amount	127
Reserve Deposit Amount	127
Revolving Period	111
RMBS	62
S&P	84
SEC	5
Second Priority Principal Payment	110
Securitization Regulation	136
senior fees and expenses of the trust	24
Servicemembers Civil Relief Act	84
Servicer	59
Servicer Termination Event	87
Servicing Fee	83
Significance Estimate	131
Significance Percentage	131
similar law	164
Sponsor	67
STS Securitization Regulation	136
tax counsel	156
Tax Cuts and Jobs Act	157
Temporarily Excluded Receivables	69
Third Priority Principal Payment	110
True-up Trust	69
Trust	58
Trust Bank Accounts	63
Trust Indenture Act	63
U.S. Bank	61
U.S. Person	160
UCITS	136
Upgrade Contract	147
Upgrade Offer	76
Upgrade Prepayment	102

Upgrade Program	76
US Retained Interest	132
Verified Note Owner	99
Verizon	67
Verizon Wireless	67
Verizon Wireless Services	71
written-off receivable	112
WTNA	60
Yield Amount	130
Yield Supplement Overcollateralization Amount	130

Schedule I
Cap Notional Amount Schedule

Payment Date*	Cap Notional ($)	Cap Rate
December 20, 2018	200,000,000.00	2.75%
January 20, 2019	200,000,000.00	2.75%
February 20, 2019	200,000,000.00	2.75%
March 20, 2019	200,000,000.00	2.75%
April 20, 2019	200,000,000.00	2.75%
May 20, 2019	200,000,000.00	2.75%
June 20, 2019	200,000,000.00	2.75%
July 20, 2019	200,000,000.00	2.75%
August 20, 2019	200,000,000.00	2.75%
September 20, 2019	200,000,000.00	2.75%
October 20, 2019	200,000,000.00	2.75%
November 20, 2019	200,000,000.00	2.75%
December 20, 2019	200,000,000.00	2.75%
January 20, 2020	200,000,000.00	2.75%
February 20, 2020	200,000,000.00	2.75%
March 20, 2020	200,000,000.00	2.75%
April 20, 2020	200,000,000.00	2.75%
May 20, 2020	200,000,000.00	2.75%
June 20, 2020	200,000,000.00	2.75%
July 20, 2020	200,000,000.00	2.75%
August 20, 2020	200,000,000.00	2.75%
September 20, 2020	200,000,000.00	2.75%
October 20, 2020	200,000,000.00	2.75%
November 20, 2020	200,000,000.00	2.75%
December 20, 2020	188,996,000.00	2.75%
January 20, 2021	177,776,000.00	2.75%
February 20, 2021	166,644,000.00	2.75%
March 20, 2021	155,588,000.00	2.75%
April 20, 2021	144,588,000.00	2.75%
May 20, 2021	133,692,000.00	2.75%
June 20, 2021	122,548,000.00	2.75%
July 20, 2021	111,732,000.00	2.75%
August 20, 2021	101,248,000.00	2.75%
September 20, 2021	91,124,000.00	2.75%
October 20, 2021	81,380,000.00	2.75%
November 20, 2021	72,024,000.00	2.75%
December 20, 2021	62,480,000.00	2.75%
January 20, 2022	53,504,000.00	2.75%
February 20, 2022	42,624,000.00	2.75%
March 20, 2022	34,880,000.00	2.75%
April 20, 2022	27,820,000.00	2.75%
May 20, 2022	21,488,000.00	2.75%
June 20, 2022	15,588,000.00	2.75%
July 20, 2022	10,344,000.00	2.75%
August 20, 2022	5,860,000.00	2.75%
September 20, 2022	2,292,000.00	2.75%
October 20, 2022	0.00	2.75%
_______________

* The Payment Date will be the date set forth on this Schedule, or, if that date is not a Business Day, the next Business Day.
S-I-1

Annex A
Static Pool Data – Vintage Pools

This Annex A contains static pool information of consumer device payment plan agreements originated by Verizon Wireless, organized by vintage year.  The information in this Annex A consists of summary information about the characteristics of the consumer device payment plan agreements originated in each vintage year set forth in the tables and about cumulative losses, prepayments and delinquencies with respect to vintage pools of those device payment plan agreements as well as graphical presentation of certain cumulative loss, prepayment and delinquency data.  The Receivables described in this prospectus may not perform in a similar manner to the consumer device payment plan agreements in any vintage origination year.
The definitions of certain terms used in this Annex A have the definitions ascribed to them in the prospectus.
The following footnotes apply to the charts included in this Annex A:
(1)	Device payment plan agreements reflect their initial principal balance. Excludes cancelled device payment plan agreements.
(2)	Weighted averages are weighted by the aggregate principal balance of the device payment plan agreements in the origination year as of the origination date.
(3)	Excludes device payment plan agreements that have customers who did not have FICO® Scores because they are individuals with minimal or no recent credit history.
(4)
This FICO® Score reflects the FICO® Score 8 of the related customer. The FICO® Score is calculated, with respect to each device payment plan agreement for which the customer (i) had an account with Verizon Wireless on or prior to March 30, 2016, and with respect to device payment plan agreements originated prior to June 1, 2016, as of April 3, 2016; (ii) had an account with Verizon Wireless on or prior to March 30, 2016, and with respect to device payment plan agreements originated on or after June 1, 2016, on or about the date on which such device payment plan agreement was originated; and (iii) first obtained an account with Verizon Wireless after March 30, 2016, on or about the date on which such device payment plan agreement was originated.

(5)	Includes both voluntary and required down payments.
(6)
Comprised of customers whose wireless devices were subject to an upgrade as of the applicable date.  Prior to June 2015, all device payment plan agreements contained a contractual right to upgrade.  The Annual Upgrade Program was launched in September 2015.

(7)	Based on the billing addresses of the customers.
(8)
Customer Tenure reflects the number of months the customer has had a Verizon Wireless account based on the oldest active account establishment date for a customer, which may include periods of up to 50 days of disconnected service, up to 90 days of suspended service or longer service suspensions in connection with the Servicemembers Civil Relief Act.

(9)
Device payment plan static pool cumulative loss history by percentage of dollar amount equals the aggregate principal balance of device payment plan agreements that have been written-off through the applicable period as a percentage of the aggregate principal balance of device payment plan agreements originated in the vintage with the applicable number of months since origination.

(10)	Excludes cancelled device payment plan agreements.
(11)
Includes only device payment plan agreements where either (i) at least one payment by the customer under the related device payment plan agreement has been received with respect to the related device payment plan agreement, or (ii) the related customer has at least one year of Customer Tenure with Verizon Wireless.  See footnote (8) for a description of Customer Tenure.  See also “Receivables–Criteria for Selecting the Receivables.”

(12)
Device payment plan static pool cumulative prepayment history by percentage of dollar amount equals the aggregate principal balance of device payment plan agreements that were prepaid by the customer or that had an upgrade offer exercised through the applicable period as a percentage of the aggregate principal balance of device payment plan agreements originated in the vintage with the applicable number of months since origination.

(13)
Device payment plan static pool cumulative upgrade prepayment history by percentage of dollar amount equals the aggregate principal balance of device payment plan agreements that had an upgrade offer exercised through the applicable period as a percentage of the aggregate principal balance of device payment plan agreements originated in in the vintage with the applicable number of months since origination.

(14)	Pool balances for each month of origination in the yearly origination pools are aggregated. Months since origination is a relative time period from each month’s originations.
(15)
A device payment plan agreement is shown as delinquent if any amount owed under the customer account is past due, regardless of whether the amount due on the device payment plan agreement has been paid in full pursuant to the Servicer’s internal payment waterfall.

(16)	Delinquency data unavailable prior to November 2013.
(17)
Aggregate principal balance shown is the outstanding balance of device payment plan agreements at the end of each relative period, excluding device payment plan agreements written-off during the period.

(18)
The period of delinquency is the number of days with unpaid due charges on an account excluding accounts that have been written-off.  Delinquency as shown in the table begins 30 days after billing.  As of the most recent bill for the related account at period end.

(19)
The percentage of >60 day delinquent device payment plan agreements is calculated as the dollar amount of device payment plan agreements greater than 60 days delinquent as a percentage of the aggregate principal balance.

*	Period for which information is not available.

Vintage Pool Characteristics(1)

	2013	2014	2015	2016	2017	2018
Number of device payment plan agreements	584,588	7,213,892	21,176,153	24,073,781	24,525,677	11,041,286
Number of accounts	514,195	4,540,437	13,399,421	15,276,185	15,773,560	8,002,212
Aggregate original principal balance	$325,871,427.17	$4,386,685,029.05	$12,872,170,285.68	$15,128,251,376.12	$16,122,668,094.88	$7,995,803,671.92
Minimum	$149.98	$50.00	$50.00	$50.00	$50.00	$50.00
Maximum	$849.99	$1,000.00	$1,080.00	$1,230.00	$1,349.99	$1,349.99
Average	$557.44	$608.09	$607.86	$628.41	$657.38	$724.17
Average monthly payment	$23.22	$26.70	$25.32	$26.18	$27.93	$31.54
Weighted average remaining installments (in months)(2)	24	23	24	24	24	24
Weighted average FICO® Score(2)(3)(4)	*	*	*	710	703	702
Percentage of device payment plan agreements with customers without a FICO® Score(4)	*	*	*	3.84%	4.48%	5.30%
Percentage of device payment plan agreements with customers with a down payment(5)	0.00%	4.71%	9.48%	3.75%	7.79%	6.83%
Percentage of device payment plan agreements with customers with smart phones	95.16%	96.32%	97.24%	97.44%	97.02%	96.24%
Percentage of device payment plan agreements with customers with other wireless devices	4.84%	3.68%	2.76%	2.56%	2.98%	3.76%
Percentage of device payment plan agreements with customers with upgrade eligibility(6)	100.00%	100.00%	52.11%	61.25%	62.37%	55.50%
Percentage of device payment plan agreements with device insurance	24.75%	62.86%	57.41%	57.06%	57.03%	57.67%
Geographic Concentration
First Highest Geographic Concentration (state and %)(7)	CA 11.69%	CA 12.26%	CA 11.29%	CA 10.76%	CA 10.75%	CA 10.78%
Second Highest Geographic Concentration (state and %)(7)	NY 5.4%	NY 5.57%	NY 6.18%	NY 6.21%	NY 6.3%	NY 6.15%
Third Highest Geographic Concentration (state and %)(7)	TX 6.13%	TX 5.51%	TX 5.09%	TX 5.14%	TX 5.51%	TX 5.72%
Weighted average Customer Tenure (in months)(2)(8)	73	74	83	87	92	92
Percentage of device payment plan agreements with monthly payments	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Percentage of device payment plan agreements with 0.00% APR	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Percentage of device payment plan agreements with 24 month original term	100.00%	73.04%	99.97%	100.00%	99.33%	98.49%
Percentage of device payment plan agreements with 20 month original term	0.00%	26.96%	0.03%	0.00%	0.00%	0.00%
Percentage of device payment plan agreements with 6 month original term	0.00%	0.00%	0.00%	0.00%	0.67%	1.51%
Financing for wireless devices	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Unsecured device payment plan agreements	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
___________________
See page A-1 for footnotes.

Device Payment Plan Static Pool Cumulative Loss History By Percentage of Dollar Amount(9)
		Origination Vintage
		2013	2014	2015	2016	2017	2018
Months Since Origination	Aggregate principal balance of device payment plan agreements originated ($)(10)	$325,871,427	$4,386,719,507	$12,878,390,049	$15,140,712,967	$16,135,834,326	$7,997,094,473
	0	0.00%	0.07%	0.01%	0.00%	0.00%	0.00%
	1	0.02%	0.18%	0.02%	0.03%	0.08%	0.17%
	2	0.07%	0.31%	0.07%	0.13%	0.19%	0.30%
	3	0.10%	0.34%	0.09%	0.17%	0.22%	0.34%
	4	0.21%	0.56%	0.31%	0.46%	0.56%	0.95%
	5	0.50%	0.91%	0.67%	0.85%	0.99%	1.73%
	6	0.92%	1.20%	0.96%	1.17%	1.31%
	7	1.27%	1.48%	1.19%	1.44%	1.54%
	8	1.57%	1.75%	1.42%	1.71%	1.76%
	9	1.82%	2.02%	1.64%	1.95%	1.93%
	10	2.04%	2.27%	1.85%	2.17%	2.13%
	11	2.22%	2.50%	2.05%	2.37%	2.27%
	12	2.53%	2.72%	2.24%	2.56%	2.43%
	13	2.88%	2.93%	2.41%	2.72%	2.56%
	14	3.21%	3.12%	2.57%	2.87%	2.69%
	15	3.51%	3.29%	2.73%	2.99%	2.85%
	16	3.75%	3.44%	2.87%	3.10%	2.82%
	17	3.94%	3.58%	2.99%	3.20%	2.57%
	18	4.09%	3.71%	3.10%	3.29%
	19	4.23%	3.82%	3.19%	3.54%
	20	4.33%	3.92%	3.27%	3.80%
	21	4.42%	3.99%	3.33%	4.05%
	22	4.50%	4.05%	3.38%	4.32%
	23	4.56%	4.09%	3.42%	4.44%
	24	4.63%	4.13%	3.45%	4.57%
___________________
See page A-1 for footnotes.

Device Payment Plan Static Pool Cumulative Loss History By Percentage of Dollar Amount After Application of First Payment Filter(9)(11)
		Origination Vintage
		2013	2014	2015	2016	2017	2018
Months Since Origination	Aggregate principal balance of device payment plan agreements originated ($)(10)	$323,341,167	$4,339,217,032	$12,777,015,214	$15,010,604,585	$15,965,852,134	$7,604,648,865
	0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	3	0.00%	0.00%	0.01%	0.01%	0.01%	0.01%
	4	0.03%	0.03%	0.03%	0.04%	0.04%	0.04%
	5	0.15%	0.11%	0.12%	0.17%	0.15%	0.17%
	6	0.36%	0.28%	0.29%	0.40%	0.36%
	7	0.61%	0.50%	0.49%	0.64%	0.58%
	8	0.88%	0.75%	0.71%	0.90%	0.83%
	9	1.13%	1.00%	0.92%	1.13%	1.04%
	10	1.34%	1.25%	1.13%	1.36%	1.25%
	11	1.53%	1.49%	1.33%	1.56%	1.43%
	12	1.84%	1.71%	1.52%	1.75%	1.61%
	13	2.19%	1.92%	1.70%	1.91%	1.77%
	14	2.52%	2.11%	1.86%	2.06%	1.92%
	15	2.82%	2.28%	2.02%	2.18%	2.08%
	16	3.06%	2.44%	2.16%	2.29%	2.07%
	17	3.25%	2.58%	2.28%	2.39%	1.80%
	18	3.41%	2.71%	2.39%	2.48%
	19	3.54%	2.82%	2.48%	2.70%
	20	3.65%	2.92%	2.56%	2.91%
	21	3.74%	2.99%	2.63%	3.13%
	22	3.82%	3.05%	2.68%	3.35%
	23	3.88%	3.10%	2.72%	3.46%
	24	3.95%	3.13%	2.75%	3.57%
___________________
See page A-1 for footnotes.

Device Payment Plan Static Pool Cumulative Prepayment History By Percentage of Dollar Amount(12)
		Origination Vintage
		2013	2014	2015	2016	2017	2018
Months Since Origination	Aggregate principal balance of device payment plan agreements originated ($)(10)	$325,871,427	$4,386,719,507	$12,878,390,049	$15,140,712,967	$16,135,834,326	$7,997,094,473
	0	0.02%	0.01%	0.05%	0.12%	0.10%	0.03%
	1	0.10%	0.11%	0.23%	0.42%	0.48%	0.34%
	2	0.24%	0.28%	0.41%	0.69%	0.88%	0.75%
	3	0.41%	0.46%	0.59%	1.07%	1.21%	1.07%
	4	0.62%	0.66%	0.78%	1.41%	1.53%	1.40%
	5	0.92%	0.89%	0.99%	1.72%	1.87%	1.86%
	6	1.30%	1.17%	1.23%	2.04%	2.22%
	7	1.71%	1.54%	1.49%	2.39%	2.66%
	8	2.15%	1.98%	1.79%	2.75%	3.08%
	9	2.63%	2.51%	2.12%	3.15%	3.57%
	10	3.34%	3.15%	2.49%	3.58%	4.15%
	11	4.50%	3.93%	2.94%	4.10%	4.77%
	12	6.53%	5.02%	3.52%	4.75%	5.56%
	13	9.37%	6.43%	4.26%	5.59%	6.44%
	14	11.49%	7.68%	4.99%	6.49%	7.22%
	15	13.10%	8.72%	5.69%	7.31%	7.68%
	16	14.40%	9.62%	6.36%	8.02%	8.01%
	17	15.41%	10.41%	7.00%	8.65%	8.19%
	18	16.19%	11.11%	7.63%	9.23%
	19	16.78%	11.70%	8.25%	10.11%
	20	17.22%	12.18%	8.83%	10.79%
	21	17.55%	12.55%	9.31%	11.28%
	22	17.79%	12.88%	9.67%	11.64%
	23	17.90%	13.09%	9.93%	11.88%
	24	17.93%	13.20%	10.04%	12.00%
___________________
See page A-1 for footnotes.

Device Payment Plan Static Pool Cumulative Upgrade Prepayment History By Percentage of Dollar Amount(13)
		Origination Vintage
		2013	2014	2015	2016	2017	2018
Months Since Origination	Aggregate principal balance of device payment plan agreements originated ($)(10)	$325,871,427	$4,386,719,507	$12,878,390,049	$15,140,712,967	$16,135,834,326	$7,997,094,473
	0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	1	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%
	2	0.01%	0.04%	0.00%	0.01%	0.01%	0.00%
	3	0.04%	0.09%	0.01%	0.02%	0.02%	0.01%
	4	0.12%	0.16%	0.02%	0.03%	0.05%	0.02%
	5	0.27%	0.28%	0.03%	0.06%	0.08%	0.03%
	6	0.49%	0.43%	0.04%	0.09%	0.12%
	7	0.77%	0.65%	0.06%	0.14%	0.20%
	8	1.07%	0.93%	0.08%	0.20%	0.31%
	9	1.40%	1.30%	0.12%	0.27%	0.46%
	10	1.93%	1.74%	0.17%	0.38%	0.66%
	11	2.87%	2.29%	0.25%	0.53%	0.92%
	12	4.64%	3.12%	0.42%	0.78%	1.30%
	13	7.20%	4.26%	0.72%	1.20%	1.73%
	14	9.07%	5.22%	1.00%	1.69%	2.08%
	15	10.42%	5.96%	1.22%	2.09%	2.16%
	16	11.48%	6.53%	1.40%	2.38%	2.32%
	17	12.25%	6.99%	1.55%	2.60%	2.37%
	18	12.81%	7.37%	1.69%	2.76%
	19	13.20%	7.67%	1.82%	2.97%
	20	13.46%	7.88%	1.95%	3.10%
	21	13.61%	8.01%	2.03%	3.16%
	22	13.69%	8.10%	2.09%	3.08%
	23	13.73%	8.16%	2.11%	3.09%
	24	13.74%	8.19%	2.13%	3.03%
___________________
See page A-1 for footnotes.

Device Payment Plan Static Pool Delinquency Categorization By Dollar Amount for Yearly Origination Pools(14)(15) 2013(16)
		End of Month Aggregate Principal Balance(17)	Delinquencies
			31-60 days(18)	61-90 days(18)	91-120 days(18)	121+ days(18)	>60 days Delinquent %(19)
Months Since Origination
	0	$ 194,938,907	$ 485,310	$ 13,222	$ 2,600	$ 3,950	0.01%
	1	185,885,182	1,109,567	13,598	527	*	0.01%
	2	177,581,408	2,789,538	140,264	4,380	917	0.08%
	3	168,712,053	3,423,902	748,495	77,638	4,105	0.49%
	4	159,889,358	2,382,472	1,095,510	412,229	47,029	0.97%
	5	150,885,429	2,199,869	920,900	585,451	212,071	1.14%
	6	141,642,751	2,319,332	823,158	496,040	254,669	1.11%
	7	132,538,738	2,362,586	859,629	516,527	269,605	1.24%
	8	123,282,654	2,380,982	827,848	547,330	315,182	1.37%
	9	114,200,042	2,163,089	841,882	525,817	492,808	1.63%
	10	104,580,348	2,073,692	815,225	548,169	754,546	2.03%
	11	94,012,679	1,912,721	807,501	525,005	997,291	2.48%
	12	81,354,149	1,779,595	787,626	519,828	737,087	2.51%
	13	68,066,753	1,643,617	740,884	510,698	383,658	2.40%
	14	57,702,191	1,390,934	642,858	493,942	366,487	2.61%
	15	48,647,195	1,096,676	518,265	424,408	393,226	2.75%
	16	40,180,709	999,036	417,166	311,770	322,115	2.62%
	17	32,858,264	785,189	365,891	252,409	260,676	2.68%
	18	26,411,683	638,434	311,754	225,902	222,250	2.88%
	19	20,520,403	548,380	270,436	194,005	193,345	3.21%
	20	15,116,604	435,656	236,558	160,756	171,795	3.76%
	21	10,257,414	329,245	177,952	149,418	149,137	4.65%
	22	5,751,382	228,830	131,251	108,337	139,905	6.60%
	23	2,106,925	132,169	91,977	76,687	109,089	13.18%
	24	519,242	59,786	58,165	48,378	74,727	34.91%
___________________
See page A-1 for footnotes.

Device Payment Plan Static Pool Delinquency Categorization By Dollar Amount for Yearly Origination Pools(14)(15) 2014
		End of Month Aggregate Principal Balance(17)	Delinquencies
			31-60 days(18)	61-90 days(18)	91-120 days(18)	121+ days(18)	>60 days Delinquent %(19)
Months Since Origination
	0	$ 4,345,340,395	$ 9,000,996	$ 318,800	$ 20,317	$ 85,463	0.01%
	1	4,227,561,044	14,370,339	364,257	48,205	22,125	0.01%
	2	4,031,971,895	65,758,545	2,318,081	166,103	60,909	0.06%
	3	3,834,979,292	83,518,777	18,550,467	1,250,277	147,820	0.52%
	4	3,629,678,459	67,637,560	29,544,178	8,057,074	628,334	1.05%
	5	3,417,725,062	56,805,270	22,647,137	12,845,924	3,963,595	1.15%
	6	3,206,760,577	49,717,214	19,415,206	10,907,424	7,373,454	1.18%
	7	2,994,481,693	46,671,189	17,532,658	10,791,887	7,579,061	1.20%
	8	2,781,407,473	44,389,510	17,019,743	10,144,219	7,461,208	1.24%
	9	2,567,009,455	41,793,891	16,102,829	9,964,420	6,963,055	1.29%
	10	2,349,778,517	39,650,286	15,178,375	9,393,371	6,686,547	1.33%
	11	2,131,097,138	36,021,446	14,240,719	8,920,922	6,282,764	1.38%
	12	1,902,284,843	31,807,598	13,204,721	8,228,863	5,939,765	1.44%
	13	1,667,766,738	29,100,076	12,071,326	7,607,979	5,546,685	1.51%
	14	1,447,609,362	25,766,457	11,047,239	7,000,588	5,245,393	1.61%
	15	1,241,524,523	22,156,029	9,703,914	6,442,665	4,927,767	1.70%
	16	1,049,297,618	18,745,873	8,409,175	5,622,156	4,752,479	1.79%
	17	868,904,384	15,643,086	7,179,247	4,774,279	4,220,402	1.86%
	18	699,608,060	12,894,467	6,001,794	3,979,362	3,618,573	1.94%
	19	541,038,024	10,244,567	4,953,203	3,275,897	3,023,184	2.08%
	20	396,604,554	7,920,211	3,910,398	2,627,336	2,519,217	2.28%
	21	279,593,282	5,841,872	3,049,938	2,040,035	2,092,920	2.57%
	22	181,112,335	4,012,677	2,272,115	1,571,903	1,777,062	3.10%
	23	96,161,922	2,581,363	1,522,859	1,159,625	1,456,505	4.30%
	24	30,942,096	1,441,646	988,413	743,751	1,187,347	9.44%
___________________
See page A-1 for footnotes.

Device Payment Plan Static Pool Delinquency Categorization By Dollar Amount for Yearly Origination Pools(14)(15) 2015
		End of Month Aggregate Principal Balance(17)	Delinquencies
			31-60 days(18)	61-90 days(18)	91-120 days(18)	121+ days(18)	>60 days Delinquent %(19)
Months Since Origination
	0	$ 12,865,295,501	$ 36,970,159	$ 3,222,629	$ 379,626	$ 273,441	0.03%
	1	12,520,767,818	47,238,356	1,983,497	395,130	150,328	0.02%
	2	11,974,512,808	175,932,443	7,231,380	811,018	322,179	0.07%
	3	11,422,638,520	223,064,307	47,465,663	3,283,424	609,132	0.45%
	4	10,843,361,232	174,530,300	75,112,327	17,217,681	1,452,024	0.86%
	5	10,247,141,099	149,722,572	56,836,506	26,323,467	5,483,041	0.87%
	6	9,659,908,349	138,689,311	49,762,751	22,873,614	9,341,734	0.85%
	7	9,079,104,999	131,148,894	46,434,232	23,018,098	9,329,069	0.87%
	8	8,497,031,137	124,011,814	45,141,624	21,487,621	9,071,286	0.89%
	9	7,915,751,756	116,867,804	43,386,096	20,592,814	9,049,714	0.92%
	10	7,334,002,081	108,172,941	41,291,917	19,496,675	8,937,468	0.95%
	11	6,749,037,736	98,725,166	38,029,576	18,263,777	8,798,600	0.96%
	12	6,153,777,457	89,300,306	34,645,733	16,891,347	8,431,389	0.97%
	13	5,549,887,430	81,610,992	31,363,667	15,350,708	8,123,321	0.99%
	14	4,959,026,345	73,018,896	28,525,668	14,041,079	7,600,112	1.01%
	15	4,380,035,369	63,807,673	25,710,982	12,507,198	6,929,603	1.03%
	16	3,819,723,482	54,648,192	22,161,949	11,139,634	6,177,683	1.03%
	17	3,273,255,906	45,679,387	18,645,018	9,623,849	5,458,407	1.03%
	18	2,742,801,033	37,512,815	15,322,091	7,972,446	4,896,252	1.03%
	19	2,230,723,030	30,866,974	12,381,291	6,534,888	4,277,036	1.04%
	20	1,741,855,778	24,370,313	9,877,217	5,309,521	3,595,622	1.08%
	21	1,283,336,129	18,769,668	7,750,434	4,233,580	3,015,744	1.17%
	22	857,717,683	13,726,165	5,918,989	3,336,392	2,534,000	1.37%
	23	466,389,089	9,047,030	4,307,923	2,588,937	2,116,348	1.93%
	24	138,589,277	5,136,081	2,942,473	1,910,796	1,796,990	4.80%
___________________
See page A-1 for footnotes.

Device Payment Plan Static Pool Delinquency Categorization By Dollar Amount for Yearly Origination Pools(14)(15) 2016
		End of Month Aggregate Principal Balance(17)	Delinquencies
			31-60 days(18)	61-90 days(18)	91-120 days(18)	121+ days(18)	>60 days Delinquent %(19)
Months Since Origination
	0	$ 15,103,755,339	$ 57,946,023	$ 6,184,834	$ 774,583	$ 427,213	0.05%
	1	14,691,603,036	76,493,726	3,026,689	535,863	233,871	0.03%
	2	14,021,096,855	242,014,879	11,466,951	1,104,766	522,722	0.09%
	3	13,334,425,324	266,211,288	73,482,476	5,022,723	804,846	0.59%
	4	12,637,202,530	204,393,573	93,954,038	27,342,124	2,072,002	0.98%
	5	11,921,719,203	184,881,712	69,470,357	35,742,758	8,650,844	0.96%
	6	11,216,649,792	167,752,401	63,815,615	28,478,560	13,522,400	0.94%
	7	10,522,156,060	156,260,497	56,646,694	28,753,741	12,803,140	0.93%
	8	9,828,863,791	144,073,066	52,122,391	24,934,091	12,345,084	0.91%
	9	9,141,362,004	132,048,828	47,312,021	22,982,575	11,728,966	0.90%
	10	8,455,121,181	119,746,960	42,233,197	20,704,258	10,954,996	0.87%
	11	7,765,597,633	105,504,422	37,010,034	18,408,194	9,932,944	0.84%
	12	7,066,406,648	91,728,309	32,281,842	16,164,543	8,586,398	0.81%
	13	6,355,615,090	81,561,616	27,805,430	14,127,916	7,423,095	0.78%
	14	5,649,925,430	72,433,388	24,303,835	12,386,872	6,425,936	0.76%
	15	4,971,236,871	63,813,616	21,225,666	10,795,371	5,643,627	0.76%
	16	4,325,482,770	54,863,554	18,490,096	9,626,819	4,980,533	0.77%
	17	3,706,020,657	46,707,050	15,751,560	8,397,446	4,297,713	0.77%
	18	3,109,371,217	39,418,634	13,453,648	7,154,278	3,825,938	0.79%
	19	2,171,753,197	28,838,269	10,118,594	5,575,263	3,042,105	0.86%
	20	1,459,278,589	20,668,402	7,494,082	4,194,612	2,442,163	0.97%
	21	919,487,595	14,015,007	5,357,485	3,042,049	1,916,479	1.12%
	22	517,592,295	9,020,075	3,613,617	2,199,736	1,414,918	1.40%
	23	245,603,170	5,316,704	2,381,976	1,483,482	1,154,372	2.04%
	24	60,236,923	2,578,395	1,403,789	965,112	888,615	5.41%
___________________
See page A-1 for footnotes.

Device Payment Plan Static Pool Delinquency Categorization By Dollar Amount for Yearly Origination Pools(14)(15) 2017
		End of Month Aggregate Principal Balance(17)	Delinquencies
			31-60 days(18)	61-90 days(18)	91-120 days(18)	121+ days(18)	>60 days Delinquent %(19)
Months Since Origination
	0	$ 16,096,215,632	$ 54,887,616	$ 4,618,455	$ 521,363	$ 453,382	0.03%
	1	15,608,531,695	83,202,502	2,786,730	525,645	176,967	0.02%
	2	14,866,350,331	284,740,356	13,308,499	1,267,508	508,220	0.10%
	3	14,133,327,766	279,290,500	91,122,454	6,125,149	1,024,091	0.70%
	4	13,358,573,751	201,065,617	96,786,366	37,355,983	2,662,216	1.02%
	5	12,573,835,368	181,483,355	60,283,658	37,984,184	12,008,810	0.88%
	6	11,810,039,173	166,054,235	55,615,898	27,459,002	15,559,013	0.84%
	7	9,618,200,071	131,354,858	42,569,803	23,496,243	11,310,134	0.80%
	8	7,717,391,919	106,432,910	33,812,384	17,528,696	8,515,632	0.78%
	9	6,347,380,063	85,866,086	27,479,972	14,029,786	6,451,757	0.76%
	10	5,119,965,210	68,311,069	21,756,851	11,381,459	5,063,936	0.75%
	11	4,139,547,014	54,410,083	17,376,103	9,068,297	4,231,810	0.74%
	12	3,213,119,735	40,474,924	13,218,707	6,855,708	3,304,832	0.73%
	13	2,391,322,117	28,643,385	9,468,443	5,147,728	2,566,670	0.72%
	14	1,681,391,884	20,754,215	6,650,204	3,373,450	1,838,734	0.71%
	15	1,080,173,017	13,786,257	4,361,658	2,183,348	1,179,692	0.72%
	16	624,587,885	7,732,471	2,517,845	1,146,943	613,313	0.68%
	17	278,684,209	2,851,399	1,023,531	424,360	235,394	0.60%
___________________
See page A-1 for footnotes.

Device Payment Plan Static Pool Delinquency Categorization By Dollar Amount for Yearly Origination Pools(14)(15) 2018
		End of Month Aggregate Principal Balance(17)	Delinquencies
			31-60 days(18)	61-90 days(18)	91-120 days(18)	121+ days(18)	>60 days Delinquent %(19)
Months Since Origination
	0	$ 7,970,786,652	$ 26,503,997	$ 2,068,623	$ 286,855	$ 202,169	0.03%
	1	6,358,869,725	26,126,890	1,288,845	295,698	131,704	0.03%
	2	4,808,882,618	102,558,900	4,582,276	574,642	248,644	0.11%
	3	3,446,048,892	81,249,620	30,166,796	1,945,341	402,767	0.94%
	4	2,022,495,369	35,275,813	20,442,262	7,133,458	601,243	1.39%
	5	902,982,360	13,449,186	5,748,892	3,293,698	1,146,611	1.13%
___________________
See page A-1 for footnotes.

Annex B
Static Pool Data – Prior Securitized Pools

This Annex B contains static pool information of consumer device payment plan agreements included in prior securitized pools of the Sponsor.  The information in this Annex B consists of summary information about the original characteristics of each prior securitized pool of device payment plan agreements as of the initial cutoff date for each prior securitized pool and the characteristics of the prior securitized pools at the end of each calendar year as of the related cutoff date for each acquisition of Additional Receivables for each prior securitized pool, and about the cumulative losses, delinquencies and prepayments with respect to each prior securitized pool as well as graphical presentation of certain cumulative loss, prepayment and delinquency data.  The Receivables described in this prospectus may not perform in a similar manner to the receivables in any previously securitized pool.
Terms used in this Annex B have the definitions ascribed to them in the prospectus.  Cumulative losses for purposes of these tables are reported as gross and do not give effect to any recoveries.
The following footnotes apply to the charts included in this Annex B:
(1)	Weighted averages are weighted by the aggregate principal balance of the Receivables as of each cutoff date for the applicable transaction.
(2)	Excludes Receivables that have Obligors who did not have FICO® Scores because they are individuals with minimal or no recent credit history.
(3)
This FICO® Score reflects the FICO® Score 8 of the related Obligor. The FICO® Score is calculated, with respect to each Receivable for which the Obligor (i) had an account with Verizon Wireless on or prior to March 30, 2016, and with respect to Receivables originated prior to June 1, 2016, as of April 3, 2016; (ii) had an account with Verizon Wireless on or prior to March 30, 2016, and with respect to Receivables originated on or after June 1, 2016, on or about the date on which such Receivable was originated; and (iii) first obtained an account with Verizon Wireless after March 30, 2016, on or about the date on which such Receivable was originated.

(4)	Includes both voluntary and required down payments.
(5)	Comprised of Obligors whose wireless devices were subject to Verizon Wireless’ Annual Upgrade Program as of the applicable date.
(6)	Based on the billing addresses of the Obligors.
(7)
Customer Tenure reflects the number of months the Obligor has had a Verizon Wireless account based on the oldest active account establishment date for a customer, which may include periods of up to 50 days of disconnected service, up to 90 days of suspended service or longer service suspensions in connection with the Servicemembers Civil Relief Act.

(8)	As a percentage of the aggregate principal balance for Receivables with Obligors with 12 months or more, but less than 60 months of Customer Tenure with Verizon Wireless.
(9)	As a percentage of the aggregate principal balance for Receivables with Obligors with 60 months or more of Customer Tenure with Verizon Wireless
(10)
Beginning of Month Aggregate Principal Balance equals the principal balance of Receivables at the beginning of the monthly period, including Additional Receivables sold to the Trust through the prior payment date.

(11)
Cumulative Losses equals the aggregate principal balance of Receivables that have been written-off through the period as a percentage of the Initial Principal Balance + Prior Months' Additional Receivables Sold to Trust Through Prior Payment Date.

(12)	Prepayments reflects the sum of customer prepayments and prepayments in connection with upgrades as a percentage of the Beginning of Month Aggregate Principal Balance.
(13)
As of the end of each month, the period of delinquency is calculated as the number of days after a bill’s due date with unpaid due charges on an account, excluding accounts that have been written-off.  Until July 2017, reflects due dates 25 days after billing.  Beginning in August 2017, reflects due dates 22 days after billing.

(14)	The percentage of >60 day delinquent Receivables is calculated as the dollar amount of Receivables greater than 60 days delinquent as a percentage of the End of Month Aggregate Principal Balance.

VZOT 2016-1
Initial Receivables
(as of June 30, 2016)
Number of Receivables	2,678,861
Number of accounts	2,181,233
Aggregate original principal balance	$1,655,617,533.35
Aggregate principal balance	$1,533,223,271.64
Principal Balance
Minimum	$50.38
Maximum	$1,230.00
Average	$572.34
Average monthly payment	$25.75
Weighted average remaining installments (in months)(1)	22
Weighted average FICO® Score(1)(2)(3)	713
Percentage of Receivables with Obligors without a FICO® Score(3)	3.27%
Percentage of Receivables with Obligors with a down payment(4)	3.81%
Percentage of Receivables with Obligors with smart phones	97.18%
Percentage of Receivables with Obligors with basic phones, watches or tablets	2.82%
Percentage of Receivables with Obligors with upgrade eligibility(5)	68.30%
Percentage of Receivables with device insurance	59.82%
Percentage of Receivables with account level device insurance	N/A
Geographic Concentration (Top 3 States)(6)
California	12.90%
New York	5.77%
Ohio	5.74%
Weighted average Customer Tenure (in months)(1)(7)	85
Percentage of Receivables with monthly payments	100.00%
Percentage of Receivables with 0.00% APR	100.00%
Percentage of Receivables with 24 month original term	100.00%
Percentage of Receivables with 20 month original term	0.00%
Percentage of Receivables with 6 month original term	0.00%
Financing for wireless devices	100.00%
Unsecured Receivables	100.00%
__________________
See page B-1 for footnotes.

Statistics Relevant to Floor Credit Enhancement and Pool Composition Tests

Weighted average FICO® Score(1)(2)(3)	713
Percentage of Receivables with Obligors without a FICO® Score(3)	3.27%
Percentage of Receivables with Obligors with:
Less than 12 months of Customer Tenure with Verizon Wireless(7)	16.63%
7 months or more, but less than 24 months of Customer Tenure with Verizon Wireless(7)	9.04%
60 months or more of Customer Tenure with Verizon Wireless(7)	57.81%
Percentage of Receivables with Obligors (i) for whom FICO® Scores are not available or (ii) that have FICO® Scores below 650 and with:
Less than 12 months of Customer Tenure with Verizon Wireless(3)(7)	7.10%
12 months or more, but less than 60 months of Customer Tenure with Verizon Wireless (3)(7)(8)	34.90%
60 months or more of Customer Tenure with Verizon Wireless (3)(7)(9)	21.80%
__________________
See page B-1 for footnotes.

VZOT 2016-1
Initial Receivables + Additional Receivables Sold to Trust
(Through June 30, 2018)
Collection Period	Payment Date	Beginning of Month Aggregate Principal Balance(10)	Additional Receivables Sold to Trust	End of Month Aggregate Principal Balance	Initial Principal Balance + Prior Months Additional Receivables Sold to Trust Through Prior Payment Date	Cumulative Losses(11)	Prepayments(12)	Delinquencies
								31-60 days(13)	61-90 days(13)	91-120 days(13)	121+ days(13)	>60 days Delinquent %(14)
Aug. 2016	9/20/2016	$1,533,223,271.64	$155,882,844.27	$1,529,294,363.74	$1,533,223,271.64	0.00%	1.06%	$16,090,873.17	$3,200,082.22	$ 275,376.35	$ 15,070.88	0.25%
Sept. 2016	10/20/2016	1,529,294,363.74	77,093,356.84	1,522,235,257.60	1,689,106,115.91	0.01%	0.54%	15,359,671.97	4,993,169.25	2,388,773.34	213,467.55	0.53%
Oct. 2016	11/21/2016	1,522,235,257.60	84,149,283.46	1,516,990,872.12	1,766,199,472.75	0.13%	0.54%	16,238,911.57	5,360,802.33	3,615,088.14	1,031,226.77	0.70%
Nov. 2016	12/20/2016	1,516,990,872.12	89,796,368.17	1,515,812,990.55	1,850,348,756.21	0.30%	0.49%	17,632,063.01	5,683,096.10	3,836,401.77	1,580,742.72	0.78%
Dec. 2016	1/20/2017	1,515,812,990.55	94,281,279.59	1,509,699,461.07	1,940,145,124.38	0.49%	0.63%	14,318,665.25	5,929,926.24	4,136,941.06	1,885,916.74	0.84%
Jan. 2017	2/21/2017	1,509,699,461.07	99,546,641.23	1,506,443,060.19	2,034,426,403.97	0.69%	0.65%	16,684,197.88	5,592,774.40	4,250,146.39	2,035,967.83	0.84%
Feb. 2017	3/20/2017	1,506,443,060.19	99,423,212.10	1,503,551,882.97	2,133,973,045.20	0.84%	0.66%	12,826,213.69	5,500,960.73	3,894,285.69	2,286,418.88	0.83%
Mar. 2017	4/20/2017	1,503,551,882.97	118,126,399.16	1,500,483,940.05	2,233,396,257.30	1.02%	0.93%	9,659,638.30	3,683,831.61	4,315,734.91	1,828,627.06	0.71%
Apr. 2017	5/22/2017	1,500,483,940.05	113,953,192.85	1,498,471,714.61	2,351,522,656.46	1.14%	1.08%	10,171,574.92	3,525,410.89	3,001,597.30	1,583,822.60	0.59%
May 2017	6/20/2017	1,498,471,714.61	126,557,028.89	1,497,128,492.03	2,465,475,849.31	1.23%	1.32%	9,409,360.43	3,586,943.35	2,380,338.59	1,315,734.05	0.53%
Jun. 2017	7/20/2017	1,497,128,492.03	124,517,558.33	1,496,818,624.08	2,592,032,878.20	1.28%	1.03%	9,973,047.39	3,180,543.79	2,400,145.04	1,216,434.33	0.50%
Jul. 2017	8/21/2017	1,496,818,624.08	127,609,279.85	1,495,982,739.66	2,716,550,436.53	1.32%	1.07%	10,991,664.75	3,640,481.74	2,266,185.30	1,250,801.24	0.52%
Aug. 2017	9/20/2017	1,495,982,739.66	129,705,267.61	1,494,198,693.05	2,844,159,716.38	1.36%	1.01%	16,511,227.43	4,277,914.40	2,806,754.43	1,279,536.30	0.61%
Sept. 2017	10/20/2017	1,494,198,693.05	135,027,673.37	1,493,253,114.52	2,973,864,983.99	1.39%	1.04%	15,926,413.26	4,529,121.06	3,039,186.50	1,521,505.12	0.67%
Oct. 2017	11/20/2017	1,493,253,114.52	145,519,929.55	1,490,929,943.60	3,108,892,657.36	1.43%	1.26%	15,122,520.92	4,720,366.27	3,259,064.99	1,661,369.48	0.72%
Nov. 2017	12/20/2017	1,490,929,943.60	150,987,867.50	1,490,304,015.48	3,254,412,586.91	1.46%	1.41%	15,469,251.47	4,351,131.90	3,332,270.67	1,699,979.83	0.70%
Dec. 2017	1/22/2018	1,490,304,015.48	163,286,104.87	1,490,639,943.83	3,405,400,454.41	1.50%	1.69%	14,664,563.66	4,319,728.33	3,201,870.14	1,806,908.75	0.70%
Jan. 2018	2/20/2018	1,490,639,943.83	168,289,751.33	1,491,668,536.47	3,568,686,559.28	1.53%	1.40%	18,197,958.15	4,494,766.09	3,117,352.27	1,528,885.59	0.69%
Feb. 2018	3/20/2018	1,491,668,536.47	160,660,497.72	1,493,007,411.84	3,736,976,310.61	1.53%	1.15%	12,309,350.02	4,233,563.45	3,059,430.22	1,680,260.53	0.67%
Mar. 2018	4/20/2018	1,493,007,411.84	183,555,315.88	1,494,204,581.63	3,897,636,808.33	1.55%	1.36%	9,533,097.99	3,374,998.72	3,036,539.44	1,611,624.68	0.61%
Apr. 2018	5/21/2018	1,494,204,581.63	160,445,703.09	1,494,991,354.15	4,081,192,124.21	1.55%	1.16%	13,240,538.65	3,098,076.97	2,516,273.44	1,823,941.04	0.56%
May 2018	6/20/2018	1,494,991,354.15	152,231,771.52	1,494,810,646.30	4,241,637,827.30	1.57%	1.03%	15,018,522.08	4,330,769.97	2,281,516.18	1,343,129.02	0.59%
Jun. 2018	7/20/2018	1,494,810,646.30	142,746,350.29	1,494,399,304.82	4,393,869,598.82	1.57%	1.01%	14,308,642.85	4,134,240.40	3,134,282.17	1,295,984.14	0.63%

__________________
See page B-1 for footnotes.

VZOT 2016-1
2016 Additional Receivables
(as of each Additional Receivables Cutoff Date)
Number of Receivables	867,367
Number of accounts	800,385
Aggregate original principal balance	$538,671,400.00
Aggregate principal balance	$501,203,132.33
Principal Balance
Minimum	$50.38
Maximum	$1,178.75
Average	$577.84
Average monthly payment	$25.87
Weighted average remaining installments (in months)(1)	22
Percentage of Receivables with Obligors with a down payment(4)	3.57%
Percentage of Receivables with Obligors with smart phones	52.20%
Percentage of Receivables with Obligors with basic phones, watches or tablets	1.31%
Percentage of Receivables with Obligors with upgrade eligibility(5)	60.57%
Percentage of Receivables with device insurance	59.08%
Geographic concentration (Top 3 States)(6)
California	10.91%
New York	5.78%
Florida	5.24%
Weighted average Customer Tenure (in months)(1)(7)	65
Percentage of Receivables with monthly payments	100.00%
Percentage of Receivables with 0.00% APR	100.00%
Percentage of Receivables with 24 month original term	100.00%
Percentage of Receivables with 20 month original term	0.00%
Percentage of Receivables with 6 month original term	0.00%
Financing for wireless devices	100.00%
Unsecured Receivables	100.00%
Weighted average FICO® Score(1)(2)(3)	708
Percentage of Receivables with Obligors without a FICO® Score(3)	4.07%

Collection Period	Payment Date	Beginning of Month Aggregate Principal Balance(10)	End of Month Aggregate Principal Balance	Cumulative Losses(11)	Prepayments(12)	Delinquencies
						31-60 days(13)	61-90 days(13)	91-120 days(13)	121+ days(13)	>60 days Delinquent %(14)
Aug. 2016	9/20/2016	-	$155,882,844.27	0.00%	0.00%	-	-	-	-	0.00%
Sept. 2016	10/20/2016	$155,882,844.27	225,735,310.91	0.00%	0.11%	$1,084,866.62	$ 26,355.86	$ 641.34	-	0.01%
Oct. 2016	11/21/2016	225,735,310.91	298,602,180.55	0.00%	0.23%	1,941,574.14	299,903.46	18,928.19	$ 891.87	0.11%
Nov. 2016	12/20/2016	298,602,180.55	373,455,597.29	0.01%	0.24%	3,016,939.76	649,309.99	235,893.56	19,564.04	0.24%
Dec. 2016	1/20/2017	373,455,597.29	447,770,297.65	0.05%	0.34%	2,499,775.43	888,518.70	504,355.87	109,422.14	0.34%
___________________
See page B-1 for footnotes.

VZOT 2016-1
2017 Additional Receivables
(as of each Additional Receivables Cutoff Date)
Number of Receivables	2,818,007
Number of accounts	2,589,149
Aggregate original principal balance	$1,813,485,438.81
Aggregate principal balance	$1,534,260,155.31
Principal Balance
Minimum	$50.05
Maximum	$1,293.52
Average	$544.45
Average monthly payment	$26.89
Weighted average remaining installments (in months)(1)	22
Percentage of Receivables with Obligors with a down payment(4)	6.59%
Percentage of Receivables with Obligors with smart phones	97.98%
Percentage of Receivables with Obligors with basic phones, watches or tablets	2.02%
Percentage of Receivables with Obligors with upgrade eligibility(5)	66.29%
Percentage of Receivables with device insurance	55.12%
Geographic concentration (Top 3 States)(6)
California	10.22%
New York	6.34%
Florida	5.44%
Weighted average Customer Tenure (in months)(1)(7)	88
Percentage of Receivables with monthly payments	100.00%
Percentage of Receivables with 0.00% APR	100.00%
Percentage of Receivables with 24 month original term	99.91%
Percentage of Receivables with 20 month original term	0.00%
Percentage of Receivables with 6 month original term	0.09%
Financing for wireless devices	100.00%
Unsecured Receivables	100.00%
Weighted average FICO® Score(1)(2)(3)	716
Percentage of Receivables with Obligors without a FICO® Score(3)	3.69%

Collection Period	Payment Date	Beginning of Month Aggregate Principal Balance(10)	End of Month Aggregate Principal Balance	Cumulative Losses(11)	Prepayments(12)	Delinquencies
						31-60 days(13)	61-90 days(13)	91-120 days(13)	121+ days(13)	>60 days Delinquent %(14)
Jan. 2017	2/21/2017	-	$ 99,546,641.23	0.00%	0.00%	-	-	-	-	0.00%
Feb. 2017	3/20/2017	$ 99,546,641.23	194,805,226.69	0.00%	0.04%	$ 215,466.19	$ 2,124.95	$ 508.84	$ 105.60	0.00%
Mar. 2017	4/20/2017	194,805,226.69	302,729,250.36	0.00%	0.11%	544,722.18	49,843.57	4,994.27	1,855.91	0.02%
Apr. 2017	5/22/2017	302,729,250.36	402,115,086.11	0.00%	0.14%	1,239,447.86	130,234.88	42,602.86	6,806.39	0.04%
May 2017	6/20/2017	402,115,086.11	507,221,102.35	0.01%	0.18%	1,995,284.70	331,928.73	92,185.78	25,792.81	0.09%
Jun. 2017	7/20/2017	507,221,102.35	604,958,103.89	0.02%	0.21%	3,027,756.91	616,057.00	234,185.90	54,407.97	0.15%
Jul. 2017	8/21/2017	604,958,103.89	699,547,292.81	0.05%	0.30%	4,443,014.48	1,081,068.97	468,883.87	120,044.72	0.24%
Aug. 2017	9/20/2017	699,547,292.81	790,135,145.63	0.09%	0.32%	7,469,225.43	1,746,339.70	904,051.54	271,455.55	0.37%
Sept. 2017	10/20/2017	790,135,145.63	877,795,938.95	0.15%	0.42%	8,407,597.60	2,190,996.61	1,241,538.24	496,681.07	0.45%
Oct. 2017	11/20/2017	877,795,938.95	965,474,085.36	0.23%	0.57%	8,909,517.82	2,574,155.21	1,610,830.54	677,472.59	0.50%
Nov. 2017	12/20/2017	965,474,085.36	1,050,171,096.78	0.31%	0.76%	10,015,261.58	2,598,601.27	1,842,731.21	817,320.10	0.50%
Dec. 2017	1/22/2018	1,050,171,096.78	1,135,259,664.73	0.39%	1.03%	10,471,314.91	2,802,266.96	1,923,485.19	992,329.23	0.50%
___________________
See page B-1 for footnotes.

VZOT 2016-1
2018 Additional Receivables
(as of each Additional Receivables Cutoff Date)
Number of Receivables	1,713,615
Number of accounts	1,645,661
Aggregate original principal balance	$1,198,900,984.44
Aggregate principal balance	$967,929,389.83
Principal Balance
Minimum	$50.15
Maximum	$1,293.52
Average	$564.85
Average monthly payment	$30.00
Weighted average remaining installments (in months)(1)	20
Percentage of Receivables with Obligors with a down payment(4)	7.39%
Percentage of Receivables with Obligors with smart phones	97.34%
Percentage of Receivables with Obligors with basic phones, watches or tablets	2.66%
Percentage of Receivables with Obligors with upgrade eligibility(5)	57.69%
Percentage of Receivables with device insurance	63.83%
Geographic concentration (Top 3 States)(6)
California	11.32%
New York	6.14%
Florida	5.64%
Weighted average Customer Tenure (in months)(1)(7)	93
Percentage of Receivables with monthly payments	100.00%
Percentage of Receivables with 0.00% APR	100.00%
Percentage of Receivables with 24 month original term	99.28%
Percentage of Receivables with 20 month original term	0.00%
Percentage of Receivables with 6 month original term	0.72%
Financing for wireless devices	100.00%
Unsecured Receivables	100.00%
Weighted average FICO® Score(1)(2)(3)	709
Percentage of Receivables with Obligors without a FICO® Score(3)	4.28%

Collection Period	Payment Date	Beginning of Month Aggregate Principal Balance(10)	End of Month Aggregate Principal Balance	Cumulative Losses(11)	Prepayments(12)	Delinquencies
						31-60 days(13)	61-90 days(13)	91-120 days(13)	121+ days(13)	>60 days Delinquent %(14)
Jan. 2018	2/20/2018	-	$168,289,751.33	0.00%	0.00%	-	-	-	-	0.00%
Feb. 2018	3/20/2018	$168,289,751.33	320,001,820.57	0.00%	0.26%	$1,247,957.32	$ 14,214.12	$ 3,894.03	$ 519.92	0.01%
Mar. 2018	4/20/2018	320,001,820.57	483,288,699.37	0.00%	0.44%	2,015,787.91	293,335.12	16,609.07	8,620.88	0.07%
Apr. 2018	5/21/2018	483,288,699.37	615,029,135.13	0.00%	0.44%	4,570,693.20	592,833.74	247,172.19	28,106.27	0.14%
May 2018	6/20/2018	615,029,135.13	728,623,320.93	0.02%	0.45%	6,752,735.65	1,454,683.05	487,078.31	128,264.78	0.28%
Jun. 2018	7/20/2018	728,623,320.93	824,640,752.15	0.06%	0.48%	7,570,500.42	1,834,466.10	1,086,707.83	241,568.30	0.38%
___________________
See page B-1 for footnotes.

VZOT 2016-2
Initial Receivables
(as of October 31, 2016)
Number of Receivables	2,988,127
Number of accounts	2,501,412
Aggregate original principal balance	$1,890,851,342.74
Aggregate principal balance	$1,823,731,596.44
Principal Balance
Minimum	$50.19
Maximum	$1,230.00
Average	$610.33
Average monthly payment	$26.36
Weighted average remaining installments (in months)(1)	23
Weighted average FICO® Score(1)(2)(3)	712
Percentage of Receivables with Obligors without a FICO® Score(3)	3.44%
Percentage of Receivables with Obligors with a down payment(4)	2.88%
Percentage of Receivables with Obligors with smart phones	97.31%
Percentage of Receivables with Obligors with basic phones, watches or tablets	2.69%
Percentage of Receivables with Obligors with upgrade eligibility(5)	51.50%
Percentage of Receivables with device insurance	57.70%
Percentage of Receivables with account level device insurance	N/A
Geographic concentration (Top 3 States)(6)
California	10.82%
New York	6.95%
Ohio	5.04%
Weighted average Customer Tenure (in months)(1)(7)	94
Percentage of Receivables with monthly payments	100%
Percentage of Receivables with 0.00% APR	100%
Percentage of Receivables with 24 month original term	100%
Percentage of Receivables with 20 month original term	0.00%
Percentage of Receivables with 6 month original term	0.00%
Financing for wireless devices	100.00%
Unsecured Receivables	100.00%
__________________
See page B-1 for footnotes.

Statistics Relevant to Floor Credit Enhancement and Pool Composition Tests

Weighted average FICO® Score(1)(2)(3)	712
Percentage of Receivables with Obligors without a FICO® Score(3)	3.44%
Percentage of Receivables with Obligors with:
Less than 12 months of Customer Tenure with Verizon Wireless(7)	9.81%
7 months or more, but less than 24 months of Customer Tenure with Verizon Wireless(7)	8.72%
60 months or more of Customer Tenure with Verizon Wireless(7)	62.15%
Percentage of Receivables with Obligors (i) for whom FICO® Scores are not available or (ii) that have FICO® Scores below 650 and with:
Less than 12 months of Customer Tenure with Verizon Wireless(3)(7)	4.15%
12 months or more, but less than 60 months of Customer Tenure with Verizon Wireless (3)(7)(8)	36.77%
60 months or more of Customer Tenure with Verizon Wireless (3)(7)(9)	23.67%
__________________
See page B-1 for footnotes.

VZOT 2016-2
Initial Receivables + Additional Receivables Sold to the Trust
(Through June 30, 2018)

Collection Period	Payment Date	Beginning of Month Aggregate Principal Balance(10)	Additional Receivables Sold to Trust	End of Month Aggregate Principal Balance	Initial Principal Balance + Prior Months Additional Receivables Sold to Trust Through Prior Payment Date	Cumulative Losses(11)	Prepayments(12)	Delinquencies
								31-60 days(13)	61-90 days(13)	91-120 days(13)	121+ days(13)	>60 days Delinquent %(14)
Dec. 2016	1/20/2017	$1,823,731,596.44	$297,496,079.97	$1,818,887,594.31	$1,823,731,596.44	0.00%	0.33%	$17,351,126.23	$2,811,225.73	$ 85,704.09	$ 30,548.91	0.19%
Jan. 2017	2/21/2017	1,818,887,594.31	88,086,253.48	1,811,378,927.02	2,121,227,676.41	0.01%	0.24%	19,971,641.20	4,721,725.26	2,253,551.50	138,003.34	0.42%
Feb. 2017	3/20/2017	1,811,378,927.02	88,067,598.37	1,806,664,990.48	2,209,313,929.89	0.07%	0.30%	16,609,809.16	5,012,493.19	3,155,437.69	1,030,001.78	0.60%
Mar. 2017	4/20/2017	1,806,664,990.48	105,893,766.31	1,801,595,165.00	2,297,381,528.26	0.21%	0.45%	13,444,408.13	3,342,321.09	4,546,964.93	1,344,469.95	0.62%
Apr. 2017	5/22/2017	1,801,595,165.00	99,515,012.18	1,797,420,811.15	2,403,275,294.57	0.35%	0.42%	14,781,259.89	4,114,771.60	3,200,968.77	1,357,763.51	0.59%
May 2017	6/20/2017	1,797,420,811.15	109,694,002.80	1,793,042,589.14	2,502,790,306.75	0.48%	0.45%	13,243,305.50	4,422,725.22	2,699,424.85	1,234,318.40	0.57%
Jun. 2017	7/20/2017	1,793,042,589.14	113,766,379.54	1,789,709,089.76	2,612,484,309.55	0.57%	0.46%	13,435,478.20	3,954,161.49	2,889,931.45	1,222,137.96	0.55%
Jul. 2017	8/21/2017	1,789,709,089.76	119,278,012.07	1,785,763,487.62	2,726,250,689.09	0.66%	0.56%	14,257,077.85	4,207,683.70	2,775,096.18	1,417,169.14	0.59%
Aug. 2017	9/20/2017	1,785,763,487.62	126,465,395.60	1,782,620,663.12	2,845,528,701.16	0.75%	0.62%	22,874,080.70	4,901,118.65	3,138,656.61	1,581,281.54	0.68%
Sept. 2017	10/20/2017	1,782,620,663.12	135,438,466.01	1,780,395,416.22	2,971,994,096.76	0.82%	0.85%	21,092,287.72	5,117,302.63	3,304,070.30	1,754,270.34	0.62%
Oct. 2017	11/20/2017	1,780,395,416.22	148,626,134.84	1,776,763,630.72	3,107,432,562.77	0.89%	1.20%	20,016,532.69	5,207,359.86	3,540,510.35	1,796,910.58	0.65%
Nov. 2017	12/20/2017	1,776,763,630.72	159,687,743.71	1,775,151,632.78	3,256,058,697.61	0.96%	1.62%	20,972,381.51	4,852,667.66	3,532,841.63	1,794,267.03	0.63%
Dec. 2017	1/22/2018	1,775,151,632.78	173,727,060.78	1,774,339,517.72	3,415,746,441.32	1.02%	1.96%	19,923,690.58	5,007,511.35	3,444,331.49	1,894,123.85	0.65%
Jan. 2018	2/20/2018	1,774,339,517.72	175,828,492.30	1,774,089,880.95	3,589,473,502.10	1.07%	1.55%	24,993,818.22	5,338,490.01	3,507,509.68	1,713,558.39	0.66%
Feb. 2018	3/20/2018	1,774,089,880.95	168,478,630.00	1,774,435,206.05	3,765,301,994.40	1.11%	1.26%	16,419,680.03	4,919,628.20	3,506,157.24	1,792,384.63	0.64%
Mar. 2018	4/20/2018	1,774,435,206.05	193,867,206.61	1,774,469,894.20	3,933,780,624.40	1.15%	1.49%	12,510,160.55	3,983,269.69	3,464,857.42	1,851,997.62	0.59%
Apr. 2018	5/21/2018	1,774,469,894.20	181,709,227.11	1,775,128,855.49	4,127,647,831.01	1.17%	1.31%	17,419,401.51	3,684,207.18	2,820,972.45	2,028,863.15	0.54%
May 2018	6/20/2018	1,775,128,855.49	189,733,853.28	1,775,804,877.73	4,309,357,058.12	1.21%	1.17%	19,843,945.85	5,016,974.32	2,641,369.00	1,486,947.37	0.58%
Jun. 2018	7/20/2018	1,775,804,877.73	192,579,298.01	1,777,135,825.69	4,499,090,911.40	1.22%	1.13%	18,701,929.15	4,675,667.60	3,457,650.61	1,415,414.01	0.60%
___________________
See page B-1 for footnotes.

VZOT 2016-2
2016 Additional Receivables
(as of each Additional Receivables Cutoff Date)
Number of Receivables	471,313
Number of accounts	430,979
Aggregate original principal balance	$303,953,460.87
Aggregate principal balance	$297,496,079.97
Principal Balance
Minimum	$50.82
Maximum	$1,230.00
Average	$631.21
Average monthly payment	$26.87
Weighted average remaining installments (in months)(1)	24
Percentage of Receivables with Obligors with a down payment(4)	2.81%
Percentage of Receivables with Obligors with smart phones	97.10%
Percentage of Receivables with Obligors with basic phones, watches or tablets	2.90%
Percentage of Receivables with Obligors with upgrade eligibility(5)	57.26%
Percentage of Receivables with device insurance	52.39%
Geographic concentration (Top 3 States)(6)
California	10.81%
New York	6.75%
Florida	5.09%
Weighted average Customer Tenure (in months)(1)(7)	88
Percentage of Receivables with monthly payments	100.00%
Percentage of Receivables with 0.00% APR	100.00%
Percentage of Receivables with 24 month original term	100.00%
Percentage of Receivables with 20 month original term	0.00%
Percentage of Receivables with 6 month original term	0.00%
Financing for wireless devices	100.00%
Unsecured Receivables	100.00%
Weighted average FICO® Score(1)(2)(3)	709
Percentage of Receivables with Obligors without a FICO® Score(3)	3.78%

Collection Period	Payment Date	Beginning of Month Aggregate Principal Balance(10)	End of Month Aggregate Principal Balance	Cumulative Losses(11)	Prepayments(12)	Delinquencies
						31-60 days(13)	61-90 days(13)	91-120 days(13)	121+ days(13)	>60 days Delinquent %(14)
Dec. 2016	1/20/2017	-	$297,494,232.69	0.00%	0.00%	-	-	-	-	0.00%
___________________
See page B-1 for footnotes.

VZOT 2016-2
2017 Additional Receivables
(as of each Additional Receivables Cutoff Date)
Number of Receivables	2,707,541
Number of accounts	2,530,529
Aggregate original principal balance	$1,749,412,284.44
Aggregate principal balance	$1,468,245,825.69
Principal Balance
Minimum	$50.05
Maximum	$1,349.99
Average	$542.28
Average monthly payment	$27.04
Weighted average remaining installments (in months)(1)	21
Percentage of Receivables with Obligors with a down payment(4)	5.94%
Percentage of Receivables with Obligors with smart phones	97.64%
Percentage of Receivables with Obligors with basic phones, watches or tablets	2.36%
Percentage of Receivables with Obligors with upgrade eligibility(5)	62.48%
Percentage of Receivables with device insurance	55.92%
Geographic concentration (Top 3 States)(6)
California	10.51%
New York	6.18%
Florida	5.37%
Weighted average Customer Tenure (in months)(1)(7)	95
Percentage of Receivables with monthly payments	100.00%
Percentage of Receivables with 0.00% APR	100.00%
Percentage of Receivables with 24 month original term	99.84%
Percentage of Receivables with 20 month original term	0.00%
Percentage of Receivables with 6 month original term	0.16%
Financing for wireless devices	100.00%
Unsecured Receivables	100.00%
Weighted average FICO® Score(1)(2)(3)	711
Percentage of Receivables with Obligors without a FICO® Score(3)	3.61%

Collection Period	Payment Date	Beginning of Month Aggregate Principal Balance(10)	End of Month Aggregate Principal Balance	Cumulative Losses(11)	Prepayments(12)	Delinquencies
						31-60 days(13)	61-90 days(13)	91-120 days(13)	121+ days(13)	>60 days Delinquent %(14)
Jan. 2017	2/21/2017	-	$ 88,086,253.48	0.00%	0.00%	-	-	-	-	0.00%
Feb. 2017	3/20/2017	$ 88,086,253.48	172,655,806.32	0.00%	0.11%	$ 651,379.24	$ 27,572.78	$ 4,481.73	$ 458.33	0.02%
Mar. 2017	4/20/2017	172,655,806.32	269,586,758.34	0.00%	0.18%	1,036,898.65	189,459.18	21,433.06	8,654.89	0.08%
Apr. 2017	5/22/2017	269,586,758.34	356,493,649.23	0.00%	0.17%	2,190,957.00	335,003.00	142,525.00	26,533.00	0.14%
May 2017	6/20/2017	356,493,649.23	447,257,045.12	0.03%	0.21%	2,642,482.69	567,590.18	233,676.30	74,422.45	0.20%
Jun. 2017	7/20/2017	447,257,045.12	536,295,305.50	0.06%	0.25%	3,341,294.06	754,429.55	363,168.38	106,758.20	0.23%
Jul. 2017	8/21/2017	536,295,305.50	624,472,081.34	0.10%	0.32%	4,335,119.84	1,029,084.71	538,036.17	200,175.15	0.28%
Aug. 2017	9/20/2017	624,472,081.34	713,069,062.70	0.15%	0.35%	8,244,102.60	1,484,567.06	772,368.68	319,906.10	0.36%
Sept. 2017	10/20/2017	713,069,062.70	803,600,998.30	0.20%	0.45%	8,798,834.14	1,775,841.27	976,711.45	450,024.78	0.40%
Oct. 2017	11/20/2017	803,600,998.30	897,528,480.65	0.25%	0.60%	9,331,256.98	2,086,533.27	1,237,000.26	558,017.06	0.43%
Nov. 2017	12/20/2017	897,528,480.65	994,365,256.24	0.31%	0.77%	10,843,308.58	2,176,331.80	1,389,475.79	658,839.30	0.42%
Dec. 2017	1/22/2018	994,365,256.24	1,093,191,062.85	0.36%	1.04%	11,366,106.36	2,443,344.38	1,538,194.64	788,632.87	0.44%
___________________
See page B-1 for footnotes.

VZOT 2016-2
2018 Additional Receivables
(as of each Additional Receivables Cutoff Date)
Number of Receivables	1,869,331
Number of accounts	1,788,794
Aggregate original principal balance	$1,318,845,960.04
Aggregate principal balance	$1,102,196,707.31
Principal Balance
Minimum	$50.02
Maximum	$1,349.99
Average	$589.62
Average monthly payment	$30.31
Weighted average remaining installments (in months)(1)	21
Percentage of Receivables with Obligors with a down payment(4)	7.11%
Percentage of Receivables with Obligors with smart phones	97.15%
Percentage of Receivables with Obligors with basic phones, watches or tablets	2.85%
Percentage of Receivables with Obligors with upgrade eligibility(5)	57.31%
Percentage of Receivables with device insurance	63.98%
Geographic concentration (Top 3 States)(6)
California	11.29%
New York	6.15%
Florida	5.61%
Weighted average Customer Tenure (in months)(1)(7)	96
Percentage of Receivables with monthly payments	100.00%
Percentage of Receivables with 0.00% APR	100.00%
Percentage of Receivables with 24 month original term	99.16%
Percentage of Receivables with 20 month original term	0.00%
Percentage of Receivables with 6 month original term	0.84%
Financing for wireless devices	100.00%
Unsecured Receivables	100.00%
Weighted average FICO® Score(1)(2)(3)	707
Percentage of Receivables with Obligors without a FICO® Score(3)	4.19%

Collection Period	Payment Date	Beginning of Month Aggregate Principal Balance(10)	End of Month Aggregate Principal Balance	Cumulative Losses(11)	Prepayments(12)	Delinquencies
						31-60 days(13)	61-90 days(13)	91-120 days(13)	121+ days(13)	>60 days Delinquent %(14)
Jan. 2018	2/20/2018	-	$175,828,492.30	0.00%	0.00%	-	-	-	-	0.00%
Feb. 2018	3/20/2018	$175,828,492.30	335,196,555.30	0.00%	0.22%	$1,615,017.79	$ 13,605.37	$ 8,614.64	$ 2,474.93	0.01%
Mar. 2018	4/20/2018	335,196,555.30	508,398,636.72	0.00%	0.43%	2,416,502.41	347,768.19	20,385.42	9,784.93	0.07%
Apr. 2018	5/21/2018	508,398,636.72	660,934,919.98	0.00%	0.40%	5,556,566.78	688,019.19	244,898.90	29,105.44	0.15%
May 2018	6/20/2018	660,934,919.98	810,721,006.14	0.02%	0.41%	8,163,723.98	1,572,730.47	535,262.36	147,029.98	0.28%
Jun. 2018	7/20/2018	810,721,006.14	953,571,550.91	0.06%	0.42%	9,390,528.14	1,955,076.26	1,127,701.45	289,177.71	0.35%
___________________
See page B-1 for footnotes.

VZOT 2017-1
Initial Receivables
(as of February 28, 2017)
Number of Receivables	2,731,525
Number of accounts	2,295,813
Aggregate original principal balance	$1,813,553,071.40
Aggregate principal balance	$1,690,867,918.28
Principal Balance
Minimum	$50.16
Maximum	$1,230.00
Average	$619.02
Average monthly payment	$27.66
Weighted average remaining installments (in months)(1)	22
Weighted average FICO® Score(1)(2)(3)	710
Percentage of Receivables with Obligors without a FICO® Score(3)	3.43%
Percentage of Receivables with Obligors with a down payment(4)	2.64%
Percentage of Receivables with Obligors with smart phones	98.06%
Percentage of Receivables with Obligors with basic phones, watches or tablets	1.94%
Percentage of Receivables with Obligors with upgrade eligibility(5)	63.17%
Percentage of Receivables with device insurance	50.43%
Percentage of Receivables with account level device insurance	N/A
Geographic concentration (Top 3 States)(6)
California	12.89%
New York	6.51%
Florida	5.75%
Weighted average Customer Tenure (in months)(1)(7)	91
Percentage of Receivables with monthly payments	100.00%
Percentage of Receivables with 0.00% APR	100.00%
Percentage of Receivables with 24 month original term	100.00%
Percentage of Receivables with 20 month original term	0.00%
Percentage of Receivables with 6 month original term	0.00%
Financing for wireless devices	100.00%
Unsecured Receivables	100.00%
___________________
See page B-1 for footnotes.

Statistics Relevant to Floor Credit Enhancement and Pool Composition Tests

Weighted average FICO® Score(1)(2)(3)	710
Percentage of Receivables with Obligors without a FICO® Score(3)	3.43%
Percentage of Receivables with Obligors with:
Less than 12 months of Customer Tenure with Verizon Wireless(7)	15.45%
7 months or more, but less than 24 months of Customer Tenure with Verizon Wireless(7)	8.32%
60 months or more of Customer Tenure with Verizon Wireless(7)	59.54%
Percentage of Receivables with Obligors (i) for whom FICO® Scores are not available or (ii) that have FICO® Scores below 650 and with:
Less than 12 months of Customer Tenure with Verizon Wireless(3)(7)	6.22%
12 months or more, but less than 60 months of Customer Tenure with Verizon Wireless (3)(7)(8)	38.57%
60 months or more of Customer Tenure with Verizon Wireless (3)(7)(9)	24.09%
___________________
See page B-1 for footnotes.

VZOT 2017-1
Initial Receivables + Additional Receivables Sold to the Trust
(Through June 30, 2018)

Collection Period	Payment Date	Beginning of Month Aggregate Principal Balance(10)	Additional Receivables Sold to Trust	End of Month Aggregate Principal Balance	Initial Principal Balance + Prior Months Additional Receivables Sold to Trust Through Prior Payment Date	Cumulative Losses(11)	Prepayments(12)	Delinquencies
								31-60 days(13)	61-90 days(13)	91-120 days(13)	121+ days(13)	>60 days Delinquent %(14)
Apr. 2017	5/22/2017	$1,690,867,918.28	$149,226,712.55	$1,679,466,828.23	$1,690,867,918.28	0.00%	0.29%	$14,460,310.36	$2,545,247.08	$ 174,915.56	$ 38,019.59	0.18%
May 2017	6/20/2017	1,679,466,828.23	82,450,571.31	1,673,652,309.92	1,840,094,630.83	0.01%	0.22%	13,325,900.86	4,085,181.27	1,831,695.86	173,932.68	0.38%
Jun. 2017	7/20/2017	1,673,652,309.92	88,603,863.20	1,669,093,359.59	1,922,545,202.14	0.09%	0.24%	13,872,931.43	3,711,144.56	2,486,771.36	754,447.08	0.44%
Jul. 2017	8/21/2017	1,669,093,359.59	93,273,644.51	1,663,919,576.51	2,011,149,065.34	0.20%	0.31%	14,203,999.65	4,381,349.61	2,622,197.43	1,184,820.22	0.52%
Aug. 2017	9/20/2017	1,663,919,576.51	99,480,275.83	1,659,560,039.09	2,104,422,709.85	0.33%	0.34%	23,792,406.45	5,117,423.14	3,185,558.54	1,543,054.40	0.63%
Sept. 2017	10/20/2017	1,659,560,039.09	105,880,757.74	1,656,089,098.44	2,203,902,985.68	0.45%	0.45%	21,784,491.31	5,213,319.07	3,340,234.39	1,795,311.01	0.67%
Oct. 2017	11/20/2017	1,656,089,098.44	114,869,836.40	1,651,092,649.74	2,309,783,743.42	0.57%	0.64%	20,555,862.72	5,283,111.49	3,472,658.65	1,974,153.64	0.70%
Nov. 2017	12/20/2017	1,651,092,649.74	123,285,810.05	1,648,049,814.28	2,424,653,579.82	0.69%	0.91%	21,052,556.08	4,873,469.23	3,507,465.28	1,876,644.10	0.67%
Dec. 2017	1/22/2018	1,648,049,814.28	138,728,892.04	1,645,865,278.89	2,547,939,389.87	0.79%	1.40%	19,556,073.18	4,877,879.60	3,397,551.42	2,081,055.24	0.69%
Jan. 2018	2/20/2018	1,645,865,278.89	145,228,061.34	1,644,386,666.10	2,686,668,281.91	0.89%	1.28%	24,591,327.29	5,170,436.31	3,314,285.39	1,755,772.70	0.68%
Feb. 2018	3/20/2018	1,644,386,666.10	140,714,447.58	1,643,636,550.91	2,831,896,343.25	0.95%	1.11%	15,752,894.60	4,689,594.72	3,285,234.52	1,826,277.89	0.65%
Mar. 2018	4/20/2018	1,643,636,550.91	162,764,788.38	1,642,478,361.71	2,972,610,790.83	1.02%	1.32%	12,017,640.26	3,737,329.68	3,191,251.71	1,845,831.76	0.59%
Apr. 2018	5/21/2018	1,642,478,361.71	152,814,303.24	1,642,108,153.15	3,135,375,579.21	1.06%	1.16%	16,549,663.82	3,394,448.28	2,655,513.98	1,992,890.67	0.54%
May 2018	6/20/2018	1,642,108,153.15	161,329,876.51	1,641,806,134.42	3,288,189,882.45	1.11%	1.09%	18,848,436.29	4,628,610.41	2,380,665.28	1,400,546.79	0.57%
Jun. 2018	7/20/2018	1,641,806,134.42	164,944,039.32	1,642,271,200.58	3,449,519,758.96	1.13%	1.09%	17,355,529.99	4,482,563.35	3,126,081.89	1,338,486.19	0.61%
___________________
See page B-1 for footnotes.

VZOT 2017-1
2017 Additional Receivables
(as of each Additional Receivables Cutoff Date)
Number of Receivables	1,858,261
Number of accounts	1,780,565
Aggregate original principal balance	$1,199,480,846.01
Aggregate principal balance	$995,800,363.63
Principal Balance
Minimum	$50.31
Maximum	$1,349.99
Average	$535.88
Average monthly payment	$27.04
Weighted average remaining installments (in months)(1)	21
Percentage of Receivables with Obligors with a down payment(4)	6.53%
Percentage of Receivables with Obligors with smart phones	97.56%
Percentage of Receivables with Obligors with basic phones, watches or tablets	2.44%
Percentage of Receivables with Obligors with upgrade eligibility(5)	63.15%
Percentage of Receivables with device insurance	57.01%
Geographic concentration (Top 3 States)(6)
California	11.93%
New York	6.40%
Florida	5.57%
Weighted average Customer Tenure (in months)(1)(7)	95
Percentage of Receivables with monthly payments	100.00%
Percentage of Receivables with 0.00% APR	100.00%
Percentage of Receivables with 24 month original term	99.81%
Percentage of Receivables with 20 month original term	0.00%
Percentage of Receivables with 6 month original term	0.19%
Financing for wireless devices	100.00%
Unsecured Receivables	100.00%
Weighted average FICO® Score(1)(2)(3)	710
Percentage of Receivables with Obligors without a FICO® Score(3)	3.75%

Collection Period	Payment Date	Beginning of Month Aggregate Principal Balance(10)	End of Month Aggregate Principal Balance	Cumulative Losses(11)	Prepayments(12)	Delinquencies
						31-60 days(13)	61-90 days(13)	91-120 days(13)	121+ days(13)	>60 days Delinquent %(14)
Apr. 2017	5/22/2017	-	$149,226,712.55	0.00%	0.00%	-	-	-	-	0.00%
May 2017	6/20/2017	$149,226,712.55	224,559,392.05	0.00%	0.11%	$1,047,029.97	$ 24,382.33	$ 6,256.76	$ 625.24	0.01%
Jun. 2017	7/20/2017	224,559,392.05	301,437,844.22	0.00%	0.21%	1,816,904.38	228,136.22	19,494.77	7,606.48	0.08%
Jul. 2017	8/21/2017	301,437,844.22	378,082,232.79	0.01%	0.28%	2,522,533.74	513,866.83	176,209.51	25,205.90	0.19%
Aug. 2017	9/20/2017	378,082,232.79	455,664,483.52	0.04%	0.31%	5,234,690.33	901,011.79	404,643.41	117,874.27	0.31%
Sept. 2017	10/20/2017	455,664,483.52	533,945,931.65	0.08%	0.41%	5,682,574.91	1,118,654.45	593,584.21	224,206.48	0.36%
Oct. 2017	11/20/2017	533,945,931.65	613,942,966.32	0.14%	0.54%	6,286,461.79	1,363,505.81	775,030.40	323,679.15	0.40%
Nov. 2017	12/20/2017	613,942,966.32	696,070,941.18	0.20%	0.70%	7,465,886.70	1,478,937.83	926,313.39	409,835.14	0.40%
Dec. 2017	1/22/2018	696,070,941.18	784,706,764.12	0.26%	0.93%	8,104,070.69	1,722,003.10	1,066,600.99	540,695.98	0.42%
___________________
See page B-1 for footnotes.

VZOT 2017-1
2018 Additional Receivables
(as of each Additional Receivables Cutoff Date)
Number of Receivables	1,571,785
Number of accounts	1,513,946
Aggregate original principal balance	$1,109,869,340.05
Aggregate principal balance	$927,795,516.37
Principal Balance
Minimum	$50.03
Maximum	$1,349.99
Average	$590.28
Average monthly payment	$30.33
Weighted average remaining installments (in months)(1)	21
Percentage of Receivables with Obligors with a down payment(4)	7.07%
Percentage of Receivables with Obligors with smart phones	97.16%
Percentage of Receivables with Obligors with basic phones, watches or tablets	2.84%
Percentage of Receivables with Obligors with upgrade eligibility(5)	57.27%
Percentage of Receivables with device insurance	64.08%
Geographic concentration (Top 3 States)(6)
California	11.27%
New York	6.17%
Florida	5.62%
Weighted average Customer Tenure (in months)(1)(7)	96
Percentage of Receivables with monthly payments	100.00%
Percentage of Receivables with 0.00% APR	100.00%
Percentage of Receivables with 24 month original term	99.16%
Percentage of Receivables with 20 month original term	0.00%
Percentage of Receivables with 6 month original term	0.84%
Financing for wireless devices	100.00%
Unsecured Receivables	100.00%
Weighted average FICO® Score(1)(2)(3)	707
Percentage of Receivables with Obligors without a FICO® Score(3)	4.20%

Collection Period	Payment Date	Beginning of Month Aggregate Principal Balance(10)	End of Month Aggregate Principal Balance	Cumulative Losses(11)	Prepayments(12)	Delinquencies
						31-60 days(13)	61-90 days(13)	91-120 days(13)	121+ days(13)	>60 days Delinquent %(14)
Jan. 2018	2/20/2018	-	$145,228,061.34	0.00%	0.00%	-	-	-	-	0.00%
Feb. 2018	3/20/2018	$145,228,061.34	278,419,281.39	0.00%	0.20%	$1,252,677.97	$ 10,590.02	$ 5,281.68	$ 2,458.18	0.01%
Mar. 2018	4/20/2018	278,419,281.39	424,016,371.25	0.00%	0.42%	2,009,868.54	282,891.05	14,609.99	10,247.46	0.07%
Apr. 2018	5/21/2018	424,016,371.25	552,540,102.83	0.00%	0.40%	4,595,244.78	526,594.84	219,454.37	24,860.48	0.14%
May 2018	6/20/2018	552,540,102.83	680,481,730.03	0.02%	0.41%	6,863,150.79	1,279,095.69	425,979.55	104,455.00	0.27%
Jun. 2018	7/20/2018	680,481,730.03	803,714,956.30	0.05%	0.42%	7,838,979.71	1,692,121.59	924,276.00	227,583.17	0.35%
___________________
See page B-1 for footnotes.

VZOT 2017-2
Initial Receivables
(as of May 31, 2017)
Number of Receivables	3,143,636
Number of accounts	2,866,623
Aggregate original principal balance	$2,012,796,257.39
Aggregate principal balance	$1,649,914,899.98
Principal Balance
Minimum	$50.12
Maximum	$1,349.99
Average	$524.84
Average monthly payment	$26.67
Weighted average remaining installments (in months)(1)	19
Weighted average FICO® Score(1)(2)(3)	709
Percentage of Receivables with Obligors without a FICO® Score(3)	3.51%
Percentage of Receivables with Obligors with a down payment(4)	5.00%
Percentage of Receivables with Obligors with smart phones	97.67%
Percentage of Receivables with Obligors with basic phones, watches or tablets	2.33%
Percentage of Receivables with Obligors with upgrade eligibility(5)	63.07%
Percentage of Receivables with device insurance	53.20%
Percentage of Receivables with account level device insurance	8.68%
Geographic concentration (Top 3 States)(6)
California	10.67%
New York	6.11%
Florida	5.18%
Weighted average Customer Tenure (in months)(1)(7)	94
Percentage of Receivables with monthly payments	100.00%
Percentage of Receivables with 0.00% APR	100.00%
Percentage of Receivables with 24 month original term	100.00%
Percentage of Receivables with 20 month original term	0.00%
Percentage of Receivables with 6 month original term	0.00%
Financing for wireless devices	100.00%
Unsecured Receivables	100.00%
___________________
See page B-1 for footnotes.

Statistics Relevant to Floor Credit Enhancement and Pool Composition Tests

Weighted average FICO® Score(1)(2)(3)	709
Percentage of Receivables with Obligors without a FICO® Score(3)	3.51%
Percentage of Receivables with Obligors with:
Less than 12 months of Customer Tenure with Verizon Wireless(7)	12.95%
7 months or more, but less than 24 months of Customer Tenure with Verizon Wireless(7)	8.09%
60 months or more of Customer Tenure with Verizon Wireless(7)	61.28%
Percentage of Receivables with Obligors (i) for whom FICO® Scores are not available or (ii) that have FICO® Scores below 650 and with:
Less than 12 months of Customer Tenure with Verizon Wireless(3)(7)	5.58%
12 months or more, but less than 60 months of Customer Tenure with Verizon Wireless (3)(7)(8)	38.60%
60 months or more of Customer Tenure with Verizon Wireless (3)(7)(9)	24.09%
___________________
See page B-1 for footnotes.

VZOT 2017-2
Initial Receivables + Additional Receivables Sold to the Trust
(Through June 30, 2018)

Collection Period	Payment Date	Beginning of Month Aggregate Principal Balance(10)	Additional Receivables Sold to Trust	End of Month Aggregate Principal Balance	Initial Principal Balance + Prior Months Additional Receivables Sold to Trust Through Prior Payment Date	Cumulative Losses(11)	Prepayments(12)	Delinquencies
								31-60 days(13)	61-90 days(13)	91-120 days(13)	121+ days(13)	>60 days Delinquent %(14)
Jul. 2017	8/21/2017	$1,649,914,899.98	$167,955,862.20	$1,640,228,010.59	$1,649,914,899.98	0.00%	0.50%	$12,684,754.98	$2,659,950.01	$ 192,112.03	$ 44,296.62	0.20%
Aug. 2017	9/20/2017	1,640,228,010.59	95,580,435.83	1,635,725,083.09	1,817,870,762.18	0.01%	0.41%	22,478,345.48	4,345,215.98	2,229,332.22	356,645.33	0.45%
Sept. 2017	10/20/2017	1,635,725,083.09	103,337,475.97	1,632,137,664.09	1,913,451,198.01	0.10%	0.55%	20,682,452.62	4,767,256.86	2,901,068.92	1,120,023.07	0.57%
Oct. 2017	11/20/2017	1,632,137,664.09	112,481,964.31	1,627,096,898.14	2,016,788,673.98	0.23%	0.72%	19,875,351.53	5,038,460.24	3,270,572.03	1,515,359.35	0.65%
Nov. 2017	12/20/2017	1,627,096,898.14	120,280,974.32	1,623,988,066.60	2,129,270,638.29	0.36%	0.95%	20,353,690.99	4,785,493.93	3,432,597.77	1,691,743.08	0.66%
Dec. 2017	1/22/2018	1,623,988,066.60	133,452,086.94	1,621,680,559.43	2,249,551,612.61	0.50%	1.31%	19,224,343.54	4,883,694.71	3,376,033.79	1,820,623.73	0.68%
Jan. 2018	2/20/2018	1,621,680,559.43	139,046,063.21	1,620,033,266.77	2,383,003,699.55	0.63%	1.15%	23,932,610.23	5,108,698.92	3,361,926.03	1,632,390.29	0.68%
Feb. 2018	3/20/2018	1,620,033,266.77	136,017,565.14	1,619,160,831.80	2,522,049,762.76	0.71%	1.04%	15,376,257.14	4,656,090.34	3,294,924.88	1,744,905.80	0.65%
Mar. 2018	4/20/2018	1,619,160,831.80	158,869,251.96	1,617,906,483.06	2,658,067,327.90	0.80%	1.36%	11,574,348.77	3,622,754.40	3,217,497.01	1,749,465.50	0.59%
Apr. 2018	5/21/2018	1,617,906,483.06	150,101,735.72	1,617,426,737.72	2,816,936,579.86	0.87%	1.26%	16,224,329.53	3,331,657.59	2,605,393.65	1,905,975.07	0.53%
May 2018	6/20/2018	1,617,426,737.72	157,215,292.45	1,616,972,392.89	2,967,038,315.58	0.93%	1.15%	18,619,977.74	4,604,809.11	2,356,911.65	1,384,728.10	0.57%
Jun. 2018	7/20/2018	1,616,972,392.89	160,371,172.14	1,617,238,199.76	3,124,253,608.03	0.97%	1.13%	17,282,098.81	4,433,662.84	3,149,100.59	1,290,734.99	0.61%
___________________
See page B-1 for footnotes.

VZOT 2017-2
2017 Additional Receivables
(as of each Additional Receivables Cutoff Date)
Number of Receivables	1,385,669
Number of accounts	1,344,572
Aggregate original principal balance	$896,307,098.35
Aggregate principal balance	$733,088,799.57
Principal Balance
Minimum	$50.12
Maximum	$1,349.99
Average	$529.05
Average monthly payment	$27.13
Weighted average remaining installments (in months)(1)	20
Percentage of Receivables with Obligors with a down payment(4)	7.06%
Percentage of Receivables with Obligors with smart phones	97.46%
Percentage of Receivables with Obligors with basic phones, watches or tablets	2.54%
Percentage of Receivables with Obligors with upgrade eligibility(5)	63.78%
Percentage of Receivables with device insurance	58.28%
Geographic concentration (Top 3 States)(6)
California	10.66%
New York	6.16%
Florida	5.21%
Weighted average Customer Tenure (in months)(1)(7)	96
Percentage of Receivables with monthly payments	100.00%
Percentage of Receivables with 0.00% APR	100.00%
Percentage of Receivables with 24 month original term	99.75%
Percentage of Receivables with 20 month original term	0.00%
Percentage of Receivables with 6 month original term	0.25%
Financing for wireless devices	100.00%
Unsecured Receivables	100.00%
Weighted average FICO® Score(1)(2)(3)	709
Percentage of Receivables with Obligors without a FICO® Score(3)	3.66%

Collection Period	Payment Date	Beginning of Month Aggregate Principal Balance(10)	End of Month Aggregate Principal Balance	Cumulative Losses(11)	Prepayments(12)	Delinquencies
						31-60 days(13)	61-90 days(13)	91-120 days(13)	121+ days(13)	>60 days Delinquent %(14)
Jul. 2017	8/21/2017	-	$167,955,862.20	0.00%	0.00%	-	-	-	-	0.00%
Aug. 2017	9/20/2017	$167,955,862.20	254,537,691.59	0.00%	0.18%	$2,227,211.60	$ 85,590.62	$ 8,266.48	$ 1,508.54	0.04%
Sept. 2017	10/20/2017	254,537,691.59	343,367,631.81	0.00%	0.36%	3,073,964.91	382,290.62	39,464.45	10,867.13	0.13%
Oct. 2017	11/20/2017	343,367,631.81	434,864,567.19	0.00%	0.46%	3,957,716.74	704,109.14	289,591.59	45,694.97	0.24%
Nov. 2017	12/20/2017	434,864,567.19	527,833,589.31	0.04%	0.60%	5,196,051.00	889,334.25	489,750.30	150,828.85	0.29%
Dec. 2017	1/22/2018	527,833,589.31	625,922,251.44	0.09%	0.78%	6,003,854.96	1,207,030.18	636,338.95	266,553.59	0.34%
___________________
See page B-1 for footnotes.

VZOT 2017-2
2018 Additional Receivables
(as of each Additional Receivables Cutoff Date)
Number of Receivables	1,527,691
Number of accounts	1,472,810
Aggregate original principal balance	$1,078,671,748.21
Aggregate principal balance	$901,621,080.62
Principal Balance
Minimum	$50.12
Maximum	$1,349.99
Average	$590.19
Average monthly payment	$30.32
Weighted average remaining installments (in months)(1)	21
Percentage of Receivables with Obligors with a down payment(4)	7.07%
Percentage of Receivables with Obligors with smart phones	97.18%
Percentage of Receivables with Obligors with basic phones, watches or tablets	2.82%
Percentage of Receivables with Obligors with upgrade eligibility(5)	57.33%
Percentage of Receivables with device insurance	63.97%
Geographic concentration (Top 3 States)(6)
California	11.34%
New York	6.16%
Florida	5.60%
Weighted average Customer Tenure (in months)(1)(7)	96
Percentage of Receivables with monthly payments	100.00%
Percentage of Receivables with 0.00% APR	100.00%
Percentage of Receivables with 24 month original term	99.17%
Percentage of Receivables with 20 month original term	0.00%
Percentage of Receivables with 6 month original term	0.83%
Financing for wireless devices	100.00%
Unsecured Receivables	100.00%
Weighted average FICO® Score(1)(2)(3)	707
Percentage of Receivables with Obligors without a FICO® Score(3)	4.16%

Collection Period	Payment Date	Beginning of Month Aggregate Principal Balance(10)	End of Month Aggregate Principal Balance	Cumulative Losses(11)	Prepayments(12)	Delinquencies
						31-60 days(13)	61-90 days(13)	91-120 days(13)	121+ days(13)	>60 days Delinquent %(14)
Jan. 2018	2/20/2018	-	$139,046,063.21	0.00%	0.00%	-	-	-	-	0.00%
Feb. 2018	3/20/2018	$139,046,063.21	267,833,727.47	0.00%	0.21%	$1,238,762.62	$ 13,428.94	$ 4,255.09	$ 1,934.16	0.01%
Mar. 2018	4/20/2018	267,833,727.47	410,183,820.26	0.00%	0.43%	1,830,034.64	248,135.85	19,307.35	7,391.61	0.07%
Apr. 2018	5/21/2018	410,183,820.26	536,822,699.45	0.00%	0.41%	4,494,896.91	511,220.42	187,993.06	30,902.65	0.14%
May 2018	6/20/2018	536,822,699.45	661,693,514.31	0.02%	0.40%	6,790,160.21	1,249,066.44	378,432.74	127,534.67	0.27%
Jun. 2018	7/20/2018	661,693,514.31	781,421,008.34	0.05%	0.43%	7,654,239.51	1,632,587.93	888,591.89	217,668.79	0.35%
___________________
See page B-1 for footnotes.

VZOT 2017-3
Initial Receivables
(as of September 30, 2017)
Number of Receivables	3,609,980
Number of accounts	3,299,807
Aggregate original principal balance	$2,291,674,407.99
Aggregate principal balance	$1,801,345,704.05
Principal Balance
Minimum	$50.05
Maximum	$1,349.99
Average	$498.99
Average monthly payment	$26.45
Weighted average remaining installments (in months)(1)	19
Weighted average FICO® Score(1)(2)(3)	709
Percentage of Receivables with Obligors without a FICO® Score(3)	3.65%
Percentage of Receivables with Obligors with a down payment(4)	7.22%
Percentage of Receivables with Obligors with smart phones	97.50%
Percentage of Receivables with Obligors with basic phones, watches or tablets	2.50%
Percentage of Receivables with Obligors with upgrade eligibility(5)	67.71%
Percentage of Receivables with device insurance	53.97%
Percentage of Receivables with account level device insurance	11.16%
Geographic concentration (Top 3 States)(6)
California	10.44%
New York	6.16%
Florida	5.19%
Weighted average Customer Tenure (in months)(1)(7)	95
Percentage of Receivables with monthly payments	100.00%
Percentage of Receivables with 0.00% APR	100.00%
Percentage of Receivables with 24 month original term	100.00%
Percentage of Receivables with 20 month original term	0.00%
Percentage of Receivables with 6 month original term	0.00%
Financing for wireless devices	100.00%
Unsecured Receivables	100.00%
___________________
See page B-1 for footnotes.

Statistics Relevant to Floor Credit Enhancement and Pool Composition Tests

Weighted average FICO® Score(1)(2)(3)	709
Percentage of Receivables with Obligors without a FICO® Score(3)	3.65%
Percentage of Receivables with Obligors with:
Less than 12 months of Customer Tenure with Verizon Wireless(7)	13.56%
7 months or more, but less than 24 months of Customer Tenure with Verizon Wireless(7)	7.66%
60 months or more of Customer Tenure with Verizon Wireless(7)	61.57%
Percentage of Receivables with Obligors (i) for whom FICO® Scores are not available or (ii) that have FICO® Scores below 650 and with:
Less than 12 months of Customer Tenure with Verizon Wireless(3)(7)	6.09%
12 months or more, but less than 60 months of Customer Tenure with Verizon Wireless (3)(7)(8)	38.84%
60 months or more of Customer Tenure with Verizon Wireless (3)(7)(9)	23.71%
___________________
See page B-1 for footnotes.

VZOT 2017-3
Initial Receivables + Additional Receivables Sold to the Trust
(Through June 30, 2018)

Collection Period	Payment Date	Beginning of Month Aggregate Principal Balance(10)	Additional Receivables Sold to Trust	End of Month Aggregate Principal Balance	Initial Principal Balance + Prior Months Additional Receivables Sold to Trust Through Prior Payment Date	Cumulative Losses(11)	Prepayments(12)	Delinquencies
								31-60 days(13)	61-90 days(13)	91-120 days(13)	121+ days(13)	>60 days Delinquent %(14)
Nov. 2017	12/20/2017	$1,801,345,704.05	$196,243,602.72	$1,789,237,807.18	$1,801,345,704.05	0.00%	0.81%	$19,780,687.74	$3,590,821.92	$ 260,620.99	$ 88,376.36	0.25%
Dec. 2017	1/22/2018	1,789,237,807.18	116,334,946.06	1,784,724,682.97	1,997,589,306.77	0.01%	0.82%	19,716,706.27	4,638,805.22	2,776,314.45	354,377.38	0.47%
Jan. 2018	2/20/2018	1,784,724,682.97	125,614,647.45	1,781,122,155.67	2,113,924,252.83	0.11%	0.78%	25,676,395.47	5,370,757.31	3,350,684.38	1,285,837.96	0.60%
Feb. 2018	3/20/2018	1,781,122,155.67	125,862,970.67	1,778,592,357.37	2,239,538,900.28	0.23%	0.76%	16,884,472.07	5,183,787.55	3,559,653.95	1,575,898.18	0.62%
Mar. 2018	4/20/2018	1,778,592,357.37	148,351,969.42	1,775,432,411.79	2,365,401,870.95	0.37%	1.03%	12,620,351.78	4,085,837.09	3,700,934.93	1,726,686.93	0.58%
Apr. 2018	5/21/2018	1,775,432,411.79	140,936,849.64	1,773,324,729.91	2,513,753,840.37	0.48%	0.98%	17,485,087.18	3,790,243.43	2,955,656.94	2,058,224.97	0.54%
May 2018	6/20/2018	1,773,324,729.91	149,237,272.66	1,771,209,880.96	2,654,690,690.01	0.60%	0.96%	20,047,403.58	5,157,432.92	2,759,240.35	1,489,604.50	0.58%
Jun. 2018	7/20/2018	1,771,209,880.96	153,768,018.07	1,769,957,134.96	2,803,927,962.67	0.67%	0.99%	18,561,654.56	4,923,870.16	3,572,790.47	1,433,319.07	0.61%

___________________
See page B-1 for footnotes.

VZOT 2017-3
2017 Additional Receivables
(as of each Additional Receivables Cutoff Date)
Number of Receivables	565,416
Number of accounts	557,227
Aggregate original principal balance	$374,916,216.33
Aggregate principal balance	$312,578,548.78
Principal Balance
Minimum	$50.04
Maximum	$1,349.99
Average	$552.83
Average monthly payment	$28.18
Weighted average remaining installments (in months)(1)	21
Percentage of Receivables with Obligors with a down payment(4)	7.13%
Percentage of Receivables with Obligors with smart phones	97.20%
Percentage of Receivables with Obligors with basic phones, watches or tablets	2.80%
Percentage of Receivables with Obligors with upgrade eligibility(5)	59.85%
Percentage of Receivables with device insurance	66.27%
Geographic concentration (Top 3 States)(6)
California	10.52%
New York	6.20%
Florida	5.25%
Weighted average Customer Tenure (in months)(1)(7)	96
Percentage of Receivables with monthly payments	100.00%
Percentage of Receivables with 0.00% APR	100.00%
Percentage of Receivables with 24 month original term	99.29%
Percentage of Receivables with 20 month original term	0.00%
Percentage of Receivables with 6 month original term	0.71%
Financing for wireless devices	100.00%
Unsecured Receivables	100.00%
Weighted average FICO® Score(1)(2)(3)	709
Percentage of Receivables with Obligors without a FICO® Score(3)	3.74%

Collection Period	Payment Date	Beginning of Month Aggregate Principal Balance(10)	End of Month Aggregate Principal Balance	Cumulative Losses(11)	Prepayments(12)	Delinquencies
						31-60 days(13)	61-90 days(13)	91-120 days(13)	121+ days(13)	>60 days Delinquent %(14)
Nov. 2017	12/20/2017	-	$196,243,602.72	0.00%	0.00%	-	-	-	-	0.00%
Dec. 2017	1/22/2018	$196,243,602.72	301,833,077.39	0.00%	0.30%	$2,060,408.59	$43,013.17	$3,301.62	$1,395.32	0.02%
___________________
See page B-1 for footnotes.

VZOT 2017-3
2018 Additional Receivables
(as of each Additional Receivables Cutoff Date)
Number of Receivables	1,429,731
Number of accounts	1,382,057
Aggregate original principal balance	$1,009,468,671.06
Aggregate principal balance	$843,771,727.91
Principal Balance
Minimum	$50.12
Maximum	$1,349.99
Average	$590.16
Average monthly payment	$30.33
Weighted average remaining installments (in months)(1)	21
Percentage of Receivables with Obligors with a down payment(4)	7.11%
Percentage of Receivables with Obligors with smart phones	97.13%
Percentage of Receivables with Obligors with basic phones, watches or tablets	2.87%
Percentage of Receivables with Obligors with upgrade eligibility(5)	57.30%
Percentage of Receivables with device insurance	63.92%
Geographic concentration (Top 3 States)(6)
California	11.31%
New York	6.15%
Florida	5.60%
Weighted average Customer Tenure (in months)(1)(7)	96
Percentage of Receivables with monthly payments	100.00%
Percentage of Receivables with 0.00% APR	100.00%
Percentage of Receivables with 24 month original term	99.16%
Percentage of Receivables with 20 month original term	0.00%
Percentage of Receivables with 6 month original term	0.84%
Financing for wireless devices	100.00%
Unsecured Receivables	100.00%
Weighted average FICO® Score(1)(2)(3)	706
Percentage of Receivables with Obligors without a FICO® Score(3)	4.19%

Collection Period	Payment Date	Beginning of Month Aggregate Principal Balance(10)	End of Month Aggregate Principal Balance	Cumulative Losses(11)	Prepayments(12)	Delinquencies
						31-60 days(13)	61-90 days(13)	91-120 days(13)	121+ days(13)	>60 days Delinquent %(14)
Jan. 2018	2/20/2018	-	$125,614,647.45	0.00%	0.00%	-	-	-	-	0.00%
Feb. 2018	3/20/2018	$125,614,647.45	244,904,040.52	0.00%	0.25%	$1,143,698.01	$ 15,917.07	$ 3,164.95	$ 1,722.66	0.01%
Mar. 2018	4/20/2018	244,904,040.52	378,247,710.75	0.00%	0.41%	1,662,509.56	249,328.63	16,650.46	8,183.48	0.07%
Apr. 2018	5/21/2018	378,247,710.75	497,589,211.74	0.00%	0.39%	4,144,342.86	460,208.25	187,003.19	26,299.94	0.14%
May 2018	6/20/2018	497,589,211.74	616,855,873.08	0.02%	0.41%	6,270,353.41	1,217,551.51	366,534.03	112,068.81	0.27%
Jun. 2018	7/20/2018	616,855,873.08	732,964,233.40	0.05%	0.40%	7,184,292.14	1,606,023.94	875,022.66	208,181.84	0.37%
___________________
See page B-1 for footnotes.

VZOT 2018-1
Initial Receivables
(as of February 28, 2018)
Number of Receivables	2,704,171
Number of accounts	2,509,045
Aggregate original principal balance	$1,863,356,246.05
Aggregate principal balance	$1,508,349,769.64
Principal Balance
Minimum	$50.01
Maximum	$1,299.99
Average	$557.79
Average monthly payment	$29.61
Weighted average remaining installments (in months)(1)	19
Weighted average FICO® Score(1)(2)(3)	708
Percentage of Receivables with Obligors without a FICO® Score(3)	3.86%
Percentage of Receivables with Obligors with a down payment(4)	7.55%
Percentage of Receivables with Obligors with smart phones	97.20%
Percentage of Receivables with Obligors with basic phones, watches or tablets	2.80%
Percentage of Receivables with Obligors with upgrade eligibility(5)	58.92%
Percentage of Receivables with device insurance	52.24%
Percentage of Receivables with account level device insurance	14.02%
Geographic concentration (Top 3 States)(6)
California	10.08%
New York	6.84%
Florida	5.57%
Weighted average Customer Tenure (in months)(1)(7)	96
Percentage of Receivables with monthly payments	100.00%
Percentage of Receivables with 0.00% APR	100.00%
Percentage of Receivables with 24 month original term	99.15%
Percentage of Receivables with 20 month original term	0.00%
Percentage of Receivables with 6 month original term	0.85%
Financing for wireless devices	100.00%
Unsecured Receivables	100.00%
___________________
See page B-1 for footnotes.

Statistics Relevant to Floor Credit Enhancement and Pool Composition Tests

Weighted average FICO® Score(1)(2)(3)	708
Percentage of Receivables with Obligors without a FICO® Score(3)	3.86%
Percentage of Receivables with Obligors with:
Less than 12 months of Customer Tenure with Verizon Wireless(7)	14.42%
7 months or more, but less than 24 months of Customer Tenure with Verizon Wireless(7)	8.01%
60 months or more of Customer Tenure with Verizon Wireless(7)	61.32%
Percentage of Receivables with Obligors (i) for whom FICO® Scores are not available or (ii) that have FICO® Scores below 650 and with:
Less than 12 months of Customer Tenure with Verizon Wireless(3)(7)	7.24%
12 months or more, but less than 60 months of Customer Tenure with Verizon Wireless (3)(7)(8)	39.23%
60 months or more of Customer Tenure with Verizon Wireless (3)(7)(9)	23.15%
___________________
See page B-1 for footnotes.

VZOT 2018-1
Initial Receivables + Additional Receivables Sold to the Trust
(Through June 30, 2018)

Collection Period	Payment Date	Beginning of Month Aggregate Principal Balance(10)	Additional Receivables Sold to Trust	End of Month Aggregate Principal Balance	Initial Principal Balance + Prior Months Additional Receivables Sold to Trust Through Prior Payment Date	Cumulative Losses(11)	Prepayments(12)	Delinquencies
								31-60 days(13)	61-90 days(13)	91-120 days(13)	121+ days(13)	>60 days Delinquent %(14)
Apr. 2018	5/21/2018	$1,508,349,769.64	$169,067,166.11	$1,499,440,954.66	$1,508,349,769.64	0.00%	0.77%	$15,286,982.72	$2,650,731.91	$ 172,336.95	$ 67,692.33	0.22%
May 2018	6/20/2018	1,499,440,954.66	92,030,652.48	1,495,219,889.42	1,677,416,935.75	0.01%	0.50%	18,223,567.66	4,442,829.98	2,109,645.95	277,455.97	0.49%
Jun. 2018	7/20/2018	1,495,219,889.42	97,281,966.75	1,491,811,530.67	1,769,447,588.23	0.10%	0.55%	17,034,093.10	4,469,637.28	3,142,520.56	1,002,019.49	0.62%

___________________
See page B-1 for footnotes.

VZOT 2018-1
2018 Additional Receivables
(as of each Additional Receivables Cutoff Date)
Number of Receivables	604,492
Number of accounts	593,404
Aggregate original principal balance	$431,527,639.12
Aggregate principal balance	$358,379,785.34
Principal Balance
Minimum	$50.16
Maximum	$1,349.99
Average	$592.86
Average monthly payment	$30.60
Weighted average remaining installments (in months)(1)	21
Percentage of Receivables with Obligors with a down payment(4)	6.93%
Percentage of Receivables with Obligors with smart phones	97.30%
Percentage of Receivables with Obligors with basic phones, watches or tablets	2.70%
Percentage of Receivables with Obligors with upgrade eligibility(5)	56.42%
Percentage of Receivables with device insurance	62.67%
Geographic concentration (Top 3 States)(6)
California	10.26%
New York	6.93%
Florida	5.44%
Weighted average Customer Tenure (in months)(1)(7)	97
Percentage of Receivables with monthly payments	100.00%
Percentage of Receivables with 0.00% APR	100.00%
Percentage of Receivables with 24 month original term	99.27%
Percentage of Receivables with 20 month original term	0.00%
Percentage of Receivables with 6 month original term	0.73%
Financing for wireless devices	100.00%
Unsecured Receivables	100.00%
Weighted average FICO® Score(1)(2)(3)	707
Percentage of Receivables with Obligors without a FICO® Score(3)	4.23%

Collection Period	Payment Date	Beginning of Month Aggregate Principal Balance(10)	End of Month Aggregate Principal Balance	Cumulative Losses(11)	Prepayments(12)	Delinquencies
						31-60 days(13)	61-90 days(13)	91-120 days(13)	121+ days(13)	>60 days Delinquent %(14)
Apr. 2018	5/21/2018	-	$169,067,166.11	0.00%	0.00%	-	-	-	-	0.00%
May 2018	6/20/2018	$169,067,166.11	252,056,648.21	0.00%	0.19%	$2,063,736.20	$ 38,937.53	$ 7,759.07	$ 840.00	0.02%
Jun. 2018	7/20/2018	252,056,648.21	335,124,679.80	0.00%	0.32%	2,850,082.96	464,866.49	30,858.19	11,070.85	0.15%
___________________
See page B-1 for footnotes.

You should rely only on the information contained in or incorporated by reference into this prospectus.  Cellco has not authorized anyone to give you different information.  You should not rely on the accuracy of the information in this prospectus for any date other than as of the date stated on the front cover of this prospectus.  Cellco is not offering the notes in any jurisdiction where their offer is not permitted.
Dealer prospectus delivery obligation.  Until December 31, 2018, which is ninety days following the date of this prospectus, all dealers that effect transactions in these notes, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
________________
Verizon ABS LLC
 Depositor

Cellco Partnership d/b/a
Verizon Wireless
 Sponsor and Servicer
PROSPECTUS
________________
JOINT BOOKRUNNERS
BofA Merrill Lynch
Barclays
Citigroup
TD Securities

CO-MANAGERS
BNP Paribas
Mizuho Securities
MUFG

Verizon Owner Trust 2018-A
 Trust
$1,226,000,000
Class A-1a 3.23%
 Asset Backed Notes
$200,000,000
Class A-1b One-Month
LIBOR + 0.24%
 Asset Backed Notes
$98,000,000
Class B 3.38%
 Asset Backed Notes
$76,000,000
Class C 3.55%
 Asset Backed Notes